           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 1, 2004

                                 $1,506,865,300
                                  (Approximate)
               Mortgage Pass-Through Certificates, Series 2005-AR3

                        GSR MORTGAGE LOAN TRUST 2005-AR3
                                     Issuer

                          GS MORTGAGE SECURITIES CORP.
                                   Depositor

                             WELLS FARGO BANK, N.A.
                  Master Servicer and Securities Administrator

                         U.S. BANK NATIONAL ASSOCIATION
                                    Trustee

                      COUNTRYWIDE HOME LOANS SERVICING LP
                           GMAC MORTGAGE CORPORATION
                              INDYMAC BANK, F.S.B.
                              LYDIAN PRIVATE BANK
                           NATIONAL CITY MORTGAGE CO.
                                    Servicers

The trust will issue the following offered certificates:


              APPROXIMATE INITIAL
                CLASS PRINCIPAL     APPROXIMATE INITIAL
                   BALANCE OR       ANNUAL CERTIFICATE
CLASS           NOTIONAL AMOUNT        INTEREST RATE             TYPE
1A1                   $133,284,000          3.31063%(1)                Senior
2A1                   $169,571,000          3.31063%(2)                Senior
3A1                   $181,240,000          4.65488%(3)          Super Senior
3A2                    $20,138,000          4.65488%(3)        Senior Support
4A1                   $278,440,000          4.66211%(4)                Senior
5A1                   $186,605,000          5.06775%(5)                Senior
6A1                   $360,482,000          5.05894%(6)          Super Senior
6A2                    $11,168,000          5.05894%(6)        Senior Support
7A1                    $34,039,000          5.03414%(7)                Senior
8A1                    $67,807,000          5.33607%(8)          Super Senior
8A2                     $3,655,000          5.33607%(8)        Senior Support
X                  $317,958,489(9)                 (10)      Senior, Interest
                                                                         Only
1B1                     $7,790,000         3.59063%(11)           Subordinate
1B2                     $2,544,000         3.94063%(12)           Subordinate
1B3                     $1,271,000         4.34063%(13)           Subordinate
2B1                    $28,335,000         4.90918%(14)           Subordinate
2B2                    $13,262,000         4.90918%(14)           Subordinate
2B3                     $7,234,000         4.90918%(14)           Subordinate
R                             $100         4.65488%(15)              Residual
RSR                           $100         3.27390%(16)              Residual
RH                            $100         4.65488%(16)              Residual

See next page for footnotes.


--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-19 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE ACCOMPANYING PROSPECTUS.

The certificates will represent interests in the trust created for Series 2005-AR3 only and will not represent interests in or obligations of GS Mortgage Securities Corp., Goldman, Sachs & Co., the servicers or any of their respective affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

GSR Mortgage Loan Trust Series 2005-AR3 will issue 21 classes of offered certificates and 6 classes of certificates that are not offered hereby. Each class of offered certificates will receive monthly distributions of interest, principal or both. The table above contains a list of the classes of offered certificates, including the initial class principal balance, the initial certificate rate and special characteristics of each class.

The underwriter, Goldman, Sachs & Co., will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately 100.84% of the class principal balance of the offered certificates plus accrued interest, before deducting expenses. The underwriter's commission will be the difference between the price it pays to the depositor for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              GOLDMAN, SACHS & CO.

             The date of this prospectus supplement is May 25, 2005

(1) For each distribution date, the certificate rate for the Class 1A1 certificates will equal a per annum rate equal to the lesser of (a) the sum of (A) one-month LIBOR plus (B) (1) 0.220% (up to and including the earliest possible distribution date on which the master servicer has the option to purchase the mortgage loans in loan group 1 and loan group 2 as described in this prospectus supplement) or (2) 0.440% (after the option to purchase the mortgage loans in loan group 1 and loan group 2 is not exercised by the master servicer at the earliest possible distribution date as described in this prospectus supplement) and (b) the applicable net funds cap as described in this prospectus supplement under "Description of the Certificates--Distributions." The Class 1A1 certificates will be entitled to certain amounts due with respect to interest shortfalls as a result of the certificate interest rate of the Class 1A1 certificates being capped at the applicable net funds cap as described in this prospectus supplement.


(2) For each distribution date, the certificate rate for the Class 2A1 certificates will equal a per annum rate equal to the lesser of (a) the sum of (A) one-month LIBOR plus (B) (1) 0.220% (up to and including the earliest possible distribution date on which the master servicer has the option to purchase the mortgage loans in loan group 1 and loan group 2 as described in this prospectus supplement) or (2) 0.440% (after the option to purchase the mortgage loans in loan group 1 and loan group 2 is not exercised by the master servicer at the earliest possible distribution date as described in this prospectus supplement) and (b) the applicable net funds cap as described in this prospectus supplement under "Description of the Certificates--Distributions." The Class 2A1 certificates will be entitled to certain amounts due with respect to interest shortfalls as a result of the certificate interest rate of the Class 2A1 certificates being capped at the applicable net funds cap as described in this prospectus supplement.


(3) For each distribution date, the certificate rate for the Class 3A1 and Class 3A2 certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 3.


(4) For each distribution date, the certificate rate for the Class 4A1 certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 4.


(5) For each distribution date, the certificate rate for the Class 5A1 certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 5.


(6) For each distribution date, the certificate rate for the Class 6A1 and Class 6A2 certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 6.


(7) For each distribution date, the certificate rate for the Class 7A1 certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 7.


(8) For each distribution date, the certificate rate for the Class 8A1 and Class 8A2 certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 8.


(9) The Class X certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on their notional amount. For each distribution date, the notional amount of the Class X certificates will be equal to the class principal balance of the Class 1A1, Class 2A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates.


(10) For each distribution date the certificate rate for the Class X certificates will equal a per annum rate equal to the excess, if any, of (a) the weighted average of the net rates for the mortgage loans in loan group 1 and loan group 2 over (b) the weighted average certificate rate for the Class 1A1, Class 2A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates (multiplied, in the case of the Class 1A1 and Class 2A1 certificates and, with respect to the first distribution date only, the Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates, by the actual number of days in the related interest accrual period divided by 30). Certain distributions otherwise allocable to the Class X certificates will be distributed instead to the holders of the Class 1A1, Class 2A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates, as applicable, with respect to interest shortfalls as a result of the respective certificate interest rates of the Class 1A1, Class 2A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates, as applicable, being capped at the applicable net funds cap as described in this prospectus supplement under "Description of the Certificates--Distributions."

(11) For each distribution date, the certificate rate for the Class 1B1 certificates will equal a per annum rate equal to the lesser of (a) the sum of (A) one-month LIBOR plus (B) (1) 0.500% (up to and including the earliest possible distribution date on which the master servicer has the option to purchase the mortgage loans in loan group 1 and loan group 2 as described in this prospectus supplement) or (2) 0.750% (after the option to purchase the mortgage loans in loan group 1 and loan group 2 is not exercised by the master servicer at the earliest possible distribution date as described in this prospectus supplement) and (b) the applicable net funds cap as described in this prospectus supplement under "Description of the Certificates--Distributions." The Class 1B1 certificates will be entitled to certain amounts due with respect to interest shortfalls as a result of the certificate interest rate of the Class 1B1 certificates being capped at the applicable net funds cap as described in this prospectus supplement.


(12) For each distribution date, the certificate rate for the Class 1B2 certificates will equal a per annum rate equal to the lesser of (a) the sum of (A) one-month LIBOR plus (B) (1) 0.850% (up to and including the earliest possible distribution date on which the master servicer has the option to purchase the mortgage loans in loan group 1 and loan group 2 as described in this prospectus supplement) or (2) 1.275% (after the option to purchase the mortgage loans in loan group 1 and loan group 2 is not exercised by the master servicer at the earliest possible distribution date as described in this prospectus supplement) and (b) the applicable net funds cap as described in this prospectus supplement under "Description of the Certificates--Distributions." The Class 1B2 certificates will be entitled to certain amounts due with respect to interest shortfalls as a result of the certificate interest rate of the Class 1B2 certificates being capped at the applicable net funds cap as described in this prospectus supplement.


(13) For each distribution date, the certificate rate for the Class 1B3 certificates will equal a per annum rate equal to the lesser of (a) the sum of (A) one-month LIBOR plus (B) (1) 1.250% (up to and including the earliest possible distribution date on which the master servicer has the option to purchase the mortgage loans in loan group 1 and loan group 2 as described in this prospectus supplement) or (2) 1.875% (after the option to purchase the mortgage loans in loan group 1 and loan group 2 is not exercised by the master servicer at the earliest possible distribution date as described in this prospectus supplement) and (b) the applicable net funds cap as described in this prospectus supplement under "Description of the Certificates--Distributions." The Class 1B3 certificates will be entitled to certain amounts due with respect to interest shortfalls as a result of the certificate interest rate of the Class 1B3 certificates being capped at the applicable net funds cap as described in this prospectus supplement.


(14) For each distribution date, the certificate rate for the Class 2B1, Class 2B2 and Class 2B3 certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 3, loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8, weighted on the basis of the related group subordinate amount, as described under "Description of the Certificates--Distributions" in this prospectus supplement.


(15) The certificate rate for the Class R certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 3. The Class R certificates represent the residual interest in the upper tier REMIC as described under "Federal Income Tax Consequences" in this prospectus supplement.


(16) The certificate rate for the Class RSR and Class RH certificates will equal a per annum rate equal to the weighted average of the net rates for the mortgage loans in loan group 1 and loan group 3, respectively. The Class RSR certificates represent the residual interest in the lower tier REMIC relating to loan group 1 and loan group 2 and the Class RH certificates represent the residual interest in the lower tier REMIC related to loan group 3, loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8, in each case as described under "Federal Income Tax Consequences" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


                  We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.


                  IF THE TERMS OF YOUR CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.


                  We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS


TABLE OF CONTENTS.................................S-4

SUMMARY INFORMATION...............................S-7
     What You Own.................................S-7
     Information About the Mortgage Pool..........S-7
     Relationship Between Loan Groups and
       the Certificates...........................S-9
     Initial Class Principal Balance or Notional
       Amount and Initial Subordination Limits
       of the Certificates.......................S-10
     Rated Final Distribution Date...............S-11
     Servicing of the Mortgage Loans.............S-11
     Distributions on the Certificates...........S-12
     Distributions of Interest...................S-12
     Compensating Interest and Interest
       Shortfalls................................S-13
     Distributions of Principal..................S-14
     Credit Enhancements.........................S-14
     Allocation of Realized Losses...............S-15
     Yield Considerations........................S-16
     Book-Entry Registration.....................S-16
     Denominations...............................S-17
     Optional Purchase...........................S-17
     Legal Investment............................S-17
     ERISA Considerations........................S-18
     Federal Income Tax Consequences.............S-18
     Ratings.....................................S-18

RISK FACTORS.....................................S-19

DEFINED TERMS....................................S-32

THE TRUST........................................S-32

DESCRIPTION OF THE MORTGAGE POOL.................S-33
     General.....................................S-33
     The Goldman Sachs Mortgage Conduit Program..S-35
     Mortgage Conduit Underwriting Guidelines....S-35
     Loan Group 1................................S-38
     Loan Group 2................................S-39
     Loan Group 3................................S-39
     Loan Group 4................................S-39
     Loan Group 5................................S-40
     Loan Group 6................................S-40
     Loan Group 7................................S-40
     Loan Group 8................................S-40
     Selected Mortgage Loan Data.................S-41
     The Indices.................................S-41
     Additional Information......................S-43
     Transfer of Mortgage Loans to the Trust.....S-44
     Representations and Warranties
       Regarding the Mortgage Loans..............S-44

DESCRIPTION OF THE CERTIFICATES..................S-50
     General.....................................S-50
     Distributions...............................S-52
     Reserve Fund................................S-61
     Net WAC Shortfall...........................S-62
     Principal Distribution Amount...............S-62
     Subordination and Allocation of Losses......S-65
     The Residual Certificates...................S-67
     Advances....................................S-68
     Available Distribution Amount...............S-69
     Optional Purchase...........................S-70
     Rated Final Distribution Date...............S-71

THE MASTER SERVICER..............................S-71
     General.....................................S-71
     Compensation of the Master Servicer.........S-71
     Indemnification and Third Party Claims......S-72
     Limitation of Liability of the Master
       Servicer..................................S-73
     Assignment or Delegation of Duties by the
       Master Servicer; Resignation..............S-73
     Master Servicer Events of Default;
       Waiver; Termination.......................S-74
     Reports by the Master Servicer..............S-75
     Assumption of Master Servicing by Trustee...S-75

THE SERVICERS....................................S-76
     General.....................................S-76
     Countrywide Home Loans Servicing LP.........S-77
     Countrywide Home Loans, Inc.................S-78
     Foreclosure, Delinquency and Loss
       Experience................................S-78
     GMAC Mortgage Corporation...................S-79
     IndyMac Bank, F.S.B.........................S-80
     Lydian Private Bank.........................S-81
     Lydian's Delinquency and Foreclosure
       Experience................................S-81
     National City Mortgage Co. - Servicing......S-82
     Servicing Compensation and the Payment
       of Expenses...............................S-83
     Collection and Other Servicing Procedures...S-83
     Maintenance of Insurance Policies;
       Claims Thereunder and Other
       Realization upon Defaulted Mortgage
       Loans.....................................S-84
     Evidence as to Servicing Compliance.........S-85
     The Trustee and the Securities AdministratorS-85
     Reports to Certificateholders...............S-86
     Servicer Events of Default..................S-86
     Rights upon Events of Default...............S-87
     Certain Matters Regarding the Servicers.....S-88

YIELD AND PREPAYMENT CONSIDERATIONS..............S-89
     General.....................................S-89
     Principal Prepayments and Compensating
       Interest..................................S-90
     Rate of Payments............................S-90
     Prepayment Assumptions......................S-91
     Lack of Historical Prepayment Data..........S-99

     Yield Considerations with Respect to the
       Interest Only Certificates................S-99
     Yield Considerations with Respect to the
       Senior Subordinate Certificates..........S-101
     Additional Yield Considerations Applicable
       Solely to the Residual Certificates......S-102
     Additional Information.....................S-102

CREDIT ENHANCEMENTS.............................S-102
     Subordination..............................S-102
     Shifting Interests.........................S-103
     Cross-Collateralization....................S-103

FEDERAL INCOME TAX CONSEQUENCES.................S-105
     General....................................S-105
     Taxation of Regular Certificates...........S-105
     Additional Considerations for the
       Component Certificates...................S-106
     Additional Considerations for the Class X
       Certificates.............................S-107
     Special Tax Considerations Applicable to
       the Residual Certificates................S-108
     Restrictions on Transfer of the Residual
       Certificates.............................S-109
     Status of the Offered Certificates.........S-110

CERTAIN LEGAL INVESTMENT ASPECTS................S-111

ERISA CONSIDERATIONS............................S-111

METHOD OF DISTRIBUTION..........................S-112

LEGAL MATTERS...................................S-113

CERTIFICATE RATINGS.............................S-113

INDEX OF TERMS..................................S-115

APPENDIX A......................................S-A-1

APPENDIX B......................................S-B-1

                               SUMMARY INFORMATION

                  The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

                  This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

WHAT YOU OWN

Your certificates represent interests in the assets of the trust only. All payments to you will come only from the amounts received in connection with those assets.

The trust contains a pool of mortgage loans and certain other assets, as described under "The Trust" in this prospectus supplement.

INFORMATION ABOUT THE MORTGAGE POOL

The mortgage pool consists of approximately 4,212 mortgage loans (representing approximately 1,004 in loan group 1 and loan group 2, collectively, and approximately 3,208 in loan group 3, loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8, collectively) having an aggregate principal balance as of May 1, 2005, the cut-off date, of approximately $1,523,876,433 (representing approximately $317,958,590 for loan group 1 and loan group 2, collectively, and approximately $1,205,917,843 for loan group 3, loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8, collectively). Each mortgage loan is secured by a residential property and is set to mature within 30 years of the date it was originated.

The mortgage pool consists of eight loan groups, the first two of which together comprise what is referred to in this prospectus supplement as the "short reset group" and the remaining six of which collectively comprise what is referred to in this prospectus supplement as the "hybrid group":

                                APPROXIMATE      WEIGHTED
                    NO. OF       PRINCIPAL        AVERAGE
LOAN               MORTGAGE    BALANCE AS OF      INITIAL
GROUP               LOANS     MAY 1, 2005(1)   GROSS COUPON
-----               -----     --------------   ------------

loan group 1           661      $ 139,930,727     3.589%
loan group 2           343      $ 178,027,862     3.835%

short reset group
(loan groups 1
and 2)               1,004      $ 317,958,590     3.727%

loan group 3           868      $ 212,313,114     4.905%
loan group 4           547      $ 293,558,273     4.912%
loan group 5           840      $ 196,986,324     5.318%
loan group 6           722      $ 391,830,000     5.309%
loan group 7            86      $  35,888,116     5.284%
loan group 8           145      $  75,342,016     5.586%

hybrid group
(loan groups 3,
4, 5, 6, 7 and
8)                   3,208     $1,205,917,843     5.159%

-----
(1) Loan balance column may not add up to aggregate balance due to rounding.


Generally, the mortgage loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on an annual or semi-annual interest rate adjustment date to a rate based on an index plus a fixed margin.


As of the cut-off date, the group 1 loans had remaining fixed rate periods ranging from 1 to 10 months; the group 2 loans had remaining fixed rate periods ranging from 1 to 10 months; the group 3 loans had remaining fixed rate periods ranging from 21 to 35 months; the group 4 loans had remaining fixed rate periods ranging from 19 to 35 months; the group 5 loans had remaining fixed rate periods ranging from 52 to 59 months; the group 6 loans had remaining fixed rate periods ranging from 52 to 59 months; the group 7 loans had remaining fixed rate periods ranging from 76 to 83 months; and the group 8 loans had remaining fixed rate periods ranging from 112 to 119 months. Collectively, the group 1 and group 2 loans had remaining fixed rate periods ranging from 1 to 10 months; and collectively, the group 3, group 4, group 5, group 6, group 7 and group 8 loans had remaining fixed rate periods ranging from 19 to 119 months.


The index applicable to the mortgage loans is any one of (i) the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, referred to as the one-year CMT loan index, most recently available, generally forty-five days before the applicable interest rate adjustment date,
(ii) the six-month LIBOR loan index most recently available either twenty-five or forty-five days before the applicable interest rate adjustment date and (iii) the one-year LIBOR loan index most recently available either twenty-five or forty-five days before the applicable interest rate adjustment date.


The one-year CMT loan index is the index applicable for approximately 0.814% of the mortgage loans (representing approximately 0.391%, 0.291%, 0.651%, 1.478%, 4.494% and 2.692% of the group 3, group 4, group 5, group 6, group 7 and group 8 loans, respectively) and will be derived from the average weekly or monthly yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published in Federal Reserve Statistical Release H.15(519), during the last full week occurring 45 days prior to the applicable loan adjustment date, and annually thereafter.


The six-month LIBOR loan index is the index applicable for approximately 36.055% of the mortgage loans (representing approximately 98.588%, 97.756%, 27.146%, 38.545%, 15.886%, 8.137%, 5.494% and 2.005% of the group 1, group 2, group 3, group 4, group 5, group 6, group 7 and group 8 loans, respectively) and will be calculated using the arithmetic mean of the London Interbank offered rate quotations for six-month U.S. Dollar denominated deposits. With respect to the mortgage loans serviced by Countrywide Home Loans Servicing LP and IndyMac Bank, F.S.B., in the event the six-month LIBOR loan index is no longer available, the related servicer will select a substitute Index in accordance with the mortgages and in compliance with federal and state law.


The one-year LIBOR loan index is the index applicable for approximately 63.132% of the mortgage loans (representing approximately 1.412%, 2.244%, 72.463%, 61.164%, 83.463%, 90.385%, 90.012% and 95.302% of the group 1, group 2, group 3, group 4, group 5, group 6, group 7 and group 8 loans, respectively) and will be calculated using the arithmetic mean of the London Interbank offered rate quotations for one-year U.S. Dollar-denominated deposits. With respect to the mortgage loans serviced by Countrywide Home Loans Servicing LP and IndyMac Bank, F.S.B., in the event the one-year LIBOR loan index is no longer available, the related servicer will select a substitute Index in accordance with the mortgages and in compliance with federal and state law.


The adjustment to the interest rate on a mortgage loan on any single interest rate adjustment date is generally limited to a number of basis points specified in the mortgage note, i.e., a rate adjustment cap. Certain of the mortgage loans also have a different rate adjustment cap that applies to their initial interest rate adjustment date or a periodic adjustment cap. In addition, the interest rate may be subject to a lifetime cap, an overall maximum interest rate, and may be subject to an overall minimum interest rate. On each interest rate adjustment date, the scheduled payments on a mortgage loan (other than an interest only mortgage loan during the interest only period) will be adjusted to an amount that will cause the mortgage loan to be fully amortized by its maturity date, without negative amortization.

The mortgage loans were originally acquired by Goldman Sachs Mortgage Company from Countrywide Home Loans, Inc., GMAC Mortgage Corporation, IndyMac Bank, F.S.B., Lydian Private Bank and National City Mortgage Co. pursuant to separate master mortgage loan purchase agreements or from various mortgage loan sellers through Goldman Sachs Mortgage Company's mortgage conduit program, and are serviced by Countrywide Home Loans Servicing LP, GMAC Mortgage Corporation, IndyMac Bank, F.S.B., Lydian Private Bank and National City Mortgage Co., as applicable, pursuant to separate servicing agreements (including, in the case of the mortgage loans acquired through the conduit program, the mortgage loans serviced by Countrywide Home Loans Servicing LP for Goldman Sachs Mortgage Company, the owner of the related servicing rights). It is possible that servicing of certain of the mortgage loans may be transferred to one or more other servicers as described under "--Servicing of the Mortgage Loans" below.


For a further description of the mortgage loans, see "Description of the Mortgage Pool" and Appendix B in this prospectus supplement.


         RELATIONSHIP BETWEEN LOAN GROUPS AND THE CERTIFICATES


The Class 1A1 and Class RSR certificates (also referred to collectively as the group 1 certificates) will be paid primarily from the mortgage loans in loan group 1. All of the mortgage loans in loan group 1 have original principal balances that do not exceed the applicable Freddie Mac and Fannie Mae original loan amount limitations for one- to four-family residential mortgaged properties (i.e., conforming mortgage loans). The Class 2A1 certificates (also referred to as the group 2 certificates) will be paid primarily from the mortgage loans in loan group 2. The Class 3A1, Class 3A2, Class R and Class RH certificates (also referred to collectively as the group 3 certificates) will be paid primarily from the mortgage loans in loan group 3. All of the mortgage loans in loan group 3 have original principal balances that do not exceed the applicable Freddie Mac and Fannie Mae original loan amount limitations for one- to four-family residential mortgaged properties (i.e., conforming mortgage loans). The Class 4A1 certificates (also referred to as the group 4 certificates) will be paid primarily from the mortgage loans in loan group 4. The Class 5A1 certificates (also referred to as the group 5 certificates) will be paid primarily from the mortgage loans in loan group 5. All of the mortgage loans in loan group 5 have original principal balances that do not exceed the applicable Freddie Mac and Fannie Mae original loan amount limitations for one- to four-family residential mortgaged properties (i.e., conforming mortgage loans). The Class 6A1 and Class 6A2 certificates (also referred to collectively as the group 6 certificates) will be paid primarily from the mortgage loans in loan group 6. The Class 7A1 certificates (also referred to as the group 7 certificates) will be paid primarily from the mortgage loans in loan group 7. The Class 8A1 and Class 8A2 certificates (also referred to collectively as the group 8 certificates) will be paid primarily from the mortgage loans in loan group 8. The Class X certificates (also referred to as the interest only certificates) will be paid interest, but not principal, from the mortgage loans in loan group 1 and loan group 2. The Class 1B1, Class 1B2 and Class 1B3 certificates (and the Class 1B4, Class 1B5 and Class 1B6 certificates, which are not offered hereby) will be paid solely from, and their entitlements to distributions will be calculated solely with reference to, loan group 1 and loan group 2. The Class 2B1, Class 2B2 and Class 2B3 certificates (and the Class 2B4, Class 2B5 and Class 2B6 certificates, which are not offered hereby) will be paid solely from, and their entitlements to distributions will be calculated solely with reference to, loan group 3, loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8.

                   INITIAL CLASS PRINCIPAL BALANCE OR NOTIONAL
                     AMOUNT AND INITIAL SUBORDINATION LIMITS
                               OF THE CERTIFICATES

               APPROXIMATE INITIAL        INITIAL
                 CLASS PRINCIPAL       SUBORDINATION
CLASS                BALANCE               LIMIT
-----                -------               -----
Offered Certificates
1A1             $133,284,000                4.75%
2A1             $169,571,000                4.75%
3A1             $181,240,000               14.64%
3A2             $ 20,138,000                5.15%
4A1             $278,440,000                5.15%
5A1             $186,605,000                5.15%
6A1             $360,482,000                8.00%
6A2             $ 11,168,000                5.15%
7A1             $ 34,039,000                5.15%
8A1             $ 67,807,000               10.00%
8A2             $  3,655,000                5.15%
X               $317,958,489(1)             N/A
1B1             $  7,790,000                2.30%
1B2             $  2,544,000                1.50%
1B3             $  1,271,000                1.10%
2B1             $ 28,335,000                2.80%
2B2             $ 13,262,000                1.70%
2B3             $  7,234,000                1.10%
R               $        100                5.15%
RSR             $        100                4.75%
RH              $        100                5.15%
Non-Offered Certificates
1B4             $  1,431,000                0.65%
1B5             $  1,272,000                0.25%
1B6             $    795,489                0.00%
2B4             $  6,028,000                0.60%
2B5             $  4,220,000                0.25%
2B6             $  3,014,910                0.00%


-------------------

(1) Notional amount.

N/A = Not applicable.

The initial aggregate principal balance of the certificates issued by the trust will be approximately $1,523,626,699 subject to an upward or downward variance of no more than approximately 5%.


The initial certificates have the following composition:

o The Class 1A1 and Class RSR certificates are the senior certificates related to loan group 1 and in the aggregate comprise approximately 95.25% of the aggregate cut-off date scheduled principal balance of the mortgage loans in loan group 1;

o The Class 2A1 certificates are the senior certificates related to loan group 2 and in the aggregate comprise approximately 95.25% of the aggregate cut-off date scheduled principal balance of the mortgage loans in loan group 2;

o The Class 3A1, Class 3A2, Class R and Class RH certificates are the senior certificates related to loan group 3 and in the aggregate comprise approximately 94.85% of the aggregate cut-off date scheduled principal balance of the mortgage loans in loan group 3;

o The Class 4A1 certificates are the senior certificates related to loan group 4 and in the aggregate comprise approximately 94.85% of the aggregate cut-off date scheduled principal balance of the mortgage loans in group 4;

o The Class 5A1 certificates are the senior certificates related to loan group 5 and comprise approximately 94.85% of the aggregate cut-off date scheduled principal balance of the mortgage loans in group 5;

o The Class 6A1 and Class 6A2 certificates are the senior certificates related to loan group 6 and in the aggregate comprise approximately 94.85% of the aggregate cut-off date scheduled principal balance of the mortgage loans in group 6;

o The Class 7A1 certificates are the senior certificates related to loan group 7 and comprise approximately 94.85% of the aggregate cut-off date scheduled principal balance of the mortgage loans in group 7;

o The Class 8A1 and Class 8A2 certificates are the senior certificates related to loan group 8 and in the aggregate comprise approximately 94.85% of the aggregate cut-off date scheduled principal balance of the mortgage loans in group 8;

o The Class X certificates are senior, interest only certificates that are related to both loan group 1 and loan group 2 and will not have a principal balance but will be represented by a notional amount.

o The Class 1B1, Class 1B2 and Class 1B3 certificates are the senior subordinate certificates related to loan group 1 and loan group 2 and in the aggregate comprise approximately 3.65% of the aggregate cut-off date scheduled principal balance of the mortgage loans in loan group 1 and loan group 2;

o The Class 2B1, Class 2B2 and Class 2B3 certificates are the senior subordinate certificates related to loan group 3, loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8 and in the aggregate comprise approximately 4.05% of the aggregate cut-off date scheduled principal balance of the mortgage loans in loan group 3, loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8;

o The privately offered Class 1B4, Class 1B5 and Class 1B6 certificates are the junior subordinate certificates related to loan group 1 and loan group 2 and in the aggregate comprise approximately 1.10% of the aggregate cut-off date scheduled principal balance of the mortgage loans in loan group 1 and loan group 2;

o The privately offered Class 2B4, Class 2B5 and Class 2B6 certificates are the junior subordinate certificates related to loan group 3, loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8 and in the aggregate comprise approximately 1.10% of the aggregate cut-off date scheduled principal balance of the mortgage loans in loan group 3, loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8; and

o The Class 1B4, Class 1B5, Class 1B6, Class 2B4, Class 2B5 and Class 2B6 certificates are not offered by this prospectus supplement. They are subordinated to the related offered certificates and provide credit enhancement for the related offered certificates. See "Description of the Certificates--Subordination and Allocation of Losses" in this prospectus supplement. The senior subordinate certificates and the junior subordinate certificates are collectively referred to as the subordinate certificates.

RATED FINAL DISTRIBUTION DATE


The rated final distribution date for distributions on the Class 1A1, Class 2A1, Class X, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5, Class 1B6 and Class RSR certificates will be the distribution date occurring in May 2035. The rated final distribution date for distributions on the Class 3A1, Class 3A2, Class 4A1, Class 5A1, Class 6A1, Class 6A2, Class 7A1, Class 8A1, Class 8A2, Class 2B1, Class 2B2, Class 2B3, Class 2B4, Class 2B5, Class 2B6, Class R and Class RH certificates will be the distribution date occurring in May 2035.


SERVICING OF THE MORTGAGE LOANS


The primary servicing of the mortgage loans will be performed by Countrywide Home Loans Servicing LP, GMAC Mortgage Corporation, IndyMac Bank, F.S.B., Lydian Private Bank and National City Mortgage Co., the servicers, pursuant to their respective servicing agreements. It is possible that the servicing of certain of the mortgage loans will be transferred in the future to one or more servicers other than the initial servicers in accordance with the provisions of the master servicing and trust agreement and the related servicing agreement, either because, with respect to the mortgage loans acquired through Goldman Sachs Mortgage Company's mortgage conduit program, the party that owns the related servicing rights (which is currently Goldman Sachs Mortgage Company) elects to effect such a transfer or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in servicer performance under the related servicing agreement.


Wells Fargo Bank, N.A. will function as the Master Servicer pursuant to the master servicing and trust agreement.


The master servicer may perform certain of the functions and services of a successor servicer, which are enumerated in this prospectus supplement and in the prospectus.


         Source of Payments


The mortgagors are required to make monthly scheduled payments of principal and interest to the servicers. On the 18th day of each month, or if such day is not a business day, (i) for the mortgage loans serviced by Countrywide Home Loans Servicing LP and IndyMac Bank, F.S.B., on the business day immediately following such date, or (ii) for all the other mortgage loans, the business day immediately preceding such date, the servicers will be required to remit all collections attributable to the preceding month, including scheduled payments, principal prepayments, and proceeds of liquidation of mortgage loans, to the master servicer, net of servicing fees and certain other amounts permitted to be retained by each servicer, and prior to the distribution date, the master servicer will be required to remit such amount to the securities administrator. Upon receipt, the securities administrator is required to deposit funds received from the master servicer into a trust account established by the securities administrator for the benefit of the certificateholders from which the securities administrator will make distributions to the certificateholders on each distribution date.


         Advances


If a servicer receives a payment on a mortgage loan that is less than the full scheduled payment due, that servicer will be obligated to advance its own funds to cover that shortfall. In addition, each servicer will be required to advance certain amounts necessary to protect the value of a mortgage loan, such as property taxes and insurance premiums, if the applicable mortgagor does not pay such amounts. Each servicer will be entitled to reimbursement of such amounts in all cases, even if such reimbursement ultimately results in a shortfall to one or more classes of certificateholders. Further, no servicer will be required to make an advance if it concludes that such advance will not be recoverable from future payments or collections on that mortgage loan. The master servicer (or the trustee, acting as successor master servicer as the case may be) acting as successor servicer, or another successor servicer, will advance its own funds to make advances if the servicer fails to do so (unless it deems the advance to be nonrecoverable) as required under the master servicing and trust agreement. See "Description of the Certificates--Advances" in this prospectus supplement.


DISTRIBUTIONS ON THE CERTIFICATES


Each month, the securities administrator on behalf of the trustee, will make distributions of interest and/or principal to the holders of the certificates.


Distributions will be made on the 25th day of each month, or if the 25th day is not a business day, on the next succeeding business day. The first distribution date will be June 27, 2005.


DISTRIBUTIONS OF INTEREST


On each distribution date, interest on the certificates will be distributed in the order described in "Description of the Certificates--Distributions" in this prospectus supplement.

The certificate rates for the offered certificates will equal the rates set forth or described in the footnotes to the table on the cover of this prospectus supplement. The net rate on a mortgage loan is the mortgage loan's interest rate, net of the servicing fee rate.

Interest to be distributed to each class of certificates on any distribution date will consist of (i) previously accrued interest that remained unpaid on the previous distribution date and (ii) interest accrued for the related interest accrual period. Interest will not accrue on overdue interest (with the exception of net WAC shortfall amounts). For any distribution date, the interest accrual period (a) for the Class 1A1 and Class 2A1 certificates will be the period commencing on the distribution date occurring in the preceding calendar month (or, with respect to the first distribution date, May 27, 2005) and ending on the day before the current distribution date, (b) for the Class 1B1, Class 1B2 and Class 1B3 certificates will be the period commencing on the 25th day of the month prior to the month in which such distribution date occurs (or, with respect to the first distribution date, May 27, 2005) and ending on the 24th day of the month in which such distribution date occurs and (c) for the other classes of certificates, the interest accrual period will be the preceding calendar month. Interest to be distributed on the certificates (other than the Class 1A1 and Class 2A1 certificates) will be calculated based on a 360-day year consisting of twelve thirty-day months. Interest to be distributed on the Class 1A1 and Class 2A1 certificates will be based on a 360-day year and the actual number of days in each interest accrual period. On each distribution date, amounts otherwise distributable in respect of the Class X certificates will instead be deposited into a reserve fund and distributed to the Class 1A1, Class 2A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates, as described herein to the extent of any accrued and unpaid net WAC shortfalls on such classes. The Class X certificates will not be reimbursed for any shortfalls resulting from the payment rules described in this paragraph. See "Description of the Certificates--Distributions" and "--Reserve Fund" in this prospectus supplement.

It is possible that, on a distribution date, collections on the mortgage loans will not be sufficient to make the interest distributions contemplated in this prospectus supplement. If any servicer does not advance its own funds, because it determines that the advance would be nonrecoverable, some certificates, most likely the subordinate certificates, may not receive the full amount of accrued certificate interest to which they are entitled. Such amounts will be paid on future distribution dates, if funds become available, without additional interest.


COMPENSATING INTEREST AND INTEREST SHORTFALLS


When mortgagors make full or partial prepayments, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of the prepayment. Under the terms of each servicing agreement, the applicable servicer has agreed to pay compensating interest on any distribution date in an amount equal to the amount required to cause the trust to receive a full month's interest on any voluntary principal prepayments received during the prior calendar month; provided, however, that such compensating interest will generally be limited to, (i) with respect to Countrywide Home Loans Servicing LP, the lesser of one-half of (a) its servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans, (ii) with respect to IndyMac Bank, F.S.B., one-half of its servicing fee or (iii) with respect to National City Mortgage Co., the respective servicing fee. The servicers will not pay compensating interest for any shortfalls caused by the application of the Servicemembers Civil Relief Act, or any comparable state or local statute. As a result, interest shortfalls on the certificates related to the applicable loan group may occur.


For a description of compensating interest shortfalls and Servicemembers Civil Relief Act interest shortfalls, see "Description of the Certificates-- Distributions" and "Yield and Prepayment Considerations--Principal Prepayments and Compensating Interest" in this prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL


As the mortgagors pay principal on the mortgage loans in each loan group, that principal is distributed to the holders of the senior certificates related to that loan group (other than the interest only certificates). Not every class of certificates will receive principal on each distribution date. The Class X certificates are interest only certificates and are not entitled to payments of principal.


On each distribution date, a portion of the principal received or advanced on the mortgage loans in loan group 1 will be distributed to the group 1 certificates, a portion of the principal received or advanced on the mortgage loans in loan group 2 will be distributed to the group 2 certificates, a portion of the principal received or advanced on the mortgage loans in loan group 3 will be distributed to the group 3 certificates, a portion of the principal received or advanced on the mortgage loans in loan group 4 will be distributed to the group 4 certificates, a portion of the principal received or advanced on the mortgage loans in loan group 5 will be distributed to the group 5 certificates, a portion of the principal received or advanced on the mortgage loans in loan group 6 will be distributed to the group 6 certificates, a portion of the principal received or advanced on the mortgage loans in loan group 7 will be distributed to the group 7 certificates and a portion of the principal received or advanced on the mortgage loans in loan group 8 will be distributed to the group 8 certificates as described in "Description of the Certificates--Distributions" in this prospectus supplement.


On each distribution date, the subordinate certificates will be entitled to receive a portion of the scheduled payments of principal received or advanced on the mortgage loans in the related loan group or loan groups, in proportion to their respective class principal balances. The subordinate certificates will generally receive no distributions of principal prepayments for a specified period following the closing date, unless prepayments on the mortgage loans in the related loan group or loan groups exceed certain levels and the delinquencies and losses on those mortgage loans do not exceed certain limits. For a detailed description of the circumstances under which the subordinate certificates would receive a portion of principal prepayments on related mortgage loans during such specified period, see "Description of the Certificates--Distributions" in this prospectus supplement. In addition, under certain conditions described in this prospectus supplement under "Description of the Certificates--Distributions," the amount of principal prepayments otherwise distributable to some classes of subordinate certificates will instead be paid to other subordinate classes with a higher priority.


See Appendix A for a table showing, for each class of offered certificates (other than the interest only certificates), the expected repayment of principal and weighted average lives at different rates of prepayments.


It is possible that, on any given distribution date, payments from the mortgage loans will be insufficient to make principal distributions as contemplated in this prospectus supplement. As a result, some certificates, most likely the related subordinate certificates (and among the related subordinate certificates, the most junior class or classes then outstanding), may not receive the full amount of principal distributions to which they are entitled.


For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see "Description of the Certificates--Distributions" in this prospectus supplement.


CREDIT ENHANCEMENTS

         Subordination


If on any distribution date there is a shortfall in the funds needed to make all payments to certificateholders related to a loan group or loan groups, the related senior certificates will receive distributions of interest and principal before the related subordinate certificates are entitled to receive distributions of interest or principal, and the related subordinate certificates will receive distributions in order of their numerical class designations. This provides additional security to the related senior certificates. In addition, the Class 3A2 certificates will provide credit support for the Class 3A1 certificates, the Class 6A2 certificates will provide credit support for the Class 6A1 certificates and the Class 8A2 certificates will provide credit support for the Class 8A1 certificates, in each case by absorbing realized losses (other than certain special losses in excess of certain specified levels, as further described in this prospectus supplement) on the related mortgage loans otherwise allocable to the Class 3A1 certificates, the Class 6A1 certificates or the Class 8A1 certificates, as applicable, on each distribution date after the class principal balances of the related subordinate certificates have been reduced to zero. In a similar fashion, each class of related subordinate certificates provides credit enhancement to all other related subordinate certificates with lower numerical class designations.


         Shifting Interests


Unless the aggregate class principal balance of the related subordinate certificates has reached a certain level relative to the related senior certificates or the delinquencies and losses on the related mortgage loans exceed certain limits, the related senior certificates (other than the related interest only certificates) will generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments on such mortgage loans for a specified period following the closing date. Thereafter, the related senior certificates (other than the interest only certificates) will generally receive their share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments. This will result in a faster rate of return of principal to those senior certificates than would occur if those senior certificates and the related subordinate certificates received all payments pro rata and increases the likelihood that holders of the related senior certificates (other than the interest only certificates) will be paid the full amount of principal to which they are entitled. In the event that the subordination level for any class of subordinate certificates on any distribution date is less than the subordination level on the closing date for such class of subordinate certificates, the aggregate amount of the principal prepayments otherwise payable to the classes of subordinate certificates on such distribution date will not be allocated pro rata to those classes but rather will be allocated to the more senior of the related subordinate classes. For a more detailed description of how principal prepayments are allocated among the senior certificates (other than the interest only certificates) and the related subordinate certificates, see "Description of the Certificates--Principal Distribution Amount" in this prospectus supplement.


         Cross-Collateralization


With respect to loan group 1 and loan group 2, under very limited circumstances, payments on the mortgage loans in one such loan group may be distributed to holders of senior certificates corresponding to the other loan group. With respect to loan group 3, loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8, under very limited circumstances, payments on the mortgage loans in one such loan group may be distributed to holders of senior certificates corresponding to another such loan group. As described in greater detail under "Description of the Certificates--Subordination and Allocation of Losses" in this prospectus supplement, the "cross-collateralization" between loan group 1 and loan group 2, or among loan group 3, loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8 occurs as a result of rapid prepayment and high loss situations. There will be no "cross-collateralization" between the collective group comprised of loan group 1 and loan group 2 and the collective group comprised of loan group 3, loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8.


ALLOCATION OF REALIZED LOSSES


A loss is realized on a mortgage loan when the applicable servicer determines that it has received all amounts that it expects to recover from that mortgage loan and the amounts are less than the outstanding principal balance of the mortgage loan, plus its accrued and unpaid interest and any related expenses, such as taxes or insurance premiums previously advanced by the servicer and expenses of foreclosure. Losses will be allocated to the related certificates by deducting the net amount of such losses from the class principal balance of such certificates without making any payments to the certificateholders. In general, losses will be allocated in reverse order of numerical designation to the related subordinate certificates, starting with the first most junior class of related subordinate certificates then outstanding. After the class principal balances of the related subordinate certificates have been reduced to zero, any further realized losses will be allocated pro rata to each class of senior certificates related to the loan group in which such losses occurred, based on the outstanding class principal balance of such class, until the class principal balances of all the related senior certificates have been reduced to zero; provided, however, that realized losses that would otherwise be allocated to the Class 3A1 certificates (other than special losses in excess of certain specified levels) will first be allocated to the Class 3A2 certificates until their class principal balance is reduced to zero before realized losses are allocated to the Class 3A1 certificates; provided, further, that realized losses that would otherwise be allocated to the Class 6A1 certificates (other than special losses in excess of certain specified levels) will first be allocated to the Class 6A2 certificates until their class principal balance is reduced to zero before realized losses are allocated to the Class 6A1 certificates; and provided, further, that realized losses that would otherwise be allocated to the Class 8A1 certificates (other than special losses in excess of certain specified levels) will first be allocated to the Class 8A2 certificates until their class principal balance is reduced to zero before realized losses are allocated to the Class 8A1 certificates.


The foregoing loss allocation rules will not apply in the case of certain special losses in excess of certain specified levels, which will be allocated pro rata to the senior certificates related to the loan group in which such losses occurred and the related classes of subordinate certificates, based on the aggregate class principal balance of such senior certificates and the related group subordinate amount of the subordinate certificates, respectively. Special losses are losses resulting from mortgagor bankruptcies, fraud and special hazards such as natural disasters that are not covered by standard hazard insurance policies. See "Description of the Certificates--Subordination and Allocation of Losses" in this prospectus supplement.


YIELD CONSIDERATIONS


The yield to maturity on your certificates will depend upon, among other things:

o        the price at which the certificates are purchased;

o        the applicable annual certificate interest rate;

o        the applicable annual interest rates on the related mortgage loans;

o        the rate of defaults on the related mortgage loans;

o the rate of principal payments (including prepayments) on the related mortgage loans;

o        whether an optional purchase occurs;

o whether there is a delay between the end of each interest accrual period and the related distribution date; and

o        realized losses on the related mortgage loans.


See "Risk Factors" and "Yield and Prepayment Considerations" in this prospectus supplement.


BOOK-ENTRY REGISTRATION


In general, the offered certificates, other than the Class R, Class RSR and Class RH certificates, will be available only in book-entry form through the facilities of The Depository Trust Company. See "Description of the Securities--Book-Entry Registration" in the prospectus. In addition, the Class R, Class RSR and Class RH certificates are subject to certain transfer restrictions. See "Federal Income Tax Consequences" in this prospectus supplement.


DENOMINATIONS


The senior certificates (other than the interest only certificates) are offered in minimum denominations of not less than $25,000 initial class principal balance each and multiples of $1 in excess of $25,000. The interest only certificates are offered in minimum denominations of not less than $1,000,000 initial notional amount and multiples of $1 in excess of $1,000,000. The subordinate certificates are offered in minimum denominations of not less than $250,000 initial class principal balance each and multiples of $1 in excess of $250,000. The Class R, Class RSR and Class RH certificates offered by this prospectus supplement will have an initial class principal balance of $100 and will each be offered in two combined certificates, one of which represents a 99.99% interest in the residual interest of the related REMIC and one of which represents a 0.01% interest in the residual interest of the related REMIC.


OPTIONAL PURCHASE

Loan Group 1 and Loan Group 2


On any distribution date when the aggregate outstanding principal balance of the mortgage loans in loan group 1 and loan group 2 is less than 10% of the aggregate scheduled principal balance of the mortgage loans in loan group 1 and loan group 2 (determined in the aggregate, rather than by loan group) as of the cut-off date, the master servicer may purchase from the trust all remaining mortgage loans in loan group 1 and loan group 2 and all property acquired in respect of any such mortgage loan remaining in the trust. If the mortgage loans in loan group 1 and loan group 2 and any related property are purchased, the proceeds of such sale will be distributable to the outstanding classes of Class 1A1, Class 2A1, Class X, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof (if applicable) plus accrued interest (excluding the amount of any unpaid shortfalls described at "Description of the Certificates --Net WAC Shortfall" in this prospectus supplement).


Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8


On any distribution date when the aggregate outstanding principal balance of the mortgage loans in loan group 3, loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8 is less than 10% of the aggregate scheduled principal balance of the mortgage loans in loan group 3, loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8 as of the cut-off date, the master servicer may purchase from the trust all remaining mortgage loans in loan group 3, loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8 and all property acquired in respect of any such mortgage loan remaining in the trust. If the mortgage loans and any related property are purchased, the proceeds of such sale will be distributable to the outstanding classes of Class 3A1, Class 3A2, Class 4A1, Class 5A1, Class 6A1, Class 6A2, Class 7A1, Class 8A1, Class 8A2, Class 2B1, Class 2B2, Class 2B3, Class 2B4, Class 2B5 and Class 2B6 certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof plus accrued interest.


LEGAL INVESTMENT


All of the offered certificates, other than the Class 1B2, Class 1B3, Class 2B2 and Class 2B3 certificates, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Certain Legal Investment Aspects" in this prospectus supplement.


ERISA CONSIDERATIONS


If you are a fiduciary of any retirement plan or other employee benefit arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should consult with counsel as to whether you can buy or hold an offered certificate. The Class R, Class RSR and Class RH certificates may not be purchased by or transferred to such a plan or to similar governmental plans. See "ERISA Considerations" in this prospectus supplement and "ERISA
Considerations--Underwriter Exemption" in the accompanying prospectus.


FEDERAL INCOME TAX CONSEQUENCES


For federal income tax purposes, the securities administrator will cause one or more REMIC elections to be made for the trust. The offered certificates, other than the Class X, Class R, Class RSR and Class RH certificates, will represent ownership of regular interests, coupled, in the case of the Class 1A1, Class 2A1, Class 1B1, Class 1B2 and Class 1B3 certificates, with contractual rights to receive net WAC shortfalls. The Class X certificates will represent ownership of regular interests coupled with the obligation to pay net WAC shortfalls. You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual method of accounting. For federal income tax purposes, the Class RSR certificates will represent the residual interest in the lower tier REMIC that will hold all assets relating to loan group 1 and loan group 2 and the Class RH certificates will represent the residual interest in the lower tier REMIC that will hold all assets relating to loan group 3, loan group 4, loan group 5, loan group 6, loan group 7 and loan group 8. The Class R certificates will represent the residual interest in the upper tier REMIC, which will hold all the regular interests issued by the lower tier REMICs.


For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R, Class RSR and Class RH certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.


RATINGS


In order to be issued, the offered certificates must have the rating or ratings by Standard & Poor's Ratings Services and Moody's Investors Service, Inc., indicated under "Certificate Ratings" in this prospectus supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of the offered certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.


These ratings do not address the possibility that, as a result of net WAC shortfalls, as described in this prospectus supplement, current interest otherwise payable to the Class X certificates will instead be used to pay such amounts to other classes of certificates. The ratings do not address the likelihood that any net WAC shortfall, as described in this prospectus supplement, will be repaid to certificateholders.


A security rating is not a recommendation to buy, sell or hold securities. Ratings may be lowered, withdrawn or qualified at any time by any of the rating agencies.

                                  RISK FACTORS


                  THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.


                  THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

THERE IS NO GUARANTEE THAT YOU WILL           As the mortgagors make payments of
RECEIVE PRINCIPAL PAYMENTS ON YOUR            interest and principal on their
CERTIFICATES AT ANY SPECIFIC RATE OR ON       mortgage loans, you will receive
ANY SPECIFIC DATES                            payments on your certificates.
                                              Because the mortgagors are free to
                                              make those payments faster than
                                              scheduled, you may receive
                                              distributions faster than you
                                              expected. There is no guarantee
                                              that you will receive principal
                                              payments on your certificates at
                                              any specific rate or on any
                                              specific dates.

THE YIELD ON YOUR CERTIFICATES IS DIRECTLY    The yield to maturity on your
RELATED TO THE PREPAYMENT RATE ON THE         certificates is directly related
MORTGAGE LOANS                                to the rate at which the
                                              mortgagors pay principal on the
                                              mortgage loans in the related loan
                                              group or loan groups. Principal
                                              payments on the mortgage loans may
                                              be in the following forms:
                                              scheduled principal payments;
                                              principal prepayments, which
                                              consist of prepayments in full or
                                              partial prepayments on a mortgage
                                              loan including prepayments
                                              received as a result of
                                              condemnation of a mortgaged
                                              property or certain proceeds of
                                              insurance relating to a mortgaged
                                              property that are not used to
                                              repair the property; and
                                              liquidation principal, which is
                                              the principal recovered after
                                              foreclosing on or otherwise
                                              liquidating a defaulted mortgage
                                              loan.

                                              The rate of prepayments is
                                              affected by a number of factors,
                                              and it is likely to fluctuate
                                              significantly over time. The
                                              mortgage loans may be prepaid by
                                              the mortgagors at any time without
                                              penalty, except in the case of
                                              approximately 4.564% of the
                                              mortgage loans (representing
                                              approximately 1.532%, 4.253%,
                                              9.303%, 4.912%, 4.515%, 3.701% and
                                              2.365% of the group 2, group 3,
                                              group 4, group 5, group 6, group 7
                                              and group 8 loans, respectively),
                                              which have active prepayment
                                              penalties. All of the mortgage
                                              loans in the trust are hybrid
                                              adjustable rate mortgage loans
                                              having an initial fixed rate
                                              period. As is the case with
                                              conventional fixed rate mortgage
                                              loans, adjustable rate mortgage
                                              loans during the initial fixed
                                              rate period may be subject to a
                                              greater rate of principal
                                              prepayments in a declining
                                              interest rate environment. If
                                              prevailing
                                              mortgage interest rates fall
                                              significantly, adjustable rate
                                              mortgage loans could be subject to
                                              higher prepayment rates either
                                              before or after the interest rate
                                              on the mortgage loan begins to
                                              adjust than if prevailing mortgage
                                              interest rates remain constant,
                                              because the availability of fixed
                                              rate mortgage loans at competitive
                                              interest rates may encourage
                                              mortgagors to refinance their
                                              mortgage loans to "lock in" lower
                                              fixed interest rates. General
                                              economic conditions and homeowner
                                              mobility will also affect the
                                              prepayment rate. Each mortgage
                                              loan contains a "due-on-sale"
                                              clause that the related servicer
                                              is obligated to exercise unless
                                              prohibited from doing so by
                                              applicable law. Therefore, the
                                              sale of any mortgaged property is
                                              likely to cause a prepayment in
                                              full of the related mortgage loan.
                                              In addition, an increased rate of
                                              mortgagor defaults, any
                                              repurchases of mortgage loans by
                                              the servicer due to breaches of
                                              its representations or warranties
                                              or an early optional purchase will
                                              accelerate the rate of principal
                                              repayment on the related
                                              certificates. A rate of principal
                                              repayment which is different from
                                              that which you anticipate may
                                              result in one or more of the
                                              following consequences:

                                              o    if you purchase a certificate
                                                   at a premium over its
                                                   original class principal
                                                   balance and the rate of
                                                   prepayments is faster than
                                                   you expect, your yield may be
                                                   lower than you anticipate;

                                              o    if you purchase a certificate
                                                   at a discount from its
                                                   original class principal
                                                   balance and the rate of
                                                   principal payments is slower
                                                   than you expect, your yield
                                                   may be lower than you
                                                   anticipate;

                                              o    if you purchase any of the
                                                   Class X certificates, which
                                                   are interest only
                                                   certificates, and the rate of
                                                   principal payments on the
                                                   related mortgage loans is
                                                   faster than you expect, your
                                                   yield may be significantly
                                                   lower than you anticipate,
                                                   and may cause you to fail to
                                                   recover your initial
                                                   investment in your
                                                   certificates;

                                              o    if you purchase a certificate
                                                   at par, your yield will
                                                   generally not be affected by
                                                   principal repayment rate
                                                   fluctuations; however, an
                                                   extension of the weighted
                                                   average life of your
                                                   certificates due to a slower
                                                   than anticipated rate of
                                                   repayment may adversely
                                                   affect the market value of
                                                   your certificates; and

                                              o    if the rate of principal
                                                   repayment is faster than
                                                   anticipated in a decreasing
                                                   interest rate environment,
                                                   you may not be able to
                                                   reinvest the principal
                                                   distributions you receive on
                                                   your
                                                   certificates at a rate
                                                   that is comparable to the
                                                   certificate rate on your
                                                   certificates.

                                              We are not aware of any publicly
                                              available statistics that set
                                              forth principal prepayment
                                              experience or prepayment forecasts
                                              for mortgage loans of the type
                                              included in the trust over an
                                              extended period of time, and the
                                              experience with the mortgage loans
                                              included in the trust is
                                              insufficient to draw any
                                              conclusions regarding the expected
                                              prepayment rates on such mortgage
                                              loans. The features of adjustable
                                              rate mortgage loan programs during
                                              the past years have varied
                                              significantly in response to
                                              market conditions including the
                                              interest rate environment,
                                              consumer demand, regulatory
                                              restrictions and other factors.
                                              The lack of uniformity in the
                                              terms and provisions of such
                                              adjustable rate mortgage loan
                                              programs have made it
                                              impracticable to compile
                                              meaningful comparative data on
                                              prepayment rates and, accordingly,
                                              we cannot assure you as to the
                                              rate of prepayments on the
                                              mortgage loans in stable or
                                              changing interest rate
                                              environments. See "Yield and
                                              Prepayment Considerations" in this
                                              prospectus supplement and in the
                                              accompanying prospectus.

THE YIELD ON YOUR CERTIFICATES WILL BE        The certificate rates on the
AFFECTED BY CHANGES IN THE MORTGAGE           offered certificates will be based
INTEREST RATES                                on or limited by the net mortgage
                                              interest rates on the mortgage
                                              loans. The interest rate on each
                                              of the mortgage loans is fixed for
                                              an initial period from the
                                              respective date of origination.
                                              Thereafter, the mortgage interest
                                              rate on each such mortgage loan
                                              will be adjusted to equal the sum
                                              of an index and a margin.
                                              Increases and decreases in
                                              interest rates may be limited for
                                              any interest rate adjustment date
                                              (i.e., an initial or a periodic
                                              adjustment cap). In addition, the
                                              mortgage interest rates may be
                                              subject to an overall maximum and
                                              minimum interest rate. For
                                              information regarding the
                                              remaining fixed periods for the
                                              mortgage loans, see "Description
                                              of the Mortgage Pool" in this
                                              prospectus supplement. The yield
                                              on the certificates, which bear
                                              certificate rates based on or
                                              limited by the weighted average of
                                              the net rates of the mortgage
                                              loans in the related loan group or
                                              loan groups, will be directly
                                              affected by changes in such
                                              weighted average net rates.

                                              The yield on the Class 1A1, Class
                                              2A1, Class 1B1, Class 1B2 and
                                              Class 1B3 certificates, which have
                                              variable pass-though rates that
                                              adjust based on changes in the
                                              one-month LIBOR index, but subject
                                              to the applicable net funds cap as
                                              described in this prospectus
                                              supplement under "Description of
                                              the Certificates--Distributions,"
                                              may be adversely affected to the
                                              extent such net funds cap is less
                                              than the index-based rate that
                                              would otherwise be applicable.

                                              Although interest rates on the
                                              loan group 1 and loan group 2
                                              mortgage loans adjust based on a
                                              six-month LIBOR index or one-year
                                              LIBOR index, changes in the
                                              interest rates on the mortgage
                                              loans in the applicable loan group
                                              will generally not correspond to
                                              changes in the indices used to
                                              determine the rates on the Class
                                              1A1, Class 2A1, Class 1B1, Class
                                              1B2 and Class 1B3 certificates, as
                                              applicable, for a number of
                                              reasons, including the following:

                                              o    interest rates on some
                                                   mortgage loans continue to be
                                                   in fixed rate periods after
                                                   the pass-through rates on the
                                                   related class of certificates
                                                   have begun to adjust based on
                                                   the one-month LIBOR index,
                                                   and accordingly the weighted
                                                   average of the net rates on
                                                   the related mortgage loans
                                                   may not increase in amounts
                                                   corresponding to changes in
                                                   the index on which the
                                                   certificate rate for the
                                                   related class of certificates
                                                   is based; and

                                              o    even during periods when the
                                                   related certificates and all
                                                   mortgage loans in the related
                                                   loan group are in periods
                                                   when their rates adjust based
                                                   on changes in an index, the
                                                   changes in rates will
                                                   generally differ because the
                                                   rates are determined based on
                                                   different indices (for
                                                   example, the interest rates
                                                   on mortgage loans in loan
                                                   group 1 and loan group 2 are
                                                   determined based on six-month
                                                   LIBOR or one-year LIBOR,
                                                   while the pass-though rates
                                                   on the Class 1A1, Class 2A1,
                                                   Class 1B1, Class 1B2 and
                                                   Class 1B3 certificates are
                                                   based on one-month LIBOR and
                                                   the principal balance of the
                                                   Class 1A1, Class 2A1, Class
                                                   1B1, Class 1B2 and Class 1B3
                                                   certificates may not
                                                   correspond to the aggregate
                                                   principal balance of mortgage
                                                   loans in loan group 1 and
                                                   loan group 2 bearing rates
                                                   determined on the basis of
                                                   six-month LIBOR or one-year
                                                   LIBOR), the net rates on the
                                                   mortgage loans in loan group
                                                   1 and loan group 2 may adjust
                                                   on different dates or on the
                                                   basis of an index as of a
                                                   different date, and
                                                   adjustments on the net rates
                                                   of the mortgage loans are
                                                   subject to various periodic
                                                   and lifetime caps.

                                              To the extent that the related
                                              weighted average net mortgage rate
                                              of the mortgage loans in loan
                                              group 1 or loan group 2 limits the
                                              amount of interest paid on the
                                              Class 1A1, Class 2A1, Class 1B1,
                                              Class 1B2 or Class 1B3
                                              Certificates in the case of
                                              mortgage loans from loan group 1
                                              and loan group 2, the difference
                                              between the related weighted
                                              average net mortgage rate in the
                                              applicable loan group and the
                                              interest rate of that
                                              corresponding class of
                                              certificates, calculated without
                                              giving effect to such limitation,
                                              will create a shortfall that will
                                              carry forward with interest
                                              thereon, as described herein.
                                              However, any such resulting
                                              shortfall will only be paid to the
                                              extent there are amounts on
                                              deposit in the reserve fund funded
                                              from amounts otherwise payable to
                                              the Class X certificates.
                                              Accordingly, these shortfalls may
                                              remain unpaid on the date of any
                                              optional purchase of the mortgage
                                              loans in loan group 1 and loan
                                              group 2 or the final distribution
                                              date for the certificates related
                                              thereto.

THE YIELD OF THE CLASS 1A1, CLASS 2A1,        The certificate rate on the Class
CLASS 1B1, CLASS 1B2 AND CLASS 1B3            1A1, Class 2A1, Class 1B1, Class
CERTIFICATES WILL BE AFFECTED BY              1B2 and Class 1B3 certificates
THE LEVEL OF LIBOR                            will be equal to one-month LIBOR
                                              plus a margin, subject to a cap.
                                              Although all of the certificates
                                              will be affected by changes in the
                                              mortgage interest rates resulting
                                              from fluctuations in the level of
                                              the one-year CMT index, the
                                              six-month LIBOR index or the
                                              one-year LIBOR index, as
                                              applicable, the yield on the Class
                                              1A1, Class 2A1, Class 1B1, Class
                                              1B2 and Class 1B3 certificates
                                              will be particularly sensitive to
                                              changes in the one-month LIBOR
                                              index.


LOSSES ON THE MORTGAGE LOANS WILL
REDUCE THE YIELD ON THE CERTIFICATES

         Allocation of Losses                 A loss will be realized on a
                                              mortgage loan when it is
                                              liquidated and the liquidation
                                              proceeds are less than the
                                              outstanding principal balance,
                                              accrued but unpaid interest and
                                              certain related expenses on such
                                              mortgage loan. After the aggregate
                                              class principal balances of the
                                              Class 1B6, Class 1B5 and Class 1B4
                                              certificates have been reduced to
                                              zero, losses on the loan group 1
                                              and loan group 2 mortgage loans
                                              will be allocated exclusively to
                                              the Class 1B3, Class 1B2 and Class
                                              1B1 certificates, in that order,
                                              and, as a result, these
                                              certificates will be extremely
                                              sensitive to losses on the
                                              mortgage loans in loan group 1 and
                                              loan group 2. After the aggregate
                                              class principal balances of the
                                              Class 2B6, Class 2B5 and Class 2B4
                                              certificates have been reduced to
                                              zero, losses on the loan group 3,
                                              loan group 4, loan group 5, loan
                                              group 6, loan group 7 and loan
                                              group 8 mortgage loans will be
                                              allocated exclusively to the Class
                                              2B3, Class 2B2 and Class 2B1
                                              certificates, in that order, and,
                                              as a result, these certificates
                                              will be extremely sensitive to
                                              losses on the mortgage loans in
                                              loan group 3, loan group 4, loan
                                              group 5, loan group 6, loan group
                                              7 and loan group 8. After the
                                              aggregate class principal balances
                                              of the related subordinate
                                              certificates have been reduced to
                                              zero, all further losses on the
                                              related mortgage loans will be
                                              allocated, pro rata, to the
                                              classes of senior certificates
                                              related to the mortgage loans that
                                              have experienced realized losses;
                                              provided,
                                              however, that any realized losses
                                              otherwise allocable to the Class
                                              3A1 certificates (other than
                                              certain excess special losses)
                                              will first be allocated to the
                                              Class 3A2 certificates until the
                                              class principal balance of the
                                              Class 3A2 certificates has been
                                              reduced to zero, and then will be
                                              allocated to the Class 3A1
                                              certificates in reduction of their
                                              class principal balance; provided,
                                              further, that any realized losses
                                              otherwise allocable to the Class
                                              6A1 certificates (other than
                                              certain excess special losses)
                                              will first be allocated to the
                                              Class 6A2 certificates until the
                                              class principal balance of the
                                              Class 6A2 certificates has been
                                              reduced to zero, and then will be
                                              allocated to the Class 6A1
                                              certificates in reduction of their
                                              class principal balance; and
                                              provided, further, that any
                                              realized losses otherwise
                                              allocable to the Class 8A1
                                              certificates (other than certain
                                              excess special losses) will first
                                              be allocated to the Class 8A2
                                              certificates until the class
                                              principal balance of the Class 8A2
                                              certificates has been reduced to
                                              zero, and then will be allocated
                                              to the Class 8A1 certificates in
                                              reduction of their class principal
                                              balance. See "Description of the
                                              Certificates--Subordination and
                                              Allocation of Losses" in this
                                              prospectus supplement.

         Subordinate Certificates Provide     Because the subordinate
         Credit Support Only for the Senior   certificates provide credit
         Certificates in the Related Loan     support only for the related
         Groups                               senior certificates, it is
                                              possible that  the class principal
                                              balances of the senior
                                              certificates may be reduced as the
                                              result of realized losses in the
                                              related loan groups even though
                                              more subordinate certificates
                                              related to another loan group
                                              remain outstanding. For example,
                                              if you own Class 3A1, Class 3A2,
                                              Class 4A1, Class 5A1, Class 6A1,
                                              Class 6A2, Class 7A1, Class 8A1 or
                                              Class 8A2 certificates and losses
                                              on group 3, group 4, group 5,
                                              group 6, group 7 and group 8
                                              mortgage loans exceed the
                                              aggregate principal balances of
                                              the Class 2B1, Class 2B2, Class
                                              2B3, Class 2B4, Class 2B5 and
                                              Class 2B6 certificates, additional
                                              losses on mortgage loans in any
                                              loan group related to your
                                              certificates will be allocated to
                                              your certificates even though the
                                              Class 1B1, Class 1B2, Class 1B3,
                                              Class 1B4, Class 1B5 and Class 1B6
                                              certificates may remain
                                              outstanding. In a similar fashion,
                                              if you own Class 1A1 or Class 2A1
                                              certificates and losses on group 1
                                              and group 2 mortgage loans exceed
                                              the aggregate principal balances
                                              of the Class 1B1, Class 1B2, Class
                                              1B3, Class 1B4, Class 1B5 and
                                              Class 1B6 certificates, additional
                                              losses on mortgage loans in any
                                              loan group related to your
                                              certificates will be allocated to
                                              your certificates even though the
                                              Class 2B1, Class 2B2, Class 2B3,
                                              Class 2B4, Class 2B5 and Class 2B6
                                              certificates may remain
                                              outstanding.

         Excess Special Losses Will Be        Special losses on the mortgage
         Allocated Pro Rata to all Related    loans due to mortgagor
         Certificates                         bankruptcies, fraud and special
                                              hazards in excess of certain
                                              specified levels will be allocated
                                              pro rata to all classes of senior
                                              certificates related to the loan
                                              group in which the losses occurred
                                              and the related subordinate
                                              certificates, based on the
                                              aggregate class principal balance
                                              of such senior certificates and
                                              the related group subordinate
                                              amount of the related subordinate
                                              certificates, respectively.

         Senior Support Certificates Will     If you own the Class 3A2, Class
         Absorb Losses Allocable to the       6A2 or Class 8A2 certificates,
         Super Senior Certificates            your class principal balance will
                                              be reduced (after the class
                                              principal balances of the related
                                              subordinate certificates have been
                                              reduced to zero) by the principal
                                              portion of the realized losses
                                              (other than certain special losses
                                              in excess of certain specified
                                              levels) allocable to the Class
                                              3A1, Class 6A1 or Class 8A1
                                              certificates, respectively, in
                                              addition to the losses otherwise
                                              allocable to the Class 3A2, Class
                                              6A2 or Class 8A2 certificates, as
                                              applicable. Because no realized
                                              losses (other than certain special
                                              losses in excess of certain
                                              specified levels) will be
                                              allocated to the Class 3A1, Class
                                              6A1 or Class 8A1 certificates, as
                                              applicable, until the class
                                              principal balance of the Class
                                              3A2, Class 6A2 or Class 8A2
                                              certificates, respectively, has
                                              been reduced to zero, the Class
                                              3A2, Class 6A2 and Class 8A2
                                              certificates will be more
                                              sensitive to the loss experience
                                              of the related mortgage loans than
                                              other senior certificates.

POTENTIAL INADEQUACY OF CREDIT                Because each of the Class 1B1,
ENHANCEMENT                                   Class 1B2 and Class 1B3
                                              certificates represents an
                                              interest in all of the mortgage
                                              loans in loan group 1 and loan
                                              group 2, the class principal
                                              balances of such subordinate
                                              certificates could be reduced to
                                              zero as a result of a
                                              disproportionately high amount of
                                              losses on the mortgage loans in
                                              any such loan group. As a result,
                                              losses on mortgage loans in one
                                              such loan group will reduce the
                                              loss protection provided by such
                                              subordinate certificates to the
                                              senior certificates corresponding
                                              to the other such loan group, and
                                              will increase the likelihood that
                                              losses will be allocated to those
                                              other senior certificates.
                                              Similarly, because each of the
                                              Class 2B1, Class 2B2 and Class 2B3
                                              certificates represents an
                                              interest in all of the mortgage
                                              loans in loan group 3, loan group
                                              4, loan group 5, loan group 6,
                                              loan group 7 and loan group 8, the
                                              class principal balances of such
                                              subordinate certificates could be
                                              reduced to zero as a result of a
                                              disproportionately high amount of
                                              losses on the mortgage loans in
                                              any such loan group. As a result,
                                              losses on mortgage loans in one
                                              such loan group will reduce the
                                              loss protection provided by such
                                              subordinate certificates to the
                                              senior certificates
                                              corresponding to the other such
                                              loan groups, and will increase the
                                              likelihood that losses will be
                                              allocated to those other senior
                                              certificates.

AN OPTIONAL PURCHASE OF THE MORTGAGE          When the aggregate principal
LOANS IN LOAN GROUP 1 AND LOAN GROUP          balance of the mortgage loans in
2 WOULD ADVERSELY AFFECT THE OFFERED          loan group 1 and loan group 2 has
CERTIFICATES THAT RECEIVE ONLY                been reduced to a specified
DISTRIBUTIONS OF INTEREST                     percentage of that balance as of
                                              the cut-off date, the master
                                              servicer may purchase all of the
                                              mortgage loans in those loan
                                              groups and the related
                                              certificates will be retired. See
                                              "Description of the
                                              Certificates--Optional Purchase"
                                              in this prospectus supplement. If
                                              this happens, the purchase price
                                              paid by the master servicer will
                                              be passed through to the related
                                              certificateholders. This would
                                              have the same effect to the Class
                                              X certificates as if all of the
                                              remaining mortgagors related to
                                              those loan groups had made
                                              prepayments in full. Because the
                                              Class X certificates receive only
                                              distributions of interest, an
                                              optional purchase of the mortgage
                                              loans in loan group 1 and loan
                                              group 2 would adversely affect
                                              holders of those certificates.

CERTAIN INTEREST SHORTFALLS WILL BE           When a mortgagor makes a full or
ALLOCATED PRO RATA TO THE RELATED             partial prepayment on a mortgage
CERTIFICATES                                  loan, the amount of interest that
                                              the mortgagor is required to pay
                                              will likely be less than the
                                              amount of interest
                                              certificateholders would otherwise
                                              be entitled to receive with
                                              respect to the mortgage loan. Each
                                              servicer is generally required to
                                              reduce its servicing fee to offset
                                              this shortfall, but the reduction
                                              for any distribution date is
                                              generally limited to, (i) with
                                              respect to Countrywide Home Loans
                                              Servicing LP, the lesser of
                                              one-half of (a) its servicing fee
                                              or (b) the aggregate servicing fee
                                              actually received for such month
                                              for the mortgage loans, (ii) with
                                              respect to IndyMac Bank, F.S.B.,
                                              one-half of its servicing fee or
                                              (iii) with respect to National
                                              City Mortgage Co., the respective
                                              servicing fee. If the aggregate
                                              amount of interest shortfalls
                                              resulting from prepayments in any
                                              loan group exceeds the amount of
                                              the reduction in the servicing
                                              fees, the interest entitlement of
                                              the senior certificates related to
                                              such loan group and the related
                                              subordinate certificates will be
                                              reduced pro rata by the amount of
                                              this interest shortfall, based on
                                              the amounts of interest payable to
                                              such senior certificates and the
                                              interest that would be payable to
                                              a portion of the related
                                              subordinate certificates equal to
                                              the related group subordinate
                                              amount, respectively.

                                              In addition, the certificates may
                                              be subject to certain shortfalls
                                              in interest collections arising
                                              from the application of the
                                              Servicemembers Civil Relief Act,
                                              or other comparable state or
                                              local statutes (such as
                                              comparable provisions of the
                                              California Military and Veterans
                                              Code). These laws provide relief
                                              to mortgagors who enter active
                                              military service and to
                                              mortgagors in reserve status who
                                              are called to active duty after
                                              the origination of their mortgage
                                              loan. The Servicemembers Civil
                                              Relief Act provides generally
                                              that these mortgagors may not be
                                              charged interest on a mortgage
                                              loan in excess of 6% per annum
                                              during the period of the
                                              mortgagor's active duty.
                                              Shortfalls resulting from
                                              application of these laws are not
                                              required to be paid by the
                                              mortgagor at any future time and
                                              will not be offset by a reduction
                                              in the servicing fee. These
                                              shortfalls in any loan group will
                                              reduce accrued interest on each
                                              class of senior certificates
                                              related to such loan group and
                                              the related subordinate
                                              certificates, on a pro rata
                                              basis, based on the amounts of
                                              interest payable to such senior
                                              certificates and the interest
                                              that would be payable to a
                                              portion of the related
                                              subordinate certificates equal to
                                              the related group subordinate
                                              amount, respectively.

                                              These laws may also impose
                                              certain limitations that may
                                              impair the servicer's ability to
                                              foreclose on an affected mortgage
                                              loan during the mortgagor's
                                              period of active service and,
                                              under some circumstances, during
                                              an additional period thereafter.

THREAT OF TERRORISM AND RELATED MILITARY      The effects that military action
ACTION MAY AFFECT THE YIELD ON THE            by U.S. forces in Iraq and
CERTIFICATES                                  Afghanistan or other regions and
                                              terrorist attacks in the United
                                              States or other incidents and
                                              related military action may have
                                              on the performance of the mortgage
                                              loans or on the values of
                                              mortgaged properties cannot be
                                              determined at this time.
                                              Prospective investors should
                                              consider the possible effects on
                                              delinquency, default and
                                              prepayment experience of the
                                              mortgage loans. Federal agencies
                                              and non-government lenders may
                                              defer, reduce or forgive payments
                                              and delay foreclosure proceedings
                                              relating to mortgage loans to
                                              mortgagors affected in some way by
                                              possible future events. In
                                              addition, activation of additional
                                              U.S. military reservists or
                                              members of the National Guard may
                                              significantly increase the
                                              proportion of mortgage loans whose
                                              interest rates are reduced by
                                              application of the Servicemembers
                                              Civil Relief Act, or comparable
                                              state or local statutes. As
                                              described above, any reductions in
                                              the amount of interest collected
                                              on the mortgage loans in any loan
                                              group as a result of the
                                              application of the Servicemembers
                                              Civil Relief Act, or comparable
                                              state or local statutes will
                                              reduce accrued interest on each
                                              class of senior certificates
                                              related to such loan
                                              group and the subordinate
                                              certificates, on a pro rata basis,
                                              based on the amounts of interest
                                              payable to such senior
                                              certificates and the interest that
                                              would be payable to a portion of
                                              the subordinate certificates equal
                                              to the related group subordinate
                                              amount, respectively.

GEOGRAPHICAL CONCENTRATION MAY                The yield to maturity on your
INCREASE RISK OF LOSS                         certificates may be affected by
                                              the geographic concentration of
                                              the mortgaged properties securing
                                              the mortgage loans. Certain
                                              regions of the United States from
                                              time to time will experience
                                              weaker regional economic
                                              conditions and housing markets
                                              and, consequently, will experience
                                              relatively higher rates of loss
                                              and delinquency on mortgage loans.
                                              In addition, certain regions may
                                              experience natural disasters,
                                              including earthquakes, fires,
                                              floods and hurricanes, which may
                                              adversely affect property values
                                              and the ability of mortgagors to
                                              make payments on their mortgage
                                              loans.

                                              Special hazard losses resulting
                                              from natural disasters in excess
                                              of a specified amount will be
                                              allocated pro rata to all classes
                                              of senior certificates related to
                                              the loan group in which the losses
                                              occurred and all classes of
                                              related subordinate certificates,
                                              as described in this prospectus
                                              supplement under "Description of
                                              the Certificates--Subordination
                                              and Allocation of Losses."

                                              Mortgage loans representing
                                              approximately 15.394%, 37.067%,
                                              50.913%, 58.361%, 39.962%,
                                              65.633%, 36.856% and 56.362% of
                                              the aggregate principal balance of
                                              mortgage loans in loan group 1,
                                              loan group 2, loan group 3, loan
                                              group 4, loan group 5, loan group
                                              6, loan group 7 and loan group 8,
                                              respectively, are secured by
                                              mortgaged properties located in
                                              the State of California. The
                                              concentrations of all other
                                              mortgaged properties in each loan
                                              group are identified by state in
                                              Appendix B. These concentrations
                                              may change over time as a result
                                              of prepayments and losses
                                              experienced by the mortgage loan
                                              pool.

FAILURE OF SERVICER TO PERFORM OR             The amount and timing of
INSOLVENCY OF SERVICER MAY ADVERSELY          distributions on your certificates
AFFECT THE YIELD ON THE CERTIFICATES          generally will be dependent on the
                                              servicers performing their
                                              servicing obligations in an
                                              adequate and timely manner. See
                                              "The Servicers" in this prospectus
                                              supplement. If any servicer fails
                                              to perform its servicing
                                              obligations, this failure may
                                              result in an increase in the rates
                                              of delinquencies, defaults and
                                              losses on the mortgage loans. If
                                              any servicer becomes the subject
                                              of bankruptcy or similar
                                              proceedings, the trustee's claim
                                              to collections in that servicer's
                                              possession at the time of the
                                              bankruptcy or other similar filing
                                              may not be perfected. In this
                                              event, funds available to pay
                                              principal and interest on the
                                              certificates may be delayed or
                                              reduced.

DELINQUENCIES DUE TO SERVICING                It is possible that servicing of
TRANSFER                                      mortgage loans may be transferred
                                              in the future in accordance with
                                              the provisions of the master
                                              servicing and trust agreement and
                                              the related servicing agreement
                                              either because, with respect to
                                              the mortgage loans acquired
                                              through Goldman Sachs Mortgage
                                              Company's mortgage conduit
                                              program, the party that owns the
                                              related servicing rights (which is
                                              currently Goldman Sachs Mortgage
                                              Company) elects to effect such a
                                              transfer or, with respect to all
                                              of the mortgage loans, as a result
                                              of the occurrence of unremedied
                                              events of default in servicer
                                              performance under the related
                                              servicing agreement.

                                              All transfers of servicing involve
                                              some risk of disruption in
                                              collections due to data input
                                              errors, misapplied or misdirected
                                              payments, system incompatibilities
                                              and other reasons. As a result,
                                              the mortgage loans may experience
                                              increased delinquencies and
                                              defaults, at least for a period of
                                              time, until all of the borrowers
                                              are informed of the transfer and
                                              the related servicing mortgage
                                              files and records and all the
                                              other relevant data has been
                                              obtained by the new servicer.
                                              There can be no assurance as to
                                              the extent or duration of any
                                              disruptions associated with the
                                              transfer of servicing or as to the
                                              resulting effects on the yield on
                                              the certificates.

                                              See "The Servicers--General" and
                                              "--Rights upon Events of Default"
                                              in this prospectus supplement.

THE LACK OF SECONDARY MARKETS MAY             The underwriter is not required to
MAKE IT DIFFICULT FOR YOU TO RESELL YOUR      assist in resales of the  offered
CERTIFICATES                                  certificates, although it may do
                                              so. A secondary market for the
                                              offered certificates may not
                                              develop. If a secondary market
                                              does develop, it may not continue
                                              or it may not be sufficiently
                                              liquid to allow you to resell any
                                              of your certificates. The offered
                                              certificates will not be listed on
                                              any securities exchange.

RESIDUAL CERTIFICATES MAY HAVE ADVERSE        For federal income tax purposes,
TAX CONSEQUENCES                              the Class RSR certificates will
                                              represent the "residual interest"
                                              in the lower tier REMIC that will
                                              hold all assets relating to loan
                                              group 1 and loan group 2. The
                                              Class RH certificates will
                                              represent the "residual interest"
                                              in the lower tier REMIC that will
                                              hold all assets relating to loan
                                              group 3, loan group 4, loan group
                                              5, loan group 6, loan group 7 and
                                              loan group 8. The Class R
                                              certificates will represent the
                                              "residual interest" in the upper
                                              tier REMIC, which will hold all
                                              the regular interest issued by the
                                              lower tier REMICs. Holders of the
                                              Class R, Class RSR and Class RH
                                              certificates must report as
                                              ordinary income or loss the net
                                              income or the net loss of the
                                              related REMIC whether or not any
                                              cash distributions are made to
                                              them. Net income from one REMIC
                                              generally may not be offset by a
                                              net loss from another REMIC. This
                                              allocation of income or loss may
                                              result in a zero or negative
                                              after-tax return. No cash
                                              distributions are expected to be
                                              made with respect to the Class R,
                                              Class RSR or Class RH certificates
                                              other than the distribution of
                                              their principal balance and
                                              interest on that balance.
                                              Furthermore, it is anticipated
                                              that all or a substantial portion
                                              of the taxable income of each
                                              REMIC includible by the holders of
                                              the Class R, Class RSR and Class
                                              RH certificates will be treated as
                                              "excess inclusion" income,
                                              resulting in (i) the inability of
                                              such holders to use net operating
                                              losses to offset such income, (ii)
                                              the treatment of such income as
                                              "unrelated business taxable
                                              income" to certain holders who are
                                              otherwise tax-exempt, and (iii)
                                              the treatment of such income as
                                              subject to 30% withholding tax to
                                              certain non-U.S. investors, with
                                              no exemption or treaty reduction.
                                              Due to their tax consequences, the
                                              Class R, Class RSR and Class RH
                                              certificates will be subject to
                                              restrictions on transfer that may
                                              affect their liquidity. In
                                              addition, the Class R, Class RSR
                                              and Class RH certificates may not
                                              be acquired by ERISA plans or
                                              similar governmental plans. The
                                              Internal Revenue Service has
                                              issued guidance regarding safe
                                              harbors for transfers of
                                              non-economic residual interests
                                              such as the Class R, Class RSR and
                                              Class RH certificates. See
                                              "Descriptions of the
                                              Certificates--The Residual
                                              Certificates" in this prospectus
                                              supplement.

THE LACK OF PHYSICAL CERTIFICATES MAY         You will not have a physical
CAUSE DELAYS IN PAYMENT AND CAUSE             certificate if you own an offered
DIFFICULTIES IN PLEDGING OR SELLING YOUR      certificate (other than a Class R,
CERTIFICATES                                  Class RSR or Class RH
                                              certificate). As a result, you
                                              will be able to transfer your
                                              certificates only through The
                                              Depository Trust Company,
                                              participating organizations,
                                              indirect participants and certain
                                              banks. The ability to pledge a
                                              certificate of one of these
                                              classes to a person who does not
                                              participate in The Depository
                                              Trust Company system may be
                                              limited due to the absence of a
                                              physical certificate. Also,
                                              because investors may be unwilling
                                              to purchase certificates without
                                              delivery of a physical
                                              certificate, these certificates
                                              may be less liquid in any
                                              secondary market that may develop.
                                              In addition, you may experience
                                              some delay in receiving
                                              distributions on these
                                              certificates because the
                                              securities administrator will not
                                              send distributions directly to
                                              you. Instead, the securities
                                              administrator will send all
                                              distributions to The Depository
                                              Trust Company, which will then
                                              credit those distributions to the
                                              participating organizations. Those
                                              organizations will in turn credit
                                              accounts you have either directly
                                              or indirectly through indirect
                                              participants.

DEFAULT RISK ON MORTGAGE LOANS WITH           Approximately 87.469% of the
INTEREST ONLY PAYMENTS                        mortgage loans (representing
                                              91.404%, 92.166%, 83.028%,
                                              87.306%, 85.199%, 90.451%, 71.518%
                                              and 80.245% or the mortgage loans
                                              in loan group 1, loan group 2,
                                              loan group 3, loan group 4, loan
                                              group 5, loan group 6, loan group
                                              7 and loan group 8, respectively)
                                              provide for payment of interest at
                                              the related mortgage interest
                                              rate, but no payment of principal,
                                              for a period of six months or one,
                                              three, five, seven or ten years,
                                              as applicable, following the
                                              origination of the mortgage loan.
                                              Following that applicable period,
                                              the monthly payment with respect
                                              to each of these mortgage loans
                                              will be increased to an amount
                                              sufficient to amortize the
                                              principal balance of the mortgage
                                              loan over the remaining term and
                                              to pay interest at the mortgage
                                              interest rate.

                                              The presence of these mortgage
                                              loans in the trust fund will,
                                              absent other considerations,
                                              result in longer weighted average
                                              lives of the related certificates
                                              than would have been the case had
                                              these mortgage loans not been
                                              included in the trust fund. If you
                                              purchase a related certificate at
                                              a discount, you should consider
                                              that the extension of weighted
                                              average lives could result in a
                                              lower yield than would be the case
                                              if these mortgage loans provided
                                              for payment of principal and
                                              interest on every payment date. In
                                              addition, a mortgagor may view the
                                              absence of any obligation to make
                                              a payment of principal during the
                                              interest only period as a
                                              disincentive to prepayment.

                                              If a recalculated monthly payment
                                              as described above is
                                              substantially higher than a
                                              mortgagor's previous interest only
                                              monthly payment, that mortgage
                                              loan may be subject to an
                                              increased risk of delinquency and
                                              loss.

                                  DEFINED TERMS


                  You can find a listing of the pages where certain terms appearing in bold face used in this prospectus supplement and in the accompanying prospectus are defined under the caption "Index of Terms" beginning on page S-115 in this prospectus supplement and under the caption "Index" beginning on page 114 of the prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.


                                   THE TRUST


                  The master servicing and trust agreement dated as of May 1, 2005 (the "TRUST AGREEMENT"), among GS Mortgage Securities Corp., as depositor ("GSMSC" or the "DEPOSITOR"), Wells Fargo Bank, N.A. ("Wells Fargo"), as master servicer and securities administrator (in such capacity as "MASTER SERVICER" or "SECURITIES ADMINISTRATOR"), and U.S. Bank National Association, as trustee (the "TRUSTEE"), will establish the GSR Mortgage Loan Trust Series 2005-AR3 (the "TRUST") and the Mortgage Loans will be assigned to the Trust. The Trust will own the right to receive all payments of principal and interest on a pool of mortgage loans (the "MORTGAGE Loans") due after May 1, 2005 (the "CUT-OFF DATE"). These payments, when remitted to the Master Servicer by the applicable Servicer (being deposited into a "MASTER SERVICER ACCOUNT"), and to the Securities Administrator by the Master Servicer, will be deposited into a special purpose account (the "CERTIFICATE ACCOUNT"). In exchange for the Mortgage Loans and other property, the Trustee will execute and the certificate registrar will authenticate and deliver the certificates to GSMSC. A schedule to the Trust Agreement will include information about each Mortgage Loan, including:

   o the original principal balance and the scheduled principal balance as of the close of business on the Cut-Off Date;

   o  the maturity date of the Mortgage Loan; and

   o the initial mortgage interest rate and information about how that mortgage interest rate will be adjusted.


The Trust will also contain other property, including:

   o a security interest in insurance policies related to individual Mortgage Loans, if applicable;

   o any property that the Trust acquires as a result of foreclosure or threatened foreclosure of a Mortgage Loan; and

   o amounts held in the Certificate Account and the Reserve Fund (as defined herein).

                        DESCRIPTION OF THE MORTGAGE POOL*


GENERAL


                  The mortgage pool will consist of approximately 4,212 Mortgage Loans (representing approximately 1,004 Short Reset Group Loans (as defined below) and approximately 3,208 Hybrid Group Loans (as defined below)) that had an aggregate scheduled balance as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $1,523,876,433 (representing approximately $317,958,590 for the Short Reset Group Loans and approximately $1,205,917,843 for the Hybrid Group Loans). The mortgage pool consists of eight loan groups ("LOAN GROUP 1," "LOAN GROUP 2," "LOAN GROUP 3," "LOAN GROUP 4," "LOAN GROUP 5," "LOAN GROUP 6," "LOAN GROUP 7" and "LOAN GROUP 8," respectively, and each, a "LOAN GROUP"). Loan Group 1 and Loan Group 2, collectively, are sometimes referred to in this prospectus supplement as the "SHORT RESET LOAN GROUP," and Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8, collectively, are sometimes referred to in this prospectus supplement as the "HYBRID LOAN GROUP." The Mortgage Loans in those Loan Groups are sometimes referred to in this prospectus supplement as the "GROUP 1 LOANS," "GROUP 2 LOANS," "GROUP 3 LOANS," "GROUP 4 LOANS," "GROUP 5 LOANS," "GROUP 6 LOANS," "GROUP 7 LOANS" and "GROUP 8 LOANS," respectively; the Group 1 Loans and Group 2 Loans, collectively, are sometimes referred to in this prospectus supplement as the "SHORT RESET GROUP LOANS"; and the Group 3 Loans, Group 4 Loans, Group 5 Loans, Group 6 Loans, Group 7 Loans and Group 8 Loans are sometimes referred to in this prospectus supplement as the "HYBRID GROUP LOANS."


                  The Mortgage Loans consist of interest only and conventional, hybrid, adjustable-rate, amortizing Mortgage Loans secured by first liens on fee simple interests in one- to four-family residential real properties (each, a "MORTGAGED PROPERTY"). All of the Mortgage Loans in Loan Group 1, Loan Group 3 and Loan Group 5 have original principal balances that do not exceed the applicable Freddie Mac and Fannie Mae original loan amount limitations for one- to four-family residential mortgaged properties (i.e., conforming mortgage loans). Generally, the Mortgage Loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on an annual or semi-annual interest rate Adjustment Date (the "ADJUSTMENT DATE") to a rate based on an index plus a fixed margin (the "MARGIN"). As of the Cut-Off date, the Group 1 Loans had remaining fixed rate periods ranging from 1 to 10 months; the Group 2 Loans had remaining fixed rate periods ranging from 1 to 10 months; the Group 3 Loans had remaining fixed rate periods ranging from 21 to 35 months; the Group 4 Loans had remaining fixed rate periods ranging from 19 to 35 months; the Group 5 Loans had remaining fixed rate periods ranging from 52 to 59 months; the Group 6 Loans had remaining fixed

-------------------------------
* The description of the mortgage pool and the mortgaged properties in this section and in Appendix B is based on the Mortgage Loans as of the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before that date, whether or not actually received. All references in this prospectus supplement to "scheduled principal balance" refer to the scheduled principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not sum to 100%. References to percentages of Mortgage Loans refer in each case to the percentage of the aggregate scheduled principal balances of the related Loan Group, based on the scheduled principal balances of the Mortgage Loans after giving effect to scheduled monthly payments due on or prior to the Cut-Off Date, whether or not received. References to weighted averages refer in each case to weighted averages by scheduled principal balance as of the Cut-Off Date of the related Mortgage Loans determined in the same way. Before the issuance of the certificates, Mortgage Loans may be removed from or added to the mortgage pool as a result of principal prepayments, delinquencies or otherwise. We believe that the information in this prospectus supplement for the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted when the certificates are issued, although the range of mortgage interest rates and other characteristics of the Mortgage Loans in the mortgage pool may vary. See "--Additional Information" below.

rate periods ranging from 52 to 59 months; the Group 7 Loans had remaining fixed rate periods ranging from 76 to 83 months; and the Group 8 Loans had remaining fixed rate periods ranging from 112 to 119 months. Each Mortgage Loan uses the One-Year CMT Loan Index (described below), the Six-Month LIBOR Loan Index (described below) or the One-Year LIBOR Loan Index (described below) as its relevant index (each, an "INDEX"). The Mortgaged Properties, which may include detached homes, two- to four-family dwellings, individual condominium units, cooperative units, and individual units in planned residential developments have the additional characteristics described below and in the prospectus.


                  Each Mortgage Loan had a first scheduled payment date during the period from January 1, 2004, through May 1, 2005, inclusive (or April 1, 2004, through May 1, 2005, in the case of the Short Reset Group Loans, and January 1, 2004, through May 1, 2005, in the case of the Hybrid Group Loans), and will have an original term to maturity from the due date of its first Scheduled Payment of not more than 30 years. All Mortgage Loans will have principal (if applicable) and interest payable on the first day of each month (the "DUE DATE"). Approximately 87.469% of the Mortgage Loans (representing approximately 91.831% of the Short Reset Group Loans and approximately 86.319% of the Hybrid Group Loans, respectively) pay interest only and do not amortize principal for a set period from the date of their origination and thereafter begin to amortize principal.


                  All of the Mortgage Loans were originally acquired by Goldman Sachs Mortgage Company ("GSMC") from Countrywide Home Loans, Inc. ("COUNTRYWIDE"), GMAC Mortgage Corporation ("GMACM"), IndyMac Bank, F.S.B. ("INDYMAC"), Lydian Private Bank ("LYDIAN"), National City Mortgage Co. ("NAT CITY") and certain entities that sold mortgage loans to GSMC under its mortgage conduit program (the "CONDUIT PROGRAM") (each of such entities, together with Countrywide, GMACM, IndyMac, Lydian and Nat City, a "SELLER") pursuant to various sale and servicing agreements (or, in the case of the Mortgage Loans acquired from Countrywide, which will be serviced by Countrywide Home Loans Servicing LP ("COUNTRYWIDE SERVICING"), such Mortgage Loans were acquired pursuant to a seller's warranty agreement and will be serviced by Countrywide Servicing pursuant to a servicing agreement) (or, in the case of the Mortgage Loans acquired through the Conduit Program, such Mortgage Loans were acquired pursuant to various master loan purchase agreements between the applicable sellers and GSMC and will be serviced for GSMC, as owner of the servicing rights, by Countrywide Servicing pursuant to a servicing agreement (each of the foregoing sale and servicing agreements, servicing agreements, seller's warranty agreements and master loan purchase agreements, a "SALE AND SERVICING AGREEMENT" and together, the "SALE AND SERVICING AGREEMENTS")). Each Seller, under the related Sale and Servicing Agreement, made certain representations and warranties (see "--Representations and Warranties Regarding the Mortgage Loans" below) regarding the Mortgage Loans. Each Sale and Servicing Agreement will be assigned to the Trust insofar as it relates to the particular Mortgage Loans sold to the Trust.


                  On each Adjustment Date, the mortgage interest rate will be adjusted to equal the sum of the Index and the Margin, rounded generally to the nearest one-eighth of one percent. The adjustment to the mortgage interest rate on a Mortgage Loan is generally limited to a number of basis points specified in the mortgage note (a "RATE ADJUSTMENT CAP"). Certain of the Mortgage Loans also have a different Rate Adjustment Cap that applies to their initial Adjustment Date (the "INITIAL RATE ADJUSTMENT CAP") or a periodic adjustment cap (a "SUBSEQUENT RATE ADJUSTMENT CAP"). In addition, each Mortgage Loan is subject to an overall maximum interest rate (a "LIFETIME CAP"), and specifies an overall minimum interest rate (a "LIFETIME FLOOR"), which is equal to the Margin for that Mortgage Loan. On the first Due Date following each Adjustment Date for each Mortgage Loan, the Scheduled Payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity. Each Mortgage Loan contains a "due-on-sale" clause which the applicable Servicer will exercise unless prohibited from doing so by applicable law.

                  The average current principal balance of the Mortgage Loans as of the Cut-Off Date is approximately $361,794 (representing approximately $316,692 for the Short Reset Group Loans and approximately $375,910 for the Hybrid Group Loans), with the principal balance of the largest Mortgage Loan equaling approximately $1,817,323 (or $1,367,850 and $1,817,323 for the Short Reset Group Loans and the Hybrid Group Loans, respectively). The weighted average mortgage interest rate as of the Cut-Off Date is 4.860% (or 3.727% and 5.159% for the Short Reset Group Loans and the Hybrid Group Loans, respectively). The weighted average stated remaining term of the Mortgage Loans is 356 months (or 356 months and 357 months for the Short Reset Group Loans and the Hybrid Group Loans, respectively). The weighted average seasoning is 4 months (or 4 months and 3 months for the Short Reset Group Loans and the Hybrid Group Loans, respectively).


THE GOLDMAN SACHS MORTGAGE CONDUIT PROGRAM


                  The information set forth below has been provided by GSMC.


                  GSMC acquires its mortgage loans through two primary channels:
(i) its Conduit Program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii) bulk acquisitions in the secondary market. GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.


                  All of the mortgage loans acquired by GSMC through the Conduit Program were acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.


MORTGAGE CONDUIT UNDERWRITING GUIDELINES


                  The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC through the Conduit Program are different from and, in some cases, less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae and Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.


                  Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower's past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.


                  Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower's gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the LTV ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.


                  In addition to its "full" documentation program, loans acquired by GSMC through the Conduit Program may also be originated under the following limited documentation programs: "reduced income," "stated income," "stated income/stated assets" or "no doc." These limited documentation programs are designed to streamline the underwriting process.


                  The "reduced income," "stated income," "stated income/stated asset" and "no doc" programs generally require less documentation and verification than do "full" documentation programs.


                  Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least one year of income documentation is provided. Employment history must also be verified by the originating lender.


                  Generally, the "reduced" documentation program requires similar information with respect to the borrower's income as a "full" documentation program. However, under "reduced" documentation programs only six months of income documentation is generally provided. Employment history must also be verified by the originating lender.


                  Generally, under the "stated income" program, the borrower's income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender.


                  Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.


                  Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc" program may be based primarily or entirely on the appraised value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.


                  The following charts summarize GSMC's maximum loan-to-value ratio requirements under its various documentation programs:


                               FULL DOCUMENTATION


                            Owner Occupied                     2nd Home                    Non-Owner Occupied
                    ------------------------------    -----------------------------    --------------------------
     Minimum           Maximum          Maximum         Maximum          Maximum          Maximum         Maximum
  Credit Score         LTV(1)           CLTV(1)          LTV(1)          CLTV(1)          LTV(1)          CLTV(1)
  ------------      ------------     -------------    ------------    -------------    ------------    ----------

       700               100%             100%             95%             95%              90%              90%

       680               100              100              95              95               90               90

       640               100              100              90              90               90               90

       620               100              100              90              90               85               90

       600               100              100              90              90               85               90

       580               90               95               90              90               80               90

       560               90               95               85              90               75               90

       540               85               95             N/A(2)          N/A(2)           N/A(2)           N/A(2)

----------------
(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.
(2)  Not applicable.

                              REDUCED DOCUMENTATION

                            Owner Occupied                     2nd Home                    Non-Owner Occupied
                    ------------------------------    -----------------------------    --------------------------
     Minimum           Maximum          Maximum         Maximum          Maximum          Maximum         Maximum
  Credit Score         LTV(1)           CLTV(1)          LTV(1)          CLTV(1)          LTV(1)          CLTV(1)
  ------------      ------------     -------------    ------------    -------------    ------------    ----------
       700               100%             100%             95%             95%              85%              90%

       680               100              100              90              90               85               90

       640               100              100              90              90               80               90

       620               95               95               85              90               75               90

       600               90               90               85              90               75               90

       580               90               90               80              90               75               90

       560               85               90               80              80               75               90

       540               80               90             N/A(2)          N/A(2)           N/A(2)           N/A(2)

----------------
(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.
(2)  Not applicable.

            STATED INCOME / STATED INCOME STATED ASSET DOCUMENTATION


                            Owner Occupied                     2nd Home                    Non-Owner Occupied
                    ------------------------------    -----------------------------    --------------------------
     Minimum           Maximum          Maximum         Maximum          Maximum          Maximum         Maximum
  Credit Score         LTV(1)           CLTV(1)          LTV(1)          CLTV(1)          LTV(1)          CLTV(1)
  ------------      ------------     -------------    ------------    -------------    ------------    ----------
       700               100%             100%             90%             90%              85%              90%

       680               100              100              90              90               80               90

       640               90               100              85              90               80               90

       620               85               90               80              90               75               90

       600               85               90               80              90               70               90

       580               80               90               75              90               70               90

       560               75               90               65              90               60               90

----------------
(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.


                                NO DOCUMENTATION


                            Owner Occupied                     2nd Home                    Non-Owner Occupied
                    ------------------------------    -----------------------------    --------------------------
     Minimum           Maximum          Maximum         Maximum          Maximum          Maximum         Maximum
  Credit Score         LTV(1)           CLTV(1)          LTV(1)          CLTV(1)          LTV(1)          CLTV(1)
  ------------      ------------     -------------    ------------    -------------    ------------    ----------
       700               95%              95%              85%             85%              80%              80%

       680               90               90               85              85               75               75

       660               85               85               80              80               70               70

----------------
(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.

                  An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie Mae and/or Freddie Mac and conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator. Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.


LOAN GROUP 1


                  Loan Group 1 contains 661 Mortgage Loans having an aggregate principal balance as of the Cut-Off Date of $139,930,727. The weighted average gross coupon for Loan Group 1 is 3.589%. The Mortgage Loans in Loan Group 1 have a remaining weighted average fixed rate period of 4 months following the Cut-Off Date.


                  As of the Cut-Off Date, approximately 93.276% of the Mortgage Loans in Loan Group 1 had current loan-to-value ratios of less than or equal to 80%, while approximately 6.724% of the Mortgage Loans in Loan Group 1 had current loan-to-value ratios greater than 80%. All of the Mortgage Loans in Loan Group 1 with original loan-to-value ratios greater than 80% are covered by a primary mortgage insurance policy.


        SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 1 LOANS.


LOAN GROUP 2


                  Loan Group 2 contains 343 Mortgage Loans having an aggregate principal balance as of the Cut-Off Date of $178,027,862. The weighted average gross coupon for Loan Group 2 is 3.835%. The Mortgage Loans in Loan Group 2 have a remaining weighted average fixed rate period of 4 months following the Cut-Off Date.


                  As of the Cut-Off Date, approximately 97.401% of the Mortgage Loans in Loan Group 2 had current loan-to-value ratios of less than or equal to 80%, while approximately 2.599% of the Mortgage Loans in Loan Group 2 had current loan-to-value ratios greater than 80%. All of the Mortgage Loans in Loan Group 2 with original loan-to-value ratios greater than 80% are covered by a primary mortgage insurance policy.


         SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 2 LOANS.


LOAN GROUP 3


                  Loan Group 3 contains 868 Mortgage Loans having an aggregate principal balance as of the Cut-Off Date of $212,313,114. The weighted average gross coupon for Loan Group 3 is 4.905%. The Mortgage Loans in Loan Group 3 have a remaining weighted average fixed rate period of 32 months following the Cut-Off Date.


                  As of the Cut-Off Date, approximately 94.876% of the Mortgage Loans in Loan Group 3 had current loan-to-value ratios of less than or equal to 80%, while approximately 5.124% of the Mortgage Loans in Loan Group 3 had current loan-to-value ratios greater than 80%. All of the Mortgage Loans in Loan Group 3 with original loan-to-value ratios greater than 80% are covered by a primary mortgage insurance policy.


         SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 3 LOANS.


LOAN GROUP 4


                  Loan Group 4 contains 547 Mortgage Loans having an aggregate principal balance as of the Cut-Off Date of $293,558,273. The weighted average gross coupon for Loan Group 4 is 4.912%. The Mortgage Loans in Loan Group 4 have a remaining weighted average fixed rate period of 31 months following the Cut-Off Date.


                  As of the Cut-Off Date, approximately 99.261% of the Mortgage Loans in Loan Group 4 had current loan-to-value ratios of less than or equal to 80%, while approximately 0.739% of the Mortgage Loans in Loan Group 4 had current loan-to-value ratios greater than 80%. All of the Mortgage Loans in Loan Group 4 with original loan-to-value ratios greater than 80% are covered by a primary mortgage insurance policy.


        SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 4 LOANS.

LOAN GROUP 5


                  Loan Group 5 contains 840 Mortgage Loans having an aggregate principal balance as of the Cut-Off Date of $196,986,324. The weighted average gross coupon for Loan Group 5 is 5.318%. The Mortgage Loans in Loan Group 5 have a remaining weighted average fixed rate period of 57 months following the Cut-Off Date.


                  As of the Cut-Off Date, approximately 97.087% of the Mortgage Loans in Loan Group 5 had current loan-to-value ratios of less than or equal to 80%, while approximately 2.913% of the Mortgage Loans in Loan Group 5 had current loan-to-value ratios greater than 80%. All of the Mortgage Loans in Loan Group 5 with original loan-to-value ratios greater than 80% are covered by a primary mortgage insurance policy.


         SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 5 LOANS.


LOAN GROUP 6


                  Loan Group 6 contains 722 Mortgage Loans having an aggregate principal balance as of the Cut-Off Date of $391,830,000. The weighted average gross coupon for Loan Group 6 is 5.309%. The Mortgage Loans in Loan Group 6 have a remaining weighted average fixed rate period of 57 months following the Cut-Off Date.


                  As of the Cut-Off Date, approximately 99.364% of the Mortgage Loans in Loan Group 6 had current loan-to-value ratios of less than or equal to 80%, while approximately 0.636% of the Mortgage Loans in Loan Group 6 had current loan-to-value ratios greater than 80%. All of the Mortgage Loans in Loan Group 6 with original loan-to-value ratios greater than 80% are covered by a primary mortgage insurance policy.


         SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 6 LOANS.


LOAN GROUP 7


                  Loan Group 7 contains 86 Mortgage Loans having an aggregate principal balance as of the Cut-Off Date of $35,888,116. The weighted average gross coupon for Loan Group 7 is 5.284%. The Mortgage Loans in Loan Group 7 have a remaining weighted average fixed rate period of 81 months following the Cut-Off Date.


                  As of the Cut-Off Date, approximately 98.809% of the Mortgage Loans in Loan Group 7 had current loan-to-value ratios of less than or equal to 80%, while approximately 1.191% of the Mortgage Loans in Loan Group 7 had current loan-to-value ratios greater than 80%. All of the Mortgage Loans in Loan Group 7 with original loan-to-value ratios greater than 80% are covered by a primary mortgage insurance policy.


         SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 7 LOANS.


LOAN GROUP 8


                  Loan Group 8 contains 145 Mortgage Loans having an aggregate principal balance as of the Cut-Off Date of $75,342,016. The weighted average gross coupon for Loan Group 8 is

5.586%. The Mortgage Loans in Loan Group 8 have a remaining weighted average fixed rate period of 117 months following the Cut-Off Date.


                  As of the Cut-Off Date, approximately 99.524% of the Mortgage Loans in Loan Group 8 had current loan-to-value ratios of less than or equal to 80%, while approximately 0.476% of the Mortgage Loans in Loan Group 8 had current loan-to-value ratios greater than 80%. All of the Mortgage Loans in Loan Group 8 with original loan-to-value ratios greater than 80% are covered by a primary mortgage insurance policy.


        SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 8 LOANS.


SELECTED MORTGAGE LOAN DATA


                                                                       TOTAL FOR
                                        LOAN             LOAN         SHORT RESET         LOAN             LOAN
                                      GROUP 1          GROUP 2         LOAN GROUP        GROUP 3          GROUP 4
                                      -------          -------         ----------        -------          -------
CUT-OFF DATE SCHEDULED PRINCIPAL
    BALANCE........................  $139,930,727     $178,027,862     $317,958,590     $212,313,114     $293,558,273
NUMBER OF MORTGAGE LOANS...........       661             343              1,004            868              547
AVERAGE SCHEDULED PRINCIPAL BALANCE    $211,696         $519,032         $316,692         $244,600         $536,670
WEIGHTED AVERAGE GROSS COUPON......     3.589%           3.835%           3.727%           4.905%           4.912%
WEIGHTED AVERAGE NET COUPON........     3.274%           3.501%           3.401%           4.655%           4.662%
WEIGHTED AVERAGE STATED REMAINING
   TERM (MONTHS)...................       356             356               356             356              355
WEIGHTED AVERAGE SEASONING (MONTHS)        4               4                 4               4                5
WEIGHTED AVERAGE MONTHS TO ROLL....        4               4                 4               32               31
WEIGHTED AVERAGE CURRENT LTV
    RATIO(1).......................     70.809%         67.986%           69.228%         72.319%          70.661%
WEIGHTED AVERAGE GROSS MARGIN......     2.120%           2.138%           2.130%           2.286%           2.365%
WEIGHTED AVERAGE CREDIT SCORE......       735             738               737             728              734

                                                                                                          TOTAL FOR
                                       LOAN              LOAN              LOAN            LOAN          HYBRID LOAN
                                      GROUP 5           GROUP 6          GROUP 7          GROUP 8           GROUP
                                      -------           -------          -------          -------           -----
CUT-OFF DATE SCHEDULED PRINCIPAL
    BALANCE........................  $196,986,324      $391,830,000      $35,888,116     $75,342,016     $1,205,917,843
NUMBER OF MORTGAGE LOANS...........      840               722               86              145              3,208
AVERAGE SCHEDULED PRINCIPAL BALANCE    $234,508          $542,701         $417,304         $519,600         $375,910
WEIGHTED AVERAGE GROSS COUPON......     5.318%            5.309%           5.284%           5.586%           5.159%
WEIGHTED AVERAGE NET COUPON........     5.068%            5.059%           5.034%           5.336%           4.909%
WEIGHTED AVERAGE STATED REMAINING
   TERM (MONTHS)...................      357               357               357             357               357
WEIGHTED AVERAGE SEASONING (MONTHS)       3                 3                 3               3                 3
WEIGHTED AVERAGE MONTHS TO ROLL....       57                57               81              117               51
WEIGHTED AVERAGE CURRENT LTV
    RATIO(1).......................    73.362%           73.070%           70.679%         68.525%           72.044%
WEIGHTED AVERAGE GROSS MARGIN......     2.266%            2.289%           2.333%           2.269%           2.303%
WEIGHTED AVERAGE CREDIT SCORE......      736               736               745             747               735


(1) "Current LTV Ratio" means "Loan-to-Value Ratio" as defined in the prospectus.

        SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE MORTGAGE LOANS.

THE INDICES


                  The Index for each Mortgage Loan is one of the One-Year CMT Loan Index, the Six-Month LIBOR Loan Index or the One-Year LIBOR Loan Index (each as defined below). The Index for each Mortgage Loan will be the most recently available One-Year CMT Loan Index, generally forty-five days before the applicable Adjustment Date, Six-Month LIBOR Loan Index, either twenty-five or forty-five days before the applicable Adjustment Date or One-Year LIBOR Loan Index, either twenty-five or forty-five days before the applicable Adjustment Date.


                  The "ONE-YEAR CMT LOAN INDEX" is the Index applicable to approximately 0.814% of the Mortgage Loans (representing approximately 0.391%, 0.291%, 0.651%, 1.478%, 4.494% and 2.692% of the Group 3 Loans, Group 4 Loans,
Group 5 Loans, Group 6 Loans, Group 7 Loans and Group 8 Loans, respectively) and is the percentage derived from the average weekly or monthly yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published in Federal

Reserve Statistical Release H.15(519). Yields on Treasury securities are estimated from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. securities dealers to the Federal Reserve Bank of New York. The constant yield values are read from the yield curve at fixed maturities. This method permits estimation of the yield for a one-year maturity, for example, even if no outstanding security has exactly one year remaining to maturity. The Federal Reserve Statistical Release H.15(519) is released each Monday.


                  The average weekly yield reflected by the One-Year CMT Loan Index, when published, relates to daily yield quotations made during the preceding week. Therefore, the mortgage interest rates will not necessarily reflect the current average on U.S. Treasury securities.


                  Listed below are some historical values of the One-Year CMT Loan Index determined from the monthly average yield beginning with 1993. The historical values of the One-Year CMT Loan Index determined from the monthly average yield have not been identical to values determined from the weekly average yield but they have not differed in a material amount. The values listed below are based upon Federal Reserve Statistical Release H.15(519).


MONTH            1993     1994     1995     1996     1997    1998     1999     2000     2001     2002     2003     2004    2005
------------     ----     ----     ----     ----     ----    ----     ----     ----     ----     ----     ----     ----    ----
January          3.50%    3.54%    7.05%    5.09%    5.61%   5.24%    4.51%    6.12%    4.81%    2.16%    1.36%    1.24%   2.86%
February         3.39%    3.87%    6.70%    4.94%    5.53%   5.31%    4.70%    6.22%    4.68%    2.23%    1.30%    1.24%   3.03%
March            3.33%    4.32%    6.43%    5.34%    5.80%   5.39%    4.78%    6.22%    4.30%    2.57%    1.24%    1.19%   3.30%
April            3.24%    4.82%    6.27%    5.54%    5.99%   5.38%    4.69%    6.15%    3.98%    2.48%    1.27%    1.43%   3.32%
May              3.36%    5.31%    6.00%    5.64%    5.87%   5.44%    4.85%    6.33%    3.78%    2.35%    1.18%    1.78%    --
June             3.54%    5.27%    5.64%    5.81%    5.69%   5.41%    5.10%    6.17%    3.58%    2.20%    1.01%    2.12%    --
July             3.47%    5.48%    5.59%    5.85%    5.54%   5.36%    5.03%    6.08%    3.62%    1.96%    1.12%    2.10%    --
August           3.44%    5.56%    5.75%    5.67%    5.56%   5.21%    5.20%    6.18%    3.47%    1.76%    1.31%    2.02%    --
September        3.36%    5.76%    5.62%    5.83%    5.52%   4.71%    5.25%    6.13%    2.82%    1.72%    1.24%    2.12%    --
October          3.39%    6.11%    5.59%    5.55%    5.46%   4.12%    5.43%    6.01%    2.33%    1.65%    1.25%    2.23%    --
November         3.58%    6.54%    5.43%    5.42%    5.46%   4.53%    5.55%    6.09%    2.18%    1.49%    1.34%    2.50%    --
December         3.61%    7.14%    5.31%    5.47%    5.53%   4.52%    5.84%    5.60%    2.22%    1.45%    1.31%    2.67%    --

                  The above table does not purport to be, and is not, a prediction of the performance of the One-Year CMT Loan Index in the future.

                  The Six-Month LIBOR Loan Index is the Index applicable to approximately 36.055% of the Mortgage Loans (representing approximately 98.588%, 97.756%, 27.146%, 38.545%, 15.886%, 8.137%, 5.494% and 2.005% of the Group 1
Loans, Group 2 Loans, Group 3 Loans, Group 4 Loans, Group 5 Loans, Group 6 Loans, Group 7 Loans and Group 8 Loans, respectively) and will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for six-month U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date (the "SIX-MONTH LIBOR LOAN INDEX"). With respect to the Countrywide Servicing- and IndyMac-serviced Mortgage Loans, in the event the Six-Month LIBOR Loan Index is no longer available, the relevant Servicer will select a substitute Index in accordance with the mortgages and in compliance with federal and state law.

                  The One-Year LIBOR Loan Index is the Index applicable to approximately 63.132% of the Mortgage Loans (representing approximately 1.412%, 2.244%, 72.463%, 61.164%, 83.463%, 90.385%, 90.012% and 95.302% of the Group 1
Loans, Group 2 Loans, Group 3 Loans, Group 4 Loans, Group 5 Loans, Group 6 Loans, Group 7 Loans and Group 8 Loans, respectively) and will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for one-year

U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date (the "ONE-YEAR LIBOR LOAN INDEX"). With respect to Countrywide Servicing- and IndyMac-serviced Mortgage Loans, in the event the One-Year LIBOR Loan Index is no longer available, the Servicer will select a substitute Index in accordance with the mortgages and in compliance with federal and state law.

ADDITIONAL INFORMATION

                  Appendix B contains important information about the Mortgage Loans including:

    o the mortgage interest rates and the current scheduled principal balances of the Mortgage Loans;

    o    the initial Adjustment Dates and the Margins;

    o the years in which initial Scheduled Payments on the Mortgage Loans were due;

    o    the current loan-to-value ratios of the Mortgage Loans;

    o    the types of Mortgaged Properties;

    o    the geographic distribution by state of the Mortgaged Properties;

    o the scheduled maturity dates of the Mortgage Loans and the weighted average stated remaining term to maturity of the Mortgage Loans;

    o    the original terms to maturity of the Mortgage Loans;

    o the interest rate Index and all applicable caps and floors for the mortgage interest rates;

    o the stated owner occupancy status of the Mortgaged Properties when the Mortgage Loans were originated;

    o    the mortgagor's stated purpose of financing; and

    o    the credit score ranges.

                  The credit score tables appearing in Appendix B show the credit scores, if any, that the servicers, originators, underwriters of the Mortgage Loans or GSMC collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of mortgagors. Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness. Lower credit scores do not necessarily correspond to the probability of default over the life of the related Mortgage Loan, because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related Mortgage Loans.

                  The Trust Agreement will be available to purchasers of the certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. In the event that Mortgage Loans are removed from or added to the mortgage pool as described in the footnote on page S-33, that removal or addition will be noted in the Current Report on Form 8-K.

TRANSFER OF MORTGAGE LOANS TO THE TRUST

                  The Mortgage Loans will be sold by GSMC to the Depositor as of the Cut-Off Date pursuant to assignment, assumption and recognition agreements among GSMC, the applicable Servicer and Seller and the Depositor. The Mortgage Loans, together with all principal and interest due on the Mortgage Loans after the Cut-Off Date, will then be sold by the Depositor to the Trust pursuant to the terms of the Trust Agreement. In connection with such transfer, the Depositor will assign all of its rights and obligations under the Sale and Servicing Agreements (with the exception of certain obligations) relating to the Mortgage Loans transferred by the Depositor to the Trust. The Trustee will execute, and the certificate registrar will, concurrent with such assignment, authenticate and deliver the certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "MORTGAGE LOAN SCHEDULE").

                  As to each Mortgage Loan (except MERS loans, as described below), certain documents are required to be delivered to JPMorgan Chase Bank, N.A. (the "CUSTODIAN") in accordance with the applicable Sale and Servicing Agreement. Such documents generally include the original mortgage note or (if the original is lost, and to the extent permitted by such Sale and Servicing Agreement), a copy of such mortgage note with applicable addenda and riders, endorsed in blank, without recourse, by the Seller, the original assignment of mortgage and any intervening related assignments, and any modification or assumption agreements, and may include other relevant documentation.

                  Certain of the Mortgage Loans have been registered with the Mortgage Electronic Registration System ("MERS"). For these Mortgage Loans, the Custodian will not have original documentation. Instead, the Trustee will be registered with MERS as the beneficial owner of such Mortgage Loans.

                  The Sale and Servicing Agreements generally provide that, if a document that should have been delivered to the Custodian is missing or defective, and that defect or missing document materially and adversely affects the value of the Mortgage Loan, the Seller must deliver the missing document or correct or cure the defect, as applicable, within 90 days of written notice of the defect.

                  The absence of, or the existence of a defect in, an original mortgage note, mortgage or certain other documents, may limit the ability of a Servicer to enforce a mortgagor's obligations under the related Mortgage Loan and to foreclose on defaulted Mortgage Loans. As noted above, if a loss would result from a missing or defective document, the Seller will be obligated to repurchase that Mortgage Loan or to indemnify the Trust for any such loss.

REPRESENTATIONS AND WARRANTIES REGARDING THE MORTGAGE LOANS

                  Pursuant to the terms of the applicable Sale and Servicing Agreement, each Seller made certain representations and warranties to GSMC in connection with the transfer of the Mortgage Loans as of the date of each such transfer. In connection with the transfer of the Mortgage Loans to the Trust, GSMSC, which will acquire the Mortgage Loans from GSMC immediately before they are transferred to the Trust, will assign to the Trustee on behalf of the Trust all of its rights under the Sale and Servicing Agreements, including the benefit of the representations and warranties. The following is a general summary of these representations and warranties and is not a complete or exact reproduction of all of the representations and warranties made with respect to the Mortgage Loans in the related Sale and Servicing Agreement. In addition, certain of the representations and warranties set forth below may not have been made with respect all of the mortgage loans. Each representation made by the related Seller was made as of the date that it sold the Mortgage Loans to GSMC. GSMC will bring down all loan level representations and warranties through the Closing Date. In addition, GSMC will make the representation and warranty in clause (xxxiv) directly to the Trust, as of the Closing Date.

(i) Mortgage Loan Schedule. The information set forth in the Mortgage Loan schedule attached to the applicable Sale and Servicing Agreement is true and correct as of the relevant cut-off date;

(ii) Payment History. All payments on the Mortgage Loans have been made and credited, there are no material defaults under the terms of the Mortgage Loans and no Mortgage Loan payment has been thirty days or more delinquent more than once in the twelve-month period preceding the closing date;

(iii) No Outstanding Charges. There are no defaults by the Seller in complying with the terms of the mortgage note or mortgage. To the best knowledge of each Seller, all taxes and government assessments, insurance premiums, water, sewer and municipal charges due and owing have either been paid, or to the extent not yet due and payable, escrowed;

(iv) Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded, if necessary and delivered to the purchaser under the related Sale and Servicing Agreement, and any such waiver, alteration or modification has been approved by the mortgage insurer, if the Mortgage Loan is insured, and the title insurer if required by the policy and is reflected in the Mortgage Loan schedule to the relevant agreement. No mortgagor has been released in whole or in part;

(v) No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;

(vi) No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the mortgage, in whole or in part;

(vii) Validity of Documents. The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms. Such mortgagor had the legal capacity to enter into the Mortgage Loan and execute and deliver the mortgage and mortgage note and the mortgage has been duly executed by such person;

(viii) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law applicable to the origination and servicing of the Mortgage Loan have been complied with, and the Servicer will maintain and deliver upon demand evidence of such compliance; and all inspections, licenses and certificates required for the occupied portion of each Mortgaged Property have been obtained;

(ix) Valid First Lien; No Mechanics' Liens. The mortgage is a valid, enforceable and perfected first lien on the Mortgaged Property, subject only to the lien of current property taxes and other assessments not yet due and payable, covenants and conditions specified in the title insurance policy and other matters to which similar properties are commonly subject. No mechanics' liens or similar liens have been filed having the same priority as the lien of the related mortgage, which are not insured against by the applicable title insurance policy;

(x) Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording of the mortgage were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note or mortgage;

(xi) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged. Prior to the transfer by the Seller, the Seller had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest of any nature;

(xii) Origination/Doing Business. The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties having an interest in the Mortgage Loan were in compliance with all applicable state licensing requirements where (1) the Mortgaged Property is located and any qualification requirements of Fannie Mae or Freddie Mac, or (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks (or their operating subsidiaries) or (5) not doing business in such state;

(xiii) Title Insurance. Each Mortgage Loan is covered by an American Land Title Association lender's title insurance policy or other generally acceptable form of insurance the policy and issuer of which is acceptable to Fannie Mae or Freddie Mac. The related Seller is the sole insured of such title insurance policy and such policy is in full force and effect with no claims made under such title insurance policy and no prior holder of the mortgage having done, by action or omission, anything to impair the coverage under such title insurance policy;

(xiv) Customary Provisions. The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the Mortgaged Property of the benefits of the security provided by such mortgage;

(xv) Occupancy. At origination and to the best of the Seller's knowledge, the Mortgaged Property was lawfully occupied under applicable law;

(xvi) No Additional Collateral. The mortgage note is not additionally secured by any collateral other than the Mortgaged Property;

(xvii) Transfer of Mortgage Loans. The assignment of mortgage for each Mortgage Loan that is not a MERS Mortgage Loan is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(xviii) Collection Practices; Escrow Deposits. The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent in the mortgage origination business and have been conducted in accordance with the terms of the related mortgage note and mortgage. All escrow amounts have been collected in full compliance with state and federal law and are not prohibited by applicable law;

(xix) Mortgaged Property Undamaged; No Condemnation. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended, and, to the best of such Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

(xx) Insurance. The Mortgaged Property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located or required by the applicable federal insurer. The mortgage obligates the mortgagor to pay the cost of maintaining such insurance;

(xxi) Payment Terms. The mortgage note is payable on the first day of each month, in equal monthly installments of principal and interest over a term of no more than thirty years; provided that monthly installments of interest may change due to adjustments to the mortgage interest rate on interest rate adjustment dates. No Mortgage Loan has a shared appreciation or other contingent interest feature or permits negative amortization;

(xxii) No Defaults. Except with respect to delinquencies identified on the Mortgage Loan schedule of the relevant agreement, there is no default, breach, violation or event of acceleration existing under any mortgage or mortgage note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

(xxiii) Loan-to-Value Ratio. The loan-to-value ratio of each Mortgage Loan was less than 125% at either the time of its origination or refinancing, as applicable;

(xxiv) Primary Mortgage Insurance. All provisions of each primary mortgage insurance policy have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policy have been paid. Any mortgage subject to a primary mortgage insurance policy obligates the related mortgagor to maintain such insurance and pay all related premiums and charges and each Mortgage Loan with a loan-to-value ratio at origination in excess of 80% will be subject to a primary mortgage insurance policy (unless an exception was made in the applicable Sale and Servicing

         Agreement) issued by an insurer acceptable to Fannie Mae or Freddie Mac in at least such amounts as required by Fannie Mae or Freddie Mac;

(xxv) No Foreclosure. No Mortgaged Property is subject to pending foreclosure proceedings or a written foreclosure agreement;

(xxvi) No Mortgagor Bankruptcy. To the best of the applicable Seller's knowledge, no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the related Mortgage Loan was originated and as of the relevant closing date and the Seller has not received notice that any mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

(xxvii) No Adverse Selection. The applicable Seller did not use adverse selection procedures when designating Mortgage Loans for sale to GSMC;

(xxviii) Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Seller's underwriting guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(xxix) Deeds of Trust. In the event any mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor;

(xxx) The Appraisal. The Mortgage Loan documents contain an appraisal of the related Mortgaged Property by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security of the Mortgaged Property; and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Fannie Mae or Freddie Mac, as applicable;

(xxxi) Servicemembers Civil Relief Act. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to any mortgagor under the Servicemembers Civil Relief Act;

(xxxii) No Additional Payments. There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the mortgagor;

(xxxiii) Comparable and Complete Mortgage Loan File. Each document or instrument in the related Mortgage File is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

(xxxiv) HOEPA. No Mortgage Loan is classified as "high cost" or "predatory" mortgage loans under Section 32 of the Home Ownership and Equity Protection Act of 1994, as amended and no Mortgage Loan is considered a "high cost" mortgage loan under any applicable federal or state laws;

(xxxv) Georgia Fair Lending Act. There is no Mortgage Loan that was originated on or after October 1, 2002, and before March 7, 2003, with an initial balance equal to or less than $322,700 which is secured by property located in the State of Georgia;

(xxxvi) No Credit Insurance Policies. No proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies; and

(xxxvii) Prepayment Penalty Term. No Mortgage Loan originated on or after
         October 1, 2002, will impose a prepayment premium for a term in excess of three years after its origination. No Mortgage Loan originated before October 1, 2002, will impose a prepayment premium for a term in excess of five years after its origination.


                  Upon discovery of a breach of any of the foregoing representations or warranties that materially and adversely affects the value of a Mortgage Loan, the party discovering such breach will give prompt written notice to the other parties as provided in the applicable Sale and Servicing Agreement. Within the applicable time period under the related Sale and Servicing Agreement, the Seller will be required to cure such breach, and if such breach cannot be cured within such time period, the Seller will be required to repurchase the Mortgage Loan from the Trust. The purchase price will include any costs and damages incurred by the Trust in connection with any violations by such Mortgage Loan of any predatory or abusive lending law. None of the Sellers or the Servicers will have the right to substitute another Mortgage Loan for a Mortgage Loan as to which a breach has occurred, but under certain circumstances as described in the Trust Agreement the Depositor may substitute another Mortgage Loan for a Mortgage Loan as to which a breach has occurred. The proceeds of the repurchase of a defective Mortgage Loan will be deposited in the Certificate Account for distribution to certificateholders on the Distribution Date for the month following the month in which the obligation to repurchase arises. GSMC will likewise be required to cure a breach of any representations and warranties made by it in the assignment, assumption and recognition agreements that materially and adversely affects the value of a Mortgage Loan, and if such breach cannot be cured within the applicable time period specified in the related assignment, assumption and recognition agreement, GSMC will be required to repurchase the Mortgage Loan from the Trust.


                  If any defective Mortgage Loan is not repurchased by the Seller or GSMC, as applicable, and losses occur on such Mortgage Loan, such losses will be allocated to the class of certificates as described under "Credit Enhancements--Subordination" in this prospectus supplement.


                  None of the Servicers, Master Servicer, Securities Administrator, Trustee, Depositor or any of their respective affiliates has made the foregoing representations and warranties and none of them will have any obligation to repurchase a Mortgage Loan if the Seller or GSMC, as applicable, defaults on its obligation to repurchase a Mortgage Loan from the Trust in connection with a breach of a representation and warranty or in connection with a defective document as described above.


                  In connection with its assignment of the Mortgage Loans to the Depositor, GSMC will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation in any mortgage note or mortgage to any person other than the Depositor, and the Depositor, in connection with its assignment of the Mortgage Loans to the Trustee for the benefit of the Trust will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation in any mortgage note or mortgage to any other person other than the Trustee. Moreover, each of GSMC and the Depositor will represent and warrant that it has not (a) satisfied, canceled or subordinated, in whole or in part, or rescinded any mortgage, (b) released the Mortgaged Property from the lien of the related mortgage, in whole or in part, or (c) released any mortgagor, in whole or in part except in connection with an assumption agreement or other agreement approved by the related federal insurer to the extent such approval was required.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL


                  The certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement of which this prospectus supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the Trust Agreement and the certificates. The Offered Certificates (as defined below) will not be issued unless they receive the rating or ratings from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S" and, together with S&P, the "RATING AGENCIES") indicated under "Certificate Ratings" in this prospectus supplement. As of May 27, 2005 (the "CLOSING DATE"), the Offered Certificates, other than the Class 1B2, Class 1B3, Class 2B2 and Class 2B3 certificates, will qualify as "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.


                  Each Sale and Servicing Agreement obligates the related Servicer to make advances when payments on the Mortgage Loans are delinquent and such Servicer determines that certain other conditions are satisfied, as described in this prospectus supplement under "--Advances." If a Servicer fails to make such Advances, then the Master Servicer or the Trustee, in its capacity as successor master servicer, or another successor master servicer, will be obligated to make such Advances to the extent described in the Trust Agreement.


                  The Mortgage Pass-Through Certificates, Series 2005-AR3 will consist of the following classes:

    SENIOR          SENIOR         SENIOR         SENIOR         SENIOR         SENIOR        SENIOR         SENIOR
 CERTIFICATES    CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES  CERTIFICATES   CERTIFICATES
   (GROUP 1)       (GROUP 2)      (GROUP 3)      (GROUP 4)      (GROUP 5)     (GROUP 6)      (GROUP 7)      (GROUP 8)
--------------   -------------  ------------   ------------   ------------   ------------  ------------   ------------
   Class 1A1       Class 2A1      Class 3A1      Class 4A1      Class 5A1     Class 6A1      Class 7A1      Class 8A1
                                  Class 3A2                                   Class 6A2                     Class 8A2

   SENIOR           SENIOR                             JUNIOR
INTEREST ONLY    SUBORDINATE         SENIOR          SUBORDINATE      JUNIOR
CERTIFICATES     CERTIFICATES     SUBORDINATE       CERTIFICATES    SUBORDINATE
(SHORT RESET     (SHORT RESET     CERTIFICATES      (SHORT RESET    CERTIFICATES       RESIDUAL
   GROUP)           GROUP)       (HYBRID GROUP)       GROUP)        (HYBRID GROUP)   CERTIFICATES
-------------    ------------    --------------    -------------    --------------   ------------
  Class X        Class 1B1       Class 2B1         Class 1B4         Class 2B4       Class R
                 Class 1B2       Class 2B2         Class 1B5         Class 2B5       Class RSR
                 Class 1B3       Class 2B3         Class 1B6         Class 2B6       Class RH

                  Collectively, the certificates will represent the ownership of the property in the Trust. Legal title to the property of the Trust will be held by the Trustee. Only the Class 1A1, Class 2A1, Class 3A1, Class 3A2, Class 4A1, Class 5A1, Class 6A1, Class 6A2, Class 7A1, Class 8A1, Class 8A2 and Class X certificates (collectively, the "SENIOR CERTIFICATES"), the Class 1B1, Class 1B2,

Class 1B3, Class 2B1, Class 2B2 and Class 2B3 certificates (the "SENIOR SUBORDINATE CERTIFICATES") and the Class R, Class RSR and Class RH certificates (the "RESIDUAL CERTIFICATES" and, collectively with the Senior Certificates and the Senior Subordinate Certificates, "OFFERED CERTIFICATES") are offered by this prospectus supplement. The Class 1B4, Class 1B5, Class 1B6, Class 2B4, Class 2B5 and Class 2B6 certificates (the "JUNIOR SUBORDINATE CERTIFICATES") are not offered hereby. The Senior Subordinate Certificates together with the Junior Subordinate Certificates are sometimes referred to herein as the "SUBORDINATE CERTIFICATES." The Class 3A1, Class 6A1 and Class 8A1 certificates are sometimes referred to as the "SUPER SENIOR CERTIFICATES." The Class 3A2, Class 6A2 and Class 8A2 Certificates are sometimes referred to as the "SENIOR SUPPORT CERTIFICATES."

                  The "CLASS PRINCIPAL BALANCE" for any Distribution Date and for any class of certificates (other than the Interest Only Certificates (as defined below)) will equal the aggregate amount of principal to which it is entitled as of the Closing Date, reduced by all distributions of principal (other than reimbursements of Realized Losses) to that class and all allocations of losses required to be borne by that class before that Distribution Date and increased by the amount of any Subsequent Recoveries allocated to that class. The "CERTIFICATE PRINCIPAL BALANCE," for any individual certificate, will be the portion of the corresponding Class Principal Balance that it represents.

                  The Class X certificates (the "INTEREST ONLY CERTIFICATES") will not have a Class Principal Balance, but will only have a notional amount. The "NOTIONAL AMOUNT" for any Distribution Date and the Interest Only Certificates will be equal to an amount equal to the aggregate Class Principal Balance of the Class 1A1, Class 2A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates.

                  The Senior Certificates (other than the Interest Only Certificates) will each be issued in minimum denominations of not less than $25,000 initial Certificate Principal Balance each and multiples of $1 in excess of that amount. The Interest Only Certificates will be issued in minimum denominations of not less than $1,000,000 initial Notional Amount each and multiples of $1 in excess of $1,000,00. The Subordinate Certificates will each be issued in minimum denominations equivalent to not less than $250,000 initial Certificate Principal Balance each and multiples of $1 in excess of that amount. Each class of the Residual Certificates will be issued in a combined, registered, certificated form in a single denomination representing a 99.99% percentage interest in the residual interest in the related REMIC. The remaining 0.01% percentage interest of each class of Residual Certificates will be sold to the Securities Administrator.

                  Distributions on the Class 1A1 and Class RSR certificates (the "GROUP 1 CERTIFICATES") will generally be based on payments received or advanced on the Mortgage Loans in Loan Group 1. Distributions on the Class 2A1 certificates (the "GROUP 2 CERTIFICATES" and collectively with the Group 1 Certificates and the Interest Only Certificates, the "SHORT RESET GROUP SENIOR CERTIFICATES") will generally be based on payments received or advanced on the Mortgage Loans in Loan Group 2. Distributions on the Class 3A1, Class 3A2, Class R and Class RH certificates (the "GROUP 3 CERTIFICATES") will generally be based on payments received or advanced on the Mortgage Loans in Loan Group 3. Distributions on the Class 4A1 certificates (the "GROUP 4 CERTIFICATES") will generally be based on payments received or advanced on the Mortgage Loans in Loan Group 4. Distributions on the Class 5A1 certificates (the "GROUP 5 CERTIFICATES") will generally be based on payments received or advanced on the Mortgage Loans in Loan Group 5. Distributions on the Class 6A1 and Class 6A2 certificates (the "GROUP 6 CERTIFICATES") will generally be based on payments received or advanced on the Mortgage Loans in Loan Group 6. Distributions on the Class 7A1 certificates (the "GROUP 7 CERTIFICATES") will generally be based on payments received or advanced on the Mortgage Loans in Loan Group 7. Distributions on the Class 8A1 and Class 8A2
certificates (the "GROUP 8 CERTIFICATES," and collectively with the Group 3 Certificates, the Group 4 Certificates, the Group 5 Certificates, the Group 6 Certificates and the Group 7 Certificates, the "HYBRID GROUP SENIOR CERTIFICATES") will generally be based on payments received or advanced on the Mortgage Loans in Loan Group 8. Each group of Group 1 Certificates, Group 2 Certificates, Group 3 Certificates, Group 4 Certificates, Group 5 Certificates, Group 6 Certificates, Group 7 Certificates and Group 8 Certificates is sometimes referred to in this prospectus supplement as a "CERTIFICATE GROUP." Distributions on the Interest Only Certificates will generally be based on payments of interest received or advanced in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2. Distributions on the Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates (the "SHORT RESET GROUP SUBORDINATE CERTIFICATES," and together with the Short Reset Group Senior Certificates, the "SHORT RESET GROUP CERTIFICATES") will be based on payments received or advanced in respect of all of the Mortgage Loans relating to the Short Reset Loan Group. Distributions on the Class 2B1, Class 2B2, Class 2B3, Class 2B4, Class 2B5 and Class 2B6 (the "HYBRID GROUP SUBORDINATE CERTIFICATES," and together with the Hybrid Group Senior Certificates, the "HYBRID GROUP CERTIFICATES") will be based on payments received or advanced in respect of all of the Mortgage Loans relating to the Hybrid Loan Group.

                  With respect to any date of determination, the percentage of all the voting rights allocated among holders of the certificates (other than the Interest Only Certificates) will be 99% and will be allocated among the classes of those certificates in the proportion that the aggregate Class Principal Balance of a class then outstanding bears to the aggregate Class Principal Balance of all certificates then outstanding. With respect to any date of determination, the percentage of all the voting rights allocated among holders of the Interest Only Certificates will be 1%. The voting rights allocated to a class of certificates will be allocated among all holders of that class in proportion to the outstanding Certificate Principal Balances, or Notional Amount, of those certificates.

                  Distributions will be made to certificateholders of record on the last business day of the interest accrual period for each class related to the applicable Distribution Date (the "RECORD DATE"). All distributions will be made either (1) by check mailed to the address of each certificateholder as it appears in the certificate register on the Record Date immediately prior to such Distribution Date or (2) with respect to the Offered Certificates other than the Residual Certificates, by wire transfer of immediately available funds to the account of the certificateholder at a bank or other entity having appropriate facilities, if the holder has so notified the Securities Administrator in writing by the Record Date immediately prior to such Distribution Date and the holder is the registered owner of Regular Certificates with an initial principal amount of at least $1,000,000. The Securities Administrator may charge the holder a fee for any payment made by wire transfer. Final distribution on the certificates will be made only upon surrender of the certificates at the offices of the Securities Administrator or other certificate registrar set forth in the notice of such final distribution.

DISTRIBUTIONS

                  Beginning on June 27, 2005, and on the 25th day of each month thereafter, or if the 25th day is not a business day, on the next succeeding business day (each, a "DISTRIBUTION DATE") thereafter, after reimbursement of any Advances to a Servicer (or the Master Servicer as successor servicer, or the Trustee in its capacity as successor servicer, if such Advance is not made by the Servicer), distributions will be made, to the extent of funds available therefor, in the following order and priority:

                  (a) the Available Distribution Amount (as defined under "Available Distribution Amount" below) for Loan Group 1 will be distributed:

                       (i) first, pro rata (based on the amount distributable to the Class 1A1 and Class RSR certificates and the amount to be deposited in the Reserve Fund pursuant to this section (a)(i)), to the Class 1A1 and Class RSR certificates, Accrued Certificate Interest thereon, and to the Reserve Fund, an amount equal to the product of (A) the Class X Rate (as defined herein), (B) the Notional Amount of the Class X certificates and (C) the Pool 1 Portion (as defined herein); and

                       (ii) second, sequentially to the Class RSR and Class 1A1 certificates, in that order, as principal, in an amount up to the Senior Principal Distribution Amount (as defined herein) for Loan Group 1 for such Distribution Date, until the Class Principal Balance of each such class has been reduced to zero;

                  (b) the Available Distribution Amount for Loan Group 2 will be distributed:

                       (i) first, pro rata (based on the amount distributable to the Class 2A1 certificates and the amount to be deposited in the Reserve Fund pursuant to this section (b)(i)), to the Class 2A1 certificates, Accrued Certificate Interest thereon, and to the Reserve Fund, an amount equal to the product of (A) the Class X Rate, (B) the Notional Amount of the Class X certificates and (C) the Pool 2 Portion (as defined herein); and

                       (ii) second, to the Class 2A1 certificates, as principal, in an amount up to the Senior Principal Distribution Amount for Loan Group 2 for such Distribution Date, until the Class Principal Balance thereof has been reduced to zero;

                  (c) the Available Distribution Amount for Loan Group 3 will be distributed:

                       (i) first, pro rata (based on their respective Accrued Certificate Interest), to the Class 3A1, Class 3A2, Class R and Class RH certificates, Accrued Certificate Interest thereon; and

                       (ii) second, sequentially, to the Class R, Class RH and, as a group, the Class 3A1 and Class 3A2 certificates, in that order, as principal, in an amount up to the Senior Principal Distribution Amount for Loan Group 3 for such Distribution Date, until the Class Principal Balance of each such class has been reduced to zero; provided that distributions made to the Class 3A1 and Class 3A2 certificates, as a group, will be made pro rata, based on their respective Class Principal Balances;

                  (d) the Available Distribution Amount for Loan Group 4 will be distributed:

                       (i) first, to the Class 4A1 certificates, Accrued Certificate Interest thereon; and

                       (ii) second, to the Class 4A1 certificates, as principal, in an amount up to the Senior Principal Distribution Amount for Loan Group 4 for such Distribution Date, until the Class Principal Balance thereof has been reduced to zero;

                  (e) the Available Distribution Amount for Loan Group 5 will be distributed:

                       (i) first, to the Class 5A1 certificates, Accrued Certificate Interest thereon; and

                       (ii) second, to the Class 5A1 certificates, as principal, in an amount up to the Senior Principal Distribution Amount for Loan Group 5 for such Distribution Date, until the Class Principal Balance thereof has been reduced to zero;

                  (f) the Available Distribution Amount for Loan Group 6 will be distributed:

                       (i) first, pro rata (based on their respective Accrued Certificate Interest), to the Class 6A1 and Class 6A2 certificates, Accrued Certificate Interest thereon; and

                       (ii) second, pro rata (based on their respective Class Principal Balances), to the Class 6A1 Class 6A2 certificates, as principal, in an amount up to the Senior Principal Distribution Amount for Loan Group 6 for such Distribution Date, until the Class Principal Balance of each such class has been reduced to zero;

                  (g) the Available Distribution Amount for Loan Group 7 will be distributed:

                       (i) first, to the Class 7A1 certificates, Accrued Certificate Interest thereon; and

                       (ii) second, to the Class 7A1 certificates, as principal, in an amount up to the Senior Principal Distribution Amount for Loan Group 7 for such Distribution Date, until the Class Principal Balance thereof has been reduced to zero;

                  (h) the Available Distribution Amount for Loan Group 8 will be distributed:

                       (i) first, pro rata (based on their respective Accrued Certificate Interest), to the Class 8A1 and Class 8A2 certificates, Accrued Certificate Interest thereon; and

                       (ii) second, pro rata (based on their respective Class Principal Balances), to the Class 8A1 Class 8A2 certificates, as principal, in an amount up to the Senior Principal Distribution Amount for Loan Group 8 for such Distribution Date, until the Class Principal Balance of each such class has been reduced to zero;

                  (i) subject to the exceptions described below, unless the Class Principal Balance of a class of Short Reset Group Subordinate Certificates has been previously reduced to zero, the portion of the Available Distribution Amount for the Short Reset Loan Group in the aggregate remaining after making all of the distributions described above in paragraphs (a) and (b) (including, without limitation, by making any crossover payments as described under "Credit Enhancements" below) will be distributed in the following order of priority:

                       (i) first, to the Class 1B1 certificates, Accrued Certificate Interest thereon;

                       (ii) second, to the Class 1B1 certificates, as principal, their pro rata share (based on their Class Principal Balance) of the related Subordinate Principal Distribution Amount (as defined herein) for such Distribution Date, until their Class Principal Balance has been reduced to zero;

                       (iii) third, to the Class 1B2 certificates, Accrued Certificate Interest thereon;

                       (iv) fourth, to the Class 1B2 certificates, as principal, their pro rata share (based on their Class Principal Balance) of the related Subordinate Principal Distribution Amount for such Distribution Date, until their Class Principal Balance has been reduced to zero;

                       (v) fifth, to the Class 1B3 certificates, Accrued Certificate Interest thereon;

                       (vi) sixth, to the Class 1B3 certificates, as principal, their pro rata share (based on their Class Principal Balance) of the related Subordinate Principal Distribution Amount for such Distribution Date, until their Class Principal Balance has been reduced to zero;

                       (vii) seventh, to the Class 1B4, Class 1B5 and Class 1B6 certificates, interest and principal in the same manner as for the Class 1B1, Class 1B2 and Class 1B3 certificates, first to the Class 1B4 certificates, then to the Class 1B5 certificates and finally to the Class 1B6 certificates; and

                       (viii) eighth, to each class of the Short Reset Group Certificates in order of seniority (and among classes of Senior Certificates related to the Short Reset Loan Group, pro rata, based on the amount of unreimbursed Realized Losses allocated to such classes), up to the amount of unreimbursed Realized Losses previously allocated to that class, if any (unless the allocation of Realized Losses has reduced any class of certificates to zero on a previous Distribution Date, in which case no amounts will be reimbursed to that class); provided, however, that any amounts distributed pursuant to this paragraph
                               (i)(viii) will not cause a further reduction in the Class Principal Balance of any class of certificates;

                  (j) subject to the exceptions described below, unless the Class Principal Balance of a class of Hybrid Group Subordinate Certificates has been previously reduced to zero, the portion of the Available Distribution Amount for the Hybrid Loan Group in the aggregate remaining after making the distributions described above in paragraphs (c), (d), (e), (f), (g) and (h) (including, without limitation, by making any crossover payments as described under "Credit Enhancements" below) will be distributed in the following order of priority

                       (i) first, to the Class 2B1 certificates, Accrued Certificate Interest thereon;

                       (ii) second, to the Class 2B1 certificates, as principal, their pro rata share (based on their Class Principal Balance) of the related Subordinate Principal Distribution Amount for such Distribution Date, until their Class Principal Balance has been reduced to zero;

                       (iii) third, to the Class 2B2 certificates, Accrued Certificate Interest thereon;

                       (iv) fourth, to the Class 2B2 certificates, as principal, their pro rata share (based on their Class Principal Balance) of the related Subordinate Principal Distribution Amount for such Distribution Date, until their Class Principal Balance has been reduced to zero;

                       (v) fifth, to the Class 2B3 certificates, Accrued Certificate Interest thereon;

                       (vi) sixth, to the Class 2B3 certificates, as principal, their pro rata share (based on their Class Principal Balance) of the related Subordinate Principal Distribution Amount for such Distribution Date, until their Class Principal Balance has been reduced to zero;

                       (vii) seventh, to the Class 2B4, Class 2B5 and Class 2B6 certificates, interest and principal in the same manner as for the Class 2B1, Class 2B2 and Class 2B3 certificates, first to the Class 2B4 certificates, then to the Class 2B5 certificates and finally to the Class 2B6 certificates; and

                       (viii) eighth, to each class of the Hybrid Group Certificates in order of seniority (and among classes of Senior Certificates related to the Hybrid Loan Group, pro rata, based on the amount of unreimbursed Realized Losses allocated to such classes), up to the amount of unreimbursed Realized Losses previously allocated to that class, if any (unless the allocation of Realized Losses has reduced any class of certificates to zero on a previous Distribution Date, in which case no amounts will be reimbursed to that class); provided, however, that any amounts distributed pursuant to this paragraph (j)(viii) will not cause a further reduction in the Class Principal Balance of any class of certificates;

                  (k) at such time as all Short Reset Group Certificates have been paid in full and all related Realized Losses previously allocated have been reimbursed in full (unless the allocation of Realized Losses has reduced any class of such certificates to zero on a previous Distribution Date, in which case no amounts will be reimbursed to that class), all remaining amounts related to the Short Reset Loan Group to the Class RSR certificates;

                  (l) at such time as all Hybrid Group Certificates have been paid in full and all related Realized Losses previously allocated have been reimbursed in full (unless the allocation of Realized Losses has reduced any class of such certificates to zero on a previous Distribution Date, in which case no amounts will be reimbursed to that class), all remaining amounts related to the Hybrid Loan Group to the Class RH certificates; and

                  (m)  all remaining amounts to the Class R certificates.

                  On any Distribution Date for which a Net WAC Shortfall (as defined herein) exists with respect to the Short Reset Group Certificates, the Securities Administrator will withdraw a specified amount from the Reserve Fund for distribution to such certificates, to the extent of funds available therefor, as provided under "--Reserve Fund" below. Distributions to the Class X certificates will be made as provided under "--Reserve Fund" below.

                  Notwithstanding paragraphs (i) and (j) above, if the Subordination Level for any class of Subordinate Certificates on any Distribution Date is less than the Subordination Level on the Closing Date (the "INITIAL SUBORDINATION LEVEL") for such class of certificates (such class, the "AFFECTED SUBORDINATE Certificates"), the aggregate amount of principal prepayments otherwise payable on such Distribution Date to such classes of Subordinate Certificates will be allocated:

                  (1) pro rata (based on their respective Class Principal Balance) to each class of related Subordinate Certificates whose Subordination Level equals or exceeds its Initial Subordination Level and the related class of Affected Subordinate Certificates having the lowest numerical designation, or

                  (2) if no class of related Subordinate Certificates has a Subordination Level equal to or in excess of its Initial Subordination Level, to the related class of Affected Subordinate Certificates having the lowest numerical designation up to an amount sufficient to restore its Subordination Level to its Initial Subordination Level, and then to the related class of Affected Subordinate Certificates having the next lowest numerical designation, in the same manner.

                  Although each class of Subordinate Certificates will be entitled to its pro rata portion of the Subordinate Principal Distribution Amount with respect to the applicable Loan Groups, the aggregate Available Distribution Amount for the applicable Loan Groups may not be sufficient (after payment of amounts due to the related Senior Certificates) to pay to each class of Subordinate Certificates its pro rata share of the related Subordinate Principal Distribution Amount, in which case the Available Distribution Amount for each Loan Group will be distributed in the priority described above, subject to the exceptions described in the section below entitled "--Principal Distribution Amount."

                  With respect to any class of Subordinate Certificates, the "SUBORDINATION LEVEL" on any specified date is the percentage obtained by dividing the sum of the Class Principal Balances of the related classes of Subordinate Certificates that are subordinate to that class by the sum of the Class Principal Balances of all related classes of certificates, before giving effect to distributions and allocations of Realized Losses to the applicable certificates on that date.

                  In the event that an optional purchase of the Short Reset Group Loans or the Hybrid Group Loans shall occur, each as described in the section below entitled "--Optional Purchase," the amount of any Fair Market Value Excess (as defined below) will be distributed to the Class RSR certificates, in the case of an optional purchase of the Short Reset Group Loans, or to the Class RH certificates, in the case of an optional purchase of the Hybrid Group Loans, in each case in accordance with the provisions of the Trust Agreement.

                  The formula for calculating the applicable interest rate for each class of the offered certificates (the "CERTIFICATE RATE") on any Distribution Date is set forth in the footnotes to the table on the cover of this prospectus supplement. The "NET FUNDS CAP" will be a per annum rate equal to (1) in the case of the Class 1A1 certificates, the weighted average of the Net Rates for the Group 1 Loans multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period; (2) in the case of the Class 2A1 certificates, the weighted average of the Net Rates for the Group 2 Loans and a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period; and (3) with respect to the Short Reset Group Subordinate Certificates, the weighted average of the Net Rates for the Group 1 Loans and the Group 2 Loans, weighted on the basis of the related Group Subordinate Amount (as defined below), multiplied , in the case of the first Distribution Date only, by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period. The "NET RATE" for each Mortgage Loan for each Distribution Date is equal to its per annum mortgage interest rate as of the Due Date in the prior calendar month, less the Servicing Fee Rate (as defined herein). "ACCRUED CERTIFICATE INTEREST" with respect to any class of certificates on each Distribution Date will equal (1) the product of (a) the Certificate Rate for such class, (b) a fraction, the numerator of which is the number of days in the related Interest Accrual Period (as defined below) and the denominator of which is 360 and (c) the applicable Class Principal Balance or Notional Amount, as applicable, plus (2) interest accrued but not paid on prior Distribution Dates. Accrued Certificate Interest is subject to reduction for certain interest shortfalls as described below. The "INTEREST ACCRUAL PERIOD" with respect to any Distribution Date will be (a) for the Class 1A1 and Class 2A1 certificates, the period commencing on the Distribution Date occurring in the preceding calendar month (or, with respect to the first Distribution Date, the Closing Date) and ending on the day before such Distribution Date, calculated on the basis of a 360-day year and the actual number of days in such Interest Accrual Period, (b) for the Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates, the period commencing on the 25th day of the preceding calendar month (or, with respect to the first Distribution Date, the Closing Date) and ending on the 24th day of the calendar month in which such Distribution Date occurs, calculated on the basis of a 360-day year consisting of twelve thirty-day months, and (c) for each other class of certificates, the calendar month preceding the current Distribution Date, calculated on the basis of a 360-day year consisting of twelve thirty-day months. As to any class of certificates (other than the Interest Only Certificates), the Class Principal Balance as of the close of business on each Distribution Date will equal the initial Class Principal Balance of such class reduced by all principal payments (other than reimbursements of Realized Losses) previously distributed to such class and all Realized Losses previously allocated to such class.

                  The "POOL 1 PORTION" will be a fraction, the numerator of which is the aggregate scheduled principal balance of the Group 1 Loans and the denominator of which is the aggregate scheduled principal balance of the Group 1 Loans and the Group 2 Loans, in each case as of the first day of the preceding calendar month. The "POOL 2 PORTION" will be a fraction, the numerator of which is the aggregate scheduled principal balance of the Group 2 Loans and the denominator of which is the aggregate scheduled principal balance of the Group 1 Loans and the Group 2 Loans, in each case as of the first day of the preceding calendar month.

                  The "CLASS X RATE" with respect to any Distribution Date for the Class X certificates will equal a per annum rate equal to the excess, if any, of (a) the weighted average of the Net Rates for the Mortgage Loans in Loan Group 1 and Loan Group 2 over (b) the weighted average of the Certificate Rates for the Class 1A1, Class 2A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates, weighted on the basis of their respective Class Principal Balances; provided that in the case of the Short Reset Group Senior Certificates and, with respect to the first Distribution Date only, the Short Reset Group Subordinate Certificates, such Certificate Rates will be multiplied by a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

                  The Class 1A1, Class 2A1, Class 1B1, Class 1B2 and Class 1B3 certificates are floating rate certificates that bear interest at rates based on LIBOR, subject to a cap.

                  "LIBOR" means, for any Interest Accrual Period (other than the initial Interest Accrual Period), the offered rate for one-month United States dollar deposits which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), as of 11:00 a.m. (London time) on the LIBOR Determination Date applicable to such Interest Accrual Period. If such rate does not appear on Telerate Page 3750 (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to leading banks in the London interbank market for a period of one month commencing on the first day of the relevant Interest Accrual Period. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the Securities Administrator. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Accrual Period). If none of such major banks selected by the Securities Administrator quotes such rate to the Securities Administrator, LIBOR for such LIBOR Determination Date will be the rate in effect with respect to the immediately preceding LIBOR Determination Date. Absent manifest error, the Securities Administrator's determination of LIBOR will be conclusive.

                  LIBOR for the initial Interest Accrual Period is 3.09063%.

                  "LIBOR DETERMINATION DATE" means, with respect to any Interest Accrual Period and any floating rate certificate, the second London Business Day prior to the date on which such Interest Accrual Period commences.

                  "LONDON BUSINESS DAY" means a day on which commercial banks in London are open for business (including dealings in foreign exchange and foreign currency deposits).

                  "REFERENCE BANKS" means four major banks in the London interbank market selected by the Securities Administrator.

                  For the initial Distribution Date, the Certificate Rate for the Class 1B4, Class 1B5 and Class 1B6 certificates will equal approximately 4.34063% per annum. For the initial Distribution Date, the Certificate Rate for the Class 2B4, Class 2B5 and Class 2B6 certificates will equal approximately 4.90918% per annum. On each Distribution Date thereafter, the Class 2B4, Class 2B5 and Class 2B6 Certificate Rate will equal the weighted average of the Net Rates for the Mortgage Loans in Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8 weighted on the basis of the related Group Subordinate Amount.

                  The "GROUP SUBORDINATE AMOUNT" as to any Distribution Date and
(i) the Mortgage Loans in Loan Group 1, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in Loan Group 1 for the preceding Distribution Date over the aggregate Class Principal Balance of the Group 1 Certificates after giving effect to distributions on that preceding Distribution Date, (ii) the Mortgage Loans in Loan Group 2, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in Loan Group 2 for the preceding Distribution Date over the aggregate Class Principal Balance of the Group 2 Certificates after giving effect to distributions on that preceding Distribution Date, (iii) the Mortgage Loans in Loan Group 3, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in Loan Group 3 for the preceding Distribution Date over the aggregate Class Principal Balance of the Group 3 Certificates after giving effect to distributions on that preceding Distribution Date, (iv) the Mortgage Loans in Loan Group 4, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in Loan Group 4 for the preceding Distribution Date over the aggregate Class Principal Balance of the Group 4 Certificates after giving effect to distributions on that preceding Distribution Date, (v) the Mortgage Loans in Loan Group 5, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in Loan Group 5 for the preceding Distribution Date over the aggregate Class Principal Balance of the Group 5 Certificates after giving effect to distributions on that preceding Distribution Date, (vi) the Mortgage Loans in Loan Group 6, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in Loan Group 6 for the preceding Distribution Date over the aggregate Class Principal Balance of the Group 6 Certificates after giving effect to distributions on that preceding Distribution Date, (vii) the Mortgage Loans in Loan Group 7, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in Loan Group 7 for the preceding Distribution Date over the aggregate Class Principal Balance of the Group 7 Certificates after giving effect to distributions on that preceding Distribution Date and (viii) the Mortgage Loans in Loan Group 8, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in Loan Group 8 for the preceding Distribution Date over the aggregate Class Principal Balance of the Group 8 Certificates after giving effect to distributions on that preceding Distribution Date.

                  Each Servicer is obligated to remit to the Master Servicer, who will remit to the Securities Administrator, before each Distribution Date, from the Servicer's own funds, an amount necessary to compensate the Trust for interest not earned on the Mortgage Loans as a result of prepayments ("COMPENSATING INTEREST"); provided, however, that, generally, the compensation to be paid by the Servicer is limited to, (i) with respect to Countrywide Servicing, the lesser of one-half of (a) its servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans, (ii) with respect to IndyMac, one-half of its servicing fee or (iii) with respect to Nat City, the respective servicing fee, and may not fully compensate certificateholders for such lost interest. Any such deficiency will constitute a prepayment interest shortfall. See "Yield and Prepayment Considerations--Principal Prepayments and Compensating Interest" in this prospectus supplement. Any prepayment interest shortfalls not covered by Compensating Interest will be allocated pro rata to each class of Senior Certificates (including any Super Senior Certificates) related to the Loan Group in which the prepayments occurred and the related classes of Subordinate Certificates in proportion to the amount of interest to which each such class of related Senior Certificates would otherwise be entitled and the interest that would be payable to a portion of the

Subordinate Certificates equal to the related Group Subordinate Amount, in each case in reduction of that amount. Interest shortfalls attributable to the Servicemembers Civil Relief Act, and any comparable state or local laws, will also be allocated pro rata to the related classes of Senior Certificates related to the Loan Group in which the shortfalls occurred and the related classes of Subordinate Certificates based on the amounts of interest payable to such Senior Certificates and the interest that would be payable to a portion of the Subordinate Certificates equal to the related Group Subordinate Amount, respectively.

                  Any modifications of the mortgage interest rate on any Mortgage Loan in connection with a mortgagor bankruptcy will not affect the calculation of the weighted average Net Rate of the Mortgage Loans as a whole or for any Loan Group. Interest shortfalls attributable to such a modification are bankruptcy losses and will be allocated as described under "--Subordination and Allocation of Losses."

                  On each Distribution Date, the portion of the Available Distribution Amount that would otherwise be distributable to the holders of the Class X certificates, based on the applicable Certificate Rate, will be reduced by the amount, if any, that is necessary to fund payment of any Net WAC Shortfalls to the holders of the Short Reset Group Certificates (see "-- Reserve Fund" below). The holders of the Class X certificates will not be reimbursed for amounts deposited in the Reserve Fund and distributed to the Short Reset Group Certificates.

RESERVE FUND

                  Pursuant to the terms of the Trust Agreement, the Securities Administrator will establish an account (the "RESERVE FUND"), which will be held in trust by the Securities Administrator on behalf of the holders of the Class 1A1, Class 2A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5, Class 1B6 and Class X certificates. The Reserve Fund will not be an asset of any REMIC. The Reserve Fund will be the sole source of payments to the holders of the Class 1A1, Class 2A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates with respect to any applicable Net WAC Shortfalls on such certificates.

                  The initial amount deposited into the Reserve Fund will be $45,000. On each Distribution Date, to the extent required following the distribution of the Available Distribution Amount as described under "--Distributions" above, the Securities Administrator will withdraw from amounts in the Reserve Fund to pay the Short Reset Group Certificates, in the following order or priority, in each case to the extent of amounts remaining in the Reserve Fund, as provided below:

                  (i) to the Class 1A1 and Class 2A1 certificates, pro rata, any related unpaid Net WAC Shortfalls for each such class for such Distribution Date;

                  (ii) to the Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates, sequentially, in that order, any related unpaid Net WAC Shortfalls for each such class for such Distribution Date; and

                  (iii) to the Class X Certificates, amounts in excess of (a) for each Distribution Date through and including the Distribution Date in August 2005, the initial deposit into the Reserve Fund or (b) for all other Distribution Dates, $1,000.

                  Upon retirement of the Short Reset Group Certificates as described under "--Optional Purchase" below, any amounts remaining in the Reserve Fund after all required distributions described under such section have been made will be distributed to the Class X Certificates.

NET WAC SHORTFALL

                  For the Class 1A1, Class 2A1, Class 1B1, Class 1B2 and Class 1B3 certificates and any Distribution Date, the "NET WAC SHORTFALL" for such class will equal the sum of:

                  (i) the excess, if any, of (1) the amount of interest that would be payable to such class if the applicable Certificate Rate were determined without regard to clause (b) of the definition thereof, over (2) the actual amount of interest distributable to such class for such Distribution Date;

                  (ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

                  (iii) interest for the applicable accrual period on the amount described in clause (ii) above based on the applicable Certificate Rate (determined without regard to clause (b) of the definition thereof).

PRINCIPAL DISTRIBUTION AMOUNT

                  On each Distribution Date, to the extent of the Available Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Principal Distribution Amount for that Distribution Date and each Loan Group will be distributed in the priority described above.

                  The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for each Loan Group and each Distribution Date will equal the sum of:

                  (i) the Senior Percentage of the Principal Payment Amount for such Loan Group,

                  (ii) the Senior Prepayment Percentage of the Principal Prepayment Amount for such Loan Group,

                  (iii)  the Senior Liquidation Amount for such Loan Group,

                  (iv) with respect to Loan Group 1 and Loan Group 2, crossover amounts (allocable to principal) (as described under "Credit Enhancements"), if any, received from the other such Loan Group,

                  (v) with respect to Loan Group 3 and Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8, crossover amounts (allocable to principal) (as described under "Credit Enhancements"), if any, received from another such Loan Group, and

                  (vi) the Senior Prepayment Percentage of any Subsequent Recoveries, with respect to the Mortgage Loans in such Loan Group.

                  The "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal, for the applicable Loan Group, (x) the sum of the Principal Payment Amount, the Principal

Prepayment Amount, and the Liquidation Principal for such Loan Group minus (y) the Senior Principal Distribution Amount for such Loan Group, minus (z) (1) with respect to Loan Group 1 and Loan Group 2, the crossover amounts, if any, allocable to principal paid to the Senior Certificates related to the other such Loan Group and (2) with respect to Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8, the crossover amounts, if any, allocable to principal paid to the Senior Certificates related to another such Loan Group.

                  For any Distribution Date and any Loan Group, the "PRINCIPAL PAYMENT AMOUNT" is the sum, for the Mortgage Loans in that Loan Group, of the portion of Scheduled Payments due on the Due Date immediately before the Distribution Date that are allocable to principal on those Mortgage Loans.

                  The "SENIOR PERCENTAGE" for each Loan Group and any Distribution Date will equal the lesser of (a) 100% and (b) the sum of the Class Principal Balance (immediately before the Distribution Date) of the Senior Certificates related to such Loan Group, divided by the aggregate scheduled principal balance of the Mortgage Loans in such Loan Group as of the Due Date in the prior calendar month, after giving effect to the Scheduled Payments due on that Due Date (whether or not received). The Senior Percentage as of the Closing Date will be approximately 95.25% for the Short Reset Loan Group and approximately 94.85% for the Hybrid Loan Group.

                  The "SUBORDINATE PERCENTAGE" for each Loan Group and any Distribution Date will equal 100% minus the Senior Percentage. The Subordinate Percentage as of the Closing Date will be approximately 4.75% for the Short Reset Loan Group and 5.15% for the Hybrid Loan Group.

                  The "PRINCIPAL PREPAYMENT AMOUNT", for any Distribution Date and any Loan Group, will equal the sum, for all of the Mortgage Loans in that Loan Group, of all Payoffs and Curtailments relating to the Mortgage Loans in that Loan Group that were received during the preceding calendar month. "PAYOFFS" are prepayments in full on a Mortgage Loan and "CURTAILMENTS" are partial prepayments on a Mortgage Loan. The "SENIOR PREPAYMENT PERCENTAGE" for each Distribution Date on or before May 2015, in the case of the Short Reset Loan Group, and on or before May 2012, in the case of the Hybrid Loan Group, will equal 100%. After the Distribution Date in May 2015, in the case of the Short Reset Loan Group, and May 2012, in the case of the Hybrid Loan Group, the percentages will be calculated as follows:

    o for any Distribution Date occurring in or between June 2015 and May 2016, in the case of the Short Reset Loan Group, and June 2012 and May 2013, in the case of the Hybrid Loan Group, the related Senior Percentage for that Distribution Date plus 70% of the related Subordinate Percentage for that Distribution Date;

    o for any Distribution Date occurring in or between June 2016 and May 2017, in the case of the Short Reset Loan Group, and June 2013 and May 2014, in the case of the Hybrid Loan Group, the related Senior Percentage for that Distribution Date plus 60% of the related Subordinate Percentage for that Distribution Date;

    o for any Distribution Date occurring in or between June 2017 and May 2018, in the case of the Short Reset Loan Group, and June 2014 and May 2015, in the case of the Hybrid Loan Group, the related Senior Percentage for that Distribution Date plus 40% of the related Subordinate Percentage for that Distribution Date;

    o for any Distribution Date occurring in or between June 2018 and May 2019, in the case of the Short Reset Loan Group, and June 2015 and May 2016, in the case of the Hybrid Loan

         Group, the related Senior Percentage for that Distribution Date plus 20% of the related Subordinate Percentage for that Distribution Date; and

    o for any Distribution Date occurring in or after June 2019, in the case of the Short Reset Loan Group, and June 2016, in the case of the Hybrid Loan Group, the related Senior Prepayment Percentage will equal the related Senior Percentage for that Distribution Date.


                  There are important exceptions to the calculations of the Senior Prepayment Percentage described in the above paragraph. On any Distribution Date:

    o if the Senior Percentage for Loan Group 1 or Loan Group 2 for that Distribution Date exceeds the initial Senior Percentage for such Loan Group as of the Closing Date, then the Senior Prepayment Percentage for Loan Group 1 and Loan Group 2 for that Distribution Date will equal 100%;

    o if the Senior Percentage for Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 or Loan Group 8 for that Distribution Date exceeds the initial Senior Percentage for such Loan Group as of the Closing Date, then the Senior Prepayment Percentage for Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8 for that Distribution Date will equal 100%;

    o if before the Distribution Date in June 2008 (i) the combined Subordinate Percentage for the Short Reset Loan Group for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of Realized Losses realized on the Mortgage Loans in the Short Reset Loan Group is less than or equal to 20% of the initial aggregate Class Principal Balance of the Short Reset Group Subordinate Certificates, then the Senior Prepayment Percentage for the Short Reset Loan Group for such Distribution Date will equal the Senior Percentage for the Short Reset Loan Group plus 50% of the related Subordinate Percentage for that Distribution Date;

    o if before the Distribution Date in June 2008 (i) the Subordinate Percentage for the Hybrid Loan Group for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of Realized Losses realized on the Mortgage Loans in the Hybrid Loan Group is less than or equal to 20% of the initial aggregate Class Principal Balance of the Hybrid Group Subordinate Certificates, then the Senior Prepayment Percentage for the Hybrid Loan Group for such Distribution Date will equal the Senior Percentage for the Hybrid Loan Group plus 50% of the related Subordinate Percentage for that Distribution Date;

    o if on or after the Distribution Date in June 2008, (i) the combined Subordinate Percentage for the Short Reset Loan Group for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of Realized Losses realized on the Mortgage Loans in the Short Reset Loan Group is less than or equal to 30% of the initial aggregate Class Principal Balance of the Short Reset Group Subordinate Certificates, then the Senior Prepayment Percentage for the Short Reset Loan Group for such Distribution Date will equal the Senior Percentage for such Short Reset Loan Group; and

    o if on or after the Distribution Date in June 2008, (i) the Subordinate Percentage for the Hybrid Loan Group for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of Realized Losses realized on the Mortgage Loans in the Hybrid Loan Group is less than or equal to 30% of the initial aggregate Class Principal Balance of the Hybrid Group Subordinate Certificates, then the Senior Prepayment Percentage for the Hybrid Loan Group for such Distribution Date will equal the Senior Percentage for such Hybrid Loan Group.

                  Notwithstanding the above, on any Distribution Date, if and so long as (as is more precisely set forth in the Trust Agreement) (1)(A) the aggregate delinquencies on the Mortgage Loans in the Short Reset Loan Group (including loans in bankruptcy, foreclosure and REO) averaged over the prior 3 months exceed 50% of the aggregate principal balance of the Short Reset Group Subordinate Certificates, or (B) cumulative Realized Losses on the Mortgage Loans in the Short Reset Loan Group as of the Distribution Dates prior to June 2016, June 2017, June 2018 and June 2019 (and each June thereafter) exceed 30%, 35%, 40%, 45% and 50%, respectively, of the aggregate initial Class Principal Balance of the Short Reset Group Subordinate Certificates, then the Senior Prepayment Percentage for each Certificate Group related to the Short Reset Loan Group for that Distribution Date will be 100% and (2)(A) the aggregate delinquencies on the Mortgage Loans in the Hybrid Loan Group (including loans in bankruptcy, foreclosure and REO) averaged over the prior 3 months exceed 50% of the aggregate principal balance of the Hybrid Group Subordinate Certificates, or
(B) cumulative Realized Losses on the Mortgage Loans in the Hybrid Loan Group as of the Distribution Dates prior to June 2013, June 2014, June 2015 and June 2016 (and each June thereafter) exceed 30%, 35%, 40%, 45% and 50%, respectively, of the aggregate initial Class Principal Balance of the Hybrid Group Subordinate Certificates, then the Senior Prepayment Percentage for each Certificate Group related to the Hybrid Loan Group for that Distribution Date will be 100%.

                  The "SENIOR LIQUIDATION AMOUNT", for any Distribution Date and any Loan Group, will equal the aggregate, for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan (as defined below) during the calendar month preceding the month of that Distribution Date, of the lesser of
(i) the Senior Percentage for the related Loan Group of the scheduled principal balance of that Mortgage Loan and (ii) the Senior Prepayment Percentage for the related Loan Group of the Liquidation Principal derived from that Mortgage Loan.

                  "LIQUIDATION PRINCIPAL" is the principal portion of Liquidation Proceeds received with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date. A "LIQUIDATED MORTGAGE LOAN" is a Mortgage Loan for which the Servicer has determined that it has received all amounts that it expects to recover from or on account of the Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise.

                  "LIQUIDATION PROCEEDS" means amounts, other than insurance proceeds and condemnation proceeds, received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, including (i) amounts received following the disposition of an REO property pursuant to the applicable Sale and Servicing Agreement less costs and expenses of such foreclosure sale and (ii) in the case of any Mortgage Loan with assets pledged in addition to the Mortgaged Property, amounts received upon the liquidation or conversion of such assets.

SUBORDINATION AND ALLOCATION OF LOSSES

                  The Subordinate Certificates will be subordinate in right of payment and provide credit support to the related Senior Certificates to the extent described in this prospectus supplement. The support provided by the Subordinate Certificates to the related Senior Certificates is intended to enhance the likelihood of regular receipt by the related Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford such related Senior Certificates protection against certain losses. The protection afforded to the Senior Certificates by the related Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the related Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the related

Subordinate Certificates and by the allocation of Realized Losses (other than Excess Special Losses) to the related Subordinate Certificates prior to any allocation of Realized Losses to the related Senior Certificates. In addition, each of the Senior Support Certificates will provide credit support to the related Super Senior Certificates by means of the allocation of Realized Losses (other than Excess Special Losses) to such Senior Support Certificates prior to any allocation of Realized Losses to such Super Senior Certificates.

                  In addition, each class of Subordinate Certificates will be subordinate to each class of related Subordinate Certificates with a lower numerical class designation. The protection afforded a class of Subordinate Certificates by the classes of related Subordinate Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those related classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of related Subordinate Certificates with higher numerical class designations and by the allocation of Realized Losses (other than Excess Special Losses) to the related Subordinate Certificates in reverse order of numerical designation.

                  A "REALIZED LOSS" on a Liquidated Mortgage Loan, generally equals the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Servicing Advances and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over (b) Liquidation Proceeds realized from the disposition of such Mortgage Loan. Realized Losses may also be realized in connection with unexpected expenses incurred by the Trust and modifications of defaulted Mortgage Loans.

                  Realized Losses (other than Excess Special Losses) realized during any calendar month will be allocated on each Distribution Date to reduce the Class Principal Balances of the related Subordinate Certificates in reverse numerical order, in each case until the Class Principal Balance of each such class has been reduced to zero. Because the Short Reset Group Subordinate Certificates represent interests in certificates related to the Short Reset Loan Group, the Class Principal Balances of the Short Reset Group Subordinate Certificates could be reduced to zero as a result of a disproportionate amount of losses on the Mortgage Loans in any of the Loan Groups in the Short Reset Loan Group. Therefore, the allocation to the Short Reset Group Subordinate Certificates of Realized Losses on the Mortgage Loans in any Loan Group in the Short Reset Loan Group will increase the likelihood that future losses may be allocated to the Senior Certificates related to a Loan Group in the Short Reset Loan Group which did not incur the loss. If the Class Principal Balances of all of the Short Reset Group Subordinate Certificates have been reduced to zero, further Realized Losses on the Mortgage Loans in the Short Reset Loan Group would be allocated pro rata to the Senior Certificates related to the Loan Group or Loan Groups in which such Realized Losses occurred based on their outstanding Class Principal Balances, in each case until the Class Principal Balance of each such class of certificates has been reduced to zero.

                  Similarly, because the Hybrid Group Subordinate Certificates represent interests in certificates related to the Hybrid Loan Group, the Class Principal Balances of the Hybrid Group Subordinate Certificates could be reduced to zero as a result of a disproportionate amount of losses on the Mortgage Loans in any of the Loan Groups in the Hybrid Loan Group. Therefore, the allocation to the Hybrid Group Subordinate Certificates of Realized Losses on the Mortgage Loans in any Loan Group in the Hybrid Loan Group will increase the likelihood that future losses may be allocated to the Senior Certificates related to a Loan Group in the Hybrid Loan Group which did not incur the loss. If the Class Principal Balances of all of the Hybrid Group Subordinate Certificates have been reduced to zero, further Realized Losses on the Mortgage Loans in the Hybrid Loan Group would be allocated pro rata to the Senior Certificates related to the Loan Group or Loan Groups in which such Realized Losses occurred based on their outstanding Class Principal

Balances, in each case until the Class Principal Balance of each such class of certificates has been reduced to zero; provided, however, that Realized Losses (other than Excess Special Losses) on the Mortgage Loans otherwise allocable to any class of Super Senior Certificates will first be allocated to the related class of Senior Support Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero, and thereafter to the Super Senior Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero.

                  An exception to the general rule for allocating Realized Losses is the allocation of certain Special Losses in excess of the thresholds described below. "SPECIAL LOSSES" consist of losses on the Mortgage Loans due to bankruptcy of the related mortgagors, fraud on the part of any party to the related mortgage documents and special hazard losses such as natural disasters, which are not covered by standard hazard insurance policies or flood insurance policies required to be in place for every Mortgage Loan, as described under "The Servicers--Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans." Any Special Losses (other than Excess Special Losses, as defined below) that are realized as of any Distribution Date will be allocated in the same manner as Realized Losses, as described above. "EXCESS SPECIAL LOSSES" are any Special Losses that exceed, as of the current Distribution Date (taking into account the cumulative amount of such Special Losses that has been realized since the Cut-Off Date), (a) in the case of bankruptcy losses, (1) with respect to the Short Reset Group Loans, $100,000, and (2) with respect to the Hybrid Group Loans, $384,125; (b) in the case of fraud losses, 3% of the scheduled principal balance of all of the Short Reset Group Loans or the Hybrid Group Loans, as applicable, in the first year after the issuance of the certificates, 2% of the scheduled principal balance of all of the Short Reset Group Loans or the Hybrid Group Loans, as applicable, in the second year after the issuance of the certificates, 1% of the scheduled principal balance of all of the Short Reset Group Loans or the Hybrid Group Loans, as applicable, in each of the third, fourth and fifth years after the issuance of the certificates and 0% in each subsequent year; and (c) in the case of special hazard losses, the greater of (1) the greatest of (A) 1% of the aggregate scheduled principal balance of all of the Mortgage Loans in the related Loan Groups, (B) the aggregate scheduled principal balance of the Mortgage Loans in the related Loan Groups secured by Mortgaged Properties located in the single California zip code area with the largest aggregate scheduled principal balance of Mortgage Loans, and (C) twice the scheduled principal balance of the largest Mortgage Loan in the related Loan Groups and
(2) (A) in the case of the Short Reset Group Loans, $3,179,585 and (B) in the case of the Hybrid Group Loans, $12,059,178. Any Excess Special Losses that are realized as of any Distribution Date will be allocated, pro rata, to (i) all classes of Senior Certificates (including the Super Senior Certificates) related to the Loan Group in which the losses occurred and (ii) all classes of related Subordinate Certificates, based on the aggregate Class Principal Balance of such Senior Certificates and the related Group Subordinate Amount of the related Subordinate Certificates, respectively.

                  Amounts received in respect of principal on a Mortgage Loan that has previously been allocated as a Realized Loss, Special Loss or Excess Special Loss to a class of certificates ("SUBSEQUENT RECOVERIES") will be treated as a principal prepayment. In addition, the Class Principal Balance of each class of certificates to which Realized Losses, Special Losses and Excess Special Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries, but not by more than the amount of Realized Losses, Special Losses and Excess Special Losses previously allocated to reduce the Class Principal Balance.

THE RESIDUAL CERTIFICATES

                  Each class of Residual Certificates will receive $100 of principal on the first Distribution Date as well as one month's interest on that amount and will not receive any distributions of interest or principal on any other Distribution Date. However, on each Distribution Date, a class of Residual Certificates will receive any amounts remaining (which, with the exception of the distribution of any Fair Market Value Excess (as defined herein) as described under "--Optional Purchase" below, are expected to be zero) in the Certificate Account from the Available Distribution Amount for each related Loan Group after distributions of interest and principal on the regular interests and payment of expenses, if any, of the Trust, together with excess Liquidation Proceeds, if any. Distributions of any remaining amounts to the Residual Certificates will be subordinate to all payments required to be made to the other classes of related certificates on any Distribution Date. The Residual Certificates will remain outstanding until the related REMIC is terminated even though they are not expected to receive any cash after the first Distribution Date (other than the distribution of any Fair Market Value Excess as described under "--Optional Purchase" below). See "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.

ADVANCES

                  For each Mortgage Loan, the applicable Servicer will make advances to the Certificate Account on or before each Distribution Date to cover any shortfall between (i) payments scheduled to be received for that Mortgage Loan and (ii) the amounts actually collected on account of those payments (each, a "P&I ADVANCE"). In addition, such Servicer will advance, as necessary, amounts necessary to preserve the Trust's interest in the Mortgage Loans and the related Mortgaged Properties, such as property taxes or insurance premiums that the related mortgagor failed to pay (such advances, "SERVICING ADVANCES" and, together with P&I Advances, "Advances"). However, if the Servicer determines, in good faith, that an Advance would not be recoverable from insurance proceeds, Liquidation Proceeds or other amounts collected on the particular Mortgage Loan, it will not be obligated to make an Advance. Advances are reimbursable to the Servicer from cash in the respective collection account before payments to the certificateholders if the Servicer determines that Advances previously made are not recoverable from insurance proceeds, Liquidation Proceeds or other amounts recoverable for the applicable Mortgage Loan. The Master Servicer (or the Trustee, acting as successor master servicer, or another successor in the event that the Master Servicer fails to make such Advances as required), acting as successor servicer, will advance its own funds to make P&I Advances if the applicable Servicer fails to do so (unless the Master Servicer or the Trustee or other successor servicer , as applicable, deems the P&I Advance to be nonrecoverable) as required under the Trust Agreement.


                  Upon liquidation of a Mortgage Loan, a Servicer (and the Master Servicer or Trustee, if either has made any P&I Advances on behalf of the Servicer) will be entitled to reimbursement of such Advances, including expenses incurred by it in connection with such Mortgage Loan. The Servicer will be entitled to withdraw (or debit) from the applicable collection account out of Liquidation Proceeds or insurance proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such proceeds to certificateholders, amounts equal to its normal servicing compensation on the applicable Mortgage Loan, unreimbursed Servicing Advances incurred with respect to the Mortgage Loan and any P&I Advances made on the Mortgage Loan. If a Servicer has expended its own funds to restore damaged property and such funds have not been reimbursed under any insurance policy, it will be entitled to withdraw (or debit) from the related collection account out of related Liquidation Proceeds or insurance proceeds an amount equal to such expenses incurred by it, in which event the Trust may realize a loss up to the amount so charged.


                  The rights of each Servicer or any successor servicer to receive servicing fees or other compensation (to the extent actually collected), and to be reimbursed for Advances, are senior to the rights of certificateholders to receive distributions on the certificates.

AVAILABLE DISTRIBUTION AMOUNT

                  On each Distribution Date, the Available Distribution Amount for that Distribution Date, which will be determined separately with respect to each Loan Group, and, in each case, will generally include Scheduled Payments due on the Due Date immediately before that Distribution Date, Curtailments received in the previous calendar month to the extent described below, Payoffs received in the previous calendar month to the extent described below and amounts received from liquidations of Mortgage Loans in the previous calendar month, will be distributed to the certificateholders, as specified in this prospectus supplement.

                  The "AVAILABLE DISTRIBUTION AMOUNT", for any Distribution Date for each Loan Group, as more fully described in the Trust Agreement, will equal the sum, for the Mortgage Loans in the Loan Group, of the following amounts:

                  (a) the total amount of all cash received from or on behalf of the mortgagors or advanced by a Servicer (or the Master Servicer or Trustee as successor servicer, or any other successor servicer) on the Mortgage Loans and not previously distributed (including P&I Advances made by a Servicer (or the Master Servicer or Trustee as successor servicer, or any other successor servicer) and proceeds of Mortgage Loans in the Loan Group that are liquidated), except:

                         (i) all Scheduled Payments collected but due on a Due Date after that Distribution Date;

                         (ii) all Curtailments received after the previous calendar month;

                         (iii) all Payoffs received after the previous calendar month (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period after the previous calendar month);

                         (iv) Liquidation Proceeds and insurance proceeds received on the Mortgage Loans in the Loan Group after the previous calendar month;

                         (v) all amounts in the Certificate Account that are due and reimbursable to the applicable Servicer under the related Sale and Servicing Agreement;

                         (vi) the servicing compensation and Master Servicer compensation for each Mortgage Loan in the Loan Group for that Distribution Date;

                         (vii) any cash required to be crossed over to any other Loan Group as described under "Credit Enhancements"; and

                         (viii) such Loan Group's share of all amounts reimbursable on such Distribution Date to the Securities Administrator, the Master Servicer or the Trustee;

                  (b) the total amount of any cash received during the calendar month prior to that Distribution Date by the Trustee, the Securities Administrator or the Servicer as a result of the repurchase by the Seller or GSMC, as applicable, of any Mortgage Loans in the Loan Group as a result of defective documentation or a breach of representations and warranties;

                  (c) any amounts crossed over from another Loan Group or Loan Groups to such Loan Group or Loan Groups as described under "Subordination and Allocation of Losses"; and

                  (d) the amount of any Subsequent Recoveries received with respect to the Mortgage Loans of such Loan Group.

OPTIONAL PURCHASE

                  On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in the Short Reset Loan Group is less than 10% of the aggregate scheduled principal balance of the Short Reset Group Loans (determined in the aggregate, rather than by Loan Group) as of the Cut-Off Date, the Master Servicer may purchase from the Trust the Short Reset Group Loans and all property acquired in respect of any Short Reset Group Loan remaining in the Trust. Any such optional purchase will cause the retirement of the Short Reset Group Certificates.

                  On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in the Hybrid Loan Group is less than 10% of the aggregate scheduled principal balance of the Hybrid Group Loans as of the Cut-Off Date, the Master Servicer may purchase from the Trust the Hybrid Group Loans and all property acquired in respect of any Hybrid Group Loan remaining in the Trust. Any such optional purchase will cause the retirement of the Hybrid Group Certificates.

                  In the case of either event described in the preceding two paragraphs, the purchase price will equal the greater of (x) the sum of (a) 100% of the aggregate outstanding principal balance of the applicable Mortgage Loans (other than Liquidated Mortgage Loans), plus accrued interest at the applicable mortgage interest rates and the amount of outstanding Servicing Advances on such Mortgage Loans through the Due Date preceding the date of purchase, less bankruptcy losses that would otherwise have been allocated to the certificates, and (b) the lesser of (1) the scheduled principal balance of the applicable Mortgage Loans related to all other applicable property in the Trust, plus accrued interest at the applicable mortgage rates and (2) the fair market value of all other applicable property in the Trust, and (y) the aggregate fair market value of all the assets in the Trust related to the Short Reset Loan Group or the Hybrid Loan Group, as applicable, as determined in accordance with the Trust Agreement. The proceeds of the sale of such assets of the Trust (other than, with respect to any Mortgage Loan and the related property, an amount equal to the excess, if any, of the amount in clause (y), over the sum of the amount in clause (x), in each case as set forth in the immediately preceding sentence (such excess, the "FAIR MARKET VALUE EXCESS")) will be distributed to the holders of the Short Reset Group Certificates or the Hybrid Group Certificates, as applicable, in accordance with the order of priorities set forth under "Description of the Certificates-Distributions." Any Fair Market Value Excess received in connection with the purchase of the Short Reset Group Loans will be distributed to the holders of the Class RSR certificates, and any Fair Market Value Excess received in connection with the purchase of the Hybrid Group Loans will be distributed to the holders of the Class RH certificates.

                  Except to the extent provided above with respect to allocating any Fair Market Value Excess to the holders of the Class RSR or Class RH certificates, the proceeds of such a purchase will be treated as a prepayment of the related Mortgage Loans for purposes of distributions to certificateholders. Accordingly, the exercise of the right to purchase assets of the Short Reset Loan Group or the Hybrid Loan Group as set forth above will effect early retirement of the related certificates and the applicable certificateholders will receive distributions on the Distribution Date following the month in which such assets are purchased. See "Administration--Termination; Optional Termination" in the prospectus.

RATED FINAL DISTRIBUTION DATE

                  The rated final Distribution Date for distributions on the Class 1A1, Class 2A1, Class X, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5, Class 1B6 and Class RSR certificates will be the distribution date occurring in May 2035. The rated final Distribution Date for distributions on the Class 3A1, Class 3A2, Class 4A1, Class 5A1, Class 6A1, Class 6A2, Class 7A1, Class 8A1, Class 8A2, Class 2B1, Class 2B2, Class 2B3, Class 2B4, Class 2B5, Class 2B6, Class R and Class RH certificates will be the distribution date occurring in May 2035. The rated final Distribution Date of each class of certificates was determined by adding one month to the maturity date of the latest maturing Mortgage Loan in the related Loan Groups.

                               THE MASTER SERVICER

GENERAL

                  Wells Fargo will act as the Master Servicer for the Mortgage Loans pursuant to the terms of the Trust Agreement.

                  Wells Fargo is a national banking association with master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland, 21045. The Master Servicer is engaged in the business of master servicing single-family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

                  The Servicers will directly service the Mortgage Loans under the supervision and oversight of the Master Servicer. The Master Servicer, however, will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described herein and as provided in the Trust Agreement. In no event, however, will the Master Servicer be responsible for supervising, monitoring or overseeing the administration and servicing by any Servicer of any defaulted Mortgage Loans and any related REO properties.

COMPENSATION OF THE MASTER SERVICER

                  As compensation for its services as Master Servicer, Wells Fargo will be entitled to receive a portion of the interest or investment income earned by it on amounts deposited in, or credited to, the Master Servicer Account (the "MASTER SERVICING FEE"). The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the Master Servicer Account will not be available for distribution to certificateholders. In the event the Master Servicer assumes the duties of a Servicer under any Sale and Servicing Agreement, it shall be entitled to receive, as compensation, the servicing fees and other compensation that would have been payable to the Servicer under the related Sale and Servicing Agreement.

                  Under the terms of the Trust Agreement, the Master Servicer will either retain or withdraw from the Master Servicer Account, (i) the Master Servicing Fee with respect to each Distribution Date, (ii) amounts necessary to reimburse itself for any previously unreimbursed P&I Advances, and any P&I Advances the Master Servicer deems to be non-recoverable from the related Mortgage Loan proceeds, (iii) reimbursement of any amounts with respect to which it is entitled to be indemnified in accordance with the terms of the Trust Agreement, subject to the limit on such amounts described under "--Indemnification and Third Party Claims," and (iv) any other amounts it is entitled to receive under the terms of the Trust Agreement. The Master Servicer shall be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

                  The Master Servicer shall pay the costs associated with monitoring the Servicers (including the costs of terminating any Servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer) and may be reimbursed therefor by the successor servicer and/or the terminated servicer. To the extent such servicing transfer costs are not paid by the terminated Servicer or the successor servicer, the Master Servicer shall be reimbursed by the Trust for out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from a Servicer to the Master Servicer or to any other successor servicer.

INDEMNIFICATION AND THIRD PARTY CLAIMS

                  The Master Servicer shall indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer's representations and warranties set forth in the Trust Agreement. It is understood and agreed that the enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator and the Trustee constitutes the sole remedy of the Depositor, the Securities Administrator and the Trustee in the event of a breach of the Master Servicer's representations and warranties. Such indemnification shall survive termination of the Master Servicer as Master Servicer under the Trust Agreement and the termination of the Trust Agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Trust Agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

                  The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor or the Trustee may sustain as a result of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the Trust Agreement. The Depositor, the Securities Administrator and the Trustee shall promptly notify the Master Servicer if a claim is made by a third party under the Trust Agreement or any of the Mortgage Loans which entitles the Depositor or the Trustee to indemnification by the Master Servicer under the Trust Agreement. The Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

                  The Trust will indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Trust Agreement, the Sale and Servicing Agreements, any agreement assigning any of the Sale and Servicing Agreements to the Trust, the custody agreements or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer's representations and warranties in the Trust Agreement or (ii) the Master Servicer's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement. The Master Servicer shall be entitled to reimburse itself for any such indemnified amount from funds on deposit in the Master Servicer Account. Amounts available to pay indemnified cost and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "--Compensation of the Master Servicer" above.

LIMITATION OF LIABILITY OF THE MASTER SERVICER

                  Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trustee or the certificateholders for any action taken, or for refraining from the taking of any action in good faith, or for errors in judgment; provided, however, that the Master Servicer shall remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Trust Agreement. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Trust Agreement and that in the opinion of the Master Servicer may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In the event of any litigation regarding the Master Servicer's duties, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust.

                  The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers.

ASSIGNMENT OR DELEGATION OF DUTIES BY THE MASTER SERVICER; RESIGNATION

                  The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, the Securities Administrator and the Depositor; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee, the Securities Administrator and the Depositor (which consents shall not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified entity to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer. If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Trust Agreement shall thereafter be payable to such successor master servicer, but in no event shall exceed the compensation payable to the predecessor Master Servicer.

                  Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer shall be a party, or any entity which succeeds to the business of the Master Servicer, shall be the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor to the Master Servicer shall be an entity (or an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac (provided that if such entity is an affiliate it shall agree to service the mortgage loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and shall have a net worth of not less than $25,000,000.

                  The Master Servicer shall not resign unless the Master Servicer's duties under the Trust Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the Master Servicer shall be evidenced by an Opinion of Counsel prepared by counsel to the Master Servicer and delivered to the Securities Administrator, the Trustee and the Depositor. No such resignation shall become effective until the Securities Administrator shall have assumed, or a successor master servicer appointed by the Securities Administrator shall have assumed, the Master Servicer's responsibilities and obligations under the Trust Agreement.

MASTER SERVICER EVENTS OF DEFAULT; WAIVER; TERMINATION

                  Under the terms of the Trust Agreement, each of the following shall constitute a "MASTER SERVICER EVENT OF DEFAULT" by the Master Servicer:
(a) any failure by the Master Servicer to remit to the Securities Administrator any amounts received by it from any Servicer or to make any P&I Advance required to be made by the Master Servicer under the terms of the Trust Agreement, which failure continues unremedied for a period of two (2) business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator; (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Trust Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator; (c) failure by the Master Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Properties are located, if such license is required; (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; (e) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property; (f) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) business days;
(g) an affiliate of the Master Servicer that performs any back-up servicing duties of the Master Servicer under the Trust Agreement or any servicing duties assumed by the Master Servicer under any Sale and Servicing Agreement ceases to meet the qualifications of a servicer approved by Fannie Mae or Freddie Mac; (h) except as otherwise set forth in the Trust Agreement, the Master Servicer attempts to assign its responsibilities under the Trust Agreement or to delegate its duties thereunder (or any portion thereof), without the consent of the Trustee and the Depositor; (i) the occurrence of certain delivery events or (j) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any employee thereof, any affiliate, or any director or employee thereof, that constitutes fraud or criminal activity in the performance of its obligations under the Trust Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Trust Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

                  By written notice, the Trustee may waive any default by the Master Servicer in the performance of its obligations under the Trust Agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose under the Trust Agreement.

                  So long as a Master Servicer Event of Default remains uncured, the Trustee may by notice in writing to the Master Servicer, terminate the Master Servicer for cause. Upon any termination of the Master Servicer, it shall prepare, execute and deliver to any successor entity designated by the Securities Administrator or the Trustee, any and all documents and other instruments related to the performance of its duties under the Trust Agreement and, any mortgage files related to any pool of Mortgage Loans with respect to which it acts as a successor servicer in each case, at the Master Servicer's expense. The Master Servicer shall cooperate with the Securities Administrator and the Trustee and such successor master servicer to effectively transfer its duties under the Trust Agreement.

REPORTS BY THE MASTER SERVICER

                  On or before the second business day preceding each Distribution Date, the Master Servicer shall, in accordance with the terms of the Trust Agreement, prepare and distribute to the Securities Administrator certain reports related to the certificates and the Mortgage Loans.

ASSUMPTION OF MASTER SERVICING BY TRUSTEE

                  In the event the Master Servicer is terminated, the Trustee (or its designee) shall assume all of the rights and obligations of the Master Servicer under the Trust Agreement and under each Sale and Servicing Agreement under which the Master Servicer is acting as Servicer, or the Trustee shall appoint a Freddie Mac or Fannie Mae approved servicer which is acceptable to the Depositor and the Rating Agencies. The Trustee, its designee or any successor Master Servicer appointed by the Trustee, shall be deemed to have assumed all of the Master Servicer's rights, duties and obligations under the Trust Agreement and any Sale and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of the Servicer, to the same extent as if such agreements had been assigned to the Trustee, its designee or any successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the Trust Agreement or any Sale and Servicing Agreement accruing prior to its replacement as Master Servicer, and agrees to indemnify and hold harmless the Trustee (and any successor Master Servicer appointed by the Trustee) from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the Trustee (or such successor) as a result of such liability or obligations of the Master Servicer and in connection with the transfer of master servicing and the Trustee's assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities thereunder. To the extent any such costs and expenses are not paid by the Master Servicer, the Trustee may be reimbursed by the Trust for such costs and expenses.

                  There may be a transition period of not more than 90 days during which the actual transfer of master servicing is effected; provided, however, that neither the terminated Master

Servicer nor the Trustee, as applicable, will be relieved of any of its responsibilities under the Trust Agreement during such transition period.

                  If the Master Servicer has resigned or been terminated, upon request of the Trustee (but at the expense of such Master Servicer), the Master Servicer shall deliver to any successor all documents and records relating to each Sale and Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Sale and Servicing Agreement to any successor party.

                                  THE SERVICERS

GENERAL

                  The Mortgage Loans will initially be serviced by the entities listed in the following table (each, a "SERVICER" and together, the "SERVICERS"). The table shows for each Servicer, the percentage of Mortgage Loans serviced by it for each Loan Group (by aggregate scheduled principal balance of the Mortgage Loans in that Loan Group) and for all of the Mortgage Loans in the aggregate (by aggregate scheduled principal balance for all of the Mortgage Loans), as of the Cut-Off Date.

                         PRIMARY SERVICING OF THE LOANS

         SERVICER                GROUP 1(1) GROUP 2(1)  GROUP 3(1)  GROUP 4(1)   GROUP 5(1)
------------------------------   ---------- ----------  ----------  ----------   ----------
Countrywide Home Loans
  Servicing LP................      0.156%    2.888%     18.088%     20.027%       27.574%
GMAC Mortgage
Corporation ..................     46.678%   30.823%      0.000%      0.000%        0.000%
IndyMac Bank, F.S.B ..........     24.451%   24.730%      0.000%      0.000%        0.000%
Lydian Private Bank ..........      0.000%    0.000%     17.383%     23.093%        0.000%
National City Mortgage
Co. ..........................     28.715%   41.558%     64.528%     56.881%       72.426%

                                                                           SHORT
                                                                           RESET       HYBRID
         SERVICER                GROUP 6(1)   GROUP 7(1)    GROUP 8(1)   LOAN GROUP  LOAN GROUP   AGGREGATE(1)
------------------------------   ----------   ----------    ----------   ----------  ----------   ------------
Countrywide Home Loans
  Servicing LP. ..............     59.168%      31.462%      66.472%       1.686%      36.878%      29.535%
GMAC Mortgage
Corporation ..................      0.000%       0.000%       0.000%      37.801%       0.000%       7.887%
IndyMac Bank, F.S.B ..........      0.000%       0.000%       0.000%      24.607%       0.000%       5.134%
Lydian Private Bank ..........      0.000%       0.000%       0.000%       0.000%       8.682%       6.870%
National City Mortgage
Co. ..........................     40.832%      68.538%      33.528%      35.906%      54.440%      50.573%

(1)       Column totals may not add up to 100.0% due to rounding.

                  It is possible that certain of the Mortgage Loans will be transferred for servicing to one or more other servicers in the future in accordance with the provisions of the Trust Agreement and the related servicing agreement, either because, with respect to the Mortgage Loans acquired through the Conduit Program, the party that owns the related servicing rights (which is currently GSMC) elects to effect such a transfer or, with respect to all of the Mortgage Loans, as a result of the occurrence of unremedied Events of Default (as defined herein). Such servicer or servicers to whom such servicing may be transferred will be acceptable to the Rating Agencies, will have a net worth of at least $25,000,000 and will be a Fannie Mae/Freddie Mac-approved servicer in good standing.

                  Information relating to the servicing activities of Countrywide Servicing, who will service approximately 36.878%, 59.168% and 66.472% by scheduled principal balance of the Hybrid Group Loans, the Group 6 Loans and the Group 8 Loans, respectively, as of the Cut-Off Date, GMACM, who will service approximately 37.801%, 46.678% and 30.823% by scheduled principal balance of the Short Reset Group Loans, the Group 1 Loans and the Group 2 Loans, respectively, as of the Cut-Off Date, IndyMac, who will service approximately 24.607%, 24.451% and 24.730% by scheduled principal balance of the Short Reset Group Loans, the Group 1 Loans and the Group 2 Loans, respectively, as of the Cut-Off Date, Lydian, who will service approximately 17.383% and 23.093% by scheduled principal balance of the Group 3 Loans and the Group 4 Loans, respectively, as of the Cut-Off Date, and Nat City, who will service approximately 35.906%, 28.715%, 41.558%, 54.440%, 64.528%, 56.881%, 72.426%,
40.832%, 68.538% and 33.528% by scheduled principal balance of the Short Reset Group Loans, the Group 1 Loans, the Group 2 Loans, the Hybrid Group Loans, the Group 3 Loans, the Group 4 Loans, the Group 5 Loans, the Group 6 Loans, the Group 7 Loans and the Group 8 Loans, respectively, as of the Cut-Off Date, is summarized below. The information set forth in this section has been provided by Countrywide Servicing, GMACM, IndyMac, Lydian and Nat City, respectively, and has not been independently audited by the Depositor. None of the Depositor, the Underwriter, the Trustee, the Master Servicer, the Securities Administrator or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information provided by Countrywide Servicing, GMACM, IndyMac, Lydian and Nat City, respectively.

COUNTRYWIDE HOME LOANS SERVICING LP

GENERAL

                  The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide. Countrywide is a direct wholly owned subsidiary of Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), a Delaware corporation ("COUNTRYWIDE FINANCIAL"). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

                  Countrywide established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide that would otherwise have been serviced by Countrywide. In January and February 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide. While Countrywide expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide. In addition to acquiring mortgage servicing rights from Countrywide, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

                  In connection with the establishment of Countrywide Servicing, certain employees of Countrywide became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide as a subservicer to perform certain loan servicing activities on its behalf.


                  Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide when required by the owner of the mortgage loans. As of March 31, 2005, Countrywide Servicing had a net worth of approximately $13.2 billion.

COUNTRYWIDE HOME LOANS, INC.

                  Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Loans originated, purchased, sold or serviced by Countrywide are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. References in the remainder of the prospectus supplement to Countrywide should be read to include Countrywide, and its consolidated subsidiaries, including Countrywide Servicing.

                  The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302.

                  Countrywide services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of March 31, 2005, Countrywide provided servicing for approximately $893.405 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

                  Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

                  A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

                  The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of mortgage loans originated or acquired by Countrywide, serviced or master serviced by Countrywide and securitized by certain affiliates of Countrywide in transactions that were registered with the Securities and Exchange Commission.

The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans. The columns in the following table may not total due to rounding.

                                  AT FEBRUARY 28 (29),                            AT DECEMBER 31,
                              -------------------------     ---------------------------------------------------------
                                  2000           2001           2001          2002           2003             2004
                              -----------    -----------    -----------   ----------     -----------      -----------
                                     (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT LOSSES ON LIQUIDATED MORTGAGE LOANS)
Volume of Loans(1).......     $17,759,361    $21,250,550    $25,658,250   $33,455,108    $47,663,628       $76,170,541
Delinquent Mortgage Loans
   and Pending Foreclosures
   at Period End
   30 - 59 days..........         1.36%          1.61%         1.89%          2.11%          1.80%           1.51%
   60 - 89 days..........         0.22%          0.28%         0.39%          0.53%          0.43%           0.28%
   90 days or more
   (excluding pending
   foreclosures).........         0.16%          0.14%         0.23%          0.35%          0.31%           0.26%
Total of delinquencies...         1.75%          2.03%         2.50%          2.99%          2.53%           2.05%
Foreclosure pending......         0.16%          0.27%         0.31%          0.31%          0.31%           0.20%
Total delinquencies and
   Foreclosures pending..         1.91%          2.30%         2.82%          3.31%          2.84%           2.25%
Losses     on     liquidated
loans(2).................     $(3,076,240)   $(2,988,604)   $(5,677,141)  $(10,788,657)  $(16,159,208)     $(24,758,566)


                               AT MARCH 31,
                               -----------
                                  2005
                               -----------
                              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT LOSSES ON LIQUIDATED MORTGAGE LOANS)
Volume of Loans(1).......      $94,847,034
Delinquent Mortgage Loans
   and Pending Foreclosures
   at Period End
   30 - 59 days..........         1.34%
   60 - 89 days..........         0.22%
   90 days or more
   (excluding pending
   foreclosures).........         0.20%
Total of delinquencies...         1.76%
Foreclosure pending......         0.20%
Total delinquencies and
   Foreclosures pending..         1.96%
Losses on liquidated
   loans(2)..............      $(7,471,334)

-----------
(1) "Volume of loans" reflects both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.
(2) "Losses on liquidated loans" reflect the losses accumulated during (i) the years ended on February 29, 2000 and February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the years ended on December 31, 2002, December 31, 2003, and December 31, 2004, and (iv) the 3-month period ending on March 31, 2005, respectively.

GMAC MORTGAGE CORPORATION

                  GMACM is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMACM is engaged in the mortgage banking business, including origination, purchase, sale and servicing of residential loans. GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

DELINQUENCY EXPERIENCE(1)

                          MARCH 31, 2005          DECEMBER 31, 2004        DECEMBER 31, 2003        DECEMBER 31, 2002
                          $ Loans      % by $      $ Loans      % by $       $ Loans      % by $      $ Loans      % by $
                       --------------  ------   -------------   ------    --------------  ------   -------------   ------
Number of Loans.......         10,245     N/A           8,469      N/A             3,413    N/A            3,161     N/A

Total Portfolio....... $4,862,892,402    100%   $3,914,844,877    100%    $1,500,841,189   100%   $1,124,121,260    100%

PERIOD OF DELINQUENCY
30-59 Days...........     $32,805,748   0.67%     $39,980,640    1.02%       $20,484,076  1.36%      $20,362,044   1.81%
60-89 Days............     $3,548,822   0.07%      $3,218,661    0.08%        $3,839,246  0.26%       $1,882,746   0.17%
90 or more Days.......             $0   0.00%        $185,408    0.00%        $2,038,390  0.14%       $1,074,413   0.10%
Sub-Total.............    $36,354,570   0.75%     $43,384,708    1.11%       $26,361,712  1.76%      $23,319,203   2.07%
                         ------------   ----      -----------    ----        -----------  ----       -----------   ----

DELINQUENCY STATUS
Bankruptcy............     $5,138,033   0.11%      $3,446,231    0.09%        $1,311,598  0.09%         $524,919   0.05%
Foreclosure...........     $6,442,290   0.13%      $5,448,370    0.14%        $1,846,319  0.12%       $5,677,038   0.51%
Real Estate Owned.....     $4,238,879   0.09%      $3,457,033    0.09%        $4,825,626  0.32%       $2,142,133   0.19%
Sub-Total.............    $15,819,202   0.33%     $12,351,634    0.32%        $7,983,543  0.53%       $8,344,090   0.74%
                         ------------   ----      -----------    ----        -----------  ----       -----------   ----

TOTAL DELINQUENT LOANS   $115,173,771   1.07%     $55,736,342    1.42%       $34,345,255  2.29%      $31,663,292   2.82%
                         ============   ====      ===========    ====        ===========  ====       ===========   ====

(1) All percentages based on the total loan balance outstanding rounded to the nearest dollar.

INDYMAC BANK, F.S.B.


                  The principal executive offices of IndyMac are located at 155 North Lake Avenue, Pasadena, California 91101. IndyMac is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc.


                  Effective July 1, 2000, IndyMac Mortgage Holdings, Inc. ("HOLDINGS") acquired SGV Bancorp, the holding company of First Federal Savings and Loan Association of San Gabriel Valley ("FIRST FEDERAL"). In connection with that acquisition, IndyMac, Inc., the wholly-owned mortgage banking subsidiary of Holdings, was merged with and into SGV Bancorp and SGV Bancorp contributed substantially all of its assets and liabilities (including the servicing platform and all of the related servicing operations of the former IndyMac, Inc., together with substantially all of its personnel) to First Federal. Also in connection with the acquisition, Holdings changed its name to IndyMac Bancorp, Inc.; SGV Bancorp changed its name to IndyMac Intermediate Holdings, Inc. and First Federal changed its name to IndyMac Bank, F.S.B.

                                                                       AS OF                                        AS OF
                                                                    DECEMBER 31                                   MARCH 31
                                           -----------------------------------------------------------------      ---------
                                           2000          2001          2002          2003           2004            2005
                                           --------      --------      --------      ---------      --------        ------
Number of Conventional Mortgage
Loans in Portfolio                           79,694        58,949        46,004         24,291        52,922        74,844
Delinquent Mortgage Loans and
Pending Foreclosures at Period End
(1):
   30-59 days                                 3.26%         3.46%         2.54%          1.99%         1.37%         1.56%
   60-89 days                                 0.69%         0.88%         0.72%          0.48%         0.24%         0.21%
   90 or more days (excluding
pending foreclosures & REO's)                 0.39%         0.67%         0.52%          0.38%         0.19%         0.10%
Total Delinquencies                           4.34%         5.01%         3.78%          2.85%         1.80%         1.87%
Foreclosures Pending                          1.03%         1.84%         1.50%          1.21%         0.15%         0.15%
REO's                                         0.25%         0.56%         0.59%          0.41%         0.03%         0.02%
Total delinquencies, foreclosures
pending and REO's                             5.62%         7.41%         5.87%          4.47%         1.98%         2.04%

LYDIAN PRIVATE BANK

                  Lydian Private Bank, a federal savings association, is a wholly-owned subsidiary of Lydian Trust Company, a diversified financial services company. Lydian Private Bank offers a full suite of financial services, including mortgage and consumer loans as well as depository products. Lydian Private Bank also operates an on-line division under the name "VirtualBank." Lydian originates, sells, purchases and services mortgage loans secured by one- to four-family residences in all 50 states and the District of Columbia, and its home office is located at 180 Royal Palm Way, Palm Beach, Florida 33480.

LYDIAN'S DELINQUENCY AND FORECLOSURE EXPERIENCE

                  The following tables contain information regarding delinquency and foreclosure experience on mortgage loans serviced by Lydian, which includes loans owned by Lydian and well as loans serviced by Lydian for other investors, as of the dates indicated. No assurances can be given that the delinquency and foreclosure experience presented in the following tables will be indicative of the future experience on the loans underlying the securities described in this prospectus.

                           AS OF DECEMBER 31, 2002        AS OF DECEMBER 31, 2003          AS OF DECEMBER 31, 2004
                          --------------------------     ---------------------------     ------------------------------
                                         OUTSTANDING                    OUTSTANDING                       OUTSTANDING
                                          PRINCIPAL                      PRINCIPAL                         PRINCIPAL
                           NUMBER OF     BALANCE OF      NUMBER OF      BALANCE OF        NUMBER OF       BALANCE OF
                             LOANS          LOANS          LOANS           LOANS            LOANS            LOANS
                           ----------   ------------     ---------    --------------      ----------     --------------

Loans in Servicing
   Portfolio ..........      1,064     $  477,341,003      3,014     $1,222,218,579         4,003       $1,737,475,345
                          ========     ==============   ========     ==============      ========       ==============
Period of Delinquency
   30 - 59 days........          1     $      996,330          4     $    1,619,443             6       $    1,550,972
   60 - 89 days........          0                  -          0                  -             2       $      281,541
   90 days or more(1) .          3     $    3,071,870          4     $    3,290,206             2       $      322,991
                          --------     --------------   --------     --------------      --------       --------------

Total Delinquent Loans.          4     $    4,068,200          8     $    4,909,649            10       $    2,155,504
                          ========     ==============   ========     ==============      ========       ==============
Percent of Total
Servicing Portfolio ...     0.3759%            0.8523%    0.2654%            0.4017%       0.2498%              0.1241%

Foreclosures(2) .......          3     $    1,133,203          2     $    2,272,639             1       $      288,205
Foreclosure Ratio(3) ..     0.2820%            0.2374%    0.0664%            0.1859%       0.0250%              0.0166%

-----------
Note: The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed. Percentages may not total properly due to rounding.

(1)  Excludes loans in foreclosure.
(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3) Foreclosure as a percentage of total loans in the applicable portfolio at the end of each period.

NATIONAL CITY MORTGAGE CO. - SERVICING

                  Nat City is a full-service residential mortgage banking company headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. Nat City is an approved FNMA, FHLMC and GNMA servicer and is a subsidiary of National City Bank, Indiana, a wholly owned subsidiary of National City Corporation, a Delaware corporation, headquartered in Cleveland, Ohio.

                  The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Nat City and serviced or master serviced by Nat City. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the following table will be indicative of the actual experience on the Mortgage Loans:

 TOTAL SERVICING        December 2003 Count  December 2003 $(000)    December 2004 Count     December 2004 $(000)
                        -------------------  --------------------    -------------------     --------------------

 Count / Balance         1,111,388           $155,274,844             1,135,033              $164,020,079
 30-59 Days                 28,364     2.55%   $3,149,088    2.03%       26,383     2.32%      $2,993,971   1.83%
 60-89 Days                  5,971     0.54%     $657,961    0.42%        6,220     0.55%        $696,230   0.42%
 90 Days +                   4,793     0.43%     $520,683    0.34%        6,766     0.60%        $765,520   0.47%
 Delq. Bankruptcies          4,445     0.40%     $432,086    0.28%        4,721     0.42%        $472,736   0.29%
                             -----     -----     --------    -----        -----     -----        --------   -----
      Subtotal              43,573     3.92%   $4,759,817    3.07%       44,090     3.88%      $4,928,457   3.00%
 Foreclosures Pending        7,227     0.65%     $768,913    0.50%        6,558     0.58%        $699,273   0.43%
                             -----     -----     --------    -----        -----     -----        --------   -----
      Total Delinquency     50,800     4.57%   $5,528,731    3.56%       50,648     4.46%      $5,627,731   3.43%
                            ======     =====   ==========    =====       ======     =====      ==========   =====
 Percent Government             23%                    19%                   22%                       17%

 TOTAL SERVICING            March 2005 Count      March 2005 $(000)
                            ----------------      -----------------

 Count / Balance           1,129,413            $165,218,071
 30-59 Days                   19,396     1.72%    $2,266,998     1.37%
 60-89 Days                    4,418     0.39%      $520,337     0.31%
 90 Days +                     5,629     0.50%      $649,486     0.39%
 Delq. Bankruptcies            4,689     0.42%      $474,567     0.29%
      Subtotal                34,132     3.02%    $3,911,388     2.37%
 Foreclosures Pending          6,396     0.57%      $687,056     0.42%
      Total Delinquency       40,528     3.59%    $4,598,444     2.78%
 Percent Government               21%                     16%

SERVICING COMPENSATION AND THE PAYMENT OF EXPENSES

                  A servicing fee for each Mortgage Loan will be payable to each Servicer at the Servicing Fee Rate. The "SERVICING FEE RATE" is the per annum rate at which the servicing fee accrues on the principal balance of each Mortgage Loan. Approximately 48.090% and 33.067% of the Group 1 Loans and the Group 2 Loans, respectively, and all of the Group 3 Loans, the Group 4 Loans, the Group 5 Loans, the Group 6 Loans, the Group 7 Loans and the Group 8 Loans will have initial Servicing Fee Rates equal to 0.250% per annum. Of these Mortgage Loans with initial Servicing Fee Rates of 0.250% per annum; approximately 42.470% and 52.557% of the Group 6 Loans and Group 8 Loans, respectively, will have Servicing Fee Rates that will be increased by 0.125% per annum upon the first rate adjustment, as specified in the applicable servicing agreement. Approximately 51.910% and 66.933% of the Group 1 Loans and Group 2 Loans, respectively, will have initial Servicing Fee Rates equal to 0.375% per annum. The rights of the Servicers to receive servicing fees and certain proceeds of the Mortgage Loans (to the extent actually collected), and to be reimbursed for Advances, are senior to the rights of certificateholders. The Servicers are entitled to retain as additional servicing compensation all ancillary fees, including without limitation, all assumption fees, reconveyance fees, insufficient funds fees, late fees and prepayment fees, to the extent that such fees are collected from mortgagors and exceed any other amounts due and payable on the related Mortgage Loan, and any interest or other income earned on funds held in the related collection account.

COLLECTION AND OTHER SERVICING PROCEDURES

                  The mortgagors will be required to make monthly payments of principal and interest ("SCHEDULED PAYMENTS") to the Servicers. Each applicable Sale and Servicing Agreement requires the related Servicer to proceed diligently to collect all payments due under the Mortgage Loans and in substance to service the Mortgage Loans according to servicing practices it customarily employs and exercises in servicing and administrating mortgage loans for its own account and which are consistent with the federal Real Estate Settlement Procedures Act and applicable state law and accepted servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans.

                  Each Servicer will be required to deposit in a collection account on a daily basis, amounts collected on the Mortgage Loans and other amounts that will be listed in the prospectus under "Credit Enhancement--Reserve and Other Accounts." Each applicable Sale and Servicing Agreement requires that such funds be held in a time deposit or demand account with a federal or state chartered depository institution, the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of which holding company) are rated not less than "A-1" by S&P and "Prime-1" by Moody's or whatever ratings satisfy rating requirements of any rating agency that rates any of the certificates.


                  Pursuant to each applicable Sale and Servicing Agreement, the related Servicer will establish and maintain accounts (each, an "ESCROW ACCOUNT") into which certain mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, standard hazard insurance premiums and other comparable items. Withdrawals from an Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, or comparable items, to reimburse the Servicer for any Advances made with respect to a Mortgage Loan (but only from amounts received on the Mortgage Loan which represent late collections of escrowed amounts thereunder), to refund to mortgagors amounts determined to be overages, to pay interest on balances in the Escrow Account to the related Servicer, or if required by law, to the related mortgagors, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account. Each Servicer will be responsible for the administration of the Escrow Accounts maintained by it and will be obligated to make advances to such accounts when a deficiency exists in such accounts.

MAINTENANCE OF INSURANCE POLICIES; CLAIMS THEREUNDER AND OTHER REALIZATION UPON DEFAULTED MORTGAGE LOANS

                  The Servicers will be required to cause each mortgagor to maintain for each Mortgage Loan hazard insurance such that all buildings on the Mortgaged Property are insured, generally by an insurer acceptable to Fannie Mae and Freddie Mac or conforming to the related underwriting guidelines, as applicable, against loss by fire and other hazards, with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the outstanding principal balance of the Mortgage Loan. If a hazard insurance policy is in danger of being terminated, or if the insurer ceases to be acceptable, the related Servicer will be required to notify the related mortgagor and the Securities Administrator, and will use its best efforts, as permitted by applicable law, to cause the mortgagor to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, may a Mortgage Loan be without a hazard insurance policy at any time.

                  If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and flood insurance has been made available), the Servicers will be required to verify that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac, in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended.

                  The Servicers are required to maintain hazard and flood insurance on any property acquired following foreclosure as to which a realized loss has not yet been taken similar to the insurance required above, as well as liability insurance. A Servicer may satisfy its obligation to maintain the foregoing insurance by obtaining a blanket policy on all of the Mortgage Loans that it services, which policy satisfied the requirements set forth above.

                  All policies are required to name the related Servicer or the Trustee as loss payee and shall be endorsed with standard or union mortgagee clauses, which shall provide for at least 30 days' prior written notice of any cancellation, reduction in amount or material change in coverage.

EVIDENCE AS TO SERVICING COMPLIANCE

                  Each Servicer will be required to cause a firm of independent public accountants to prepare an annual statement substantially to the effect that the accountants reviewed certain documents and records relating to the servicing of the related Mortgage Loans, and that on the basis of such examination conducted in compliance with the Uniform Single - Attestation Program (the "USAP") for mortgage banks developed by the Mortgage Bankers Association, nothing has come to the attention of such accountants that would indicate that such servicing has not been conducted in compliance with the USAP, except for such exceptions as are set forth in such statement. In addition, each Servicer will be required to deliver to the Trustee, the Master Servicer and the Securities Administrator an officer's certificate to the effect that it has fulfilled its obligations under the related Sale and Servicing Agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps it has taken to correct such failure.

                  Fidelity bonds and errors and omissions policies are also required to be maintained by each Servicer under the applicable Sale and Servicing Agreement.

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

                  U.S. Bank National Association will be the Trustee under the Trust Agreement and Wells Fargo will be the Master Servicer and the Securities Administrator under the Trust Agreement. The Securities Administrator will receive, as compensation for acting in such capacity (the "SECURITIES ADMINISTRATOR FEE"), interest or other income earned on funds on deposit in the Certificate Account pending distribution to certificateholders. As compensation for its services as Trustee under the Trust Agreement, the Trustee will be entitled to a fee which will be payable by the Securities Administrator out of the Securities Administrator Fee. The Trustee will be obligated to act as successor servicer in the event of the resignation or removal of any Servicer and a default by the Master Servicer of its obligation to assume, or appoint a successor servicer to assume, the servicing duties of such removed or resigned Servicer. The Securities Administrator will act as certificate registrar of the certificates. The Depositor and the Servicers may maintain other banking relationships in the ordinary course of business with the Trustee and Securities Administrator. Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The Securities Administrator's address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045, or such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Trustee and the Servicers.

                  The Trust Agreement provides that the Trustee and the Securities Administrator and any officer, employee or agent of the Trustee and the Securities Administrator will be indemnified by the Trust and will be held harmless against any loss, liability or unanticipated expense incurred by the Trustee and the Securities Administrator arising under the Trust Agreement and any Sale and Servicing Agreement, other than incurred by reason of its willful misfeasance or negligence in the performance of its duties under the trust agreement.

                  The Trustee is eligible to serve as such under the Trust Agreement only so long as it is a corporation or banking association organized and doing business under the laws of the United

States or any state, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of at least $50,000,000.

                  The Trustee may, upon written notice to each Servicer, the Master Servicer, the Securities Administrator, the Depositor and all certificateholders, resign at any time, in which event the Depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within 60 days after the resignation of the Trustee, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor. The Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights. Any removal or resignation of the Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

REPORTS TO CERTIFICATEHOLDERS

                  With each distribution to holders of any class of certificates, the Trustee or the Securities Administrator, on behalf of the Trustee will make available to such holders, to the Depositor and to such other parties as specified in the Trust Agreement, a statement, based on information provided by the Servicers, setting forth, among other things, the Class Principal Balance of each class and certain other information about the certificates, the distribution being made and the Mortgage Loans.

                  The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator 's internet website. The Securities Administrator 's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator 's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The Securities Administrator shall have the right to change the way such statement is distributed in order to make such a distribution more convenient and/or more accessible and the Securities Administrator shall provide timely and adequate notification to the Certificateholders and the parties to the Trust Agreement regarding any such changes.

SERVICER EVENTS OF DEFAULT

                  Events of default ("EVENTS OF DEFAULT") under each applicable Sale and Servicing Agreement will occur if:

(i) the Servicer fails to remit any required payments under the relevant Sale and Servicing Agreement, which failure continues unremedied for a period of three business days after the Trustee, the Securities Administrator or the Master Servicer notifies the Servicer of such failure;

(ii) the Servicer fails to transmit reports and certifications to the Master Servicer as required under the relevant Sale and Servicing Agreement;

(iii) the Servicer fails to observe or perform in any material respect any covenant or agreement in the relevant Sale and Servicing Agreement, which failure continues unremedied for a period of 60 days after the Trustee, the Securities Administrator or the Master Servicer notifies the Servicer of such failure;

(iv) the Servicer fails to maintain its license to do business in any jurisdiction where any Mortgaged Property is located and such license is required;

(v) certain events occur relating to the insolvency, readjustment of debt or similar proceedings involving the Servicer which are not discharged or stayed within 60 days, or the Servicer takes certain actions indicating its insolvency;

(vi) the Servicer admits in writing its inability to pay its obligations as they become due;

(vii) the Servicer ceases to qualify as a Fannie Mae or Freddie Mac approved servicer; and

(viii) the Servicer attempts to assign the relevant Sale and Servicing Agreement or its rights to servicing compensation or its servicing responsibilities except as permitted in such Sale and Servicing Agreement.

RIGHTS UPON EVENTS OF DEFAULT

                  So long as a Servicer Event of Default under any Sale and Servicing Agreement as described in the preceding paragraph remains unremedied, the Master Servicer may, and at the direction of the certificateholders evidencing not less than 51% of the voting rights, shall, by notice in writing to the related Servicer, terminate all of the rights and obligations of such Servicer, in its capacity as Servicer, under the related Sale and Servicing Agreement. On the effective date of the notice of termination and pursuant to the Trust Agreement, if no successor servicer is willing or able to assume servicing duties under the relevant Sale and Servicing Agreement, the Master Servicer will succeed to all of the responsibilities, duties and liabilities of such Servicer under the applicable Sale and Servicing Agreement (other than any obligation to repurchase any Mortgage Loan) and will be entitled to similar compensation arrangements. There may be a transition period of not more than 90 days during which the actual transfer of servicing is effected; provided, however, that neither the Master Servicer or the Trustee, as applicable, nor the applicable terminated Servicer will be relieved of any of its responsibilities under the applicable Sale and Servicing Agreement or the Trust Agreement during such transition period. In the event the Master Servicer or the Trustee, as applicable, is unwilling or unable to serve as successor Servicer, or if the certificateholders evidencing not less than 51% of the voting rights request in writing, the Master Servicer shall appoint or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, acceptable to the Rating Agencies, having a net worth of at least $25,000,000 and that is a Fannie Mae/Freddie Mac-approved servicer in good standing, to act as successor to such Servicer under such Sale and Servicing Agreement. Pending such appointment, the Master Servicer or the Trustee, as applicable, is obligated to act in such capacity. Any successor servicer will be entitled to the same servicing compensation as the predecessor Servicer. In addition, certificateholders evidencing at least 66% of the voting rights of certificates affected by an Event of Default may waive such Event of Default; however, an Event of Default with respect to a Servicer's obligation to make Servicing Advances or P&I Advances or any other Event of Default that would materially adversely affect any non-consenting certificateholder may be waived only by all certificateholders affected by such Event of Default.

CERTAIN MATTERS REGARDING THE SERVICERS

                  Pursuant to the applicable Sale and Servicing Agreement, a Servicer may not assign a Sale and Servicing Agreement or the servicing thereunder, or delegate all or any portion of its rights or duties under such Sale and Servicing Agreement, or sell or otherwise dispose of all of its property or assets without the prior written consent of the Trustee, the Securities Administrator and the Master Servicer, which consent may not be unreasonably withheld.

                  A Servicer may not resign from its obligations and duties under a Sale and Servicing Agreement except by mutual consent of such Servicer and the Trustee or upon the determination that its duties are no longer permitted under applicable law and such incapacity cannot be cured by such Servicer. Any such determination permitting the resignation of a Servicer must be evidenced by an opinion of counsel delivered to the Master Servicer and the Securities Administrator, and in form and substance acceptable to the Trustee, the Master Servicer and the Securities Administrator. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in the manner provided in the related Sale and Servicing Agreement.

                  Each Sale and Servicing Agreement provides that any company into which a Servicer is merged or consolidated will succeed automatically to the duties of such Servicer, so long as that such entity is a Fannie Mae/Freddie Mac approved servicer.

                  Without in any way limiting the generality of the foregoing, and except in the case of certain mergers, if a Servicer under the related Sale and Servicing Agreement either assigns such agreement or the servicing responsibilities thereunder or delegates all or any portion of its duties thereunder or sells or otherwise disposes of all or substantially all of its property or assets, without the prior written consent of the Master Servicer, then the Master Servicer will have the right to terminate such Sale and Servicing Agreement upon notice, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

                  The Sale and Servicing Agreements provide that neither the Servicers nor any of its directors, officers, employees or agents will have any liability to the Trust for any action taken or for refraining from taking any action in good faith pursuant to the applicable Sale and Servicing Agreement, or for errors in judgment; provided, however, that this provision will not protect the Servicer or any such person against any breach of warranties or representations made in the related Sale and Servicing Agreement, or failure to perform its obligations in strict compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement. The Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with the applicable Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability; provided, however, that a Servicer may, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect of the related Sale and Servicing Agreement and the rights and duties of the parties thereto. In such event, the Servicer shall be entitled to reimbursement from the Trust of the reasonable legal expenses and costs of such action.

                  With respect to Countrywide Servicing and pursuant to its Sale and Servicing Agreement, the Trust shall indemnify and hold harmless such Servicer against any and all losses that it may sustain as a result of any act or omission on the part of the Trust.

                       YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

                  The yield to maturity of each class of certificates will depend upon, among other things, the price at which the certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the Mortgage Loans in the related Loan Group or Loan Groups, the rate of principal payments (including prepayments) and repurchases of the Mortgage Loans in the related Loan Group or Loan Groups and the rate of liquidations on the Mortgage Loans in the related Loan Group or Loan Groups. The yield to maturity to holders of the certificates, other than the Short Reset Group Certificates, will be lower than the yield to maturity otherwise produced by the applicable Certificate Rate and purchase price of those certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay). Distributions to the Group 1 Certificates, Group 2 Certificates, Group 3 Certificates, Group 4 Certificates Group 5 Certificates, Group 6 Certificates, Group 7 Certificates and Group 8 Certificates generally relate to payments on the Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8, respectively, except in the limited circumstances described in this prospectus supplement. Distributions to the Short Reset Group Subordinate Certificates relate to payments on all of the Mortgage Loans in the Short Reset Loan Group and distributions to the Hybrid Group Subordinate Certificates relate to payments on all of the Mortgage Loans in the Hybrid Loan Group.

                  Generally, the Mortgage Loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on each Adjustment Date to a rate based on an index plus a fixed margin. As of the Cut-Off Date, the Mortgage Loans in each of the Loan Groups had remaining fixed rate periods in the ranges described above under "Description of the Mortgage Pool--General." When a Mortgage Loan begins its adjustable period, increases and decreases in the mortgage interest rate on that Mortgage Loan will be limited by the Initial Rate Adjustment Cap, if any, the Subsequent Rate Adjustment Cap, if any, the Lifetime Cap, the Lifetime Floor, if any, and the Index in effect generally forty-five days before the Adjustment Date in the case of the One-Year CMT Loan Index, and either twenty-five or forty-five days before the Adjustment Date, in the case of the Six-Month LIBOR Loan Index and the One-Year LIBOR Loan Index. The Indices may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Mortgage Loan has a Lifetime Cap, and each Mortgage Loan has a Lifetime Floor, which is equal to the Margin.

                  Further, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagor's adjustable rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, the Certificate Rate may decrease, and may decrease significantly after the mortgage interest rates on the Mortgage Loans begin to adjust. Approximately 87.469% of the Mortgage Loans (representing 91.831% and 86.319% for the Short Reset Group Loans and the

Hybrid Group Loans, respectively) pay interest only and do not amortize principal for a set period from the date of their origination and thereafter begin to amortize principal.

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

                  When a mortgagor prepays a Mortgage Loan in whole or in part between Due Dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent compensating interest, therefore, the Trust will suffer an interest shortfall in the amount due to certificateholders. Also, when a Curtailment is made on a Mortgage Loan together with the Scheduled Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

                  To reduce the adverse effect on certificateholders from the deficiency in interest payable by the mortgagor as a result of a full or partial prepayment on a Mortgage Loan during the calendar month preceding an applicable Distribution Date, each Servicer will be required to remit to the Certificate Account on the day before each Distribution Date Compensating Interest to cover an amount equal to any shortfall in interest collections for the previous month resulting from the timing of prepayments on the Mortgage Loans serviced by the Servicer. The amount of Compensating Interest to be paid by a Servicer on any Distribution Date will generally not exceed, (i) with respect to Countrywide Servicing, the lesser of one-half of (a) its servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans, (ii) with respect to IndyMac, one-half of its servicing fee or (iii) with respect to Nat City, the respective servicing fee. In the event that the Servicer does not pay Compensating Interest as required, the Master Servicer will pay such Compensating Interest in the same amount as should have been paid by the Servicer, except that any such amount to be paid by the Master Servicer shall not exceed the amount of Master Servicer's compensation for that period.

                  To the extent that Compensating Interest is not paid or is paid in an amount insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, that remaining deficiency will be allocated pro rata to all classes of the Senior Certificates (including the Super Senior Certificates) related to the Loan Group in which the prepayment occurred and the related Subordinate Certificates, based upon the amount of interest to which each such class of Senior Certificates would otherwise be entitled, and the amount of interest to which a portion of the related Subordinate Certificates equal to the related Group Subordinate Amount would otherwise be entitled, in reduction of that amount.

RATE OF PAYMENTS

                  The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans in the related Loan Group, which may be in the form of scheduled payments, principal prepayments or liquidations. See "Risk Factors" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus. Mortgagors may prepay the Mortgage Loans at any time. A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments for the Mortgage Loans would be substantially less than expected. Therefore, a higher rate of principal prepayments in a Loan Group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium. Conversely, a lower than expected rate of principal prepayments in a Loan Group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the Mortgage Loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors should fully consider all of the associated risks.

PREPAYMENT ASSUMPTIONS

                  Prepayments on the Mortgage Loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement ("CPR" or "CONSTANT PREPAYMENT RATE") assumes that the outstanding principal balance of the pool of Mortgage Loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent monthly rate. For example, 25% CPR assumes a constant per annum rate of prepayment of 25% of the then outstanding principal balance of the pool of Mortgage Loans. Likewise, a 10% CPR, 15% CPR, 20% CPR, 30% CPR, 35% CPR and 40% CPR assumes a constant per annum rate of prepayment of 10%, 15%, 20%, 30%, 35% and 40%, respectively, of the then outstanding principal balance of the pool of Mortgage Loans.

                  None of the prepayment rates purports to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage pool underlying the certificates. Furthermore, there is no assurance that the Mortgage Loans in any Loan Group will prepay at any given percentage of the CPR. The actual rate of prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors. In general, during the initial fixed rate period, if applicable and if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans underlying the certificates, those Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans underlying the certificates. Conversely, during such initial fixed rate period, if applicable and if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans underlying the certificates, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on the Mortgage Loans and, correspondingly, an earlier than expected retirement of the certificates.

                  This prospectus supplement does not describe the specific factors that will affect the prepayment of the Mortgage Loans or their relative importance. Factors not identified in this prospectus supplement may significantly affect the prepayment rate of the Mortgage Loans. In particular, this prospectus supplement makes no representation as to either the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or the overall rate of prepayment.

                  For purposes of the tables in Appendix A, it is assumed (collectively, the "MODELING Assumptions") that the Mortgage Loans in each Loan Group are comprised of the groups of hypothetical mortgage loans, which have the common characteristics indicated:


                   HYPOTHETICAL MORTGAGE LOANS--GROUP 1 LOANS

                                                           SERVICING FEE
                                                             RATE BEFORE      SERVICING FEE      MONTHS TO
     UNPAID       REMAINING                GROSS MORTGAGE       FIRST        RATE AFTER FIRST      NEXT
   PRINCIPAL        TERM         AGE          INTEREST       ADJUSTMENT         ADJUSTMENT      ADJUSTMENT
  BALANCE ($)     (MONTHS)     (MONTHS)       RATE (%)        DATE (%)           DATE (%)          DATE          LOAN INDEX
--------------    ---------    --------    --------------  --------------    ----------------   ----------    ---------------
  1,975,396.95       356          4           4.53924           0.25000          0.25000             8         One-Year LIBOR
  7,079,315.46       352          8           4.53800           0.37500          0.37500             4        Six-Month LIBOR
    613,666.35       356          4           3.79080           0.37500          0.37500             2        Six-Month LIBOR
  2,359,502.74       357          3           3.76396           0.25000          0.25000             3        Six-Month LIBOR
    142,720.01       352          8           3.75000           0.37500          0.37500             4        Six-Month LIBOR
    218,499.99       359          1           4.00000           0.37500          0.37500             5        Six-Month LIBOR
  2,091,594.23       357          3           3.89642           0.37500          0.37500             3        Six-Month LIBOR
 33,202,088.37       358          2           3.85271           0.37500          0.37500             4        Six-Month LIBOR
 22,493,999.28       353          7           4.21698           0.37500          0.37500             5        Six-Month LIBOR
 32,004,301.86       356          4           2.34731           0.25000          0.25000             2        Six-Month LIBOR
  3,595,332.64       353          7           4.00036           0.37500          0.37500             3        Six-Month LIBOR
  2,614,365.39       355          5           3.80872           0.25000          0.25000             2        Six-Month LIBOR
  3,769,802.57       356          4           3.61491           0.25000          0.25000             2        Six-Month LIBOR
 20,307,518.84       357          3           3.71941           0.25000          0.25000             3        Six-Month LIBOR
  4,261,968.77       358          2           3.58539           0.25000          0.25000             4        Six-Month LIBOR
    149,000.00       346         14           4.12500           0.37500          0.37500             4        Six-Month LIBOR
  3,051,653.75       347         13           4.26924           0.37500          0.37500             5        Six-Month LIBOR


                                                 SUBSEQUENT    FREQUENCY
     UNPAID         GROSS       INITIAL RATE        RATE        OF RATE       MAXIMUM    REMAINING
   PRINCIPAL        MARGIN       ADJUSTMENT      ADJUSTMENT    ADJUSTMENT     INTEREST    IO TERM
  BALANCE ($)        (%)           CAP (%)         CAP (%)      (MONTHS)      RATE (%)   (MONTHS)
--------------     -------      ------------     ----------    ----------     --------   ---------
  1,975,396.95     2.25000        2.00000         2.00000         12          10.53924      N/A
  7,079,315.46     2.16959          N/A             N/A           6           12.00000      N/A
    613,666.35     2.25000        1.00000         1.00000         6            9.79080      N/A
  2,359,502.74     2.25000        1.50000         1.50000         6           13.00000      N/A
    142,720.01     2.00000          N/A             N/A           6           12.00000       0
    218,499.99     2.25000        2.00000         2.00000         6           10.00000      11
  2,091,594.23     2.12500          N/A             N/A           6           12.00000      33
 33,202,088.37     2.12500          N/A             N/A           6           12.00000      34
 22,493,999.28     2.15959          N/A             N/A           6           12.00000      53
 32,004,301.86     1.95993          N/A             N/A           6           12.00000      116
  3,595,332.64     2.09626          N/A             N/A           6           12.00000      113
  2,614,365.39     2.25000        1.50000         1.50000         6           12.00000      115
  3,769,802.57     2.25000        1.50000         1.50000         6           12.00000      116
 20,307,518.84     2.25000        1.50000         1.50000         6           12.00000      117
  4,261,968.77     2.25000        1.50000         1.50000         6           12.00000      118
    149,000.00     1.50000        3.25000         6.00000         6           12.00000      106
  3,051,653.75     1.85661        6.00000         6.00000         6           12.00000      107

                   HYPOTHETICAL MORTGAGE LOANS--GROUP 2 LOANS

                                                            SERVICING FEE
                                                             RATE BEFORE      SERVICING FEE      MONTHS TO
     UNPAID       REMAINING                GROSS MORTGAGE       FIRST        RATE AFTER FIRST       NEXT
   PRINCIPAL        TERM         AGE          INTEREST        ADJUSTMENT        ADJUSTMENT      ADJUSTMENT
  BALANCE ($)     (MONTHS)     (MONTHS)       RATE (%)         DATE (%)          DATE (%)          DATE          LOAN INDEX
--------------    ---------    --------    --------------   -------------    ----------------   ----------     ---------------
  3,995,370.30       356           4          4.81752          0.25000            0.25000            8          One-Year LIBOR
  3,989,386.47       353           7          4.38844          0.37500            0.37500            5         Six-Month LIBOR
    558,488.59       358           2          4.37500          0.37500            0.37500            4         Six-Month LIBOR
  3,989,052.10       357           3          3.43065          0.25000            0.25000            3         Six-Month LIBOR
  1,414,262.95       359           1          4.88984          0.37500            0.37500            5         Six-Month LIBOR
  7,864,130.97       357           3          3.74687          0.37500            0.37500            3         Six-Month LIBOR
 45,689,096.17       358           2          3.83597          0.37500            0.37500            4         Six-Month LIBOR
 12,065,978.71       354           6          3.10553          0.37500            0.37500            5         Six-Month LIBOR
  4,586,276.61       351           9          4.70640          0.37500            0.37500            3         Six-Month LIBOR
 18,239,244.48       353           7          4.74039          0.37500            0.37500            5         Six-Month LIBOR
  4,122,842.73       353           7          4.75000          0.37500            0.37500            5         Six-Month LIBOR
    778,040.00       357           3          4.87500          0.37500            0.37500            3         Six-Month LIBOR
  7,642,407.48       356           4          2.75689          0.25000            0.25000            2         Six-Month LIBOR
 16,469,332.37       355           5          3.73507          0.37500            0.37500            2         Six-Month LIBOR
  3,859,815.28       355           5          3.74757          0.25000            0.25000            2         Six-Month LIBOR
  6,943,584.16       356           4          3.52790          0.25000            0.25000            2         Six-Month LIBOR
 26,423,903.03       357           3          3.42267          0.25000            0.25000            3         Six-Month LIBOR
  6,014,800.00       358           2          3.55589          0.25000            0.25000            4         Six-Month LIBOR
  2,949,849.99       357           3          4.79449          0.37500            0.37500            3         Six-Month LIBOR
    432,000.00       346          14          4.12500          0.37500            0.37500            4         Six-Month LIBOR


                                               SUBSEQUENT     FREQUENCY
     UNPAID          GROSS     INITIAL RATE        RATE       OF RATE        MAXIMUM      REMAINING
   PRINCIPAL         MARGIN     ADJUSTMENT      ADJUSTMENT    ADJUSTMENT     INTEREST     IO TERM
  BALANCE ($)         (%)         CAP (%)         CAP (%)      (MONTHS)      RATE (%)     (MONTHS)
--------------       -------   ------------    -----------    ----------     --------     ---------
  3,995,370.30       2.25000      2.00000        2.00000          12         10.81752         N/A
  3,989,386.47       2.16370        N/A            N/A            6          12.00000         N/A
    558,488.59       2.25000      1.00000        1.00000          6          10.37500         N/A
  3,989,052.10       2.25000      1.50000        1.50000          6          13.00000         N/A
  1,414,262.95       2.25000      2.00000        2.00000          6          10.88984         N/A
  7,864,130.97       2.12500        N/A            N/A            6          12.00000          33
 45,689,096.17       2.12500        N/A            N/A            6          12.00000          34
 12,065,978.71       2.03673        N/A            N/A            6          12.00000          54
  4,586,276.61       2.20868        N/A            N/A            6          12.00000          51
 18,239,244.48       2.09785        N/A            N/A            6          12.00000          53
  4,122,842.73       2.00000        N/A            N/A            6          12.00000          53
    778,040.00       2.25000      2.00000        2.00000          6          12.87500          57
  7,642,407.48       1.80427        N/A            N/A            6          12.00000         116
 16,469,332.37       2.09360        N/A            N/A            6          12.00000         115
  3,859,815.28       2.25000      1.50000        1.50000          6          12.00000         115
  6,943,584.16       2.25000      1.50000        1.50000          6          12.00000         116
 26,423,903.03       2.25000      1.50000        1.50000          6          12.00000         117
  6,014,800.00       2.25000      1.50000        1.50000          6          12.00000         118
  2,949,849.99       2.25000      2.00000        2.00000          6          12.79449         117
    432,000.00       1.50000      6.00000        6.00000          6          12.00000         106


                   HYPOTHETICAL MORTGAGE LOANS--GROUP 3 LOANS

                                                             SERVICING FEE
                                                              RATE BEFORE      SERVICING FEE     MONTHS TO
     UNPAID       REMAINING                GROSS MORTGAGE       FIRST        RATE AFTER FIRST      NEXT
   PRINCIPAL        TERM         AGE          INTEREST        ADJUSTMENT        ADJUSTMENT      ADJUSTMENT
  BALANCE ($)     (MONTHS)     (MONTHS)       RATE (%)           DATE (%)        DATE (%)          DATE            LOAN INDEX
--------------    ---------    --------    --------------    -------------   ----------------   ----------       ---------------
 18,080,008.79       356           4          4.88263            0.25000         0.25000            32           One-Year LIBOR
 11,385,385.94       349           11         4.19123            0.25000         0.25000            25           One-Year LIBOR
  2,350,952.97       350           10         4.20149            0.25000         0.25000            26           Six-Month LIBOR
  2,118,573.22       349           11         4.14335            0.25000         0.25000            25           Six-Month LIBOR
  2,098,787.97       357           3          5.34283            0.25000         0.25000            33           Six-Month LIBOR
    830,931.08       356           4          5.07094            0.25000         0.25000            32            One-Year CMT
  2,122,980.97       359           1          5.34674            0.25000         0.25000            35           One-Year LIBOR
  8,877,804.65       355           5          4.91300            0.25000         0.25000            31           One-Year LIBOR
 58,032,734.69       357           3          4.97701            0.25000         0.25000            33           One-Year LIBOR
 52,947,689.96       357           3          4.93497            0.25000         0.25000            33           One-Year LIBOR
  2,067,909.99       359           1          5.27291            0.25000         0.25000            35           One-Year LIBOR
 12,820,894.98       350           10         4.43784            0.25000         0.25000            26           Six-Month LIBOR
    279,993.61       357           3          5.37500            0.25000         0.25000            33           Six-Month LIBOR
    651,100.01       357           3          5.33324            0.25000         0.25000            33           Six-Month LIBOR
  4,435,435.47       350           10         4.85419            0.25000         0.25000            26           Six-Month LIBOR
    333,700.00       354           6          4.87500            0.25000         0.25000            30           One-Year LIBOR
    864,928.02       357           3          5.10281            0.25000         0.25000            33           Six-Month LIBOR
    164,000.00       357           3          5.12500            0.25000         0.25000            33           Six-Month LIBOR
    291,169.55       355           5          5.00000            0.25000         0.25000            31           Six-Month LIBOR
    717,650.00       359           1          5.41291            0.25000         0.25000            35           Six-Month LIBOR
  8,161,465.26       356           4          5.06522            0.25000         0.25000            32           Six-Month LIBOR
 22,072,216.77       357           3          5.20978            0.25000         0.25000            33           Six-Month LIBOR
    606,800.00       359           1          5.50000            0.25000         0.25000            35           Six-Month LIBOR


                                                SUBSEQUENT    FREQUENCY
     UNPAID          GROSS     INITIAL RATE        RATE        OF RATE       MAXIMUM      REMAINING
   PRINCIPAL         MARGIN     ADJUSTMENT      ADJUSTMENT    ADJUSTMENT     INTEREST      IO TERM
  BALANCE ($)         (%)         CAP (%)         CAP (%)      (MONTHS)      RATE (%)      (MONTHS)
--------------      -------    ------------     ----------    ----------     --------     ---------
 18,080,008.79      2.26916        2.00000        2.00000         12         10.88263       N/A
 11,385,385.94      2.25000        3.00000        1.00000         12          9.19123       N/A
  2,350,952.97      2.41008        2.00000        1.00000         6          10.20149       N/A
  2,118,573.22      2.25000        3.00000        1.00000         6           9.14335       N/A
  2,098,787.97      2.25000        6.00000        2.00000         6          11.34283       N/A
    830,931.08      2.75000        2.00000        2.00000         12         11.07094       32
  2,122,980.97      2.25000        2.00000        2.00000         12         11.34674       35
  8,877,804.65      2.25000        2.00000        2.00000         12         10.91300       31
 58,032,734.69      2.25000        2.00000        2.00000         12         10.97701       33
 52,947,689.96      2.25000        2.00000        2.00000         12         10.93497       33
  2,067,909.99      2.25000        6.00000        2.00000         12         11.27291       35
 12,820,894.98      2.45915        2.00000        1.00000         6          10.43784       50
    279,993.61      5.00000        2.00000        2.00000         6          11.37500       57
    651,100.01      3.03029        3.00000        1.00000         6          11.33324       57
  4,435,435.47      2.25000        6.00000        2.00000         6          10.85419       50
    333,700.00      2.25000        6.00000        2.00000         12         10.87500       114
    864,928.02      2.50000        3.00000        1.00000         6          10.10281       117
    164,000.00      2.25000        3.00000        2.00000         6          11.12500       117
    291,169.55      3.50000        6.00000        1.00000         6          11.00000       115
    717,650.00      3.25000        6.00000        2.00000         6          11.41291       119
  8,161,465.26      2.35165        6.00000        2.00000         6          11.06522       116
 22,072,216.77      2.26629        6.00000        2.00000         6          11.20978       117
    606,800.00      2.25000        6.00000        2.00000         6          11.50000       119

                   HYPOTHETICAL MORTGAGE LOANS--GROUP 4 LOANS

                                                            SERVICING FEE
                                                             RATE BEFORE      SERVICING FEE      MONTHS TO
     UNPAID       REMAINING                GROSS MORTGAGE       FIRST        RATE AFTER FIRST       NEXT
   PRINCIPAL        TERM         AGE          INTEREST        ADJUSTMENT        ADJUSTMENT      ADJUSTMENT
  BALANCE ($)     (MONTHS)     (MONTHS)       RATE (%)           DATE (%)        DATE (%)          DATE           LOAN INDEX
--------------    ---------    --------    --------------   -------------    ----------------   ----------     ---------------
 21,283,487.84       356           4          4.71662          0.25000            0.25000           32          One-Year LIBOR
  1,332,624.36       350          10          4.44511          0.25000            0.25000           26          One-Year LIBOR
    536,411.99       349          11          4.87500          0.25000            0.25000           25          One-Year LIBOR
  5,537,169.49       349          11          4.25584          0.25000            0.25000           25         Six-Month LIBOR
  1,782,539.38       353           7          4.53505          0.25000            0.25000           29         Six-Month LIBOR
  6,791,252.47       355           5          5.13968          0.25000            0.25000           31         Six-Month LIBOR
    853,000.00       357           3          5.18684          0.25000            0.25000           33           One-Year CMT
  2,924,799.98       359           1          5.36344          0.25000            0.25000           35          One-Year LIBOR
  2,675,681.21       352           8          4.75912          0.25000            0.25000           28          One-Year LIBOR
 15,374,985.45       356           4          4.85909          0.25000            0.25000           32          One-Year LIBOR
 17,295,822.58       357           3          5.03578          0.25000            0.25000           33          One-Year LIBOR
116,790,346.38       357           3          4.90505          0.25000            0.25000           33          One-Year LIBOR
  1,338,750.00       359           1          6.12500          0.25000            0.25000           35          One-Year LIBOR
    374,500.00       356           4          4.25000          0.25000            0.25000           32         Six-Month LIBOR
  2,315,023.58       355           5          5.26554          0.25000            0.25000           31         Six-Month LIBOR
  1,228,000.00       358           2          5.29275          0.25000            0.25000           34         Six-Month LIBOR
    860,000.00       355           5          5.00000          0.25000            0.25000           31         Six-Month LIBOR
    400,000.00       349          11          4.12500          0.25000            0.25000           25         Six-Month LIBOR
  3,682,154.77       345          15          4.52065          0.25000            0.25000           21         Six-Month LIBOR
  3,028,987.86       348          12          4.48352          0.25000            0.25000           24         Six-Month LIBOR
 14,425,666.72       349          11          4.27151          0.25000            0.25000           25         Six-Month LIBOR
  7,611,030.05       352           8          4.63959          0.25000            0.25000           28         Six-Month LIBOR
  3,274,761.25       354           6          4.41995          0.25000            0.25000           30         Six-Month LIBOR
 16,173,052.89       351           9          4.86291          0.25000            0.25000           27         Six-Month LIBOR
  3,751,099.13       357           3          5.14163          0.25000            0.25000           33         Six-Month LIBOR
  1,929,999.99       357           3          5.32254          0.25000            0.25000           33         Six-Month LIBOR
    400,000.00       359           1          5.12500          0.25000            0.25000           35         Six-Month LIBOR
 19,316,712.79       355           5          5.39575          0.25000            0.25000           31         Six-Month LIBOR
 14,710,022.93       357           3          5.30051          0.25000            0.25000           33         Six-Month LIBOR
  4,560,399.99       358           2          5.42239          0.25000            0.25000           34         Six-Month LIBOR
    999,990.00       359           1          5.75000          0.25000            0.25000           35         Six-Month LIBOR


                                                SUBSEQUENT    FREQUENCY
     UNPAID          GROSS     INITIAL RATE        RATE        OF RATE       MAXIMUM      REMAINING
   PRINCIPAL         MARGIN     ADJUSTMENT      ADJUSTMENT    ADJUSTMENT     INTEREST      IO TERM
  BALANCE ($)         (%)         CAP (%)         CAP (%)      (MONTHS)      RATE (%)      (MONTHS)
--------------       -------   ------------     ----------    ----------     --------     ---------
 21,283,487.84       2.29299     2.00000          2.00000         12         10.71662         N/A
  1,332,624.36       2.25000     3.00000          1.00000         12          9.44511         N/A
    536,411.99       2.25000     6.00000          2.00000         12         10.87500         N/A
  5,537,169.49       2.47975     2.00000          1.00000          6         10.25584         N/A
  1,782,539.38       2.35912     3.00000          1.00000          6          9.53505         N/A
  6,791,252.47       2.52612     6.00000          2.00000          6         11.13968         N/A
    853,000.00       2.75000     2.00000          2.00000         12         11.18684          33
  2,924,799.98       2.25000     2.00000          2.00000         12         11.36344          35
  2,675,681.21       2.25000     2.00000          2.00000         12         10.75912          28
 15,374,985.45       2.25000     2.00000          2.00000         12         10.85909          32
 17,295,822.58       2.25000     2.00000          2.00000         12         11.03578          33
116,790,346.38       2.25619     2.00000          2.00000         12         10.90505          33
  1,338,750.00       2.25000     6.00000          2.00000         12         12.12500          35
    374,500.00       3.25000     3.00000          1.00000          6         10.25000          32
  2,315,023.58       2.25000     3.00000          2.00000          6         11.26554          31
  1,228,000.00       2.25000     5.00000          1.00000          6         11.29275          34
    860,000.00       3.25000     6.00000          2.00000          6         11.00000          31
    400,000.00       2.25000     2.00000          1.00000          6          9.12500          49
  3,682,154.77       2.50000     2.00000          1.00000          6         10.52065          45
  3,028,987.86       2.40177     2.00000          1.00000          6         10.48352          48
 14,425,666.72       2.43305     2.00000          1.00000          6         10.27151          49
  7,611,030.05       2.50000     2.00000          1.00000          6         10.63959          52
  3,274,761.25       2.50000     2.00000          1.00000          6         10.41995          54
 16,173,052.89       2.26591     6.00000          2.00000          6         10.86291          51
  3,751,099.13       2.50000     3.00000          1.00000          6         10.14163         117
  1,929,999.99       2.25000     3.00000          2.00000          6         11.32254         117
    400,000.00       3.50000     6.00000          1.00000          6         11.12500         119
 19,316,712.79       2.92242     6.00000          2.00000          6         11.39575         115
 14,710,022.93       2.54706     6.00000          2.00000          6         11.30051         117
  4,560,399.99       2.55050     6.00000          2.00000          6         11.42239         118
    999,990.00       2.25000     6.00000          2.00000          6         11.75000         119

                   HYPOTHETICAL MORTGAGE LOANS--GROUP 5 LOANS

                                                              SERVICING FEE
                                                               RATE BEFORE     SERVICING FEE      MONTHS TO
     UNPAID       REMAINING                GROSS MORTGAGE         FIRST       RATE AFTER FIRST      NEXT
   PRINCIPAL        TERM         AGE          INTEREST          ADJUSTMENT       ADJUSTMENT      ADJUSTMENT
  BALANCE ($)     (MONTHS)     (MONTHS)       RATE (%)           DATE (%)         DATE (%)          DATE            LOAN INDEX
--------------    ---------    --------    --------------     -------------   ----------------   ----------       ---------------
    227,212.01       357            3           5.25000           0.25000          0.25000            57            One-Year CMT
 24,473,586.31       357            3           5.23386           0.25000          0.25000            57           One-Year LIBOR
  4,204,955.87       358            2           5.45770           0.25000          0.25000            58          Six-Month LIBOR
  1,054,871.88       356            4           5.17513           0.25000          0.25000            56            One-Year CMT
 11,077,752.79       359            1           5.57988           0.25000          0.25000            59           One-Year LIBOR
  1,439,545.41       353            7           5.15900           0.25000          0.25000            53           One-Year LIBOR
  7,491,155.56       355            5           5.33077           0.25000          0.25000            55           One-Year LIBOR
 54,087,221.91       357            3           5.30191           0.25000          0.25000            57           One-Year LIBOR
 61,238,596.24       357            3           5.26493           0.25000          0.25000            57           One-Year LIBOR
  2,879,540.00       359            1           5.38969           0.25000          0.25000            59           One-Year LIBOR
    224,000.00       356            4           5.25000           0.25000          0.25000            56          Six-Month LIBOR
    616,800.00       358            2           5.26978           0.25000          0.25000            58          Six-Month LIBOR
  1,279,991.84       357            3           5.37305           0.25000          0.25000            57           One-Year LIBOR
    194,400.00       359            1           5.62500           0.25000          0.25000            59           One-Year LIBOR
    689,950.00       357            3           5.42259           0.25000          0.25000            57          Six-Month LIBOR
 25,557,011.72       357            3           5.41881           0.25000          0.25000            57          Six-Month LIBOR


                                                 SUBSEQUENT    FREQUENCY
     UNPAID           GROSS     INITIAL RATE        RATE        OF RATE       MAXIMUM      REMAINING
   PRINCIPAL          MARGIN     ADJUSTMENT      ADJUSTMENT    ADJUSTMENT     INTEREST      IO TERM
  BALANCE ($)          (%)         CAP (%)         CAP (%)      (MONTHS)      RATE (%)     (MONTHS)
--------------        -------   ------------     ----------    ----------     --------     ---------
    227,212.01        2.75000      5.00000        2.00000          12         10.25000       N/A
 24,473,586.31        2.26821      5.00000        2.00000          12         10.23386       N/A
  4,204,955.87        2.28461      6.00000        2.00000           6         11.45770       N/A
  1,054,871.88        2.75000      5.00000        2.00000          12         10.17513        56
 11,077,752.79        2.25000      5.00000        2.00000          12         10.57988        59
  1,439,545.41        2.25000      5.00000        2.00000          12         10.15900        53
  7,491,155.56        2.25000      5.00000        2.00000          12         10.33077        55
 54,087,221.91        2.25000      5.00000        2.00000          12         10.30191        57
 61,238,596.24        2.25000      5.00000        2.00000          12         10.26493        57
  2,879,540.00        2.25000      6.00000        2.00000          12         11.38969        59
    224,000.00        2.25000      5.00000        2.00000           6         10.25000        56
    616,800.00        2.25000      6.00000        2.00000           6         11.26978        58
  1,279,991.84        2.25000      5.00000        2.00000          12         10.37305       117
    194,400.00        2.25000      6.00000        2.00000          12         11.62500       119
    689,950.00        2.25000      5.00000        2.00000           6         10.42259       117
 25,557,011.72        2.31865      6.00000        2.00000           6         11.41881       117


                   HYPOTHETICAL MORTGAGE LOANS--GROUP 6 LOANS

                                                              SERVICING FEE
                                                               RATE BEFORE    SERVICING FEE     MONTHS TO
     UNPAID       REMAINING                GROSS MORTGAGE         FIRST      RATE AFTER FIRST      NEXT
   PRINCIPAL        TERM         AGE          INTEREST          ADJUSTMENT      ADJUSTMENT      ADJUSTMENT
  BALANCE ($)     (MONTHS)     (MONTHS)       RATE (%)           DATE (%)        DATE (%)          DATE          LOAN INDEX
--------------    ---------    --------    --------------     -------------  ----------------   ----------     ---------------
    959,715.86       358           2          5.09078             0.25000         0.25000           58          One-Year LIBOR
  1,658,016.53       355           5          4.93292             0.25000         0.25000           55          One-Year LIBOR
 33,989,478.38       357           3          5.18568             0.25000         0.30217           57          One-Year LIBOR
    810,592.52       355           5          5.11297             0.25000         0.25000           55         Six-Month LIBOR
  5,790,800.00       357           3          5.12916             0.25000         0.25000           57           One-Year CMT
  9,099,799.95       359           1          5.67322             0.25000         0.25000           59          One-Year LIBOR
  7,899,893.24       354           6          5.00824             0.25000         0.25703           54          One-Year LIBOR
  5,977,661.11       355           5          4.97146             0.25000         0.26737           55          One-Year LIBOR
275,183,360.43       357           3          5.29886             0.25000         0.31376           57          One-Year LIBOR
 15,160,482.14       358           2          5.36749             0.25000         0.33734           58          One-Year LIBOR
  2,919,699.99       359           1          6.02159             0.25000         0.25000           59          One-Year LIBOR
  2,123,294.60       354           6          5.52076             0.25000         0.25000           54         Six-Month LIBOR
    840,000.00       359           1          5.37500             0.25000         0.25000           59          One-Year LIBOR
    468,000.00       354           6          5.50000             0.25000         0.25000           54          One-Year LIBOR
 28,949,205.56       357           3          5.53379             0.25000         0.25000           57         Six-Month LIBOR


                                                SUBSEQUENT    FREQUENCY
     UNPAID          GROSS     INITIAL RATE        RATE        OF RATE       MAXIMUM      REMAINING
   PRINCIPAL         MARGIN     ADJUSTMENT      ADJUSTMENT    ADJUSTMENT     INTEREST      IO TERM
  BALANCE ($)         (%)         CAP (%)         CAP (%)      (MONTHS)      RATE (%)     (MONTHS)
--------------       -------   ------------     ----------    ----------     --------     ---------
    959,715.86       2.48384     5.00000          2.00000         12         10.09078        N/A
  1,658,016.53       2.25000     5.00000          2.00000         12          9.93292        N/A
 33,989,478.38       2.25000     5.00000          2.00000         12         10.18568        N/A
    810,592.52       2.79811     6.00000          2.00000          6         11.11297        N/A
  5,790,800.00       2.75000     5.00000          2.00000         12         10.12916         57
  9,099,799.95       2.25000     5.00000          2.00000         12         10.67322         59
  7,899,893.24       2.25000     5.00000          2.00000         12         10.00824         54
  5,977,661.11       2.25000     5.00000          2.00000         12          9.97146         55
275,183,360.43       2.25088     5.00000          2.00000         12         10.29886         57
 15,160,482.14       2.35778     5.00000          2.00000         12         10.36749         58
  2,919,699.99       2.25000     6.00000          2.00000         12         12.02159         59
  2,123,294.60       2.77904     6.00000          2.00000          6         11.52076         54
    840,000.00       2.75000     5.00000          2.00000         12         10.37500        119
    468,000.00       2.25000     5.00000          2.00000         12         11.50000        114
 28,949,205.56       2.54283     6.00000          2.00000          6         11.53379        117

                   HYPOTHETICAL MORTGAGE LOANS--GROUP 7 LOANS

                                                            SERVICING FEE
                                                             RATE BEFORE      SERVICING FEE      MONTHS TO
     UNPAID       REMAINING                GROSS MORTGAGE       FIRST        RATE AFTER FIRST       NEXT
   PRINCIPAL        TERM         AGE          INTEREST        ADJUSTMENT        ADJUSTMENT      ADJUSTMENT
  BALANCE ($)     (MONTHS)     (MONTHS)       RATE (%)         DATE (%)          DATE (%)          DATE          LOAN INDEX
--------------    ---------    --------    --------------   -------------    ----------------   ----------     ---------------
  1,995,594.41       357           3          5.17511          0.25000            0.25000           81          One-Year LIBOR
    332,000.00       357           3          5.75000          0.25000            0.25000           81           One-Year CMT
  6,290,575.08       357           3          5.44637          0.25000            0.25000           81          One-Year LIBOR
    271,164.00       358           2          5.00000          0.25000            0.25000           82         Six-Month LIBOR
  8,226,172.94       357           3          5.12017          0.25000            0.25000           81          One-Year LIBOR
  1,280,800.00       358           2          4.81012          0.25000            0.25000           82           One-Year CMT
 15,791,436.51       357           3          5.33825          0.25000            0.25000           81          One-Year LIBOR
  1,700,372.89       356           4          5.41408          0.25000            0.25000           80         Six-Month LIBOR


                                                SUBSEQUENT    FREQUENCY
     UNPAID          GROSS     INITIAL RATE        RATE         OF RATE      MAXIMUM     REMAINING
   PRINCIPAL         MARGIN     ADJUSTMENT      ADJUSTMENT    ADJUSTMENT     INTEREST     IO TERM
  BALANCE ($)         (%)         CAP (%)         CAP (%)      (MONTHS)      RATE (%)    (MONTHS)
--------------       -------   ------------     ----------    ----------     --------    ---------
  1,995,594.41       2.33688     5.00000          2.00000         12         10.17511      N/A
    332,000.00       2.75000     5.00000          2.00000         12         10.75000       81
  6,290,575.08       2.27806     5.00000          2.00000         12         10.44637       81
    271,164.00       2.25000     6.00000          2.00000          6         11.00000      118
  8,226,172.94       2.28642     5.00000          2.00000         12         10.12017      N/A
  1,280,800.00       2.75000     5.00000          2.00000         12          9.81012       82
 15,791,436.51       2.27424     5.00000          2.00000         12         10.33825       81
  1,700,372.89       2.91217     6.00000          2.00000          6         11.41408      116

                   HYPOTHETICAL MORTGAGE LOANS--GROUP 8 LOANS

                                                               SERVICING FEE
                                                                RATE BEFORE     SERVICING FEE     MONTHS TO
     UNPAID       REMAINING                GROSS MORTGAGE         FIRST        RATE AFTER FIRST      NEXT
   PRINCIPAL        TERM         AGE          INTEREST          ADJUSTMENT       ADJUSTMENT       ADJUSTMENT
  BALANCE ($)     (MONTHS)     (MONTHS)       RATE (%)           DATE (%)         DATE (%)           DATE           LOAN INDEX
--------------    ---------    --------    --------------      -------------   ----------------   ----------      ---------------
    738,198.05       356            4           5.77294           0.25000          0.25000            116          One-Year LIBOR
  5,496,455.81       357            3           5.52818           0.25000          0.25000            117          One-Year LIBOR
    209,999.99       358            2           5.87500           0.25000          0.25000            118         Six-Month LIBOR
  2,028,464.65       357            3           5.36904           0.25000          0.25000            117           One-Year CMT
 11,241,215.78       357            3           5.44049           0.25000          0.32541            117          One-Year LIBOR
    875,781.39       355            5           6.25000           0.25000          0.25000            115         Six-Month LIBOR
    425,000.00       359            1           5.75000           0.25000          0.25000            119          One-Year LIBOR
  5,750,474.64       355            5           5.54429           0.25000          0.25000            115          One-Year LIBOR
 35,126,227.72       357            3           5.62542           0.25000          0.32043            117          One-Year LIBOR
 13,025,197.88       358            2           5.61167           0.25000          0.37500            118          One-Year LIBOR
    425,000.00       357            3           5.75000           0.25000          0.25000            117         Six-Month LIBOR


                                                 SUBSEQUENT    FREQUENCY
     UNPAID           GROSS     INITIAL RATE       RATE         OF RATE       MAXIMUM      REMAINING
   PRINCIPAL          MARGIN     ADJUSTMENT      ADJUSTMENT    ADJUSTMENT     INTEREST      IO TERM
  BALANCE ($)          (%)        CAP (%)         CAP (%)       (MONTHS)      RATE (%)     (MONTHS)
--------------        -------   ------------     ----------    ----------     --------     ---------
    738,198.05        2.25000      5.00000        2.00000          12         10.77294       N/A
  5,496,455.81        2.25000      5.00000        2.00000          12         10.52818       117
    209,999.99        2.25000      6.00000        2.00000           6         11.87500       118
  2,028,464.65        2.75000      5.00000        2.00000          12         10.36904       N/A
 11,241,215.78        2.25000      5.00000        2.00000          12         10.44049       N/A
    875,781.39        2.25000      6.00000        2.00000           6         12.25000       N/A
    425,000.00        2.25000      5.00000        2.00000          12         10.75000       119
  5,750,474.64        2.32060      5.00000        2.00000          12         10.54429       115
 35,126,227.72        2.25000      5.00000        2.00000          12         10.62542       117
 13,025,197.88        2.25000      5.00000        2.00000          12         10.61167       118
    425,000.00        2.25000      6.00000        2.00000           6         11.75000       117

and that:

(i) the One-Year CMT Loan Index remains constant at 3.3500%, the Six-Month LIBOR Loan Index remains constant at 3.5100% and the One-Year LIBOR Loan Index remains constant at 3.7719%;

(ii)     the One-Month LIBOR Bond Index remains constant at 3.0900%;

(iii) scheduled payments on all Mortgage Loans are received on the first day of each month beginning June 1, 2005;

(iv) any prepayments on the Mortgage Loans are prepayments in full and are received on the last day of each month beginning on May 31, 2005, and include 30 days of interest;

(v)      there are no defaults or delinquencies on the Mortgage Loans;

(vi)     there is no optional purchase;

(vii) the Mortgage Loans in each Loan Group prepay at the indicated constant percentages of the CPR;

(viii) any Mortgage Loans that are interest only Mortgage Loans amortize fully after the interest only period;

(ix)     the date of issuance for the certificates is May 27, 2005;

(x) cash distributions are received by the certificateholders on the 25th day of each month when due;

(xi)     no prepayment penalties are collected on the mortgage loans;

(xii) prepayments are computed after giving effect to scheduled payments received on the following day; and

(xiii) the scheduled monthly payments for the hypothetical mortgage loans are computed based upon their unpaid principal balance, mortgage interest rate and remaining amortization term, such that each hypothetical mortgage loan will fully amortize on its maturity date (except in the case of the interest only loans during the interest only period).


                  The approximate Class Principal Balance of the Junior Subordinate Certificates as of the Closing Date will be as follows: Class 1B4 $1,431,000, Class 1B5 $1,272,000, Class 1B6 $795,489, Class 2B4 $6,028,000,
Class 2B5 $4,220,000 and Class 2B6 $3,014,910.


                  Any discrepancy between the actual characteristics of the Mortgage Loans underlying the certificates and the characteristics of the hypothetical mortgage loans set forth above may affect the percentages of the initial Class Principal Balance set forth in the tables in Appendix A and the weighted average lives of the Offered Certificates. In addition, to the extent that the characteristics of the actual Mortgage Loans and the initial Class Principal Balance differs from those assumed in preparing the tables in Appendix A, the outstanding Class Principal Balance of any class of Offered Certificates may be reduced to zero earlier or later than indicated by the tables.

                  Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balance and the weighted average lives shown in the tables in Appendix A. Variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of the CPR. There is no assurance, however, that prepayments of the Mortgage Loans in any Loan Group will conform to any given percentage of the CPR.

                  Based on the assumptions described above, the tables in Appendix A indicate the projected weighted average lives of the Offered Certificates and provide the percentages of the initial outstanding Class Principal Balance of each class of Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of the CPR.

LACK OF HISTORICAL PREPAYMENT DATA

                  There is no historical prepayment data available for the Mortgage Loans underlying the certificates, and comparable data is not available because the Mortgage Loans underlying the certificates are not a representative sample of Mortgage Loans generally. In addition, historical data available for Mortgage Loans underlying mortgage pass-through certificates issued by GNMA, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the Mortgage Loans underlying the certificates may have characteristics which differ from the Mortgage Loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.

                  We make no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables in Appendix A or below in "--Yield Considerations with Respect to the Senior Subordinate Certificates." Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Offered Certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the Offered Certificates (and especially the yields to maturity on the Subordinate Certificates), prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Offered Certificates to their investment objectives.

YIELD CONSIDERATIONS WITH RESPECT TO THE INTEREST ONLY CERTIFICATES

                  The yield to maturity on the Interest Only Certificates will be extremely sensitive to the level of prepayments on the Mortgage Loans in the Short Reset Loan Group. Because the interest payable to the Class X certificates is based on the excess of the weighted average Net Rate of the Mortgage Loans in the Short Reset Loan Group over (a) the weighted average of the Certificate Rates of the Class 1A1, Class 2A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates (adjusted, as applicable, for the number of days in the related Interest Accrual Period) applied to a notional amount equal to the aggregate Class Principal Balance of the Class 1A1, Class 2A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates, the yield to maturity on those certificates will be adversely affected as a result of faster than expected prepayments on the Mortgage Loans in the Short Reset Loan Group, especially those with the highest interest rates. If the Certificate Rate of the Class 1A1, Class 2A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 certificates is equal to the weighted average Net Rate of the Mortgage Loans in the Short Reset Loan Group, holders of the Class X certificates will receive no distributions of interest that month. Prospective investors should fully consider the risks associated with an investment in the Interest Only Certificates, including the possibility that if the rate of prepayments on the Mortgage Loans in the Short Reset Loan Group is rapid or an optional purchase of the Short Reset Group Loans occurs, investors may not fully recover their initial investments.

                  To illustrate the significance of different rates of prepayment on the distributions on the Interest Only Certificates, the table below indicates the approximate pre-tax yields to maturity for the Interest Only Certificates (on a corporate bond equivalent basis) under the different percentages of the CPR indicated.

                  Any differences between the assumptions and the actual characteristics and performance of the related Mortgage Loans and of the Interest Only Certificates may result in yields to maturity being different from those shown in the tables.

                  Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios. In addition, it is highly unlikely that the related Mortgage Loans will prepay at a constant level of the CPR until maturity or that all of the Mortgage Loans in the Short Reset Loan Group will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a later like reduction (or increase) in the rate of prepayments.

                  The sensitivity table for the Interest Only Certificates below is based on the Modeling Assumptions (with the exception of assumption (vi)), and assumes further that (i) the certificates are purchased at the price set forth in the table plus accrued interest from the Cut-Off Date, (ii) an optional purchase of the Short Reset Group Loans is exercised on the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in the Short Reset Loan Group is less than 10% of the aggregate scheduled principal balance of the Short Reset Group Loans (determined in the aggregate, rather than by Loan Group) as of the Cut-Off Date and (iii) there is no initial deposit in the Reserve Account. There can be no assurance that the Short Reset Group Loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of the certificates will be as assumed or that the pre-tax yields to maturity will correspond to any of the pre-tax yields shown in the tables below. The actual prices to be paid on the Interest Only Certificates have not been determined and will depend on the characteristics of the Short Reset Group Loans as ultimately constituted. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of offered certificates.

                 PRETAX YIELD OF THE CLASS X CERTIFICATES AT AN
     ASSUMED PURCHASE PRICE OF 2.25% OF THE INITIAL CLASS X NOTIONAL AMOUNT
                   PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

                                PERCENTAGE OF CPR
------------------------------------------------------------------------------

  10%      15%        20%        25%         30%          35%            40%
 -----    -----      -----      -----       -----        -----          -----
 66.5%    59.2%      51.6%      43.6%       34.9%        25.5%          15.1%

                  Based on a constant prepayment rate of approximately 46.5% of CPR, the assumed purchase price above, plus accrued interest from the Cut-Off Date, and the assumptions described above, the pre-tax yield to maturity of the Class X Certificates would be approximately 0%. If the actual prepayment rate for the Short Reset Group Loans were to exceed 46.5% of CPR, even for one month, while equaling 46.5% of CPR for all other months, an investor in the Class X Certificates would not fully recover the initial purchase price of the certificates.

                  The pre-tax yields to maturity set forth in the preceding table were calculated by determining the monthly discount rates (whether positive or negative), which, when applied to the assumed streams of cash flows to be paid on the Interest Only Certificates, would cause the discounted present values of those assumed streams of cash flows to equal the assumed purchase price, plus accrued interest. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on these certificates and thus do not reflect the return on any investment in these certificates when any reinvestment rates other than the discount rates are considered.

YIELD CONSIDERATIONS WITH RESPECT TO THE SENIOR SUBORDINATE CERTIFICATES

                  If the aggregate Class Principal Balance of the Junior Subordinate Certificates related to the Short Reset Loan Group is reduced to zero, the yield to maturity on the related Senior Subordinate Certificates will become extremely sensitive to losses on the Mortgage Loans in the Short Reset Loan Group and the timing of those losses, because the entire amount of those losses will generally be allocated first to the Class 1B3, then to the Class 1B2, and then to the Class 1B1 Certificates. The aggregate initial Class Principal Balance of the Junior Subordinate Certificates related to the Short Reset Loan Group is equal to approximately 1.10% of the aggregate scheduled principal balance of the Short Reset Group Loans as of the Cut-Off Date.

                  If the aggregate Class Principal Balance of the Junior Subordinate Certificates related to the Hybrid Loan Group is reduced to zero, the yield to maturity on the related Senior Subordinate Certificates will become extremely sensitive to losses on the Mortgage Loans in the Hybrid Loan Group and the timing of those losses, because the entire amount of those losses will generally be allocated first to the Class 2B3, then to the Class 2B2, and then to the Class 2B1 Certificates. The aggregate initial Class Principal Balance of the Junior Subordinate Certificates related to the Hybrid Loan Group is equal to approximately 1.10% of the aggregate scheduled principal balance of the Hybrid Group Loans as of the Cut-Off Date.

                  Similarly, the yield to maturity of the Senior Certificates (other than the Super Senior Certificates) will become extremely sensitive to losses on the related Mortgage Loans and the timing of those losses when the aggregate Certificate Balance of the related Subordinate Certificates is reduced to zero. Thereafter, those losses will be allocated to the related Senior Certificates (other than the Super Senior Certificates) before they are allocated to the Super Senior Certificates. The aggregate initial Certificate Balance of the Short Reset Group Subordinate Certificates is equal to approximately 4.75% of the aggregate scheduled principal balance of the Short Reset Group Loans as of the Cut-Off Date. The aggregate initial Certificate Balance of the Hybrid Group Subordinate Certificates is equal to approximately 5.15% of the aggregate scheduled principal balance of the Hybrid Group Loans as of the Cut-Off Date.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

                  Although it is anticipated that the Residual Certificates will receive distributions only on the first Distribution Date, the Residual Certificates will remain outstanding until the related REMICs are liquidated which generally will occur either at the optional redemption date or when all amounts have been collected on the Mortgage Loans. The respective Residual Certificateholders' after-tax rate of return on their certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities during the early years of each REMIC's term that substantially exceed their distributions. In addition, holders of Residual Certificates may have tax liabilities with respect to their certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced by the related mortgage pool or pools. Furthermore, final regulations have been issued concerning the federal income tax consequences regarding the treatment of "inducement fees" to a purchaser of a Residual Certificate; see "Federal Income Tax Consequences" in the prospectus.

                  The holders of Residual Certificates should consult their own tax advisors as to the effect of taxes and the receipt of any payments received in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ADDITIONAL INFORMATION

                  GSMSC may file or may already have filed with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the Offered Certificates on a Current Report on Form 8-K. Those tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and materials are preliminary in nature, and the information contained in the Current Report on Form 8-K is subject to, and superseded by, the information in this prospectus supplement.

                               CREDIT ENHANCEMENTS

SUBORDINATION

                  The Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the related Subordinate Certificates. No class of Subordinate Certificates will receive distributions of interest and principal on any Distribution Date until each class of related Subordinate Certificates senior to that class have received all distributions of interest and principal due on or before such Distribution Date. See "Description of the Certificates--Distributions" in this prospectus supplement.

                  Losses on Short Reset Group Loans (other than Excess Special Losses) will be allocated, in each case until their respective Class Principal Balance has been reduced to zero, first, to the Class 1B6 Certificates; second, to the Class 1B5 Certificates; third, to the Class 1B4 Certificates; fourth, to the Class 1B3 Certificates; fifth, to the Class 1B2 Certificates; sixth, to the Class 1B1 Certificates; and seventh, pro rata, to the outstanding Senior Certificates related to the Short Reset Loan Group. Losses on Hybrid Group Loans (other than Excess Special Losses) will be allocated, in each case, until their respective Class Principal Balance has been reduced to zero, first, to the Class 2B6 Certificates; second, to the Class 2B5 Certificates; third, to the Class 2B4 Certificates; fourth, to the Class 2B3 Certificates; fifth, to the Class 2B2 Certificates; sixth, to the Class 2B1 Certificates; and seventh, pro rata, to the outstanding Senior Certificates related to the Hybrid Loan Group provided, however, that any such losses otherwise allocable to any class of Super Senior Certificates will first be allocated to the related class of Senior Support Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero, and thereafter to the related Super Senior Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero. Excess Special Losses will be allocated, pro rata, to (i) all classes of Senior Certificates related to the Loan Group in which the losses occurred and (ii) all classes of related Subordinate Certificates, based on the aggregate Class Principal Balance of such Senior Certificates and the related Group Subordinate Amount of the related Subordinate Certificates, respectively. See "Description of the Certificates--Subordination and Allocation of Losses" in this prospectus supplement.

SHIFTING INTERESTS

                  Unless credit enhancement to the Senior Certificates has reached a certain level and the delinquencies and losses on the related Mortgage Loans do not exceed certain limits, the Senior Certificates will, in the aggregate, generally receive their pro rata share of principal collections, and 100% of all principal prepayment collections, received on the Mortgage Loans in the related Loan Group or Loan Groups before the 10th anniversary of the first Distribution Date (i.e. the Distribution Date in June 2015), in the case of the Short Reset Group Loans, and the 7th anniversary of the first Distribution Date (i.e., the Distribution Date in June 2012), in the case of the Hybrid Group Loans. During the next four years the Senior Certificates will, in the aggregate, generally receive their pro rata share of the scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments received on the Mortgage Loans in the related Loan Group or Loan Groups, as the case may be. This will result in an acceleration of the amortization of the Senior Certificates, in the aggregate, subject to the priorities described in "Description of the Certificates--Distributions" in this prospectus supplement, enhancing the likelihood that holders of those classes of certificates will be paid the full amount of principal to which they are entitled. See "Description of the Certificates--Distributions" and "--Principal Distribution Amount" in this prospectus supplement for important limitations on the accelerated amortization of the Senior Certificates.

CROSS-COLLATERALIZATION

                  If, as a result of losses on the Short Reset Group Loans, the aggregate Class Principal Balance of the Group 1 or Group 2 Certificates exceeds the outstanding aggregate principal balance of the Mortgage Loans in the related Loan Group (such class or classes, the related "AFFECTED SHORT RESET GROUP SENIOR CERTIFICATES"), then future principal payments otherwise allocable to the Short Reset Group Subordinate Certificates will be "crossed over" or used to repay principal of the Affected Short Reset Group Senior Certificates by increasing the Senior Principal Distribution Amount for the Loan Group related to the Affected Short Reset Group Senior Certificates in an amount equal to the lesser of (i) the aggregate amount of principal otherwise payable to the Short Reset Group Subordinate Certificates on such Distribution Date and (ii) the amount required to be paid to the Affected Short Reset Group Senior Certificates so that their aggregate Class Principal Balance is equal to the outstanding aggregate principal balance of the Mortgage Loans in the related Loan Group. If, as a result of losses on the Hybrid Group Loans, the aggregate Class Principal Balance of the Group 3, Group 4, Group 5, Group 6, Group 7 or Group 8 Certificates exceeds the outstanding aggregate principal balance of the Mortgage Loans in the related Loan Group (such class or classes, the related "AFFECTED HYBRID GROUP SENIOR CERTIFICATES" and, together with the Affected Short Reset Group Senior Certificates, the "AFFECTED SENIOR CERTIFICATES"), then future principal payments otherwise allocable to the Hybrid Group Subordinate Certificates will be "crossed over" or used to repay principal of the Affected Hybrid Group Senior Certificates by increasing the Senior Principal Distribution Amount for the Loan Group related to the Affected Hybrid Group Senior Certificates in an amount equal to the lesser of (i) the aggregate amount of principal otherwise payable to the Hybrid Group Subordinate Certificates on such Distribution Date and (ii) the amount required to be paid to the Affected Hybrid Group Senior Certificates so that their aggregate Class Principal Balance is equal to the outstanding aggregate principal balance of the Mortgage Loans in the related Loan Group. If on any Distribution Date, there is more than one undercollateralized Loan Group, the distributions described above will be made in proportion to the amounts by which the aggregate Class Principal Balance of the classes of Affected Senior Certificates related to a Loan Group in the Short Reset Loan Group or the Hybrid Loan Group, as applicable, exceeds the principal balance of the Mortgage Loans in such Loan Group. In addition, to the extent the Available Distribution Amount for any individual Loan Group or Loan Groups (without taking into account any cross-over payments from other Loan Groups) is less than the interest and principal then distributable to the related Senior Certificates, the remaining Available Distribution Amount for the other such Loan Group or Loan Groups (after payment of all amounts distributable to the Senior Certificates related to such Loan Group or Loan Groups) in the Short Reset Loan Group or the Hybrid Loan Group, as applicable, will be reduced pro rata by an aggregate amount equal to such shortfall, and the amount of such reduction will be added to the Available Distribution Amount of the Loan Group or Loan Groups experiencing such shortfall.

                  All distributions described above will be made in accordance with the priorities set forth under "Description of the Certificates--Distributions" in this prospectus supplement.

                  In addition, if, as a result of rapid prepayments, the aggregate Class Principal Balance of the Group 1 or Group 2 Certificates has been reduced to zero and such Senior Certificates are retired, amounts otherwise distributable as principal on each class of related Subordinate Certificates will instead be distributed as principal to the Senior Certificates related to the other such Short Reset Loan Group which remains outstanding, until the Class Principal Balances of the related Senior Certificates have been reduced to zero. Similarly, if, as a result of rapid prepayments, the aggregate Class Principal Balance of the Group 3, Group 4, Group 5, Group 6, Group 7 or Group 8 Certificates has been reduced to zero and such Senior Certificates are retired, amounts otherwise distributable as principal on each class of related Subordinate Certificates will instead be distributed as principal to the Senior Certificates related to the other such Hybrid Loan Groups which remain outstanding, until the Class Principal Balances of the related Senior Certificates have been reduced to zero. In order for the distribution priorities described in the foregoing two sentences to apply on any Distribution Date, it must also be true that either (a) the related Subordinate Percentage for that Distribution Date is less than 200% of the Subordinate Percentage as of the Cut-Off Date, or (b) the average outstanding principal balance of the Mortgage Loans in the Short Reset Loan Group or the Hybrid Loan Group, as applicable, that are delinquent 60 days or more (including any such Mortgage Loans in foreclosure or bankruptcy and REO properties) during the most recent three calendar months as a percentage of the related Subordinate Percentage is greater than or equal to 50%.

                  All distributions described above will be made in accordance with the priorities set forth under "Description of the Certificates-- Distributions" in this prospectus supplement.

                  There will be no "cross-collateralization" between the Short Reset Loan Group and the Hybrid Loan Group.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

                  The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "CODE" and "SECTIONS" are to the Internal Revenue Code of 1986, as amended.

                  For federal income tax purposes, the Securities Administrator will cause one or more REMIC elections to be made with respect to the Trust (exclusive of the Reserve Fund). Each class of Residual Certificates will represent the sole class of residual interest in the related REMIC. The remaining classes of Offered Certificates, other than the Class 1A1, Class 2A1, Class 1B1, Class 1B2, Class 1B3 and Class X Certificates, will be regular interests in one of those REMICs. The Class 1A1, Class 2A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 Certificates (each a "COMPONENT CERTIFICATE") will each be treated as representing (i) an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) an interest in a limited recourse interest rate cap contract (the "CAP CONTRACT"). See the discussion under "-- Additional Considerations for the Component Certificates" below. The Class X Certificates will be treated as representing (i) an undivided interest in a REMIC regular interest and (ii) an obligation to make the payments required by the related Cap Contract. See the discussion under "-- Additional Considerations for the Class X Certificates" below. For purposes of this summary, the REMIC regular interests corresponding to the Class 1A1, Class 2A1, Class 1B1, Class 1B2, Class 1B3 and Class X Certificates, along with the remaining Offered Certificates (other than each class of Residual Certificates), are referred to as the "REGULAR CERTIFICATES."

                  Upon the issuance of the Offered Certificates, McKee Nelson LLP will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, for federal income tax purposes, each REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.

TAXATION OF REGULAR CERTIFICATES

                  The Regular Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. Certain classes of Regular Certificates may be issued with original issue discount ("OID"). Certain Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Regular Certificate will be treated as holding a certificate with amortizable bond premium will depend on the holder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such holder. You should consult your own tax advisor regarding the possibility of making an election to amortize such premium. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount or the amortization of premium, if any, for federal income tax purposes is 20% CPR for the Short Reset Group Loans and 25% CPR for the Hybrid Group Loans

(with the exception of Loan Group 3 and Loan Group 5, which assume 15% CPR), as described in this prospectus supplement under "Yield and Prepayment Considerations." GSMSC does not represent that the Mortgage Loans will prepay at any given percentage of the CPR.

                  See "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments," "--OID," "--Market Discount" and "--Amortizable Premium" in the prospectus.

ADDITIONAL CONSIDERATIONS FOR THE COMPONENT CERTIFICATES

                  The REMIC regular interest corresponding to the Class 1A1, Class 2A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 Certificates will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the class of certificates to which it corresponds, except that the interest payments will be determined without regard to payments of any Net WAC Shortfalls. Any amount paid on a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the related Cap Contract. Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "--Taxation of Regular Certificates" above. In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "-- Cap Contract Component" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising the Component Certificates.

                  This discussion assumes that the rights of the holders of the Component Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. Treatment of such rights as a partnership interest could result in differing timing and character consequences to certificateholders and withholding tax consequences for certificateholders who are not U.S. Persons. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest.

Allocations

                  A beneficial owner of a Component Certificate must allocate its purchase price for the certificate between its components -- the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Securities Administrator will assume the Cap Contract component has nominal value. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract component.

                  Upon the sale, exchange, or other disposition of a Component Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Component Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.

The Cap Contract Component

                  The portion of the overall purchase price of a Component Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Component Certificate.

                  Any payments to a beneficial owner of a Component Certificate of Net WAC Shortfalls will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

                  A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

ADDITIONAL CONSIDERATIONS FOR THE CLASS X CERTIFICATES

                  A holder of a Class X Certificate will be treated (i) as holding an undivided interest in a REMIC regular interest and (ii) as having written the Cap Contract in respect of the related Component Certificates. For this purpose, the REMIC regular interest component of a Class X Certificate will be entitled to receive payments at the times and in the amounts equal to those made on the related Component Certificates, except that such payments will be increased by the amount of payments made to the related Component Certificates in respect of the Cap Contract (exclusive of the amount of the original deposit in the Reserve Fund, and any earnings on the Reserve Fund). A holder of a Class X Certificate will be required to accrue interest with respect to the REMIC regular interest component of the related certificate as described under "--Taxation of Regular Certificates" above. Any payments to a holder of a Class 1A1, Class 2A1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 or Class 1B6 Certificate of amounts in excess of the amounts payable on the corresponding REMIC regular interest component will be treated as payments made by the holder of the Class X Certificate pursuant to the Cap Contract. See "--Additional Considerations for the Component Certificates" above. Any premium the holder of a Class X Certificate is considered to have received for undertaking such obligation should be amortized and taken into income in accordance with the Treasury regulations addressing the treatment of notional principal contracts and such amounts, in excess of the initial deposit in the Reserve Fund, would increase such holder's basis in the applicable REMIC regular interest component of the Class X Certificates.

                  As a result of the foregoing treatment, the holders of the Class X Certificates will be required to accrue income with respect to the REMIC regular interest represented by the Class X Certificate, and may be able to take deductions with respect to the obligations represented by the Class X Certificates. As described under "--Additional Considerations for the Component Certificates--The Cap Contract Component" above, the ability of certain taxpayers to claim a deduction with respect to a notional principal contract may limited for purposes of calculating regular taxable income or unavailable for purposes of calculating alternative minimum tax income. If the deductions of a holder of a Class X Certificate with respect to the Cap Contract were limited, the holder could be required to recognize income in an amount greater than the amount of distributions to which the holder would be entitled to receive on the Class X Certificate. As a result, the Class X Certificates may not be an appropriate investment for any investor whose ability to take such deductions would be limited, and potential investors should consult their own tax advisors regarding the tax consequences to them of an investment in the Class X Certificates.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE RESIDUAL CERTIFICATES

                  The Class RSR certificates will represent the residual interest in the lower tier REMIC that will hold all assets relating to Loan Group 1 and Loan Group 2. The Class RH certificates will represent the residual interest in the lower tier REMIC that will hold all assets relating to Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group
8. The Class R certificates will represent the residual interest in the upper tier REMIC, which will hold all the regular interests issued by the lower tier REMICs. All of the certificates other than the Residual Certificates will represent ownership of regular interest in the upper tier REMIC.

                  The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no other related certificates outstanding. PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE RESIDUAL CERTIFICATES' REMIC TAXABLE INCOME AND THE TAX LIABILITY THEREON MAY EXCEED, AND MAY SUBSTANTIALLY EXCEED, CASH DISTRIBUTIONS TO SUCH HOLDER DURING CERTAIN PERIODS, IN WHICH EVENT, THE HOLDER THEREOF MUST HAVE SUFFICIENT ALTERNATIVE SOURCES OF FUNDS TO PAY SUCH TAX LIABILITY. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

                  The Residual Certificates will be considered to represent "noneconomic residual interests," with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee will be required to furnish the trust administrator with an affidavit as described below and under "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests--Non-Recognition of Certain Transfers for Federal Income Tax Purposes" in the prospectus.

                  An individual, trust or estate that holds a Residual Certificate (whether such certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the Mortgage Loans and other administrative expenses of the related REMIC in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC.

                  The Internal Revenue Service (the "IRS") has issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest ("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the related REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate. Any transferee receiving consideration with respect to a Residual Certificate should consult its tax advisors.

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

                  The REMIC provisions of the Code impose certain taxes on (i) transferors of Residual Certificates to, or agents that acquire Residual Certificates on behalf of, disqualified organizations and (ii) certain pass-through entities that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an "electing large partnership") with regard to the Residual Certificates to the extent it has received an affidavit from each owner thereof indicating that such owner is not a disqualified organization or a nominee for a disqualified organization. The Trust Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to or registered in the name of any person unless
(i) the proposed purchaser provides to the transferor and the Securities Administrator an affidavit, substantially in the form set forth in the Trust Agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Residual Certificate as an agent (i.e., as a broker, nominee, or other middleman thereof) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in a writing to the trust administrator that it has no actual knowledge that such affidavit is false. Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future,
(ii) understands that it may incur tax liabilities with respect to such Residual Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding such Residual Certificate as such taxes become due, (iv) will not cause the income attributable to such Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. person and (v) will not transfer such Residual Certificate to any person or entity that does not provide a similar affidavit. The transferor must also certify in writing to the Securities Administrator in the form set forth in the Trust Agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding clauses (i), (iii) and (iv) were false.

                  In addition, Treasury Regulations require either that (i) the transferor of a Residual Certificate pay the transferee a specified minimum formula amount designed to compensate the transferee for assuming the related tax liability or (ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer. Because these rules are not mandatory but would provide safe harbor protection, the Trust Agreement will not require that they be met as a condition to transfer of the Residual Certificates. Holders of the Residual Certificates are advised to consult their tax advisors as to whether and how to qualify for protection of the safe harbor for transfers and whether or in what amount any payment should be made upon transfer thereof. See "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests--Non-Recognition of Certain Transfers for Federal Income Tax Purposes" in the prospectus.

                  Finally, the Residual Certificates may not be purchased by or transferred to any person that is not a "U.S. Person" unless (i) such person holds such Residual Certificates in connection with the conduct of trade or business within the United States and furnishes the transferor and the trust administrator with an effective IRS Form W-8ECI or (ii) the transferee delivers to both the transferor and the Securities Administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes. The term "U.S. PERSON" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to elect to be treated as U.S. Persons and so elects).

                  The Trust Agreement provides that any attempted or purported transfer of Residual Certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Residual Certificates. Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. The Residual Certificates will contain a legend describing the foregoing restrictions.

STATUS OF THE OFFERED CERTIFICATES

                  The Offered Certificates (other than the Component Certificates and the Class X Certificates) and the REMIC regular interests represented by the Component Certificates and the Class X Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under
Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust (exclusive of any assets not included in any REMIC) would be so treated. In addition, to the extent the assets of the trust (exclusive of any assets not included in any REMIC) represent real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from the Offered Certificates (other than the Component Certificates and the Class X Certificates) and the REMIC regular interests represented by the Component Certificates and the Class X Certificates will be interest on obligations secured by interests in real property for purposes of
Section 856(c)(3)(B) of the Code for a REIT. The Regular Certificates (exclusive of the Cap Contract component in the case of the Component Certificates) will be treated as qualified mortgages under Section 860G(a)(3). The Cap Contract component of the Component Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under
Section 856(c)(4)(A) of the Code. Further, any income attributable to a Cap Contract component will not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. In addition, the obligations represented by the Class X Certificates generally will preclude the Class X Certificates from being an appropriate investment for a REMIC.

                  The Securities Administrator will be designated as the "tax matters person" for the Trust as defined in the REMIC regulations.

                  For further information regarding the federal income tax consequences of investing in the certificates, see "Federal Income Tax Consequences" in the prospectus.

                        CERTAIN LEGAL INVESTMENT ASPECTS

                  All of the Offered Certificates, other than the Class 1B2, Class 1B3, Class 2B2 and Class 2B3 Certificates, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The appropriate characterization under various legal investment restrictions of the Class 1B2, Class 1B3, Class 2B2 and Class 2B3 Certificates, which will not constitute "mortgage related securities," and the ability of investors subject to these restrictions to purchase those classes, are subject to significant interpretive uncertainties.

                  Except as to the status of certain classes of the Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

                  See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

                  The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an employee benefit plan or other plan or arrangement, such as an individual retirement account (each, a "PLAN"). Plans, insurance companies or other persons investing Plan assets (see "ERISA Considerations" in the prospectus) should carefully review with their legal counsel whether owning Offered Certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The underwriter's exemption, as described under "ERISA Considerations--Underwriter Exemption" in the prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan assets to be used to purchase, the Offered Certificates. However, the underwriter's exemption contains several conditions, including the requirement that an affected Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                  The underwriter's exemption permits, among other things, Plans to purchase and hold subordinate certificates if they are rated "BBB-" or better at the time of purchase and applies to residential and home equity loans that are less than fully secured, subject to certain conditions. See "ERISA Considerations--Underwriter Exemption" in the prospectus.

                  GSMSC believes that all of the conditions of the underwriter's exemption except for those within the control of investors in the Offered Certificates (other than the Residual Certificates) will be met at the time of this offering.

                  Any fiduciary or other investor of Plan assets that proposes to own the Offered Certificates other than the Residual Certificates on behalf of or with Plan assets of any Plan should consult with legal counsel about: (i) whether the specific and general conditions and the other requirements in the underwriter's exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

                  A governmental plan, as described in Section 3(32) of ERISA, is not subject to the provisions of Title I of ERISA or Section 4975 of the Code. However, such a plan may be subject to provisions of applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of a governmental plan proposing to invest in the Offered Certificates other than the Residual Certificates should consult with their advisors regarding the applicability of any such similar law to their investment in the Offered Certificates and the need for, and availability of, any exemptive relief under applicable law. GSMSC makes no representation that the sale of any of the Offered Certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                  The Residual Certificates may not be transferred to a Plan or a governmental plan or to any persons acting on behalf of or investing the assets of a Plan or a governmental plan. The Residual Certificates may be purchased by an insurance company which is purchasing the Residual Certificates with funds contained in an insurance company general account (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of the Residual Certificates are covered under Sections I and III of PTCE 95-60.

                             METHOD OF DISTRIBUTION

                  GSMSC has agreed to sell to Goldman, Sachs & Co. (the "UNDERWRITER"), and the Underwriter has agreed to purchase, all of the Offered Certificates other than a 0.01% percentage interest in the Residual Certificate that Wells Fargo, in its capacity as Securities Administrator, will retain. An underwriting agreement between GSMSC and the Underwriter governs the sale of the Offered Certificates. The aggregate proceeds (excluding accrued interest) to GSMSC from the sale of the Offered Certificates, before deducting expenses estimated to be $850,000, will be approximately 100.84% of the initial aggregate principal balance of the Offered Certificates. Under the underwriting agreement, the Underwriter has agreed to take and pay for all of the Offered Certificates, if any are taken. The Underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to GSMSC and the proceeds from the sale of the Offered Certificates realized by the Underwriter will constitute underwriting discounts and commissions.

                  GSMSC has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

                  The Underwriter is an affiliate of the Depositor and GSMC.

                                  LEGAL MATTERS

                  The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C.

                               CERTIFICATE RATINGS

                  It is a condition to the issuance of the Offered Certificates that they receive ratings from Moody's and S&P, as indicated below:


                      CLASS                     MOODY'S              S&P
                      ---------------------     -------              ---
                      1A1..................       Aaa                AAA
                      2A1..................       Aaa                AAA
                      3A1..................       Aaa                AAA
                      3A2..................       Aaa                AAA
                      4A1..................       Aaa                AAA
                      5A1..................       Aaa                AAA
                      6A1..................       Aaa                AAA
                      6A2..................       Aa1                AAA
                      7A1..................       Aaa                AAA
                      8A1..................       Aaa                AAA
                      8A2..................       Aa1                AAA
                      X....................       Aaa                AAA
                      1B1..................       Aa2                AA-
                      1B2..................        A2                A-
                      1B3..................       Baa1               BBB
                      2B1..................       Aa3                AA
                      2B2..................        A3                 A
                      2B3..................       Baa3               BBB
                      R....................       Aaa                AAA
                      RSR..................       Aaa                AAA
                      RH...................       Aaa                AAA

                  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                  The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying Mortgage Loans.

                  The ratings on the Offered Certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See "Risk Factors" and "Yield and Prepayment Considerations" in this prospectus supplement.

                  GSMSC has not requested a rating on the Offered Certificates by any rating agency other than Moody's and S&P. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating it would assign. A rating on the Offered Certificates by another rating agency may be lower than the rating assigned to the Offered Certificates by Moody's and S&P.

                                 INDEX OF TERMS

                  Below is a list of selected significant terms used in this prospectus supplement and the pages on which their definitions can be found.


A

Accrued Certificate Interest.....................S-58
Adjustment Date..................................S-33
Advances.........................................S-68
Affected Hybrid Group Senior Certificates.......S-104
Affected Senior Certificates....................S-104
Affected Short Reset Group Senior Certificates..S-103
Affected Subordinate Certificates................S-57
Available Distribution Amount....................S-69

C

Cap Contract....................................S-105
Certificate Account..............................S-32
Certificate Group................................S-52
Certificate Principal Balance....................S-51
Certificate Rate.................................S-58
Class Principal Balance..........................S-51
Class X Rate.....................................S-59
Closing Date.....................................S-50
Code............................................S-105
Compensating Interest............................S-60
Component Certificate...........................S-105
Conduit Program..................................S-34
Constant Prepayment Rate.........................S-91
Countrywide......................................S-34
Countrywide Financial............................S-77
Countrywide Servicing............................S-34
CPR..............................................S-91
Curtailments.....................................S-63
Custodian........................................S-44
Cut-Off Date.....................................S-32

D

Depositor........................................S-32
Distribution Date................................S-52
Due Date.........................................S-34

E

ERISA...........................................S-111
Escrow Account...................................S-84
Events of Default................................S-86
Excess Special Losses............................S-67

F

Fair Market Value Excess.........................S-70
First Federal....................................S-80

G

GMACM............................................S-34
Group 1 Certificates.............................S-51
Group 1 Loans....................................S-33
Group 2 Certificates.............................S-51
Group 2 Loans....................................S-33
Group 3 Certificates.............................S-51
Group 3 Loans....................................S-33
Group 4 Certificates.............................S-51
Group 4 Loans....................................S-33
Group 5 Certificates.............................S-51
Group 5 Loans....................................S-33
Group 6 Certificates.............................S-51
Group 6 Loans....................................S-33
Group 7 Certificates.............................S-51
Group 7 Loans....................................S-33
Group 8 Certificates.............................S-52
Group 8 Loans....................................S-33
Group Subordinate Amount.........................S-60
GSMC.............................................S-34
GSMSC............................................S-32

H

Holdings.........................................S-80
Hybrid Group Certificates........................S-52
Hybrid Group Loans...............................S-33
Hybrid Group Senior Certificates.................S-52
Hybrid Group Subordinate Certificates............S-52
Hybrid Loan Group................................S-33

I

Index............................................S-34
IndyMac..........................................S-34
Initial Rate Adjustment Cap......................S-34
Initial Subordination Level......................S-57
Interest Accrual Period..........................S-58
Interest Only Certificates.......................S-51
IRS.............................................S-109

J

Junior Subordinate Certificates..................S-51

L

LIBOR............................................S-59
LIBOR Determination Date.........................S-59
Lifetime Cap.....................................S-34
Lifetime Floor...................................S-34
Liquidated Mortgage Loan.........................S-65
Liquidation Principal............................S-65
Liquidation Proceeds.............................S-65
Loan Group.......................................S-33
Loan Group 1.....................................S-33
Loan Group 2.....................................S-33
Loan Group 3.....................................S-33
Loan Group 4.....................................S-33
Loan Group 5.....................................S-33
Loan Group 6.....................................S-33
Loan Group 7.....................................S-33
Loan Group 8.....................................S-33
London Business Day..............................S-59
Lydian...........................................S-34

M

Margin...........................................S-33
Master Servicer..................................S-32
Master Servicer Account..........................S-32
Master Servicer Event of Default.................S-74
Master Servicing Fee.............................S-71
MERS.............................................S-44
Modeling Assumptions.............................S-92
Moody's..........................................S-50
Mortgage Loan Schedule...........................S-44
Mortgage Loans...................................S-32
Mortgaged Property...............................S-33

N

Nat City.........................................S-34
Net Funds Cap....................................S-58
Net Rate.........................................S-58
Net WAC Shortfall................................S-62
Notional Amount..................................S-51

O

Offered Certificates.............................S-51
OID.............................................S-105
One-Year CMT Loan Index..........................S-41
One-Year LIBOR Loan Index........................S-43

P

P&I Advance......................................S-68
Payoffs..........................................S-63
Plan............................................S-111
Pool 1 Portion...................................S-58
Pool 2 Portion...................................S-58
Principal Payment Amount.........................S-63
Principal Prepayment Amount......................S-63
PTCE 95-60......................................S-112

R

Rate Adjustment Cap..............................S-34
Rating Agencies..................................S-50
Realized Loss....................................S-66
Record Date......................................S-52
Reference Banks..................................S-59
Regular Certificates............................S-105
REIT............................................S-110
Reserve Fund.....................................S-61
Residual Certificates............................S-51

S

S&P..............................................S-50
Sale and Servicing Agreement.....................S-34
Sale and Servicing Agreements....................S-34
Scheduled Payments...............................S-83
Sections........................................S-105
Securities Administrator.........................S-32
Securities Administrator Fee.....................S-85
Seller...........................................S-34
Senior Certificates..............................S-50
Senior Liquidation Amount........................S-65
Senior Percentage................................S-63
Senior Prepayment Percentage.....................S-63
Senior Principal Distribution Amount.............S-62
Senior Subordinate Certificates..................S-51
Senior Support Certificates......................S-51
Servicer.........................................S-76
Servicers........................................S-76
Servicing Advances...............................S-68
Servicing Fee Rate...............................S-83
Short Reset Group Certificates...................S-52
Short Reset Group Loans..........................S-33
Short Reset Group Senior Certificates............S-51
Short Reset Group Subordinate Certificates.......S-52
Short Reset Loan Group...........................S-33
Six-Month LIBOR Loan Index.......................S-42
SMMEA...........................................S-111
Special Losses...................................S-67
Subordinate Certificates.........................S-51

Subordinate Percentage...........................S-63
Subordinate Principal Distribution Amount........S-62
Subordination Level..............................S-58
Subsequent Rate Adjustment Cap...................S-34
Subsequent Recoveries............................S-67
Super Senior Certificates........................S-51

T

Trust............................................S-32
Trust Agreement..................................S-32
Trustee..........................................S-32

U

U.S. Person.....................................S-110
Underwriter.....................................S-112
USAP.............................................S-85

W

Wells Fargo......................................S-32

                      [This page intentionally left blank]

                                   APPENDIX A


             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE


                                                                         CLASS 1A1
                              -----------------------------------------------------------------------------------------------
DISTRIBUTION DATE             10%            15%            20%             25%            30%             35%            40%
----------------------        ---            ---            ---             ---            ---             ---            ---
Initial Percentage (%)..      100            100            100             100            100             100            100
May 2006................       89             84             79              74             68              63             58
May 2007................       80             71             62              54             46              40             33
May 2008................       71             59             49              40             32              25             19
May 2009................       63             49             38              29             22              16             11
May 2010................       56             41             31              22             15              10              7
May 2011................       49             35             24              16             11               7              4
May 2012................       44             29             19              12              7               4              2
May 2013................       39             25             15               9              5               3              1
May 2014................       35             21             12               7              4               2              1
May 2015................       31             17              9               5              2               1              1
May 2016................       27             14              7               4              2               1              *
May 2017................       23             12              6               3              1               *              *
May 2018................       20             10              4               2              1               *              *
May 2019................       18              8              3               1              1               *              *
May 2020................       15              6              3               1              *               *              *
May 2021................       13              5              2               1              *               *              *
May 2022................       11              4              2               *              *               *              *
May 2023................        9              3              1               *              *               *              *
May 2024................        8              3              1               *              *               *              *
May 2025................        7              2              1               *              *               *              *
May 2026................        6              2              *               *              *               *              *
May 2027................        5              1              *               *              *               *              *
May 2028................        4              1              *               *              *               *              *
May 2029................        3              1              *               *              *               *              *
May 2030................        2              1              *               *              *               *              *
May 2031................        2              *              *               *              *               *              *
May 2032................        1              *              *               *              *               *              *
May 2033................        1              *              *               *              *               *              *
May 2034................        *              *              *               *              *               *              *
May 2035................        0              0              0               0              0               0              0
Weighted Average Life
(Years)(1)..............     7.84           5.57           4.21            3.31           2.69            2.23           1.88

------------------

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value of less than 0.50% but greater than 0.00%.


                                     S-A-1

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE


                                                                        CLASS 2A1
                              -----------------------------------------------------------------------------------------------
DISTRIBUTION DATE               10%           15%             20%            25%            30%             35%           40%
----------------------        ---            ---            ---             ---            ---             ---            ---
Initial Percentage (%)..       100           100             100             100           100             100            100
May 2006................        89            84              79              74            68              63             58
May 2007................        80            71              62              54            46              40             33
May 2008................        71            59              49              40            32              25             19
May 2009................        63            49              38              29            22              16             11
May 2010................        56            41              30              22            15              10              7
May 2011................        49            35              24              16            11               7              4
May 2012................        44            29              19              12             7               4              2
May 2013................        39            24              15               9             5               3              1
May 2014................        34            20              12               7             3               2              1
May 2015................        30            17               9               5             2               1              *
May 2016................        26            14               7               4             2               1              *
May 2017................        23            12               6               3             1               *              *
May 2018................        20            10               4               2             1               *              *
May 2019................        17             8               3               1             1               *              *
May 2020................        15             6               3               1             *               *              *
May 2021................        13             5               2               1             *               *              *
May 2022................        11             4               1               *             *               *              *
May 2023................         9             3               1               *             *               *              *
May 2024................         8             3               1               *             *               *              *
May 2025................         7             2               1               *             *               *              *
May 2026................         5             2               *               *             *               *              *
May 2027................         4             1               *               *             *               *              *
May 2028................         4             1               *               *             *               *              *
May 2029................         3             1               *               *             *               *              *
May 2030................         2             1               *               *             *               *              *
May 2031................         2             *               *               *             *               *              *
May 2032................         1             *               *               *             *               *              *
May 2033................         1             *               *               *             *               *              *
May 2034................         *             *               *               *             *               *              *
May 2035................         0             0               0               0             0               0              0
Weighted Average Life
(Years)(1)..............      7.80          5.55            4.20            3.31          2.68            2.23           1.88

------------------

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.


*    Indicates a value of less than 0.50% but greater than 0.00%.


                                     S-A-2

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE


                                                                 CLASS 3A1 AND CLASS 3A2
                             --------------------------------------------------------------------------------------------------
DISTRIBUTION DATE             10%            15%            20%             25%             30%             35%            40%
----------------------        ---            ---            ---             ---            ---             ---            ---
Initial Percentage (%)..      100             100           100             100             100             100             100
May 2006................       89              84            79              73              68              63              58
May 2007................       80              70            62              54              46              39              33
May 2008................       71              59            48              39              31              25              19
May 2009................       62              48            38              29              22              16              11
May 2010................       55              40            30              21              15              10               7
May 2011................       48              34            23              16              10               6               4
May 2012................       42              28            18              12               7               4               2
May 2013................       37              24            15               9               5               3               1
May 2014................       33              20            11               6               3               2               1
May 2015................       29              16             9               5               2               1               *
May 2016................       25              14             7               3               2               1               *
May 2017................       22              11             5               2               1               *               *
May 2018................       19               9             4               2               1               *               *
May 2019................       17               8             3               1               *               *               *
May 2020................       14               6             2               1               *               *               *
May 2021................       12               5             2               1               *               *               *
May 2022................       11               4             1               *               *               *               *
May 2023................        9               3             1               *               *               *               *
May 2024................        8               3             1               *               *               *               *
May 2025................        6               2             1               *               *               *               *
May 2026................        5               2             *               *               *               *               *
May 2027................        4               1             *               *               *               *               *
May 2028................        3               1             *               *               *               *               *
May 2029................        3               1             *               *               *               *               *
May 2030................        2               1             *               *               *               *               *
May 2031................        2               *             *               *               *               *               *
May 2032................        1               *             *               *               *               *               *
May 2033................        1               *             *               *               *               *               *
May 2034................        *               *             *               *               *               *               *
May 2035................        0               0             0               0               0               0               0
Weighted Average Life
(Years)(1)..............     7.64            5.46          4.14            3.27            2.65            2.20            1.86


------------------

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value of less than 0.50% but greater than 0.00%.


                                     S-A-3

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                                                        CLASS 4A1
                             --------------------------------------------------------------------------------------------------
DISTRIBUTION DATE              10%            15%           20%             25%             30%             35%            40%
----------------------         ---            ---           ---             ---             ---             ---            ---
Initial Percentage (%)..      100             100           100             100             100             100             100
May 2006................       89              84            79              73              68              63              58
May 2007................       80              70            62              54              46              39              33
May 2008................       71              59            48              39              31              25              19
May 2009................       63              49            38              29              22              16              11
May 2010................       55              41            30              21              15              10               7
May 2011................       48              34            24              16              10               7               4
May 2012................       42              28            19              12               7               4               2
May 2013................       37              24            15               9               5               3               1
May 2014................       33              20            11               6               3               2               1
May 2015................       29              16             9               5               2               1               *
May 2016................       25              14             7               3               2               1               *
May 2017................       22              11             5               2               1               *               *
May 2018................       19               9             4               2               1               *               *
May 2019................       17               8             3               1               *               *               *
May 2020................       15               6             2               1               *               *               *
May 2021................       12               5             2               1               *               *               *
May 2022................       11               4             1               *               *               *               *
May 2023................        9               3             1               *               *               *               *
May 2024................        8               3             1               *               *               *               *
May 2025................        6               2             1               *               *               *               *
May 2026................        5               2             *               *               *               *               *
May 2027................        4               1             *               *               *               *               *
May 2028................        4               1             *               *               *               *               *
May 2029................        3               1             *               *               *               *               *
May 2030................        2               1             *               *               *               *               *
May 2031................        2               *             *               *               *               *               *
May 2032................        1               *             *               *               *               *               *
May 2033................        1               *             *               *               *               *               *
May 2034................        *               *             *               *               *               *               *
May 2035................        0               0             0               0               0               0               0
Weighted Average Life
(Years)(1)..............     7.66            5.47          4.15            3.27            2.66            2.21            1.86

------------------

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value of less than 0.50% but greater than 0.00%.


                                     S-A-4

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE


                                                                        CLASS 5A1
                             --------------------------------------------------------------------------------------------------
DISTRIBUTION DATE              10%            15%           20%             25%             30%             35%            40%
----------------------         ---            ---           ---             ---             ---             ---            ---
Initial Percentage (%)..      100             100           100             100             100             100             100
May 2006................       89              84            79              73              68              63              58
May 2007................       80              70            62              54              46              39              33
May 2008................       71              59            48              39              31              25              19
May 2009................       63              49            38              29              22              16              11
May 2010................       56              41            30              22              15              10               7
May 2011................       49              35            24              16              11               7               4
May 2012................       43              29            19              12               7               4               2
May 2013................       38              24            15               9               5               3               1
May 2014................       34              20            12               6               3               2               1
May 2015................       30              17             9               5               2               1               *
May 2016................       26              14             7               3               2               1               *
May 2017................       23              11             5               3               1               *               *
May 2018................       20               9             4               2               1               *               *
May 2019................       17               8             3               1               *               *               *
May 2020................       15               6             3               1               *               *               *
May 2021................       13               5             2               1               *               *               *
May 2022................       11               4             1               *               *               *               *
May 2023................        9               3             1               *               *               *               *
May 2024................        8               3             1               *               *               *               *
May 2025................        7               2             1               *               *               *               *
May 2026................        5               2             *               *               *               *               *
May 2027................        4               1             *               *               *               *               *
May 2028................        4               1             *               *               *               *               *
May 2029................        3               1             *               *               *               *               *
May 2030................        2               1             *               *               *               *               *
May 2031................        2               *             *               *               *               *               *
May 2032................        1               *             *               *               *               *               *
May 2033................        1               *             *               *               *               *               *
May 2034................        *               *             *               *               *               *               *
May 2035................        0               0             0               0               0               0               0
Weighted Average Life
(Years)(1)..............     7.75            5.52          4.18            3.29            2.67            2.21            1.87

------------------

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value of less than 0.50% but greater than 0.00%.


                                     S-A-5

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE


                                                                 CLASS 6A1 AND CLASS 6A2
                             --------------------------------------------------------------------------------------------------
DISTRIBUTION DATE              10%            15%           20%             25%             30%             35%            40%
----------------------         ---            ---           ---             ---             ---             ---            ---
Initial Percentage (%)..      100             100           100             100             100             100             100
May 2006................       89              84            79              74              68              63              58
May 2007................       80              71            62              54              46              39              33
May 2008................       71              59            48              39              31              25              19
May 2009................       63              49            38              29              22              16              11
May 2010................       56              41            31              22              15              10               7
May 2011................       49              35            24              16              11               7               4
May 2012................       43              29            19              12               7               4               2
May 2013................       38              24            15               9               5               3               1
May 2014................       34              20            12               6               3               2               1
May 2015................       30              17             9               5               2               1               *
May 2016................       26              14             7               3               2               1               *
May 2017................       23              11             5               3               1               *               *
May 2018................       20               9             4               2               1               *               *
May 2019................       17               8             3               1               *               *               *
May 2020................       15               6             3               1               *               *               *
May 2021................       13               5             2               1               *               *               *
May 2022................       11               4             1               *               *               *               *
May 2023................        9               3             1               *               *               *               *
May 2024................        8               3             1               *               *               *               *
May 2025................        7               2             1               *               *               *               *
May 2026................        5               2             *               *               *               *               *
May 2027................        4               1             *               *               *               *               *
May 2028................        4               1             *               *               *               *               *
May 2029................        3               1             *               *               *               *               *
May 2030................        2               1             *               *               *               *               *
May 2031................        2               *             *               *               *               *               *
May 2032................        1               *             *               *               *               *               *
May 2033................        1               *             *               *               *               *               *
May 2034................        *               *             *               *               *               *               *
May 2035................        0               0             0               0               0               0               0
Weighted Average Life
(Years)(1)..............     7.75            5.52          4.18            3.29            2.67            2.22            1.87

------------------

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value of less than 0.50% but greater than 0.00%.


                                     S-A-6

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE


                                                                        CLASS 7A1
                             --------------------------------------------------------------------------------------------------
DISTRIBUTION DATE              10%            15%           20%             25%             30%             35%            40%
----------------------         ---            ---           ---             ---             ---             ---            ---
Initial Percentage (%)..      100             100           100             100             100             100            100
May 2006................       89              84            79              73              68              63             58
May 2007................       79              70            62              53              46              39             33
May 2008................       70              59            48              39              31              25             19
May 2009................       63              49            38              29              22              16             11
May 2010................       56              41            30              22              15              10              7
May 2011................       49              35            24              16              11               7              4
May 2012................       44              29            19              12               7               4              2
May 2013................       38              24            15               9               5               3              1
May 2014................       34              20            12               6               3               2              1
May 2015................       30              17             9               5               2               1              *
May 2016................       26              14             7               3               2               1              *
May 2017................       23              11             6               3               1               *              *
May 2018................       20               9             4               2               1               *              *
May 2019................       17               8             3               1               *               *              *
May 2020................       15               6             3               1               *               *              *
May 2021................       13               5             2               1               *               *              *
May 2022................       11               4             1               *               *               *              *
May 2023................        9               3             1               *               *               *              *
May 2024................        8               3             1               *               *               *              *
May 2025................        7               2             1               *               *               *              *
May 2026................        5               2             *               *               *               *              *
May 2027................        5               1             *               *               *               *              *
May 2028................        4               1             *               *               *               *              *
May 2029................        3               1             *               *               *               *              *
May 2030................        2               1             *               *               *               *              *
May 2031................        2               *             *               *               *               *              *
May 2032................        1               *             *               *               *               *              *
May 2033................        1               *             *               *               *               *              *
May 2034................        *               *             *               *               *               *              *
May 2035................        0               0             0               0               0               0              0
Weighted Average Life
(Years)(1)..............     7.75            5.51          4.17            3.28            2.66            2.21           1.86

------------------

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value of less than 0.50% but greater than 0.00%.


                                     S-A-7

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE


                                                                 CLASS 8A1 AND CLASS 8A2
                             --------------------------------------------------------------------------------------------------
DISTRIBUTION DATE              10%            15%           20%             25%             30%             35%            40%
----------------------         ---            ---           ---             ---             ---             ---            ---
Initial Percentage (%)..      100             100           100             100             100             100            100
May 2006................       89              84            79              73              68              63             58
May 2007................       80              70            62              54              46              39             33
May 2008................       71              59            48              39              31              25             19
May 2009................       63              49            38              29              22              16             11
May 2010................       56              41            30              22              15              10              7
May 2011................       50              35            24              16              11               7              4
May 2012................       44              30            19              12               7               4              2
May 2013................       40              25            15               9               5               3              1
May 2014................       36              21            12               7               4               2              1
May 2015................       32              18            10               5               2               1              1
May 2016................       28              15             8               4               2               1              *
May 2017................       24              12             6               3               1               *              *
May 2018................       21              10             5               2               1               *              *
May 2019................       18               8             4               1               1               *              *
May 2020................       16               7             3               1               *               *              *
May 2021................       14               5             2               1               *               *              *
May 2022................       12               4             2               1               *               *              *
May 2023................       10               4             1               *               *               *              *
May 2024................        8               3             1               *               *               *              *
May 2025................        7               2             1               *               *               *              *
May 2026................        6               2             *               *               *               *              *
May 2027................        5               1             *               *               *               *              *
May 2028................        4               1             *               *               *               *              *
May 2029................        3               1             *               *               *               *              *
May 2030................        2               1             *               *               *               *              *
May 2031................        2               *             *               *               *               *              *
May 2032................        1               *             *               *               *               *              *
May 2033................        1               *             *               *               *               *              *
May 2034................        *               *             *               *               *               *              *
May 2035................        0               0             0               0               0               0              0
Weighted Average Life
(Years)(1)..............     7.93            5.61          4.22            3.31            2.68            2.22           1.87

------------------

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value of less than 0.50% but greater than 0.00%.


                                     S-A-8

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE


                                                           CLASS 1B1, CLASS 1B2 AND CLASS 1B3
                             --------------------------------------------------------------------------------------------------
DISTRIBUTION DATE            10%            15%             20%            25%            30%             35%            40%
----------------------       ---            ---           ---             ---             ---             ---            ---
Initial Percentage (%)..     100            100             100            100            100             100            100
May 2006................     100            100             100            100            100             100            100
May 2007................     100            100             100            100            100              93             86
May 2008................     100            100             100             92             83              75             67
May 2009................      99             99              82             68             58              48             40
May 2010................      98             88              65             51             40              31             24
May 2011................      97             74              52             38             28              20             14
May 2012................      92             62              41             28             19              13              8
May 2013................      82             52              32             21             13               8              5
May 2014................      73             44              25             15              9               5              3
May 2015................      64             37              20             11              6               3              2
May 2016................      56             30              16              8              4               2              1
May 2017................      49             25              12              6              3               1              1
May 2018................      42             20               9              4              2               1              *
May 2019................      37             17               7              3              1               1              *
May 2020................      32             14               6              2              1               *              *
May 2021................      27             11               4              2              1               *              *
May 2022................      23              9               3              1              *               *              *
May 2023................      20              7               2              1              *               *              *
May 2024................      17              6               2              1              *               *              *
May 2025................      14              5               1              *              *               *              *
May 2026................      12              4               1              *              *               *              *
May 2027................       9              3               1              *              *               *              *
May 2028................       8              2               1              *              *               *              *
May 2029................       6              2               *              *              *               *              *
May 2030................       5              1               *              *              *               *              *
May 2031................       3              1               *              *              *               *              *
May 2032................       2              *               *              *              *               *              *
May 2033................       1              *               *              *              *               *              *
May 2034................       *              *               *              *              *               *              *
May 2035................       0              0               0              0              0               0              0
Weighted Average Life
(Years)(1)..............   13.21           9.65            7.36           6.06           5.22            4.56           4.04

------------------

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value of less than 0.50% but greater than 0.00%.


                                     S-A-9

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE


                                                           CLASS 2B1, CLASS 2B2 AND CLASS 2B3
                             ------------------------------------------------------------------------------------------------
DISTRIBUTION DATE            10%            15%             20%            25%            30%             35%            40%
----------------------       ---            ---           ---             ---             ---             ---            ---
Initial Percentage (%)..     100            100             100            100            100             100            100
May 2006................     100            100             100            100            100             100            100
May 2007................     100            100             100            100            100              93             86
May 2008................      99             99              99             91             83              75             67
May 2009................      99             99              82             68             58              48             40
May 2010................      98             88              65             51             40              31             24
May 2011................      96             73              51             37             28              20             14
May 2012................      91             61              40             28             19              13              8
May 2013................      80             51              32             20             13               8              5
May 2014................      71             43              25             15              9               5              3
May 2015................      62             36              19             11              6               3              2
May 2016................      55             29              15              8              4               2              1
May 2017................      48             24              12              6              3               1              1
May 2018................      41             20               9              4              2               1              *
May 2019................      36             16               7              3              1               1              *
May 2020................      31             13               5              2              1               *              *
May 2021................      27             11               4              2              1               *              *
May 2022................      23              9               3              1              *               *              *
May 2023................      20              7               2              1              *               *              *
May 2024................      17              6               2              1              *               *              *
May 2025................      14              4               1              *              *               *              *
May 2026................      11              3               1              *              *               *              *
May 2027................       9              3               1              *              *               *              *
May 2028................       8              2               1              *              *               *              *
May 2029................       6              2               *              *              *               *              *
May 2030................       5              1               *              *              *               *              *
May 2031................       3              1               *              *              *               *              *
May 2032................       2              *               *              *              *               *              *
May 2033................       1              *               *              *              *               *              *
May 2034................       *              *               *              *              *               *              *
May 2035................       0              0               0              0              0               0              0
Weighted Average Life
(Years)(1)..............   13.06           9.56            7.31           6.02           5.19            4.54           4.03


------------------

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*    Indicates a value of less than 0.50% but greater than 0.00%.


                                     S-A-10

                                   APPENDIX B


On the Closing Date, the aggregate principal balance of the Mortgage Loans described in the following tables is not expected to exceed the aggregate Class Principal Balances of the Offered Certificates and the Junior Subordinate Certificates.

                          TOTAL SHORT RESET GROUP LOANS


                   GROSS COUPON OF THE SHORT RESET GROUP LOANS

                                                      AGGREGATE SCHEDULED       PERCENTAGE OF THE AGGREGATE
                                                   PRINCIPAL BALANCE OF THE     SCHEDULED PRINCIPAL BALANCE
 GROSS CURRENT COUPON OF                           MORTGAGE LOANS AS OF THE       OF ALL SHORT RESET GROUP
  THE MORTGAGE LOANS (%)        NUMBER OF LOANS          CUT-OFF DATE                     LOANS(1)
  ----------------------        ---------------          ------------                     --------
1.750 to 1.999...........              155               $ 32,368,409                   10.18%
2.750 to 2.999 ..........               53                 19,809,405                    6.23
3.000 to 3.249 ..........               48                 15,998,672                    5.03
3.250 to 3.499 ..........               53                 19,701,555                    6.20
3.500 to 3.749 ..........              109                 43,057,115                   13.54
3.750 to 3.999 ..........              186                 62,333,025                   19.60
4.000 to 4.249 ..........              161                 50,489,768                   15.88
4.250 to 4.499 ..........               39                 11,166,156                    3.51
4.500 to 4.749 ..........               54                 16,357,251                    5.14
4.750 to 4.999 ..........               86                 30,186,040                    9.49
5.000 to 5.249 ..........               49                 13,836,143                    4.35
5.250 to 5.499 ..........                5                    705,589                    0.22
5.500 to 5.749 ..........                3                  1,047,238                    0.33
6.000 to 6.249 ..........                3                    902,223                    0.28
                                     -----               ------------                  ------
  Total: ................            1,004               $317,958,590                  100.00%
                                     =====               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the mortgage interest rates for all of the Short Reset Group Loans ranged from approximately 1.990% per annum to 6.125% per annum, with a weighted average of approximately 3.727% per annum.


                   GROSS MARGIN OF THE SHORT RESET GROUP LOANS

                                                      AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                                   PRINCIPAL BALANCE OF THE  SCHEDULED PRINCIPAL BALANCE
   GROSS MARGIN OF THE                             MORTGAGE LOANS AS OF THE    OF ALL SHORT RESET GROUP
    MORTGAGE LOANS (%)          NUMBER OF LOANS          CUT-OFF DATE                  LOANS(1)
    ------------------          ---------------          ------------                  --------
 1.25....................               13               $  4,018,518                    1.26%
 1.38 ...................                1                    275,469                    0.09
 1.50 ...................                2                    581,000                    0.18
 1.63 ...................                3                    543,367                    0.17
 1.75 ...................               11                  3,074,067                    0.97
 1.88 ...................                7                  1,282,585                    0.40
 2.00 ...................              291                 77,879,471                   24.49
 2.13 ...................              312                111,940,148                   35.21
 2.25 ...................              300                102,749,926                   32.32
 2.38 ...................               53                 14,190,778                    4.46
 2.50 ...................                2                    322,520                    0.10
 2.63 ...................                6                    808,373                    0.25
 2.75 ...................                1                    119,947                    0.04
 3.25 ...................                1                     67,147                    0.02
 3.38 ...................                1                    105,273                    0.03
                                     -----               ------------                  ------
   Total: ...............            1,004               $317,958,590                  100.00%
                                     =====               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average gross margin for all of the Short Reset Group Loans was approximately 2.130% per annum.


                                     S-B-1

           ORIGINAL PRINCIPAL BALANCES OF THE SHORT RESET GROUP LOANS

                                                              AGGREGATE SCHEDULED     PERCENTAGE OF THE AGGREGATE
     ORIGINAL PRINCIPAL                                    PRINCIPAL BALANCE OF THE   SCHEDULED PRINCIPAL BALANCE
  BALANCES OF THE MORTGAGE                                 MORTGAGE LOANS AS OF THE     OF ALL SHORT RESET GROUP
          LOANS ($)                      NUMBER OF LOANS         CUT-OFF DATE                   LOANS(1)
          ---------                      ---------------         ------------                   --------
Below or equal to 50,000.00.......               1               $     39,000                    0.01%
50,000.01 to 200,000.00 ..........             309                 44,956,943                   14.14
200,000.01 to 350,000.00 .........             334                 88,961,545                   27.98
350,000.01 to 500,000.00 .........             219                 89,774,558                   28.23
500,000.01 to 650,000.00 .........             103                 59,685,583                   18.77
650,000.01 to 800,000.00 .........              11                  7,692,160                    2.42
800,000.01 to 950,000.00 .........               8                  7,025,081                    2.21
950,000.01 to 1,100,000.00 .......              15                 14,793,479                    4.65
1,100,000.01 & Above .............               4                  5,030,240                    1.58
                                             -----               ------------                  ------
  Total: .........................           1,004               $317,958,590                  100.00%
                                             =====               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the principal balances of all of the Short Reset Group Loans ranged from approximately $49,700 to $1,367,850 with an average of approximately $320,259.

            CURRENT PRINCIPAL BALANCES OF THE SHORT RESET GROUP LOANS

                                                               AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                                            PRINCIPAL BALANCE OF THE  SCHEDULED PRINCIPAL BALANCE
  CURRENT PRINCIPAL BALANCES                                MORTGAGE LOANS AS OF THE    OF ALL SHORT RESET GROUP
  OF THE MORTGAGE LOANS ($)                NUMBER OF LOANS        CUT-OFF DATE                  LOANS(1)
  -------------------------                ---------------        ------------                  --------
Below or equal to 50,000.00.......                2               $     67,800                    0.02%
50,000.01 to 200,000.00 ..........              310                 44,980,749                   14.15
200,000.01 to 350,000.00 .........              340                 90,565,491                   28.48
350,000.01 to 500,000.00 .........              215                 89,443,879                   28.13
500,000.01 to 650,000.00 .........               98                 57,319,274                   18.03
650,000.01 to 800,000.00 .........               12                  8,732,596                    2.75
800,000.01 to 950,000.00 .........                9                  7,925,081                    2.49
950,000.01 to 1,100,000.00  ......               14                 13,893,479                    4.37
1,100,000.01 & Above .............                4                  5,030,240                    1.58
                                              -----               ------------                  ------
  Total: .........................            1,004               $317,958,590                  100.00%
                                              =====               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the principal balances of all of the Short Reset Group Loans ranged from approximately $28,800 to $1,367,850, with an average of approximately $316,692.


          ORIGINAL LOAN-TO-VALUE RATIOS OF THE SHORT RESET GROUP LOANS

                                                                 AGGREGATE SCHEDULED     PERCENTAGE OF THE AGGREGATE
   ORIGINAL LOAN-TO-VALUE                                     PRINCIPAL BALANCE OF THE   SCHEDULED PRINCIPAL BALANCE
   RATIOS OF THE MORTGAGE                                     MORTGAGE LOANS AS OF THE     OF ALL SHORT RESET GROUP
          LOANS (%)                         NUMBER OF LOANS         CUT-OFF DATE                   LOANS(1)
          ---------                         ---------------         ------------                   --------
Below or equal to 50.000..........                 80               $ 25,915,667                    8.15%
50.001 to 60.000 .................                 98                 34,613,833                   10.89
60.001 to 70.000 .................                225                 85,494,185                   26.89
70.001 to 75.000 .................                120                 36,740,624                   11.56
75.001 to 80.000 .................                439                127,828,833                   40.20
80.001 to 85.000 .................                 13                  2,233,148                    0.70
85.001 to 90.000 .................                 16                  3,051,156                    0.96
90.001 to 95.000 .................                 13                  2,081,144                    0.65
                                                -----               ------------                  ------
  Total: .........................              1,004               $317,958,590                  100.00%
                                                =====               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the weighted average loan-to-value ratio of all the Short Reset Group Loans was approximately 69.612%.


                                     S-B-2

           CURRENT LOAN-TO-VALUE RATIOS OF THE SHORT RESET GROUP LOANS

                                                                   AGGREGATE SCHEDULED     PERCENTAGE OF THE AGGREGATE
    CURRENT LOAN-TO-VALUE                                       PRINCIPAL BALANCE OF THE   SCHEDULED PRINCIPAL BALANCE
   RATIOS OF THE MORTGAGE                                       MORTGAGE LOANS AS OF THE     OF ALL SHORT RESET GROUP
          LOANS (%)                          NUMBER OF LOANS          CUT-OFF DATE                   LOANS(1)
          ---------                          ---------------          ------------                   --------
Below or equal to 50.000..........                   89               $ 27,840,602                    8.76%
50.001 to 60.000 .................                  101                 35,874,225                   11.28
60.001 to 70.000 .................                  221                 84,364,324                   26.53
70.001 to 75.000 .................                  119                 36,007,742                   11.32
75.001 to 80.000 .................                  411                119,835,603                   37.69
80.001 to 85.000 .................                   33                  8,733,137                    2.75
85.001 to 90.000 .................                   17                  3,221,812                    1.01
90.001 to 95.000 .................                   12                  1,970,433                    0.62
95.001 to 100.000 ................                    1                    110,711                    0.03
                                                  -----               ------------                  ------
  Total: .........................                1,004               $317,958,590                  100.00%
                                                  =====               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average loan-to-value ratio of all of the Short Reset Group Loans was approximately 69.228%.


       TYPES OF MORTGAGED PROPERTIES SECURING THE SHORT RESET GROUP LOANS

                                                        AGGREGATE SCHEDULED     PERCENTAGE OF THE AGGREGATE
     TYPES OF MORTGAGED                               PRINCIPAL BALANCE OF THE  SCHEDULED PRINCIPAL BALANCE
   PROPERTIES SECURING THE                            MORTGAGE LOANS AS OF THE    OF ALL SHORT RESET GROUP
       MORTGAGE LOANS              NUMBER OF LOANS          CUT-OFF DATE                  LOANS(1)
       --------------              ---------------          ------------                  --------
Single Family................             619               $194,356,965                   61.13%
Planned Unit Development ....             262                 89,310,576                   28.09
Condominium .................             114                 31,360,651                    9.86
Two- to Four-Family .........               4                  1,568,736                    0.49
Townhouse ...................               5                  1,361,661                    0.43
                                        -----               ------------                  ------
  Total: ....................           1,004               $317,958,590                  100.00%
                                        =====               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


            RATE ADJUSTMENT FREQUENCY OF THE SHORT RESET GROUP LOANS

                                                       AGGREGATE SCHEDULED      PERCENTAGE OF THE AGGREGATE
  RATE ADJUSTMENT FREQUENCY                          PRINCIPAL BALANCE OF THE   SCHEDULED PRINCIPAL BALANCE
    OF THE MORTGAGE LOANS                            MORTGAGE LOANS AS OF THE     OF ALL SHORT RESET GROUP
          (MONTHS)                 NUMBER OF LOANS         CUT-OFF DATE                  LOANS(1)
          --------                 ---------------         ------------                  --------
 6...........................            984               $310,355,059                   97.61%
 12 .........................             20                  7,603,530                    2.39
                                       -----               ------------                  ------
   Total: ...................          1,004               $317,958,590                  100.00%
                                       =====               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-3

         GEOGRAPHIC DISTRIBUTION OF THE SHORT RESET GROUP LOANS BY STATE

                                                        AGGREGATE SCHEDULED     PERCENTAGE OF THE AGGREGATE
                                                      PRINCIPAL BALANCE OF THE  SCHEDULED PRINCIPAL BALANCE
                                                      MORTGAGE LOANS AS OF THE    OF ALL SHORT RESET GROUP
        JURISDICTION              NUMBER OF LOANS           CUT-OFF DATE                  LOANS(1)
        ------------              ---------------           ------------                  --------
Alaska...........................           2               $    382,943                 0.12%
Alabama .........................           2                    213,950                 0.07
Arkansas ........................           2                    315,332                 0.10
Arizona .........................          86                 21,829,956                 6.87
California ......................         202                 87,530,189                27.53
Colorado ........................          53                 17,739,189                 5.58
Connecticut .....................           3                  1,003,117                 0.32
District of Columbia ............           3                  1,306,858                 0.41
Delaware ........................           4                  1,073,620                 0.34
Florida .........................          39                 12,221,897                 3.84
Georgia .........................          29                  8,110,924                 2.55
Hawaii ..........................           1                    457,875                 0.14
Idaho ...........................           1                    144,000                 0.05
Illinois ........................         105                 34,444,382                10.83
Indiana .........................           5                  1,947,531                 0.61
Kansas ..........................           2                    445,219                 0.14
Kentucky ........................           1                    124,837                 0.04
Louisiana .......................           4                    870,215                 0.27
Massachusetts ...................          26                  9,971,821                 3.14
Maryland ........................          39                 13,450,366                 4.23
Michigan ........................          95                 21,114,763                 6.64
Minnesota .......................           9                  2,492,835                 0.78
Missouri ........................          15                  5,693,035                 1.79
Mississippi .....................           1                     89,600                 0.03
Montana .........................           2                    425,500                 0.13
North Carolina ..................          13                  4,030,058                 1.27
Nebraska ........................           1                    137,000                 0.04
New Hampshire ...................           5                  1,330,387                 0.42
New Jersey ......................          28                  9,214,700                 2.90
New Mexico ......................           4                    465,144                 0.15
Nevada ..........................          13                  3,460,199                 1.09
New York ........................          13                  3,544,609                 1.11
Ohio ............................          48                 13,656,256                 4.29
Oregon ..........................           5                  1,241,925                 0.39
Pennsylvania ....................          13                  3,119,356                 0.98
Rhode Island ....................           2                    610,063                 0.19
South Carolina ..................           6                  1,494,161                 0.47
South Dakota ....................           2                    319,875                 0.10
Tennessee .......................           2                    298,434                 0.09
Texas ...........................          35                  7,480,950                 2.35
Utah ............................           7                  1,869,145                 0.59
Virginia ........................          54                 16,392,205                 5.16
Vermont .........................           2                    765,650                 0.24
Washington ......................          10                  3,146,158                 0.99
Wisconsin .......................           5                    845,060                 0.27
West Virginia ...................           3                    474,899                 0.15
Wyoming .........................           2                    662,400                 0.21
                                        -----               ------------               ------
  Total: ........................       1,004               $317,958,590               100.00%
                                        =====               ============               ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

No more than approximately 0.781% of the Short Reset Group Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.693% of the Short Reset Group Loans will be secured by mortgaged properties in any single zip code area outside of California.


                                     S-B-4

             SCHEDULED MATURITY DATE OF THE SHORT RESET GROUP LOANS

                                                       AGGREGATE SCHEDULED       PERCENTAGE OF THE AGGREGATE
                                                     PRINCIPAL BALANCE OF THE    SCHEDULED PRINCIPAL BALANCE
  SCHEDULED MATURITY DATE                            MORTGAGE LOANS AS OF THE      OF ALL SHORT RESET GROUP
   OF THE MORTGAGE LOANS          NUMBER OF LOANS          CUT-OFF DATE                    LOANS(1)
   ---------------------          ---------------          ------------                    --------
March 1, 2034....................          11               $  2,158,387                    0.68%
April 1, 2034 ...................           8                  1,479,382                    0.47
May 1, 2034 .....................           6                  1,883,268                    0.59
July 1, 2034 ....................           8                  2,010,896                    0.63
August 1, 2034 ..................          15                  5,424,813                    1.71
September 1, 2034 ...............          79                 22,849,245                    7.19
October 1, 2034 .................          72                 23,482,037                    7.39
November 1, 2034 ................          63                 19,918,714                    6.26
December 1, 2034 ................          27                 12,295,199                    3.87
January 1, 2035 .................         184                 50,447,697                   15.87
February 1, 2035 ................         206                 63,541,023                   19.98
March 1, 2035 ...................         314                106,593,365                   33.52
April 1, 2035 ...................          11                  5,874,563                    1.85
                                        -----               ------------                  ------
  Total: ........................       1,004               $317,958,590                  100.00%
                                        =====               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average stated remaining term of all of the Short Reset Group Loans as of the Cut-Off Date is approximately 356 months. The latest scheduled maturity of any of the Short Reset Group Loans is April 1, 2035.


                     PURPOSE OF THE SHORT RESET GROUP LOANS

                                                      AGGREGATE SCHEDULED     PERCENTAGE OF THE AGGREGATE
                                                    PRINCIPAL BALANCE OF THE  SCHEDULED PRINCIPAL BALANCE
  PURPOSE OF THE MORTGAGE                           MORTGAGE LOANS AS OF THE    OF ALL SHORT RESET GROUP
           LOANS                  NUMBER OF LOANS         CUT-OFF DATE                  LOANS(1)
           -----                  ---------------         ------------                  --------
Rate Term Refinance..............         459             $135,805,217                42.71%
Purchase ........................         261               95,330,886                29.98
Cash Out Refinance ..............         284               86,822,487                27.31
                                        -----             ------------               ------
  Total: ........................       1,004             $317,958,590               100.00%
'                                       =====             ============               ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

                FIRST PAYMENT DATE OF THE SHORT RESET GROUP LOANS

                                                       AGGREGATE SCHEDULED     PERCENTAGE OF THE AGGREGATE
                                                     PRINCIPAL BALANCE OF THE  SCHEDULED PRINCIPAL BALANCE
 FIRST PAYMENT DATE OF THE                           MORTGAGE LOANS AS OF THE    OF ALL SHORT RESET GROUP
       MORTGAGE LOANS             NUMBER OF LOANS          CUT-OFF DATE                  LOANS(1)
       --------------             ---------------          ------------                  --------
April 1, 2004....................           11             $  2,158,387                 0.68%
May 1, 2004 .....................            8                1,479,382                 0.47
June 1, 2004 ....................            6                1,883,268                 0.59
August 1, 2004 ..................            8                2,010,896                 0.63
September 1, 2004 ...............           15                5,424,813                 1.71
October 1, 2004 .................           79               22,849,245                 7.19
November 1, 2004 ................           72               23,482,037                 7.39
December 1, 2004 ................           63               19,918,714                 6.26
January 1, 2005 .................           27               12,295,199                 3.87
February 1, 2005 ................          184               50,447,697                15.87
March 1, 2005 ...................          206               63,541,023                19.98
April 1, 2005 ...................          314              106,593,365                33.52
May 1, 2005 .....................           11                5,874,563                 1.85
                                         -----             ------------               ------
  Total: ........................        1,004             $317,958,590               100.00%
                                         =====             ============               ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-5

                 OCCUPANCY STATUS OF THE SHORT RESET GROUP LOANS

                                                      AGGREGATE SCHEDULED       PERCENTAGE OF THE AGGREGATE
                                                    PRINCIPAL BALANCE OF THE    SCHEDULED PRINCIPAL BALANCE
 OCCUPANCY STATUS OF THE                            MORTGAGE LOANS AS OF THE      OF ALL SHORT RESET GROUP
      MORTGAGE LOANS             NUMBER OF LOANS          CUT-OFF DATE                    LOANS(1)
      --------------             ---------------          ------------                    --------
Primary Residence..............         944               $298,650,156                93.93%
Second Home ...................          52                 17,647,093                 5.55
Investment ....................           8                  1,661,341                 0.52
                                      -----               ------------               ------
  Total: ......................       1,004               $317,958,590               100.00%
                                      =====               ============               ======

------------------

(1) Column totals may not add to 100.0% due to rounding.


            CREDIT SCORE DISTRIBUTION OF THE SHORT RESET GROUP LOANS

                                                     AGGREGATE SCHEDULED       PERCENTAGE OF THE AGGREGATE
                                                  PRINCIPAL BALANCE OF THE     SCHEDULED PRINCIPAL BALANCE
   CREDIT SCORES OF THE                           MORTGAGE LOANS AS OF THE       OF ALL SHORT RESET GROUP
      MORTGAGE LOANS            NUMBER OF LOANS         CUT-OFF DATE                     LOANS(1)
      --------------            ---------------         ------------                     --------
600 to 649....................           7             $  2,379,288                 0.75%
650 to 699 ...................         176               52,481,206                16.51
700 to 749 ...................         412              131,988,158                41.51
750 to 799 ...................         365              119,347,286                37.54
800 to 849 ...................          44               11,762,652                 3.70
                                     -----             ------------               ------
  Total: .....................       1,004             $317,958,590               100.00%
                                     =====             ============               ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average Credit score of all of the Short Reset Group Loans as of the Cut-Off Date is approximately 737.


                    RATE CAPS OF THE SHORT RESET GROUP LOANS

                                                      AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                                   PRINCIPAL BALANCE OF THE  SCHEDULED PRINCIPAL BALANCE
     RATE CAPS OF THE                              MORTGAGE LOANS AS OF THE    OF ALL SHORT RESET GROUP
  MORTGAGE LOANS (%)(1)         NUMBER OF LOANS          CUT-OFF DATE                  LOANS(2)
  ---------------------         ---------------          ------------                  --------
0/0/12.........................        718               $221,278,048                69.59%
1/1/6 .........................          4                  1,172,155                 0.37
1.5/1.5/12 ....................        220                 74,195,758                23.34
1.5/1.5/13 ....................         19                  6,348,555                 2.00
2/2/6 .........................         20                  7,603,530                 2.39
2/2/8 .........................          4                  3,727,890                 1.17
3.25/6/12 .....................          1                    149,000                 0.05
6/6/12 ........................         18                  3,483,654                 1.10
                                     -----               ------------               ------
  Total: ......................      1,004               $317,958,590               100.00%
                                     =====               ============               ======

-----------
(1) First Rate Adjustment Cap / Subsequent Rate Adjustment Cap / Life Rate Adjustment Cap

(2) Column totals may not add to 100.0% due to rounding.


                                     S-B-6

        NEXT INTEREST RATE ADJUSTMENT DATE OF THE SHORT RESET GROUP LOANS

                                                      AGGREGATE SCHEDULED     PERCENTAGE OF THE AGGREGATE
    NEXT INTEREST RATE                              PRINCIPAL BALANCE OF THE  SCHEDULED PRINCIPAL BALANCE
  ADJUSTMENT DATE OF THE                            MORTGAGE LOANS AS OF THE    OF ALL SHORT RESET GROUP
      MORTGAGE LOANS             NUMBER OF LOANS          CUT-OFF DATE                  LOANS(1)
      --------------             ---------------          ------------                  --------
June 1, 2005...................           19               $  9,373,492                 2.95%
July 1, 2005 ..................          191                 52,359,172                16.47
August 1, 2005 ................          217                 67,183,442                21.13
September 1, 2005 .............          401                130,587,570                41.07
October 1, 2005 ...............           88                 29,203,219                 9.18
October 3, 2005 ...............            3                  1,632,763                 0.51
November 1, 2005 ..............           69                 21,801,982                 6.86
December 1, 2005 ..............            8                  2,921,707                 0.92
January 1, 2006 ...............            1                     99,421                 0.03
February 1, 2006 ..............            4                  1,782,394                 0.56
March 1, 2006 .................            3                  1,013,427                 0.32
                                       -----               ------------               ------
  Total: ......................        1,004               $317,958,590               100.00%
                                       =====               ============               ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


              MAXIMUM INTEREST RATES OF THE SHORT RESET GROUP LOANS

                                                       AGGREGATE SCHEDULED     PERCENTAGE OF THE AGGREGATE
  MAXIMUM INTEREST RATES                            PRINCIPAL BALANCE OF THE   SCHEDULED PRINCIPAL BALANCE
  OF THE MORTGAGE LOANS                             MORTGAGE LOANS AS OF THE     OF ALL SHORT RESET GROUP
           (%)                  NUMBER OF LOANS           CUT-OFF DATE                   LOANS(1)
           ---                  ---------------           ------------                   --------
 9.000 to 9.499 ...............            1               $    204,785                 0.06%
 9.500 to 9.999 ...............            5                  1,540,497                 0.48
 10.000 to 10.499 .............            7                  1,902,678                 0.60
 10.500 to 10.999 .............            7                  2,471,833                 0.78
 11.000 to 11.499 .............            1                    998,798                 0.31
 11.500 to 11.999 .............            2                    927,291                 0.29
 12.000 to 12.499 .............          958                299,836,263                94.30
 12.500 to 12.999 .............            3                  2,727,940                 0.86
 13.000 to 13.499 .............           20                  7,348,505                 2.31
                                       -----               ------------               ------
   Total: .....................        1,004               $317,958,590               100.00%
                                       =====               ============               ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average maximum interest rate of the loans as of the Cut-Off Date is approximately 11.992%.


                PROPERTY ZIP CODES OF THE SHORT RESET GROUP LOANS

                                                      AGGREGATE SCHEDULED    PERCENTAGE OF THE AGGREGATE
                                                   PRINCIPAL BALANCE OF THE  SCHEDULED PRINCIPAL BALANCE
  PROPERTY ZIP CODES OF                            MORTGAGE LOANS AS OF THE    OF ALL SHORT RESET GROUP
    THE MORTGAGE LOANS          NUMBER OF LOANS          CUT-OFF DATE                  LOANS(1)
    ------------------          ---------------          ------------                  --------
92130..........................          4               $  2,483,623                 0.78%
92064 .........................          3                  2,395,278                 0.75
85260 .........................          5                  2,202,376                 0.69
32550 .........................          4                  2,043,806                 0.64
60093 .........................          3                  1,880,000                 0.59
60062 .........................          5                  1,850,049                 0.58
92782 .........................          2                  1,768,733                 0.56
80127 .........................          5                  1,667,145                 0.52
63005 .........................          2                  1,636,952                 0.51
60611 .........................          3                  1,635,075                 0.51
Other .........................        968                298,395,554                93.85
                                     -----               ------------               ------
  Total: ......................      1,004               $317,958,590               100.00%
                                     =====               ============               ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-7

                   DELINQUENCY OF THE SHORT RESET GROUP LOANS

                                                     AGGREGATE SCHEDULED     PERCENTAGE OF THE AGGREGATE
                                                  PRINCIPAL BALANCE OF THE   SCHEDULED PRINCIPAL BALANCE
    DELINQUENCY OF THE                            MORTGAGE LOANS AS OF THE     OF ALL SHORT RESET GROUP
      MORTGAGE LOANS            NUMBER OF LOANS         CUT-OFF DATE                   LOANS(1)
      --------------            ---------------         ------------                   --------
Current........................    1,000               $317,190,256                99.76%
30 Days .......................        4                    768,334                 0.24
                                   -----               ------------               ------
  Total: ......................    1,004               $317,958,590               100.00%
                                   =====               ============               ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


            PRIMARY MORTGAGE INSURANCE OF THE SHORT RESET GROUP LOANS

                                                     AGGREGATE SCHEDULED       PERCENTAGE OF THE AGGREGATE
     PRIMARY MORTGAGE                              PRINCIPAL BALANCE OF THE    SCHEDULED PRINCIPAL BALANCE
     INSURANCE OF THE                              MORTGAGE LOANS AS OF THE     OF ALL SHORT RESET GROUP
      MORTGAGE LOANS              NUMBER OF LOANS        CUT-OFF DATE                   LOANS(1)
      --------------              ---------------        ------------                   --------
OLTV(2) less than or
equal to 80%....................          962           $310,593,142                    97.68%
OLTV(2) greater than 80%
and Insured ....................           42              7,365,448                     2.32
                                        -----           ------------                   ------
  Total: .......................        1,004           $317,958,590                   100.00%
                                        =====           ============                   ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

(2) "OLTV" means Original Loan-to-Value Ratio.


                  MONTHS TO ROLL OF THE SHORT RESET GROUP LOANS

                                                        AGGREGATE SCHEDULED       PERCENTAGE OF THE AGGREGATE
                                                     PRINCIPAL BALANCE OF THE     SCHEDULED PRINCIPAL BALANCE
  MONTHS TO ROLL OF THE                              MORTGAGE LOANS AS OF THE       OF ALL SHORT RESET GROUP
      MORTGAGE LOANS            NUMBER OF LOANS            CUT-OFF DATE                     LOANS(1)
      --------------            ---------------            ------------                     --------
1.............................          19               $  9,373,492                         2.95%
2 ............................         191                 52,359,172                        16.47
3 ............................         217                 67,183,442                        21.13
4 ............................         401                130,587,570                        41.07
5 ............................          91                 30,835,982                         9.70
6 ............................          69                 21,801,982                         6.86
7 ............................           8                  2,921,707                         0.92
8 ............................           1                     99,421                         0.03
9 ............................           4                  1,782,394                         0.56
10 ...........................           3                  1,013,427                         0.32
                                     -----               ------------                       ------
  Total: .....................       1,004               $317,958,590                       100.00%
                                     =====               ============                       ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average months to roll of all of the Short Reset Group Loans as of the Cut-Off Date is approximately 4 months.


                                     S-B-8

                    SEASONING OF THE SHORT RESET GROUP LOANS

                                                   AGGREGATE SCHEDULED       PERCENTAGE OF THE AGGREGATE
    SEASONING OF THE                            PRINCIPAL BALANCE OF THE     SCHEDULED PRINCIPAL BALANCE
     MORTGAGE LOANS                             MORTGAGE LOANS AS OF THE       OF ALL SHORT RESET GROUP
        (MONTHS)               NUMBER OF LOANS        CUT-OFF DATE                     LOANS(1)
        --------               ---------------        ------------                     --------
0 to 2.......................        325             $112,467,928                    35.37%
3 to 5 ......................        417              126,283,920                    39.72
6 to 8 ......................        214               66,249,996                    20.84
9 to 11 .....................         23                7,435,709                     2.34
12 to 14 ....................         25                5,521,037                     1.74
                                   -----             ------------                   ------
  Total: ....................      1,004             $317,958,590                   100.00%
                                   =====             ============                   ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average seasoning of all of the Short Reset Group Loans as of the Cut-Off Date is approximately 4 months.


                  ORIGINAL TERM OF THE SHORT RESET GROUP LOANS

                                                   AGGREGATE SCHEDULED        PERCENTAGE OF THE AGGREGATE
                                                   PRINCIPAL BALANCE OF       SCHEDULED PRINCIPAL BALANCE
   ORIGINAL TERM OF THE                           THE MORTGAGE LOANS AS        OF ALL SHORT RESET GROUP
 MORTGAGE LOANS (MONTHS)         NUMBER OF LOANS   OF THE CUT-OFF DATE                   LOANS
 -----------------------         ---------------   -------------------                   -----
360...........................     1,004               $317,958,590                    100.00%
                                   -----               ------------                    ------
  Total: .....................     1,004               $317,958,590                    100.00%
                                   =====               ============                    ======


              STATED REMAINING TERM OF THE SHORT RESET GROUP LOANS

                                                     AGGREGATE SCHEDULED       PERCENTAGE OF THE AGGREGATE
  STATED REMAINING TERM                           PRINCIPAL BALANCE OF THE     SCHEDULED PRINCIPAL BALANCE
  OF THE MORTGAGE LOANS                           MORTGAGE LOANS AS OF THE       OF ALL SHORT RESET GROUP
         (MONTHS)               NUMBER OF LOANS         CUT-OFF DATE                     LOANS(1)
         --------               ---------------         ------------                     --------
346...........................       11               $  2,158,387                          0.68%
347 ..........................        8                  1,479,382                          0.47
348 ..........................        6                  1,883,268                          0.59
350 ..........................        8                  2,010,896                          0.63
351 ..........................       15                  5,424,813                          1.71
352 ..........................       79                 22,849,245                          7.19
353 ..........................       72                 23,482,037                          7.39
354 ..........................       63                 19,918,714                          6.26
355 ..........................       27                 12,295,199                          3.87
356 ..........................      184                 50,447,697                         15.87
357 ..........................      206                 63,541,023                         19.98
358 ..........................      314                106,593,365                         33.52
359 ..........................       11                  5,874,563                          1.85
                                  -----               ------------                        ------
  Total: .....................    1,004               $317,958,590                        100.00%
                                  =====               ============                        ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                      INDEX OF THE SHORT RESET GROUP LOANS

                                                         AGGREGATE SCHEDULED       PERCENTAGE OF THE AGGREGATE
                                                       PRINCIPAL BALANCE OF THE    SCHEDULED PRINCIPAL BALANCE
                                                       MORTGAGE LOANS AS OF THE      OF ALL SHORT RESET GROUP
 INDEX OF THE MORTGAGE LOANS        NUMBER OF LOANS          CUT-OFF DATE                    LOANS(1)
 ---------------------------        ---------------          ------------                    --------
One-Year LIBOR.....................        17               $  5,970,767                        1.88%
Six-Month LIBOR ...................       987                311,987,822                       98.12
                                        -----               ------------                      ------
  Total: ..........................     1,004               $317,958,590                      100.00%
                                        =====               ============                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-9

                   PRODUCT TYPE OF THE SHORT RESET GROUP LOANS

                                                        AGGREGATE SCHEDULED
                                                      PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     PRODUCT TYPE OF THE                              MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS         CUT-OFF DATE         ALL SHORT RESET GROUP LOANS(1)
        --------------              ---------------         ------------         ------------------------------
1/1 ARM............................       17               $  5,970,767                     1.88%
6MO ARM ...........................      987                311,987,822                    98.12
                                       -----               ------------                   ------
  Total: ..........................    1,004               $317,958,590                   100.00%
                                       =====               ============                   ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                      INTEREST ONLY SHORT RESET GROUP LOANS

                                                            AGGREGATE SCHEDULED        PERCENTAGE OF THE AGGREGATE
                                                          PRINCIPAL BALANCE OF THE    SCHEDULED PRINCIPAL BALANCE
                                                          MORTGAGE LOANS AS OF THE      OF ALL SHORT RESET GROUP
 INTEREST ONLY MORTGAGE LOANS           NUMBER OF LOANS         CUT-OFF DATE                    LOANS(1)
 ----------------------------           ---------------         ------------                    --------
Yes................................           917               $291,984,148                     91.83%
No ................................            87                 25,974,442                      8.17
                                            -----               ------------                    ------
  Total: ..........................         1,004               $317,958,590                    100.00%
                                            =====               ============                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                    SERVICERS OF THE SHORT RESET GROUP LOANS

                                                           AGGREGATE SCHEDULED       PERCENTAGE OF THE AGGREGATE
                                                         PRINCIPAL BALANCE OF THE    SCHEDULED PRINCIPAL BALANCE
   SERVICERS OF THE MORTGAGE                             MORTGAGE LOANS AS OF THE      OF ALL SHORT RESET GROUP
             LOANS                   NUMBER OF LOANS           CUT-OFF DATE                    LOANS(1)
             -----                   ---------------           ------------                    --------
Countrywide Servicing
(subserviced).......................           7               $  5,360,653                      1.69%
GMACM ..............................         422                120,191,022                     37.80
IndyMac ............................         259                 78,240,801                     24.61
Nat City ...........................         316                114,166,113                     35.91
                                           -----               ------------                    ------
  Total: ...........................       1,004               $317,958,590                    100.00%
                                           =====               ============                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                DOCUMENTATION TYPE OF THE SHORT RESET GROUP LOANS

                                                         AGGREGATE SCHEDULED      PERCENTAGE OF THE AGGREGATE
                                                         PRINCIPAL BALANCE OF     SCHEDULED PRINCIPAL BALANCE
  DOCUMENTATION TYPE OF THE                             THE MORTGAGE LOANS AS      OF ALL SHORT RESET GROUP
        MORTGAGE LOANS               NUMBER OF LOANS     OF THE CUT-OFF DATE               LOANS(1)
        --------------               ---------------     -------------------               --------
Full Documentation.................          693               $210,777,336                66.29%
Income Only .......................          191                 58,293,737                18.33
No Documentation ..................            1                    950,000                 0.30
Stated Documentation ..............          119                 47,937,517                15.08
                                           -----               ------------               ------
  Total: ..........................        1,004               $317,958,590               100.00%
                                           =====               ============               ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-10

                                  LOAN GROUP 1

                        GROSS COUPON OF THE GROUP 1 LOANS

                                                        AGGREGATE SCHEDULED
                                                      PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   GROSS CURRENT COUPON OF                            MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
   THE MORTGAGE LOANS (%)          NUMBER OF LOANS          CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
   ----------------------          ---------------          ------------            -----------------------
1.750 to 1.999....................      144               $ 27,401,779                        19.58%
2.750 to 2.999 ...................       27                  5,788,312                         4.14
3.000 to 3.249 ...................       26                  5,474,574                         3.91
3.250 to 3.499 ...................       30                  7,639,573                         5.46
3.500 to 3.749 ...................       53                 12,386,647                         8.85
3.750 to 3.999 ...................      118                 27,468,341                        19.63
4.000 to 4.249 ...................      102                 21,743,752                        15.54
4.250 to 4.499 ...................       31                  7,185,126                         5.13
4.500 to 4.749 ...................       34                  5,938,434                         4.24
4.750 to 4.999 ...................       49                  9,838,456                         7.03
5.000 to 5.249 ...................       38                  7,788,392                         5.57
5.250 to 5.499 ...................        5                    705,589                         0.50
5.500 to 5.749 ...................        2                    399,333                         0.29
6.000 to 6.249 ...................        2                    172,420                         0.12
                                        ---               ------------                       ------
  Total: .........................      661               $139,930,727                       100.00%
                                        ===               ============                       ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the mortgage interest rates for all of the Group 1 Loans ranged from approximately 1.990% per annum to 6.125% per annum, with a weighted average of approximately 3.589% per annum.


                        GROSS MARGIN OF THE GROUP 1 LOANS

                                                       AGGREGATE SCHEDULED
                                                     PRINCIPAL BALANCE OF THE  PERCENTAGE OF THE AGGREGATE
     GROSS MARGIN OF THE                             MORTGAGE LOANS AS OF THE  SCHEDULED PRINCIPAL BALANCE
     MORTGAGE LOANS (%)            NUMBER OF LOANS         CUT-OFF DATE          OF ALL GROUP 1 LOANS(1)
     ------------------            ---------------         ------------          -----------------------
1.25..............................         8               $  1,773,659                 1.27%
1.38 .............................         1                    275,469                 0.20
1.50 .............................         1                    149,000                 0.11
1.63 .............................         3                    543,367                 0.39
1.75 .............................         9                  2,052,149                 1.47
1.88 .............................         6                  1,080,975                 0.77
2.00 .............................       226                 43,990,270                31.44
2.13 .............................       174                 39,967,692                28.56
2.25 .............................       182                 40,171,845                28.71
2.38 .............................        40                  8,503,041                 6.08
2.50 .............................         2                    322,520                 0.23
2.63 .............................         6                    808,373                 0.58
2.75 .............................         1                    119,947                 0.09
3.25 .............................         1                     67,147                 0.05
3.38 .............................         1                    105,273                 0.08
                                         ---               ------------               ------
  Total: .........................       661               $139,930,727               100.00%
                                         ===               ============               ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average gross margin for all of the Group 1 Loans was approximately 2.120% per annum.


                                     S-B-11

                ORIGINAL PRINCIPAL BALANCES OF THE GROUP 1 LOANS

                                                      AGGREGATE SCHEDULED
     ORIGINAL PRINCIPAL                             PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  BALANCES OF THE MORTGAGE                          MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
          LOANS ($)                NUMBER OF LOANS        CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
          ---------                ---------------        ------------            -----------------------
Below or equal to 50,000.00.......       1               $     39,000                      0.03%
50,000.01 to 200,000.00 ..........     309                 44,956,943                     32.13
200,000.01 to 350,000.00 .........     334                 88,961,545                     63.58
350,000.01 to 500,000.00 .........      16                  5,804,176                      4.15
500,000.01 to 650,000.00 .........       1                    169,063                      0.12
                                       ---               ------------                    ------
  Total: .........................     661               $139,930,727                    100.00%
                                       ===               ============                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the principal balances of all of the Group 1 Loans ranged from approximately $49,700 to $650,000, with an average of approximately $213,341.


                 CURRENT PRINCIPAL BALANCES OF THE GROUP 1 LOANS

                                                      AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
 CURRENT PRINCIPAL BALANCES                         MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
  OF THE MORTGAGE LOANS ($)        NUMBER OF LOANS        CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
  -------------------------        ---------------        ------------            -----------------------
Below or equal to 50,000.00.......       1               $     39,000                    0.03%
50,000.01 to 200,000.00 ..........     309                 44,925,715                   32.11
200,000.01 to 350,000.00 .........     335                 89,161,837                   63.72
350,000.01 to 500,000.00 .........      16                  5,804,176                    4.15
                                       ---               ------------                  ------
  Total: .........................     661               $139,930,727                  100.00%
                                       ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the principal balances of all of the Group 1 Loans ranged from approximately $39,000 to $457,875, with an average of approximately $211,696.


               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 1 LOANS

                                                       AGGREGATE SCHEDULED
   ORIGINAL LOAN-TO-VALUE                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   RATIOS OF THE MORTGAGE                            MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
         LOANS (%)                 NUMBER OF LOANS         CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
         ---------                 ---------------         ------------            -----------------------
Below or equal to 50.000.........        54               $ 10,952,224                     7.83%
50.001 to 60.000 ................        59                 13,334,158                     9.53
60.001 to 70.000 ................       125                 27,694,226                    19.79
70.001 to 75.000 ................        77                 16,883,169                    12.07
75.001 to 80.000 ................       307                 64,817,930                    46.32
80.001 to 85.000 ................        13                  2,233,148                     1.60
85.001 to 90.000 ................        13                  1,934,728                     1.38
90.001 to 95.000 ................        13                  2,081,144                     1.49
                                        ---               ------------                   ------
  Total: ........................       661               $139,930,727                   100.00%
                                        ===               ============                   ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the weighted average loan-to-value ratio of all the Group 1 Loans was approximately 71.114%.


                                     S-B-12

                CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 1 LOANS

                                                      AGGREGATE SCHEDULED
   CURRENT LOAN-TO-VALUE                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   RATIO OF THE MORTGAGE                            MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
         LOANS (%)                NUMBER OF LOANS         CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
         ---------                ---------------         ------------            -----------------------
Below or equal to 50.000.........       58               $ 11,789,706                 8.43%
50.001 to 60.000 ................       61                 13,499,523                 9.65
60.001 to 70.000 ................      122                 27,399,875                19.58
70.001 to 75.000 ................       78                 16,854,476                12.04
75.001 to 80.000 ................      289                 60,978,568                43.58
80.001 to 85.000 ................       26                  5,222,052                 3.73
85.001 to 90.000 ................       14                  2,105,384                 1.50
90.001 to 95.000 ................       12                  1,970,433                 1.41
95.001 to 100.000 ...............        1                    110,711                 0.08
                                       ---               ------------               ------
  Total: ........................      661               $139,930,727               100.00%
                                       ===               ============               ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average loan-to-value ratio of all of the Group 1 Loans was approximately 70.809%.


            TYPES OF MORTGAGED PROPERTIES SECURING THE GROUP 1 LOANS

                                                       AGGREGATE SCHEDULED
    TYPES OF MORTGAGED                               PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  PROPERTIES SECURING THE                            MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
      MORTGAGE LOANS             NUMBER OF LOANS           CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
      --------------             ---------------           ------------            -----------------------
Single Family...................        411               $ 84,524,428                60.40%
Planned Unit Development .......        158                 35,345,552                25.26
Condominium ....................         85                 18,266,275                13.05
Townhouse ......................          4                    953,736                 0.68
Two- to Four-Family ............          3                    840,736                 0.60
                                        ---               ------------               ------
  Total: .......................        661               $139,930,727               100.00%
                                        ===               ============               ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

                 RATE ADJUSTMENT FREQUENCY OF THE GROUP 1 LOANS

                                                      AGGREGATE SCHEDULED
      RATE ADJUSTMENT                               PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     FREQUENCY OF THE                               MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
  MORTGAGE LOANS (MONTHS)        NUMBER OF LOANS          CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
  -----------------------        ---------------          ------------            -----------------------
6...............................       651               $137,736,830                   98.43%
12 .............................        10                  2,193,897                    1.57
                                       ---               ------------                  ------
  Total: .......................       661               $139,930,727                  100.00%
                                       ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-13

              GEOGRAPHIC DISTRIBUTION OF THE GROUP 1 LOANS BY STATE

                                                     AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                   MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
       JURISDICTION              NUMBER OF LOANS         CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
       ------------              ---------------         ------------            -----------------------
Alaska..........................        2               $    382,943                    0.27%
Alabama ........................        2                    213,950                    0.15
Arkansas .......................        2                    315,332                    0.23
Arizona ........................       67                 12,210,798                    8.73
California .....................       80                 21,541,350                   15.39
Colorado .......................       34                  7,790,090                    5.57
Connecticut ....................        2                    412,117                    0.29
District of Columbia ...........        1                    300,199                    0.21
Delaware .......................        4                  1,073,620                    0.77
Florida ........................       29                  6,508,883                    4.65
Georgia ........................       21                  4,144,596                    2.96
Hawaii .........................        1                    457,875                    0.33
Idaho ..........................        1                    144,000                    0.10
Illinois .......................       68                 15,604,562                   11.15
Indiana ........................        3                    467,531                    0.33
Kansas .........................        2                    445,219                    0.32
Kentucky .......................        1                    124,837                    0.09
Louisiana ......................        3                    454,750                    0.32
Massachusetts ..................       14                  3,362,146                    2.40
Maryland .......................       21                  5,233,770                    3.74
Michigan .......................       83                 15,969,409                   11.41
Minnesota ......................        6                  1,365,835                    0.98
Missouri .......................        9                  1,573,053                    1.12
Mississippi ....................        1                     89,600                    0.06
Montana ........................        2                    425,500                    0.30
North Carolina .................        8                  1,887,898                    1.35
Nebraska .......................        1                    137,000                    0.10
New Hampshire ..................        5                  1,330,387                    0.95
New Jersey .....................       17                  3,689,512                    2.64
New Mexico .....................        4                    465,144                    0.33
Nevada .........................       10                  2,184,849                    1.56
New York .......................       12                  3,099,653                    2.22
Ohio ...........................       33                  5,844,977                    4.18
Oregon .........................        4                    595,007                    0.43
Pennsylvania ...................       12                  2,139,356                    1.53
Rhode Island ...................        1                    169,063                    0.12
South Carolina .................        5                    844,161                    0.60
South Dakota ...................        2                    319,875                    0.23
Tennessee ......................        2                    298,434                    0.21
Texas ..........................       31                  5,537,900                    3.96
Utah ...........................        5                    980,545                    0.70
Virginia .......................       35                  7,172,619                    5.13
Vermont ........................        1                    168,500                    0.12
Washington .....................        5                  1,026,924                    0.73
Wisconsin ......................        5                    845,060                    0.60
West Virginia ..................        3                    474,899                    0.34
Wyoming ........................        1                    107,000                    0.08
                                      ---               ------------                  ------
  Total: .......................      661               $139,930,727                  100.00%
                                      ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

No more than approximately 0.363% of the Group 1 Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.805% of the Group 1 Loans will be secured by mortgaged properties in any single zip code area outside of California.


                                     S-B-14

                  SCHEDULED MATURITY YEAR OF THE GROUP 1 LOANS

                                                       AGGREGATE SCHEDULED
                                                     PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  SCHEDULED MATURITY YEAR                            MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
   OF THE MORTGAGE LOANS         NUMBER OF LOANS           CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
   ---------------------         ---------------           ------------            -----------------------
March 1, 2034 ..........               10               $  1,726,387                    1.23%
April 1, 2034 ..........                8                  1,479,382                    1.06
May 1, 2034 ............                5                  1,292,268                    0.92
July 1, 2034 ...........                6                  1,078,896                    0.77
August 1, 2034 .........                9                  1,796,094                    1.28
September 1, 2034 ......               54                 10,075,647                    7.20
October 1, 2034 ........               42                  8,403,329                    6.01
November 1, 2034 .......               41                  8,562,969                    6.12
December 1, 2034 .......               12                  2,971,898                    2.12
January 1, 2035 ........              138                 26,266,474                   18.77
February 1, 2035 .......              142                 30,660,301                   21.91
March 1, 2035 ..........              191                 44,993,281                   32.15
April 1, 2035 ..........                3                    623,800                    0.45
                                      ---               ------------                  ------
  Total: ...............              661               $139,930,727                  100.00%
                                      ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average stated remaining term of the Group 1 Loans as of the Cut-Off Date is approximately 356 months. The latest scheduled maturity of any of the Group 1 Loans is April 1, 2035.


                          PURPOSE OF THE GROUP 1 LOANS

                                                     AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  PURPOSE OF THE MORTGAGE                          MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
           LOANS                 NUMBER OF LOANS         CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
           -----                 ---------------         ------------            -----------------------
Rate Term Refinance.............      325               $ 66,694,163                   47.66%
Cash Out Refinance .............      191                 41,252,808                   29.48
Purchase .......................      145                 31,983,756                   22.86
                                      ---               ------------                  ------
  Total: .......................      661               $139,930,727                  100.00%
                                      ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                     FIRST PAYMENT DATE OF THE GROUP 1 LOANS

                                                       AGGREGATE SCHEDULED
                                                     PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   FIRST PAYMENT DATE OF                             MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
    THE MORTGAGE LOANS           NUMBER OF LOANS           CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
    ------------------           ---------------           ------------            -----------------------
April 1, 2004...................         10               $  1,726,387                    1.23%
May 1, 2004 ....................          8                  1,479,382                    1.06
June 1, 2004 ...................          5                  1,292,268                    0.92
August 1, 2004 .................          6                  1,078,896                    0.77
September 1, 2004 ..............          9                  1,796,094                    1.28
October 1, 2004 ................         54                 10,075,647                    7.20
November 1, 2004 ...............         42                  8,403,329                    6.01
December 1, 2004 ...............         41                  8,562,969                    6.12
January 1, 2005 ................         12                  2,971,898                    2.12
February 1, 2005 ...............        138                 26,266,474                   18.77
March 1, 2005 ..................        142                 30,660,301                   21.91
April 1, 2005 ..................        191                 44,993,281                   32.15
May 1, 2005 ....................          3                    623,800                    0.45
                                        ---               ------------                  ------
  Total: .......................        661               $139,930,727                  100.00%
                                        ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-15

                      OCCUPANCY STATUS OF THE GROUP 1 LOANS

                                                      AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  OCCUPANCY STATUS OF THE                           MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
      MORTGAGE LOANS             NUMBER OF LOANS          CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
      --------------             ---------------          ------------            -----------------------
Primary Residence...............        621               $131,361,250                   93.88%
Second Home ....................         33                  7,350,136                    5.25
Investment .....................          7                  1,219,341                    0.87
                                        ---               ------------                  ------
  Total: .......................        661               $139,930,727                  100.00%
                                        ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                 CREDIT SCORE DISTRIBUTION OF THE GROUP 1 LOANS

                                                     AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   CREDIT SCORES OF THE                            MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
      MORTGAGE LOANS             NUMBER OF LOANS         CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
      --------------             ---------------         ------------            -----------------------
600 to 649......................        5               $  1,012,485                    0.72%
650 to 699 .....................      124                 27,132,170                   19.39
700 to 749 .....................      271                 55,469,858                   39.64
750 to 799 .....................      229                 50,232,944                   35.90
800 to 849 .....................       32                  6,083,270                    4.35
                                      ---               ------------                  ------
  Total: .......................      661               $139,930,727                  100.00%
                                      ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average Credit score of the Group 1 Loans as of the Cut-Off Date is approximately 735.


                         RATE CAPS OF THE GROUP 1 LOANS

                                                       AGGREGATE SCHEDULED
                                                     PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     RATE CAPS OF THE                                MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
   MORTGAGE LOANS (%)(1)         NUMBER OF LOANS           CUT-OFF DATE            OF ALL GROUP 1 LOANS (2)
   ---------------------         ---------------           ------------            ------------------------
0/0/12..........................        485               $100,609,352                   71.90%
1/1/6 ..........................          3                    613,666                    0.44
1.5/1.5/12 .....................        135                 30,953,656                   22.12
1.5/1.5/13 .....................         10                  2,359,503                    1.69
2/2/6 ..........................         10                  2,193,897                    1.57
3.25/6/12 ......................          1                    149,000                    0.11
6/6/12 .........................         17                  3,051,654                    2.18
                                        ---               ------------                  ------
  Total: .......................        661               $139,930,727                  100.00%
                                        ===               ============                  ======

-----------
(1) First Rate Adjustment Cap / Subsequent Rate Adjustment Cap / Life Rate Adjustment Cap

(2) Column totals may not add to 100.0% due to rounding.


                                     S-B-16

             NEXT INTEREST RATE ADJUSTMENT DATE OF THE GROUP 1 LOANS

                                                      AGGREGATE SCHEDULED
    NEXT INTEREST RATE                              PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  ADJUSTMENT DATE OF THE                            MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
      MORTGAGE LOANS             NUMBER OF LOANS          CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
      --------------             ---------------          ------------            -----------------------
June 1, 2005....................          8               $  1,998,662                    1.43%
July 1, 2005 ...................        143                 27,245,949                   19.47
August 1, 2005 .................        150                 32,313,034                   23.09
September 1, 2005 ..............        253                 56,189,754                   40.16
October 1, 2005 ................         52                 10,288,012                    7.35
October 3, 2005 ................          1                    218,500                    0.16
November 1, 2005 ...............         46                  9,855,237                    7.04
December 1, 2005 ...............          4                    973,235                    0.70
January 1, 2006 ................          1                     99,421                    0.07
February 1, 2006 ...............          1                    143,361                    0.10
March 1, 2006 ..................          2                    605,561                    0.43
                                        ---               ------------                  ------
  Total: .......................        661               $139,930,727                  100.00%
                                        ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                   MAXIMUM INTEREST RATES OF THE GROUP 1 LOANS

                                                      AGGREGATE SCHEDULED
                                                    PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  MAXIMUM INTEREST RATES                            MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
 OF THE MORTGAGE LOANS (%)       NUMBER OF LOANS          CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
 -------------------------       ---------------          ------------            -----------------------
9.000 to 9.499..................         1               $    204,785                    0.15%
9.500 to 9.999 .................         3                    525,997                    0.38
10.000 to 10.499 ...............         5                  1,082,865                    0.77
10.500 to 10.999 ...............         3                    714,531                    0.51
11.500 to 11.999 ...............         1                    279,386                    0.20
12.000 to 12.499 ...............       638                134,763,661                   96.31
13.000 to 13.499 ...............        10                  2,359,503                    1.69
                                       ---               ------------                  ------
  Total: .......................       661               $139,930,727                  100.00%
                                       ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average maximum interest rate of the Group 1 Loans as of the Cut-Off Date is approximately 11.983%.


                     PROPERTY ZIP CODES OF THE GROUP 1 LOANS

                                                     AGGREGATE SCHEDULED
                                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   PROPERTY ZIP CODES OF                           MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
    THE MORTGAGE LOANS           NUMBER OF LOANS         CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
    ------------------           ---------------         ------------            -----------------------
48167...........................          4               $  1,126,925                    0.81%
48382 ..........................          3                    841,950                    0.60
32550 ..........................          3                    824,149                    0.59
48044 ..........................          4                    802,100                    0.57
85086 ..........................          3                    714,500                    0.51
60622 ..........................          2                    639,000                    0.46
80127 ..........................          3                    631,145                    0.45
60061 ..........................          3                    619,800                    0.44
85250 ..........................          3                    599,795                    0.43
24551 ..........................          3                    594,494                    0.42
Other ..........................        630                132,536,870                   94.72
                                        ---               ------------                  ------
  Total: .......................        661               $139,930,727                  100.00%
                                        ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-17

                        DELINQUENCY OF THE GROUP 1 LOANS

                                                           AGGREGATE SCHEDULED
                                                         PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    DELINQUENCY OF THE                                   MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
      MORTGAGE LOANS             NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
      --------------             ---------------               ------------            -----------------------
Current.........................        657               $139,162,393                   99.45%
30 Days ........................          4                    768,334                    0.55
                                        ---               ------------                  ------
  Total: .......................        661               $139,930,727                  100.00%
                                        ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                 PRIMARY MORTGAGE INSURANCE OF THE GROUP 1 LOANS

                                                            AGGREGATE SCHEDULED
                                                         PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
  PRIMARY MORTGAGE INSURANCE                             MORTGAGE LOANS AS OF THE     SCHEDULED PRINCIPAL BALANCE
    OF THE MORTGAGE LOANS          NUMBER OF LOANS             CUT-OFF DATE             OF ALL GROUP 1 LOANS(1)
    ---------------------          ---------------             ------------             -----------------------
OLTV(2) less than or equal
to 80%.............................        622               $133,681,707                   95.53%
OLTV(2) greater than 80%
and Insured .......................         39                  6,249,020                    4.47
                                           ---               ------------                  ------
  Total: ..........................        661               $139,930,727                  100.00%
                                           ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

(2) "OLTV" means Original Loan-to-Value Ratio.


                       MONTHS TO ROLL OF THE GROUP 1 LOANS

                                                           AGGREGATE SCHEDULED
                                                         PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   MONTHS TO ROLL OF THE                                 MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
      MORTGAGE LOANS             NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
      --------------             ---------------               ------------            -----------------------
1...............................          8               $  1,998,662                    1.43%
2 ..............................        143                 27,245,949                   19.47
3 ..............................        150                 32,313,034                   23.09
4 ..............................        253                 56,189,754                   40.16
5 ..............................         53                 10,506,512                    7.51
6 ..............................         46                  9,855,237                    7.04
7 ..............................          4                    973,235                    0.70
8 ..............................          1                     99,421                    0.07
9 ..............................          1                    143,361                    0.10
10 .............................          2                    605,561                    0.43
                                        ---               ------------                  ------
  Total: .......................        661               $139,930,727                  100.00%
                                        ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average months to roll of the Group 1 Loans as of the Cut-Off Date is approximately 4 months.


                                     S-B-18

                         SEASONING OF THE GROUP 1 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
      SEASONING OF THE                                      MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
  MORTGAGE LOANS (MONTHS)                NUMBER OF LOANS          CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
  -----------------------                ---------------          ------------            -----------------------
0 to 2..................................        194               $ 45,617,081                   32.60%
3 to 5 .................................        292                 59,898,673                   42.81
6 to 8 .................................        137                 27,041,945                   19.33
9 to 11 ................................         15                  2,874,991                    2.05
12 to 14 ...............................         23                  4,498,037                    3.21
                                                ---               ------------                  ------
  Total: ...............................        661               $139,930,727                  100.00%
                                                ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average seasoning of the Group 1 Loans as of the Cut-Off Date is approximately 4 months.


                       ORIGINAL TERM OF THE GROUP 1 LOANS

                                                            AGGREGATE SCHEDULED
                                                          PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    ORIGINAL TERM OF THE                                  MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
  MORTGAGE LOANS (MONTHS)         NUMBER OF LOANS               CUT-OFF DATE              OF ALL GROUP 1 LOANS
  -----------------------         ---------------               ------------              --------------------
 360.............................      661                      $139,930,727                100.00%
                                       ---                      ------------                ------
   Total:........................      661                      $139,930,727                100.00%
                                       ===                      ============                ======


                   STATED REMAINING TERM OF THE GROUP 1 LOANS

                                                         AGGREGATE SCHEDULED
  STATED REMAINING TERM OF                             PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     THE MORTGAGE LOANS                                MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
          (MONTHS)                NUMBER OF LOANS            CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
          --------                ---------------            ------------            -----------------------
346..............................          10               $  1,726,387                    1.23%
347 .............................           8                  1,479,382                    1.06
348 .............................           5                  1,292,268                    0.92
350 .............................           6                  1,078,896                    0.77
351 .............................           9                  1,796,094                    1.28
352 .............................          54                 10,075,647                    7.20
353 .............................          42                  8,403,329                    6.01
354 .............................          41                  8,562,969                    6.12
355 .............................          12                  2,971,898                    2.12
356 .............................         138                 26,266,474                   18.77
357 .............................         142                 30,660,301                   21.91
358 .............................         191                 44,993,281                   32.15
359 .............................           3                    623,800                    0.45
                                          ---               ------------                  ------
  Total: ........................         661               $139,930,727                  100.00%
                                          ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                           INDEX OF THE GROUP 1 LOANS

                                                       AGGREGATE SCHEDULED
                                                     PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   INDEX OF THE MORTGAGE                             MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
           LOANS                 NUMBER OF LOANS           CUT-OFF DATE            OF ALL GROUP 1 LOANS(1)
           -----                 ---------------           ------------            -----------------------
One-Year LIBOR.................            9               $  1,975,397                    1.41%
Six-Month LIBOR ................         652                137,955,330                   98.59
                                         ---               ------------                  ------
  Total: .......................         661               $139,930,727                  100.00%
                                         ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-19

                        PRODUCT TYPE OF THE GROUP 1 LOANS

                                                        AGGREGATE SCHEDULED
                                                      PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    PRODUCT TYPE OF THE                               MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
       MORTGAGE LOANS             NUMBER OF LOANS           CUT-OFF DATE              ALL GROUP 1 LOANS(1)
       --------------             ---------------           ------------              --------------------
1/1 ARM..........................          9               $  1,975,397                    1.41%
6MO ARM .........................        652                137,955,330                   98.59
                                         ---               ------------                  ------
  Total: ........................        661               $139,930,727                  100.00%
                                         ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                           INTEREST ONLY GROUP 1 LOANS

                                                     AGGREGATE SCHEDULED         PERCENTAGE OF THE AGGREGATE
                                                     PRINCIPAL BALANCE OF        SCHEDULED PRINCIPAL BALANCE
  INTEREST ONLY MORTGAGE                            THE MORTGAGE LOANS AS                   OF
           LOANS                  NUMBER OF LOANS    OF THE CUT-OFF DATE           ALL GROUP 1 LOANS(1)
           -----                  ---------------    -------------------           --------------------
Yes.............................         601            $127,902,846                   91.40%
No .............................          60              12,027,882                    8.60
                                         ---            ------------                  ------
  Total: .......................         661            $139,930,727                  100.00%
                                         ===            ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                         SERVICERS OF THE GROUP 1 LOANS

                                                           AGGREGATE SCHEDULED
                                                         PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       SERVICERS OF THE                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS             NUMBER OF LOANS             CUT-OFF DATE              ALL GROUP 1 LOANS(1)
        --------------             ---------------             ------------              --------------------
Countrywide Servicing
(subserviced)......................           1               $    218,500                    0.16%
GMACM .............................         311                 65,317,460                   46.68
IndyMac ...........................         174                 34,214,072                   24.45
Nat City ..........................         175                 40,180,695                   28.71
                                            ---               ------------                  ------
  Total: ..........................         661               $139,930,727                  100.00%
                                            ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                     DOCUMENTATION TYPE OF THE GROUP 1 LOANS

                                                      AGGREGATE SCHEDULED
                                                      PRINCIPAL BALANCE OF        PERCENTAGE OF THE AGGREGATE
                                                     THE MORTGAGE LOANS AS        SCHEDULED PRINCIPAL BALANCE
   DOCUMENTATION TYPE OF                                     OF THE                          OF
    THE MORTGAGE LOANS            NUMBER OF LOANS         CUT-OFF DATE              ALL GROUP 1 LOANS(1)
    ------------------            ---------------         ------------              --------------------
Full Documentation..............         481             $100,662,014                   71.94%
Income Only ....................         126               26,114,029                   18.66
Stated Documentation ...........          54               13,154,685                    9.40
                                         ---             ------------                  ------
  Total: .......................         661             $139,930,727                  100.00%
                                         ===             ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-20

                                  LOAN GROUP 2

                        GROSS COUPON OF THE GROUP 2 LOANS

                                                         AGGREGATE SCHEDULED
                                                       PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     GROSS COUPON OF THE                               MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      MORTGAGE LOANS (%)            NUMBER OF LOANS          CUT-OFF DATE              ALL GROUP 2 LOANS(1)
      ------------------            ---------------          ------------              --------------------
1.750 to 1.999.....................         11               $  4,966,631                    2.79%
2.750 to 2.999 ....................         26                 14,021,093                    7.88
3.000 to 3.249 ....................         22                 10,524,098                    5.91
3.250 to 3.499 ....................         23                 12,061,982                    6.78
3.500 to 3.749 ....................         56                 30,670,468                   17.23
3.750 to 3.999 ....................         68                 34,864,685                   19.58
4.000 to 4.249 ....................         59                 28,746,015                   16.15
4.250 to 4.499 ....................          8                  3,981,030                    2.24
4.500 to 4.749 ....................         20                 10,418,817                    5.85
4.750 to 4.999 ....................         37                 20,347,584                   11.43
5.000 to 5.249 ....................         11                  6,047,751                    3.40
5.500 to 5.749 ....................          1                    647,906                    0.36
6.000 to 6.249 ....................          1                    729,803                    0.41
                                           ---               ------------                  ------
  Total: ..........................        343               $178,027,862                  100.00%
                                           ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the mortgage interest rates for all of the Group 2 Loans ranged from approximately 1.990% per annum to 6.000% per annum, with a weighted average of approximately 3.835% per annum.


                        GROSS MARGIN OF THE GROUP 2 LOANS

                                                         AGGREGATE SCHEDULED
                                                       PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     GROSS MARGIN OF THE                               MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      MORTGAGE LOANS (%)            NUMBER OF LOANS          CUT-OFF DATE              ALL GROUP 2 LOANS(1)
      ------------------            ---------------          ------------              --------------------
1.25...............................          5               $  2,244,859                    1.26%
1.50 ..............................          1                    432,000                    0.24
1.75 ..............................          2                  1,021,918                    0.57
1.88 ..............................          1                    201,611                    0.11
2.00 ..............................         65                 33,889,201                   19.04
2.13 ..............................        138                 71,972,456                   40.43
2.25 ..............................        118                 62,578,081                   35.15
2.38 ..............................         13                  5,687,737                    3.19
                                           ---               ------------                  ------
  Total: ..........................        343               $178,027,862                  100.00%
                                           ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average gross margin for all of the Group 2 Loans was approximately 2.138% per annum.


                                     S-B-21

                ORIGINAL PRINCIPAL BALANCES OF THE GROUP 2 LOANS

                                                          AGGREGATE SCHEDULED
                                                        PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
 ORIGINAL PRINCIPAL BALANCES                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS ($)         NUMBER OF LOANS           CUT-OFF DATE              ALL GROUP 2 LOANS(1)
  -------------------------         ---------------           ------------              --------------------
350,000.01 to 500,000.00...........        203               $ 83,970,382                   47.17%
500,000.01 to 650,000.00 ..........        102                 59,516,520                   33.43
650,000.01 to 800,000.00 ..........         11                  7,692,160                    4.32
800,000.01 to 950,000.00 ..........          8                  7,025,081                    3.95
950,000.01 to 1,100,000.00 ........         15                 14,793,479                    8.31
1,100,000.01 & Above ..............          4                  5,030,240                    2.83
                                           ---               ------------                  ------
  Total: ..........................        343               $178,027,862                  100.00%
                                           ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the principal balances of all of the Group 2 Loans ranged from approximately $359,700 to $1,367,850, with an average of approximately $526,304.


                 CURRENT PRINCIPAL BALANCES OF THE GROUP 2 LOANS

                                                         AGGREGATE SCHEDULED
                                                       PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  CURRENT PRINCIPAL BALANCES                           MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS ($)         NUMBER OF LOANS          CUT-OFF DATE              ALL GROUP 2 LOANS(1)
  -------------------------         ---------------          ------------              --------------------
Below or equal to 50,000.00........         1               $     28,800                    0.02%
50,000.01 to 200,000.00 ...........         1                     55,035                    0.03
200,000.01 to 350,000.00 ..........         5                  1,403,654                    0.79
350,000.01 to 500,000.00 ..........       199                 83,639,704                   46.98
500,000.01 to 650,000.00 ..........        98                 57,319,274                   32.20
650,000.01 to 800,000.00 ..........        12                  8,732,596                    4.91
800,000.01 to 950,000.00 ..........         9                  7,925,081                    4.45
950,000.01 to 1,100,000.00 ........        14                 13,893,479                    7.80
1,100,000.01 & Above ..............         4                  5,030,240                    2.83
                                          ---               ------------                  ------
  Total: ..........................       343               $178,027,862                  100.00%
                                          ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the principal balances of all of the Group 2 Loans ranged from approximately $28,800 to $1,367,850, with an average of approximately $519,032.


               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 2 LOANS

                                                          AGGREGATE SCHEDULED
    ORIGINAL LOAN-TO-VALUE                              PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    RATIOS OF THE MORTGAGE                              MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
          LOANS (%)                 NUMBER OF LOANS           CUT-OFF DATE              ALL GROUP 2 LOANS(1)
          ---------                 ---------------           ------------              --------------------
Below or equal to 50.000...........          26               $ 14,963,443                    8.41%
50.001 to 60.000 ..................          39                 21,279,675                   11.95
60.001 to 70.000 ..................         100                 57,799,959                   32.47
70.001 to 75.000 ..................          43                 19,857,455                   11.15
75.001 to 80.000 ..................         132                 63,010,902                   35.39
85.001 to 90.000 ..................           3                  1,116,428                    0.63
                                            ---               ------------                  ------
  Total: ..........................         343               $178,027,862                  100.00%
                                            ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the weighted average loan-to-value ratio of all the Group 2 Loans was approximately 68.431%.


                                     S-B-22

                CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 2 LOANS

                                                          AGGREGATE SCHEDULED
    CURRENT LOAN-TO-VALUE                               PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    RATIOS OF THE MORTGAGE                              MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
          LOANS (%)                 NUMBER OF LOANS           CUT-OFF DATE              ALL GROUP 2 LOANS(1)
          ---------                 ---------------           ------------              --------------------
Below or equal to 50.000...........         31               $ 16,050,896                    9.02%
50.001 to 60.000 ..................         40                 22,374,702                   12.57
60.001 to 70.000 ..................         99                 56,964,449                   32.00
70.001 to 75.000 ..................         41                 19,153,266                   10.76
75.001 to 80.000 ..................        122                 58,857,036                   33.06
80.001 to 85.000 ..................          7                  3,511,085                    1.97
85.001 to 90.000 ..................          3                  1,116,428                    0.63
                                           ---               ------------                  ------
  Total: ..........................        343               $178,027,862                  100.00%
                                           ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average loan-to-value ratio of all of the Group 2 Loans was approximately 67.986%.


            TYPES OF MORTGAGED PROPERTIES SECURING THE GROUP 2 LOANS

                                                         AGGREGATE SCHEDULED
      TYPES OF MORTGAGED                               PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   PROPERTIES SECURING THE                             MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS          CUT-OFF DATE              ALL GROUP 2 LOANS(1)
        --------------              ---------------          ------------              --------------------
Single Family......................      208               $109,832,537                   61.69%
Planned Unit Development ..........      104                 53,965,024                   30.31
Condominium .......................       29                 13,094,376                    7.36
Two- to Four-Family ...............        1                    728,000                    0.41
Townhouse .........................        1                    407,925                    0.23
                                         ---               ------------                  ------
  Total: ..........................      343               $178,027,862                  100.00%
                                         ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                 RATE ADJUSTMENT FREQUENCY OF THE GROUP 2 LOANS

                                                         AGGREGATE SCHEDULED
  RATE ADJUSTMENT FREQUENCY                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    OF THE MORTGAGE LOANS                              MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
           (MONTHS)                 NUMBER OF LOANS          CUT-OFF DATE              ALL GROUP 2 LOANS(1)
           --------                 ---------------          ------------              --------------------
6..................................         333               $172,618,229                   96.96%
12 ................................          10                  5,409,633                    3.04
                                            ---               ------------                  ------
  Total: ..........................         343               $178,027,862                  100.00%
                                            ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-23

              GEOGRAPHIC DISTRIBUTION OF THE GROUP 2 LOANS BY STATE

                                                          AGGREGATE SCHEDULED
                                                        PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                        MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
         JURISDICTION               NUMBER OF LOANS           CUT-OFF DATE              ALL GROUP 2 LOANS(1)
         ------------               ---------------           ------------              --------------------
Arizona............................         19               $  9,619,159                    5.40%
California ........................        122                 65,988,839                   37.07
Colorado ..........................         19                  9,949,098                    5.59
Connecticut .......................          1                    591,000                    0.33
District of Columbia ..............          2                  1,006,659                    0.57
Florida ...........................         10                  5,713,014                    3.21
Georgia ...........................          8                  3,966,328                    2.23
Illinois ..........................         37                 18,839,820                   10.58
Indiana ...........................          2                  1,480,000                    0.83
Louisiana .........................          1                    415,465                    0.23
Massachusetts .....................         12                  6,609,676                    3.71
Maryland ..........................         18                  8,216,597                    4.62
Michigan ..........................         12                  5,145,354                    2.89
Minnesota .........................          3                  1,127,000                    0.63
Missouri ..........................          6                  4,119,982                    2.31
North Carolina ....................          5                  2,142,161                    1.20
New Jersey ........................         11                  5,525,188                    3.10
Nevada ............................          3                  1,275,350                    0.72
New York ..........................          1                    444,956                    0.25
Ohio ..............................         15                  7,811,279                    4.39
Oregon ............................          1                    646,918                    0.36
Pennsylvania ......................          1                    980,000                    0.55
Rhode Island ......................          1                    441,000                    0.25
South Carolina ....................          1                    650,000                    0.37
Texas .............................          4                  1,943,050                    1.09
Utah ..............................          2                    888,600                    0.50
Virginia ..........................         19                  9,219,586                    5.18
Vermont ...........................          1                    597,150                    0.34
Washington ........................          5                  2,119,235                    1.19
Wyoming ...........................          1                    555,400                    0.31
                                           ---               ------------                  ------
  Total: ..........................        343               $178,027,862                  100.00%
                                           ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

No more than approximately 1.395% of the Group 2 Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 1.091% of the Group 2 Loans will be secured by mortgaged properties in any single zip code area outside of California.


                  SCHEDULED MATURITY YEAR OF THE GROUP 2 LOANS

                                                         AGGREGATE SCHEDULED
                                                       PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  SCHEDULED MATURITY YEAR OF                           MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      THE MORTGAGE LOANS            NUMBER OF LOANS          CUT-OFF DATE              ALL GROUP 2 LOANS(1)
      ------------------            ---------------          ------------              --------------------
March 1, 2034......................         1               $    432,000                    0.24%
May 1, 2034 .......................         1                    591,000                    0.33
July 1, 2034 ......................         2                    932,000                    0.52
August 1, 2034 ....................         6                  3,628,719                    2.04
September 1, 2034 .................        25                 12,773,598                    7.18
October 1, 2034 ...................        30                 15,078,708                    8.47
November 1, 2034 ..................        22                 11,355,745                    6.38
December 1, 2034 ..................        15                  9,323,301                    5.24
January 1, 2035 ...................        46                 24,181,223                   13.58
February 1, 2035 ..................        64                 32,880,722                   18.47
March 1, 2035 .....................       123                 61,600,084                   34.60
April 1, 2035 .....................         8                  5,250,763                    2.95
                                          ---               ------------                  ------
  Total: ..........................       343               $178,027,862                  100.00%
                                          ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average stated remaining term of the Group 2 Loans as of the Cut-Off Date is approximately 356 months. The latest scheduled maturity of any of the Group 2 Loans is April 1, 2035.


                                     S-B-24

                          PURPOSE OF THE GROUP 2 LOANS

                                                          AGGREGATE SCHEDULED
                                                        PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   PURPOSE OF THE MORTGAGE                              MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
            LOANS                   NUMBER OF LOANS           CUT-OFF DATE              ALL GROUP 2 LOANS(1)
            -----                   ---------------           ------------              --------------------
Rate Term Refinance................         134               $ 69,111,053                   38.82%
Purchase ..........................         116                 63,347,130                   35.58
Cash Out Refinance ................          93                 45,569,679                   25.60
                                            ---               ------------                  ------
  Total: ..........................         343               $178,027,862                  100.00%
                                            ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                     FIRST PAYMENT DATE OF THE GROUP 2 LOANS

                                                         AGGREGATE SCHEDULED
                                                       PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  FIRST PAYMENT DATE OF THE                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS          CUT-OFF DATE              ALL GROUP 2 LOANS(1)
        --------------              ---------------          ------------              --------------------
April 1, 2004......................          1               $    432,000                    0.24%
June 1, 2004 ......................          1                    591,000                    0.33
August 1, 2004 ....................          2                    932,000                    0.52
September 1, 2004 .................          6                  3,628,719                    2.04
October 1, 2004 ...................         25                 12,773,598                    7.18
November 1, 2004 ..................         30                 15,078,708                    8.47
December 1, 2004 ..................         22                 11,355,745                    6.38
January 1, 2005 ...................         15                  9,323,301                    5.24
February 1, 2005 ..................         46                 24,181,223                   13.58
March 1, 2005 .....................         64                 32,880,722                   18.47
April 1, 2005 .....................        123                 61,600,084                   34.60
May 1, 2005 .......................          8                  5,250,763                    2.95
                                           ---               ------------                  ------
  Total: ..........................        343               $178,027,862                  100.00%
                                           ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                      OCCUPANCY STATUS OF THE GROUP 2 LOANS

                                                        AGGREGATE SCHEDULED
                                                      PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   OCCUPANCY STATUS OF THE                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS         CUT-OFF DATE              ALL GROUP 2 LOANS(1)
        --------------              ---------------         ------------              --------------------
Primary Residence..................        323               $167,288,905                   93.97%
Second Home .......................         19                 10,296,957                    5.78
Investment ........................          1                    442,000                    0.25
                                           ---               ------------                  ------
  Total: ..........................        343               $178,027,862                  100.00%
                                           ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-25

                 CREDIT SCORE DISTRIBUTION OF THE GROUP 2 LOANS

                                                         AGGREGATE SCHEDULED
                                                       PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     CREDIT SCORES OF THE                              MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS          CUT-OFF DATE              ALL GROUP 2 LOANS(1)
        --------------              ---------------          ------------              --------------------
600 to 649.........................          2               $  1,366,803                    0.77%
650 to 699 ........................         52                 25,349,036                   14.24
700 to 749 ........................        141                 76,518,300                   42.98
750 to 799 ........................        136                 69,114,342                   38.82
800 to 849 ........................         12                  5,679,382                    3.19
                                           ---               ------------                  ------
  Total: ..........................        343               $178,027,862                  100.00%
                                           ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average Credit score of the Group 2 Loans as of the Cut-Off Date is approximately 738.


                         RATE CAPS OF THE GROUP 2 LOANS

                                                         AGGREGATE SCHEDULED
                                                       PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       RATE CAPS OF THE                                MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
    MORTGAGE LOANS (%)(1)           NUMBER OF LOANS          CUT-OFF DATE            OF ALL GROUP 2 LOANS(2)
    ---------------------           ---------------          ------------            -----------------------
0/0/12.............................       233               $120,668,696                   67.78%
1/1/6 .............................         1                    558,489                    0.31
1.5/1.5/12 ........................        85                 43,242,102                   24.29
1.5/1.5/13 ........................         9                  3,989,052                    2.24
2/2/6 .............................        10                  5,409,633                    3.04
2/2/8 .............................         4                  3,727,890                    2.09
6/6/12 ............................         1                    432,000                    0.24
                                          ---               ------------                  ------
  Total: ..........................       343               $178,027,862                  100.00%
                                          ===               ============                  ======

-----------
(1) First Rate Adjustment Cap / Subsequent Rate Adjustment Cap / Life Rate Adjustment Cap

(2)  Column totals may not add to 100.0% due to rounding.


             NEXT INTEREST RATE ADJUSTMENT DATE OF THE GROUP 2 LOANS

                                                          AGGREGATE SCHEDULED
      NEXT INTEREST RATE                                PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    ADJUSTMENT DATE OF THE                              MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS           CUT-OFF DATE              ALL GROUP 2 LOANS(1)
        --------------              ---------------           ------------              --------------------
June 1, 2005.......................          11               $  7,374,829                    4.14%
July 1, 2005 ......................          48                 25,113,223                   14.11
August 1, 2005 ....................          67                 34,870,408                   19.59
September 1, 2005 .................         148                 74,397,816                   41.79
October 1, 2005 ...................          36                 18,915,208                   10.62
October 3, 2005 ...................           2                  1,414,263                    0.79
November 1, 2005 ..................          23                 11,946,745                    6.71
December 1, 2005 ..................           4                  1,948,472                    1.09
February 1, 2006 ..................           3                  1,639,033                    0.92
March 1, 2006 .....................           1                    407,865                    0.23
                                            ---               ------------                  ------
  Total: ..........................         343               $178,027,862                  100.00%
                                            ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-26

                   MAXIMUM INTEREST RATES OF THE GROUP 2 LOANS

                                                         AGGREGATE SCHEDULED
                                                       PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  MAXIMUM INTEREST RATES OF                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    THE MORTGAGE LOANS (%)          NUMBER OF LOANS          CUT-OFF DATE              ALL GROUP 2 LOANS(1)
    ----------------------          ---------------          ------------              --------------------
9.500 to 9.999.....................         2               $  1,014,500                    0.57%
10.000 to 10.499 ..................         2                    819,813                    0.46
10.500 to 10.999 ..................         4                  1,757,302                    0.99
11.000 to 11.499 ..................         1                    998,798                    0.56
11.500 to 11.999 ..................         1                    647,906                    0.36
12.000 to 12.499 ..................       320                165,072,601                   92.72
12.500 to 12.999 ..................         3                  2,727,940                    1.53
13.000 to 13.499 ..................        10                  4,989,002                    2.80
                                          ---               ------------                  ------
  Total: ..........................       343               $178,027,862                  100.00%
                                          ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average maximum interest rate of the Group 2 Loans as of the Cut-Off Date is approximately 11.999%.


                     PROPERTY ZIP CODES OF THE GROUP 2 LOANS

                                                         AGGREGATE SCHEDULED
                                                       PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  PROPERTY ZIP CODES OF THE                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS          CUT-OFF DATE              ALL GROUP 2 LOANS(1)
        --------------              ---------------          ------------              --------------------
92130..............................          4               $  2,483,623                    1.40%
92064 .............................          2                  2,187,850                    1.23
85260 .............................          4                  1,942,376                    1.09
92782 .............................          2                  1,768,733                    0.99
63005 .............................          2                  1,636,952                    0.92
60093 .............................          2                  1,630,000                    0.92
46383 .............................          2                  1,480,000                    0.83
60611 .............................          2                  1,446,000                    0.81
60062 .............................          3                  1,434,049                    0.81
92028 .............................          3                  1,433,656                    0.81
Other .............................        317                160,584,624                   90.20
                                           ---               ------------                  ------
  Total: ..........................        343               $178,027,862                  100.00%
                                           ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                        DELINQUENCY OF THE GROUP 2 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
 DELINQUENCY OF THE MORTGAGE                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
            LOANS                   NUMBER OF LOANS               CUT-OFF DATE               ALL GROUP 2 LOANS
 ---------------------------        ----------------        ------------------------   ------------------------------
 Current.....................            343                      $178,027,862                  100.00%
                                         ---                      ------------                  ------
   Total:....................            343                      $178,027,862                  100.00%
                                         ===                      ============                  ======


                 PRIMARY MORTGAGE INSURANCE OF THE GROUP 2 LOANS

                                                           AGGREGATE SCHEDULED      PERCENTAGE OF THE AGGREGATE
                                                        PRINCIPAL BALANCE OF THE    SCHEDULED PRINCIPAL BALANCE
  PRIMARY MORTGAGE INSURANCE                            MORTGAGE LOANS AS OF THE                 OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS           CUT-OFF DATE              ALL GROUP 2 LOANS(1)
    ---------------------           ---------------           ------------              --------------------
OLTV(2) less than or equal
to 80%..............................       340               $176,911,434                   99.37%
OLTV(2) greater than 80%
and Insured ........................         3                  1,116,428                    0.63
                                           ---               ------------                  ------
  Total: ...........................       343               $178,027,862                  100.00%
                                           ===               ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

(2) "OLTV" means Original Loan-to-Value Ratio.


                                     S-B-27

                       MONTHS TO ROLL OF THE GROUP 2 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    MONTHS TO ROLL OF THE                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 2 LOANS(1)
------------------------------      ---------------         ------------------------   ------------------------------
1.............................            11                     $  7,374,829                       4.14%
2 ............................            48                       25,113,223                      14.11
3 ............................            67                       34,870,408                      19.59
4 ............................           148                       74,397,816                      41.79
5 ............................            38                       20,329,471                      11.42
6 ............................            23                       11,946,745                       6.71
7 ............................             4                        1,948,472                       1.09
9 ............................             3                        1,639,033                       0.92
10 ...........................             1                          407,865                       0.23
                                    ---------------         ------------------------   ------------------------------
  Total: .....................           343                     $178,027,862                     100.00%
                                    ===============         ========================   ==============================

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average months to roll of the Group 2 Loans as of the Cut-Off Date is approximately 4 months.


                         SEASONING OF THE GROUP 2 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       SEASONING OF THE                                     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
   MORTGAGE LOANS (MONTHS)          NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 2 LOANS(1)
------------------------------      ---------------         ------------------------   ------------------------------
0 to 2.......................             131                  $ 66,850,847                      37.55%
3 to 5 ......................             125                    66,385,247                      37.29
6 to 8 ......................              77                    39,208,050                      22.02
9 to 11 .....................               8                     4,560,718                       2.56
12 to 14 ....................               2                     1,023,000                       0.57
                                    ---------------         ------------------------   ------------------------------
  Total: ....................             343                  $178,027,862                     100.00%
                                    ===============         ========================   ==============================

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average seasoning of the Group 2 Loans as of the Cut-Off Date is approximately 4 months.


                       ORIGINAL TERM OF THE GROUP 2 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     ORIGINAL TERM OF THE                                   MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
   MORTGAGE LOANS (MONTHS)          NUMBER OF LOANS               CUT-OFF DATE              OF ALL GROUP 2 LOANS
------------------------------      ---------------         ------------------------   ------------------------------
360..........................             343                     $178,027,862                     100.00%
                                    ---------------         ------------------------   ------------------------------
  Total: ....................             343                     $178,027,862                     100.00%
                                    ===============         ========================   ==============================

                                     S-B-28

                   STATED REMAINING TERM OF THE GROUP 2 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   STATED REMAINING TERM OF                                 MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
 THE MORTGAGE LOANS (MONTHS)        NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 2 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
346..........................              1                     $    432,000                       0.24%
348 .........................              1                          591,000                       0.33
350 .........................              2                          932,000                       0.52
351 .........................              6                        3,628,719                       2.04
352 .........................             25                       12,773,598                       7.18
353 .........................             30                       15,078,708                       8.47
354 .........................             22                       11,355,745                       6.38
355 .........................             15                        9,323,301                       5.24
356 .........................             46                       24,181,223                      13.58
357 .........................             64                       32,880,722                      18.47
358 .........................            123                       61,600,084                      34.60
359 .........................              8                        5,250,763                       2.95
                                    ---------------         ------------------------    ---------------------------
  Total: ....................            343                     $178,027,862                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

                           INDEX OF THE GROUP 2 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
 INDEX OF THE MORTGAGE LOANS        NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 2 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
One-Year LIBOR..............                8                     $  3,995,370                       2.24%
Six-Month LIBOR ............              335                      174,032,492                      97.76
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              343                     $178,027,862                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

                        PRODUCT TYPE OF THE GROUP 2 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     PRODUCT TYPE OF THE                                    MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 2 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
1/1 ARM......................              8                     $  3,995,370                       2.24%
6MO ARM .....................            335                      174,032,492                      97.76
                                    ---------------         ------------------------    ---------------------------
  Total: ....................            343                     $178,027,862                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

                           INTEREST ONLY GROUP 2 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
 INTEREST ONLY MORTGAGE LOANS       NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 2 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Yes..........................            316                       $164,081,302                    92.17%
No ..........................             27                         13,946,560                     7.83
                                    ---------------         ------------------------    ---------------------------
  Total: ....................            343                       $178,027,862                   100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

                                     S-B-29

                         SERVICERS OF THE GROUP 2 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   SERVICERS OF THE MORTGAGE                                MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
             LOANS                   NUMBER OF LOANS              CUT-OFF DATE            OF ALL GROUP 2 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Countrywide Servicing
(subserviced).................             6                       $  5,142,153                    2.89%
GMACM ........................           111                         54,873,562                   30.82
IndyMac ......................            85                         44,026,729                   24.73
Nat City .....................           141                         73,985,418                   41.56
                                    ---------------         ------------------------    ---------------------------
  Total: .....................           343                       $178,027,862                  100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                     DOCUMENTATION TYPE OF THE GROUP 2 LOANS

                                                               AGGREGATE SCHEDULED
                                                               PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
  DOCUMENTATION TYPE OF THE                                   THE MORTGAGE LOANS AS      SCHEDULED PRINCIPAL BALANCE
       MORTGAGE LOANS                NUMBER OF LOANS           OF THE CUT-OFF DATE         OF ALL GROUP 2 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Full Documentation.........                212                     $110,115,322                      61.85%
Income Only ...............                 65                       32,179,708                      18.08
No Documentation ..........                  1                          950,000                       0.53
Stated Documentation ......                 65                       34,782,832                      19.54
                                    ---------------         ------------------------    ---------------------------
  Total: ...................                343                    $178,027,862                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

                                     S-B-30

                            TOTAL HYBRID GROUP LOANS

                     GROSS COUPON OF THE HYBRID GROUP LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
 GROSS CURRENT COUPON OF THE                                MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
      MORTGAGE LOANS (%)            NUMBER OF LOANS               CUT-OFF DATE          OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
2.750 to 2.999..............                  5                  $      948,467                       0.08%
3.000 to 3.249 .............                  3                         797,621                       0.07
3.250 to 3.499 .............                  2                         326,781                       0.03
3.500 to 3.749 .............                  4                       1,332,604                       0.11
3.750 to 3.999 .............                 20                       6,385,281                       0.53
4.000 to 4.249 .............                 61                      23,443,517                       1.94
4.250 to 4.499 .............                125                      45,575,405                       3.78
4.500 to 4.749 .............                222                      84,578,010                       7.01
4.750 to 4.999 .............                540                     202,981,700                      16.83
5.000 to 5.249 .............                592                     223,263,131                      18.51
5.250 to 5.499 .............                788                     289,573,402                      24.01
5.500 to 5.749 .............                529                     190,546,003                      15.80
5.750 to 5.999 .............                242                     101,653,357                       8.43
6.000 to 6.249 .............                 48                      19,663,086                       1.63
6.250 to 6.499 .............                 15                       8,195,513                       0.68
6.500 to 6.749 .............                  9                       4,910,650                       0.41
6.750 to 6.999 .............                  2                         903,314                       0.07
7.000 to 7.249 .............                  1                         840,000                       0.07
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the mortgage interest rates for all of the Hybrid Group Loans ranged from approximately 2.750% per annum to 7.125% per annum, with a weighted average of approximately 5.159% per annum.


                     GROSS MARGIN OF THE HYBRID GROUP LOANS

                                                               AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
     GROSS MARGIN OF THE                                    MORTGAGE LOANS AS OF THE     SCHEDULED PRINCIPAL BALANCE
      MORTGAGE LOANS (%)            NUMBER OF LOANS               CUT-OFF DATE           OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
2.25........................             2,967                  $1,090,280,715                      90.41%
2.50 .......................               120                      50,712,668                       4.21
2.75 .......................                58                      27,279,533                       2.26
2.90 .......................                 1                         578,373                       0.05
3.00 .......................                 1                         295,000                       0.02
3.25 .......................                58                      35,800,390                       2.97
3.50 .......................                 2                         691,170                       0.06
5.00 .......................                 1                         279,994                       0.02
                                    ---------------         ------------------------    ---------------------------
  Total: ...................             3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average gross margin for all of the Hybrid Group Loans was approximately 2.303% per annum.

                                     S-B-31

              ORIGINAL PRINCIPAL BALANCES OF THE HYBRID GROUP LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
 ORIGINAL PRINCIPAL BALANCES                                MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
  OF THE MORTGAGE LOANS ($)         NUMBER OF LOANS               CUT-OFF DATE          OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Below or equal to 50,000.00                   2                  $       92,889                       0.01%
50,000.01 to 200,000.00 ....                609                      92,457,232                       7.67
200,000.01 to 350,000.00 ...              1,063                     296,851,619                      24.62
350,000.01 to 500,000.00 ...                903                     380,271,847                      31.53
500,000.01 to 650,000.00 ...                399                     230,720,258                      19.13
650,000.01 to 800,000.00 ...                102                      73,828,456                       6.12
800,000.01 to 950,000.00 ...                 48                      41,344,882                       3.43
950,000.01 to 1,100,000.00 .                 61                      60,766,126                       5.04
1,100,000.01 & Above .......                 21                      29,584,534                       2.45
                                    ---------------         ------------------------    ---------------------------
  Total: .....................            3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the principal balances of all of the Hybrid Group Loans ranged from approximately $43,000 to $1,817,323 with an average of approximately $377,124.

              CURRENT PRINCIPAL BALANCES OF THE HYBRID GROUP LOANS

                                                               AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
  CURRENT PRINCIPAL BALANCES                                MORTGAGE LOANS AS OF THE     SCHEDULED PRINCIPAL BALANCE
  OF THE MORTGAGE LOANS ($)         NUMBER OF LOANS               CUT-OFF DATE           OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Below or equal to 50,000.00                  3                  $      142,105                       0.01%
50,000.01 to 200,000.00 ....               612                      92,997,705                       7.71
200,000.01 to 350,000.00 ...             1,067                     298,757,407                      24.77
350,000.01 to 500,000.00 ...               898                     378,460,914                      31.38
500,000.01 to 650,000.00 ...               398                     230,970,746                      19.15
650,000.01 to 800,000.00 ...               101                      73,478,456                       6.09
800,000.01 to 950,000.00 ...                49                      42,607,922                       3.53
950,000.01 to 1,100,000.00 .                59                      58,918,055                       4.89
1,100,000.01 & Above .......                21                      29,584,534                       2.45
                                    ---------------         ------------------------    ---------------------------
  Total: ...................             3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the principal balances of all of the Hybrid Group Loans ranged from approximately $42,889 to $1,817,323, with an average of approximately $375,910.

             ORIGINAL LOAN-TO-VALUE RATIOS OF THE HYBRID GROUP LOANS

                                                               AGGREGATE SCHEDULED
    ORIGINAL LOAN-TO-VALUE                                  PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
    RATIOS OF THE MORTGAGE                                  MORTGAGE LOANS AS OF THE     SCHEDULED PRINCIPAL BALANCE
          LOANS (%)                 NUMBER OF LOANS               CUT-OFF DATE           OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Below or equal to 50.000....               195                  $   73,769,882                       6.12%
50.001 to 60.000 ...........               252                      94,770,323                       7.86
60.001 to 70.000 ...........               576                     236,343,452                      19.60
70.001 to 75.000 ...........               388                     160,825,826                      13.34
75.001 to 80.000 ...........             1,702                     617,630,273                      51.22
80.001 to 85.000 ...........                15                       4,499,288                       0.37
85.001 to 90.000 ...........                40                       9,330,193                       0.77
90.001 to 95.000 ...........                39                       8,602,357                       0.71
95.001 to 100.000 ..........                 1                         146,250                       0.01
                                    ---------------         ------------------------    ---------------------------
  Total: ...................             3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the weighted average loan-to-value ratio of all the Hybrid Group Loans was approximately 72.199%.

                                     S-B-32

             CURRENT LOAN-TO-VALUE RATIOS OF THE HYBRID GROUP LOANS

                                                              AGGREGATE SCHEDULED
    CURRENT LOAN-TO-VALUE                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    RATIOS OF THE MORTGAGE                                  MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
          LOANS (%)                 NUMBER OF LOANS               CUT-OFF DATE          OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Below or equal to 50.000....                206                  $   76,878,813                       6.38%
50.001 to 60.000 ...........                255                      95,315,463                       7.90
60.001 to 70.000 ...........                569                     234,593,687                      19.45
70.001 to 75.000 ...........                389                     161,482,816                      13.39
75.001 to 80.000 ...........              1,695                     615,581,594                      51.05
80.001 to 85.000 ...........                 14                       3,986,671                       0.33
85.001 to 90.000 ...........                 40                       9,330,193                       0.77
90.001 to 95.000 ...........                 39                       8,602,357                       0.71
95.001 to 100.000 ..........                  1                         146,250                       0.01
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average loan-to-value ratio of all of the Hybrid Group Loans was approximately 72.044%.


          TYPES OF MORTGAGED PROPERTIES SECURING THE HYBRID GROUP LOANS

                                                              AGGREGATE SCHEDULED
      TYPES OF MORTGAGED                                    PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   PROPERTIES SECURING THE                                  MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE          OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Single Family...............               1,850                  $  709,429,875                      58.83%
Planned Unit Development ...                 897                     346,217,932                      28.71
Condominium ................                 408                     125,910,534                      10.44
Two- to Four-Family ........                  53                      24,359,502                       2.02
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


               RATE ADJUSTMENT FREQUENCY OF THE HYBRID GROUP LOANS

                                                              AGGREGATE SCHEDULED
  RATE ADJUSTMENT FREQUENCY                                 PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    OF THE MORTGAGE LOANS                                   MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
           (MONTHS)                 NUMBER OF LOANS               CUT-OFF DATE          OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
6...........................              602                  $  237,372,045                      19.68%
12 .........................            2,606                     968,545,798                      80.32
                                    ---------------         ------------------------    ---------------------------
Total: .....................            3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

                                     S-B-33

           GEOGRAPHIC DISTRIBUTION OF THE HYBRID GROUP LOANS BY STATE

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE     SCHEDULED PRINCIPAL BALANCE
         JURISDICTION               NUMBER OF LOANS               CUT-OFF DATE           OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Alaska......................                  1                  $      272,000                       0.02%
Alabama ....................                  4                       1,071,830                       0.09
Arizona ....................                187                      51,261,009                       4.25
California .................              1,559                     670,999,051                      55.64
Colorado ...................                136                      46,252,485                       3.84
Connecticut ................                 19                       8,927,487                       0.74
District of Columbia .......                 31                      11,558,154                       0.96
Delaware ...................                  4                       1,423,810                       0.12
Florida ....................                 92                      36,235,558                       3.00
Georgia ....................                 63                      21,724,987                       1.80
Hawaii .....................                 19                       7,920,907                       0.66
Iowa .......................                  3                         672,806                       0.06
Idaho ......................                  7                       1,488,604                       0.12
Illinois ...................                 85                      31,332,021                       2.60
Indiana ....................                 14                       5,444,246                       0.45
Kansas .....................                  8                       2,340,904                       0.19
Kentucky ...................                  4                       1,060,450                       0.09
Louisiana ..................                  1                         165,000                       0.01
Massachusetts ..............                 34                      11,633,813                       0.96
Maryland ...................                193                      59,179,600                       4.91
Michigan ...................                 71                      16,808,815                       1.39
Minnesota ..................                 33                       8,197,713                       0.68
Missouri ...................                 27                       5,757,387                       0.48
Montana ....................                  5                       1,753,883                       0.15
North Carolina .............                 20                       6,564,967                       0.54
New Hampshire ..............                  5                       1,371,550                       0.11
New Jersey .................                 39                      16,598,191                       1.38
New Mexico .................                 11                       4,366,277                       0.36
Nevada .....................                 83                      31,841,500                       2.64
New York ...................                  8                       3,092,498                       0.26
Ohio .......................                 24                       6,337,584                       0.53
Oklahoma ...................                  1                         182,000                       0.02
Oregon .....................                 42                      12,464,901                       1.03
Pennsylvania ...............                 17                       4,954,162                       0.41
Rhode Island ...............                  4                         993,760                       0.08
South Carolina .............                 10                       3,336,327                       0.28
South Dakota ...............                  1                         150,000                       0.01
Tennessee ..................                 17                       4,213,352                       0.35
Texas ......................                135                      35,528,014                       2.95
Utah .......................                 14                       4,893,058                       0.41
Virginia ...................                 93                      35,406,659                       2.94
Washington .................                 72                      26,474,012                       2.20
Wisconsin ..................                  9                       3,036,206                       0.25
West Virginia ..............                  3                         630,305                       0.05
                                    ---------------         ------------------------    ---------------------------
Total: .....................              3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

No more than approximately 0.442% of the Hybrid Group Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.339% of the Hybrid Group Loans will be secured by mortgaged properties in any single zip code area outside of California.


                                     S-B-34

                SCHEDULED MATURITY YEAR OF THE HYBRID GROUP LOANS

                                                               AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
  SCHEDULED MATURITY YEAR OF                                MORTGAGE LOANS AS OF THE     SCHEDULED PRINCIPAL BALANCE
      THE MORTGAGE LOANS            NUMBER OF LOANS               CUT-OFF DATE           OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
December 1, 2033............                 1                  $      844,500                       0.07%
February 1, 2034 ...........                 3                       1,406,335                       0.12
March 1, 2034 ..............                 7                       3,135,536                       0.26
April 1, 2034 ..............                12                       5,127,711                       0.43
May 1, 2034 ................                14                       6,677,682                       0.55
June 1, 2034 ...............               121                      36,292,454                       3.01
July 1, 2034 ...............                50                      18,488,882                       1.53
August 1, 2034 .............                 6                       2,632,763                       0.22
September 1, 2034 ..........                23                       8,944,582                       0.74
October 1, 2034 ............                14                       6,856,352                       0.57
November 1, 2034 ...........                41                      14,289,214                       1.18
December 1, 2034 ...........               156                      72,894,382                       6.04
January 1, 2035 ............               457                     138,357,118                      11.47
February 1, 2035 ...........             1,351                     489,907,484                      40.63
March 1, 2035 ..............               743                     331,303,382                      27.47
April 1, 2035 ..............               209                      68,759,467                       5.70
                                    ---------------         ------------------------    ---------------------------
Total: .....................             3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average stated remaining term of all of the Hybrid Group Loans as of the Cut-Off Date is approximately 357 months. The latest scheduled maturity of any of the loans is April 1, 2035.


                        PURPOSE OF THE HYBRID GROUP LOANS

                                                               AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
   PURPOSE OF THE MORTGAGE                                  MORTGAGE LOANS AS OF THE     SCHEDULED PRINCIPAL BALANCE
            LOANS                   NUMBER OF LOANS               CUT-OFF DATE           OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Purchase....................             1,503                  $  602,322,212                      49.95%
Rate Term Refinance ........               879                     316,375,686                      26.24
Cash Out Refinance .........               826                     287,219,945                      23.82
                                    ---------------         ------------------------    ---------------------------
Total: .....................             3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                  FIRST PAYMENT DATE OF THE HYBRID GROUP LOANS

                                                               AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
  FIRST PAYMENT DATE OF THE                                 MORTGAGE LOANS AS OF THE     SCHEDULED PRINCIPAL BALANCE
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE           OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
January 1, 2004.............                1                  $      844,500                       0.07%
March 1, 2004 ..............                3                       1,406,335                       0.12
April 1, 2004 ..............                7                       3,135,536                       0.26
May 1, 2004 ................               12                       5,127,711                       0.43
June 1, 2004 ...............               14                       6,677,682                       0.55
July 1, 2004 ...............              121                      36,292,454                       3.01
August 1, 2004 .............               50                      18,488,882                       1.53
September 1, 2004 ..........                6                       2,632,763                       0.22
October 1, 2004 ............               23                       8,944,582                       0.74
November 1, 2004 ...........               13                       6,495,204                       0.54
December 1, 2004 ...........               41                      14,289,214                       1.18
January 1, 2005 ............              156                      72,894,382                       6.04
February 1, 2005 ...........              457                     138,357,118                      11.47
March 1, 2005 ..............            1,351                     489,977,037                      40.63
April 1, 2005 ..............              744                     331,594,977                      27.50
May 1, 2005 ................              209                      68,759,467                       5.70
                                    ---------------         ------------------------    ---------------------------
Total: .....................            3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-35

                   OCCUPANCY STATUS OF THE HYBRID GROUP LOANS

                                                               AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
   OCCUPANCY STATUS OF THE                                  MORTGAGE LOANS AS OF THE     SCHEDULED PRINCIPAL BALANCE
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE           OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Primary Residence...........             2,936                  $1,113,460,711                      92.33%
Second Home ................               196                      65,141,567                       5.40
Investment .................                76                      27,315,566                       2.27
                                    ---------------         ------------------------    ---------------------------
Total: .....................             3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


               CREDIT SCORE DISTRIBUTION OF THE HYBRID GROUP LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     CREDIT SCORES OF THE                                   MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE          OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
600 to 649..................                66                  $   19,731,348                       1.64%
650 to 699 .................               616                     215,185,630                      17.84
700 to 749 .................             1,294                     502,096,668                      41.64
750 to 799 .................             1,132                     430,242,320                      35.68
800 to 849 .................               100                      38,661,878                       3.21
                                    ---------------         ------------------------    ---------------------------
Total: .....................             3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average Credit score of all of the Hybrid Group Loans as of the Cut-Off Date is approximately 735.


                       RATE CAPS OF THE HYBRID GROUP LOANS

                                                               AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
       RATE CAPS OF THE                                     MORTGAGE LOANS AS OF THE     SCHEDULED PRINCIPAL BALANCE
    MORTGAGE LOANS (%)(1)           NUMBER OF LOANS               CUT-OFF DATE           OF ALL HYBRID GROUP LOANS(2)
-----------------------------       ---------------         ------------------------    ---------------------------
2/1/5.......................                 1                  $      400,000                       0.03%
2/1/6 ......................               129                      52,731,618                       4.37
2/2/6 ......................               929                     318,370,267                      26.40
3/1/5 ......................                87                      21,235,150                       1.76
3/1/6 ......................                 4                       1,025,600                       0.09
3/2/6 ......................                 6                       4,409,024                       0.37
5/1/6 ......................                 3                       1,228,000                       0.10
5/2/5 ......................             1,587                     627,840,638                      52.06
5/2/6 ......................                 1                         468,000                       0.04
6/1/6 ......................                 2                         691,170                       0.06
6/2/6 ......................               459                     177,518,377                      14.72
                                    ---------------         ------------------------    ---------------------------
Total: .....................             3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) First Rate Adjustment Cap / Subsequent Rate Adjustment Cap / Life Rate Adjustment Cap

(2) Column totals may not add to 100.0% due to rounding.


                                     S-B-36

          NEXT INTEREST RATE ADJUSTMENT DATE OF THE HYBRID GROUP LOANS

                                                               AGGREGATE SCHEDULED
      NEXT INTEREST RATE                                    PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
    ADJUSTMENT DATE OF THE                                  MORTGAGE LOANS AS OF THE     SCHEDULED PRINCIPAL BALANCE
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE           OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
December 1, 2006............                 1                  $      844,500                       0.07%
February 1, 2007 ...........                 3                       1,406,335                       0.12
March 1, 2007 ..............                 7                       3,135,536                       0.26
April 1, 2007 ..............                12                       5,127,711                       0.43
May 1, 2007 ................                14                       6,677,682                       0.55
June 1, 2007 ...............               121                      36,292,454                       3.01
July 1, 2007 ...............                50                      18,488,882                       1.53
August 1, 2007 .............                 6                       2,632,763                       0.22
September 1, 2007 ..........                17                       7,182,925                       0.60
October 1, 2007 ............                 8                       3,102,807                       0.26
November 1, 2007 ...........                26                       9,773,793                       0.81
December 1, 2007 ...........                67                      34,469,498                       2.86
January 1, 2008 ............               232                      71,081,906                       5.89
February 1, 2008 ...........               577                     203,234,044                      16.85
March 1, 2008 ..............               230                      86,340,591                       7.16
March 3, 2008 ..............                 1                         289,349                       0.02
April 1, 2008 ..............                43                      15,790,612                       1.31
September 1, 2009 ..........                 4                       1,345,200                       0.11
October 1, 2009 ............                 3                       1,807,787                       0.15
November 1, 2009 ...........                13                       3,656,420                       0.30
December 1, 2009 ...........                77                      31,097,573                       2.58
January 1, 2010 ............               217                      62,939,508                       5.22
February 1, 2010 ...........               650                     232,747,462                      19.30
March 1, 2010 ..............               446                     207,569,784                      17.21
April 1, 2010 ..............               152                      47,652,590                       3.95
September 1, 2011 ..........                 1                         141,457                       0.01
November 1, 2011 ...........                 1                         500,000                       0.04
December 1, 2011 ...........                 5                       3,042,381                       0.25
January 1, 2012 ............                 3                       1,271,877                       0.11
January 2, 2012 ............                 1                         367,200                       0.03
February 1, 2012 ...........                59                      23,447,899                       1.94
March 1, 2012 ..............                 6                       2,911,036                       0.24
April 2, 2012 ..............                10                       4,206,265                       0.35
September 1, 2014 ..........                 1                         275,000                       0.02
October 1, 2014 ............                 2                       1,584,609                       0.13
November 1, 2014 ...........                 1                         359,000                       0.03
December 1, 2014 ...........                 7                       4,284,931                       0.36
January 1, 2015 ............                 4                       2,696,627                       0.22
February 1, 2015 ...........                65                      30,547,632                       2.53
March 1, 2015 ..............                61                      34,484,217                       2.86
April 1, 2015 ..............                 4                       1,110,000                       0.09
                                    ---------------         ------------------------    ---------------------------
Total: .....................             3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                MAXIMUM INTEREST RATES OF THE HYBRID GROUP LOANS

                                                               AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
  MAXIMUM INTEREST RATES OF                                 MORTGAGE LOANS AS OF THE     SCHEDULED PRINCIPAL BALANCE
    THE MORTGAGE LOANS (%)          NUMBER OF LOANS               CUT-OFF DATE           OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
7.500 to 7.999..............                 5                  $      948,467                       0.08%
8.000 to 8.499 .............                 5                       1,124,401                       0.09
8.500 to 8.999 .............                12                       2,601,829                       0.22
9.000 to 9.499 .............                25                       8,200,627                       0.68
9.500 to 9.999 .............               266                     101,736,314                       8.44
10.000 to 10.499 ...........               944                     371,175,420                      30.78
10.500 to 10.999 ...........             1,039                     397,134,203                      32.93
11.000 to 11.499 ...........               647                     221,357,827                      18.36
11.500 to 11.999 ...........               249                      89,714,525                       7.44
12.000 to 12.499 ...........                14                       9,820,181                       0.81
12.500 to 12.999 ...........                 2                       2,104,050                       0.17
                                    ---------------         ------------------------    ---------------------------
Total: .....................             3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average maximum interest rate of all of the Hybrid Group Loans as of the Cut-Off Date is approximately 10.621%.


                                     S-B-37

                  PROPERTY ZIP CODES OF THE HYBRID GROUP LOANS

                                                               AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
  PROPERTY ZIP CODES OF THE                                 MORTGAGE LOANS AS OF THE     SCHEDULED PRINCIPAL BALANCE
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE           OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
95148.......................                10                  $    5,332,604                       0.44%
92592 ......................                12                       5,130,128                       0.43
94550 ......................                11                       5,042,131                       0.42
92127 ......................                10                       4,803,548                       0.40
92570 ......................                16                       4,304,583                       0.36
92009 ......................                 7                       4,217,746                       0.35
89141 ......................                 9                       4,087,554                       0.34
92024 ......................                 6                       3,991,769                       0.33
90048 ......................                 5                       3,916,300                       0.32
94402 ......................                 5                       3,669,863                       0.30
Other ......................             3,117                   1,161,421,617                      96.31
                                    ---------------         ------------------------    ---------------------------
Total: .....................             3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                      DELINQUENCY OF THE HYBRID GROUP LOANS

                                                               AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
 DELINQUENCY OF THE MORTGAGE                                MORTGAGE LOANS AS OF THE     SCHEDULED PRINCIPAL BALANCE
            LOANS                   NUMBER OF LOANS               CUT-OFF DATE           OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Current.....................             3,206                  $1,205,299,343                      99.95%
30 Days ....................                 2                         618,500                       0.05
                                    ---------------         ------------------------    ---------------------------
Total: .....................             3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


              PRIMARY MORTGAGE INSURANCE OF THE HYBRID GROUP LOANS

                                                               AGGREGATE SCHEDULED
                                                             PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  PRIMARY MORTGAGE INSURANCE                                 MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
    OF THE MORTGAGE LOANS            NUMBER OF LOANS               CUT-OFF DATE          OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
OLTV(2) less than or equal
  to 80%....................              3,113                  $1,183,339,755                      98.13%
OLTV(2) greater than 80%
  and Insured ..............                 95                      22,578,088                       1.87
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

(2) "OLTV" means Original Loan-to-Value Ratio.


                                     S-B-38

                    MONTHS TO ROLL OF THE HYBRID GROUP LOANS

                                                               AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
    MONTHS TO ROLL OF THE                                   MORTGAGE LOANS AS OF THE     SCHEDULED PRINCIPAL BALANCE
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE           OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
19..........................                  1                  $      844,500                       0.07%
21 .........................                  3                       1,406,335                       0.12
22 .........................                  7                       3,135,536                       0.26
23 .........................                 12                       5,127,711                       0.43
24 .........................                 14                       6,677,682                       0.55
25 .........................                121                      36,292,454                       3.01
26 .........................                 50                      18,488,882                       1.53
27 .........................                  6                       2,632,763                       0.22
28 .........................                 17                       7,182,925                       0.60
29 .........................                  8                       3,102,807                       0.26
30 .........................                 26                       9,773,793                       0.81
31 .........................                 67                      34,469,498                       2.86
32 .........................                232                      71,081,906                       5.89
33 .........................                577                     203,234,044                      16.85
34 .........................                231                      86,629,939                       7.18
35 .........................                 43                      15,790,612                       1.31
52 .........................                  4                       1,345,200                       0.11
53 .........................                  3                       1,807,787                       0.15
54 .........................                 13                       3,656,420                       0.30
55 .........................                 77                      31,097,573                       2.58
56 .........................                217                      62,939,508                       5.22
57 .........................                650                     232,747,462                      19.30
58 .........................                446                     207,569,784                      17.21
59 .........................                152                      47,652,590                       3.95
76 .........................                  1                         141,457                       0.01
78 .........................                  1                         500,000                       0.04
79 .........................                  5                       3,042,381                       0.25
80 .........................                  4                       1,639,077                       0.14
81 .........................                 59                      23,447,899                       1.94
82 .........................                  6                       2,911,036                       0.24
83 .........................                 10                       4,206,265                       0.35
112 ........................                  1                         275,000                       0.02
113 ........................                  2                       1,584,609                       0.13
114 ........................                  1                         359,000                       0.03
115 ........................                  7                       4,284,931                       0.36
116 ........................                  4                       2,696,627                       0.22
117 ........................                 65                      30,547,632                       2.53
118 ........................                 61                      34,484,217                       2.86
119 ........................                  4                       1,110,000                       0.09
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average months to roll of all of the Hybrid Group Loans as of the Cut-Off Date is approximately 51 months.


                       SEASONING OF THE HYBRID GROUP LOANS

                                                               AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
       SEASONING OF THE                                     MORTGAGE LOANS AS OF THE     SCHEDULED PRINCIPAL BALANCE
   MORTGAGE LOANS (MONTHS)          NUMBER OF LOANS               CUT-OFF DATE           OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
0 to 2......................              953                  $  400,354,444                      33.20%
3 to 5 .....................            1,964                     701,228,537                      58.15
6 to 8 .....................               77                      29,728,999                       2.47
9 to 11 ....................              177                      57,414,099                       4.76
12 to 14 ...................               33                      14,940,928                       1.24
15 to 17 ...................                4                       2,250,835                       0.19
                                    ---------------         ------------------------    ---------------------------
  Total: ...................            3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average seasoning of all of the Hybrid Group Loans as of the Cut-Off Date is approximately 3 months.


                                     S-B-39

                     ORIGINAL TERM OF THE HYBRID GROUP LOANS

                                                               AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
     ORIGINAL TERM OF THE                                   MORTGAGE LOANS AS OF THE     SCHEDULED PRINCIPAL BALANCE
   MORTGAGE LOANS (MONTHS)          NUMBER OF LOANS               CUT-OFF DATE           OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
356.........................                 1                  $      361,149                       0.03%
359 ........................                 1                         291,595                       0.02
360 ........................             3,206                   1,205,265,100                      99.95
                                    ---------------         ------------------------    ---------------------------
Total: .....................             3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                 STATED REMAINING TERM OF THE HYBRID GROUP LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   STATED REMAINING TERM OF                                 MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
 THE MORTGAGE LOANS (MONTHS)        NUMBER OF LOANS               CUT-OFF DATE          OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
343.........................                1                  $      844,500                       0.07%
345 ........................                3                       1,406,335                       0.12
346 ........................                7                       3,135,536                       0.26
347 ........................               12                       5,127,711                       0.43
348 ........................               14                       6,677,682                       0.55
349 ........................              121                      36,292,454                       3.01
350 ........................               50                      18,488,882                       1.53
351 ........................                6                       2,632,763                       0.22
352 ........................               23                       8,944,582                       0.74
353 ........................               14                       6,856,352                       0.57
354 ........................               41                      14,289,214                       1.18
355 ........................              156                      72,894,382                       6.04
356 ........................              457                     138,357,118                      11.47
357 ........................            1,351                     489,907,484                      40.63
358 ........................              743                     331,303,382                      27.47
359 ........................              209                      68,759,467                       5.70
                                    ---------------         ------------------------    ---------------------------
  Total: ...................            3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                         INDEX OF THE HYBRID GROUP LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
 INDEX OF THE MORTGAGE LOANS        NUMBER OF LOANS               CUT-OFF DATE          OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
One-Year CMT................                29                  $   12,398,080                       1.03%
One-Year LIBOR .............             2,576                     956,075,304                      79.28
Six-Month LIBOR ............               603                     237,444,460                      19.69
                                    ---------------         ------------------------    ---------------------------
  Total: ...................             3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                     PRODUCT TYPE OF THE HYBRID GROUP LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     PRODUCT TYPE OF THE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE           ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
10/1 ARM....................               145                  $   75,342,016                       6.25%
3/1 ARM ....................             1,001                     335,085,056                      27.79
3/6 ARM ....................               414                     170,786,331                      14.16
5/1 ARM ....................             1,562                     588,816,325                      48.83
7/1 ARM ....................                86                      35,888,116                       2.98
                                    ---------------         ------------------------    ---------------------------
  Total: ...................             3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-40

                        INTEREST ONLY HYBRID GROUP LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE     PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
 INTEREST ONLY MORTGAGE LOANS       NUMBER OF LOANS               CUT-OFF DATE          OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Yes.........................             2,708                  $1,040,941,931                      86.32%
No .........................               500                     164,975,912                      13.68
                                    ---------------         ------------------------    ---------------------------
Total: .....................             3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                       SERVICERS OF THE HYBRID GROUP LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   SERVICERS OF THE MORTGAGE                                MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
             LOANS                   NUMBER OF LOANS              CUT-OFF DATE          OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Countrywide Servicing........              370                  $  206,006,330                      17.08%
Countrywide Servicing
(subserviced) ...............              625                     238,716,287                      19.80
Nat City ....................            1,929                     656,498,350                      54.44
Lydian ......................              284                     104,696,877                       8.68
                                    ---------------         ------------------------    ---------------------------
  Total: ....................            3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                  DOCUMENTATION TYPE OF THE HYBRID GROUP LOANS

                                                               AGGREGATE SCHEDULED
                                                               PRINCIPAL BALANCE OF       PERCENTAGE OF THE AGGREGATE
  DOCUMENTATION TYPE OF THE                                   THE MORTGAGE LOANS AS       SCHEDULED PRINCIPAL BALANCE
        MORTGAGE LOANS               NUMBER OF LOANS           OF THE CUT-OFF DATE       OF ALL HYBRID GROUP LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Asset Only..................                68                  $   26,893,116                       2.23%
Full Documentation .........             2,007                     685,775,643                      56.87
Income Only ................               272                     156,451,157                      12.97
No Documentation ...........                19                      10,373,226                       0.86
Stated Documentation .......               842                     326,424,701                      27.07
                                    ---------------         ------------------------    ---------------------------
  Total: ...................             3,208                  $1,205,917,843                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-41

                                  LOAN GROUP 3


                        GROSS COUPON OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     GROSS COUPON OF THE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      MORTGAGE LOANS (%)            NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
2.750 to 2.999..............                5                  $    948,467                       0.45%
3.000 to 3.249 .............                3                       797,621                       0.38
3.250 to 3.499 .............                2                       326,781                       0.15
3.500 to 3.749 .............                2                       524,604                       0.25
3.750 to 3.999 .............               13                     2,919,749                       1.38
4.000 to 4.249 .............               30                     7,840,534                       3.69
4.250 to 4.499 .............               66                    17,098,972                       8.05
4.500 to 4.749 .............              103                    25,062,863                      11.80
4.750 to 4.999 .............              216                    51,637,397                      24.32
5.000 to 5.249 .............              172                    41,889,400                      19.73
5.250 to 5.499 .............              175                    45,112,788                      21.25
5.500 to 5.749 .............               60                    13,707,410                       6.46
5.750 to 5.999 .............               18                     4,047,028                       1.91
6.000 to 6.249 .............                2                       274,000                       0.13
6.250 to 6.499 .............                1                       125,500                       0.06
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              868                  $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the mortgage interest rates for all of the Group 3 Loans ranged from approximately 2.750% per annum to 6.250% per annum, with a weighted average of approximately 4.905% per annum.


                        GROSS MARGIN OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     GROSS MARGIN OF THE                                         MORTGAGE LOANS        SCHEDULED PRINCIPAL BALANCE OF
      MORTGAGE LOANS (%)            NUMBER OF LOANS          AS OF THE CUT-OFF DATE         ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
2.25........................             803                  $194,563,858                      91.64%
2.50 .......................              46                    13,096,467                       6.17
2.75 .......................               8                     1,662,226                       0.78
3.00 .......................               1                       295,000                       0.14
3.25 .......................               8                     2,124,400                       1.00
3.50 .......................               1                       291,170                       0.14
5.00 .......................               1                       279,994                       0.13
                                    ---------------         ------------------------    ---------------------------
  Total: ...................             868                  $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average gross margin for all of the Group 3 Loans was approximately 2.286% per annum.


                                     S-B-42

                ORIGINAL PRINCIPAL BALANCES OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
 ORIGINAL PRINCIPAL BALANCES                                     MORTGAGE LOANS        SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS ($)         NUMBER OF LOANS          AS OF THE CUT-OFF DATE         ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Below or equal to 50,000.00                  2                    $     92,889                       0.04%
50,000.01 to 200,000.00 ....               272                      41,127,473                      19.37
200,000.01 to 350,000.00 ...               550                     154,424,846                      72.73
350,000.01 to 500,000.00 ...                41                      14,936,147                       7.03
500,000.01 to 650,000.00 ...                 2                       1,042,759                       0.49
650,000.01 to 800,000.00 ...                 1                         689,000                       0.32
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               868                    $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the principal balances of all of the Group 3 Loans ranged from approximately $43,000 to $689,000, with an average of approximately $245,654.


                 CURRENT PRINCIPAL BALANCES OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  CURRENT PRINCIPAL BALANCES                                     MORTGAGE LOANS        SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS ($)         NUMBER OF LOANS          AS OF THE CUT-OFF DATE         ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Below or equal to 50,000.00                3                      $    142,105                       0.07%
50,000.01 to 200,000.00 ....             274                        41,473,949                      19.53
200,000.01 to 350,000.00 ...             551                       155,424,569                      73.21
350,000.01 to 500,000.00 ...              37                        13,540,732                       6.38
500,000.01 to 650,000.00 ...               2                         1,042,759                       0.49
650,000.01 to 800,000.00 ...               1                           689,000                       0.32
                                    ---------------         ------------------------    ---------------------------
  Total: ...................             868                      $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the principal balances of all of the Group 3 Loans ranged from approximately $42,889 to $689,000, with an average of approximately $244,600.


               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
    ORIGINAL LOAN-TO-VALUE                                  PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
            RATIOS                                               MORTGAGE LOANS        SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS (%)         NUMBER OF LOANS          AS OF THE CUT-OFF DATE         ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Below or equal to 50.000....              57                      $ 12,508,249                       5.89%
50.001 to 60.000 ...........              78                        17,360,225                       8.18
60.001 to 70.000 ...........             169                        42,205,601                      19.88
70.001 to 75.000 ...........             105                        26,555,736                      12.51
75.001 to 80.000 ...........             408                       102,803,719                      48.42
80.001 to 85.000 ...........               8                         1,584,169                       0.75
85.001 to 90.000 ...........              16                         3,215,837                       1.51
90.001 to 95.000 ...........              26                         5,933,327                       2.79
95.001 to 100.000 ..........               1                           146,250                       0.07
                                    ---------------         ------------------------    ---------------------------
  Total: ...................             868                      $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the weighted average loan-to-value ratio of all the Group 3 Loans was approximately 72.475%.


                                     S-B-43

                CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
    CURRENT LOAN-TO-VALUE                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
            RATIOS                                          MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS (%)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Below or equal to 50.000....                61                     $ 13,156,344                       6.20%
50.001 to 60.000 ...........                77                       17,063,599                       8.04
60.001 to 70.000 ...........               166                       41,854,132                      19.71
70.001 to 75.000 ...........               106                       26,693,035                      12.57
75.001 to 80.000 ...........               407                      102,666,421                      48.36
80.001 to 85.000 ...........                 8                        1,584,169                       0.75
85.001 to 90.000 ...........                16                        3,215,837                       1.51
90.001 to 95.000 ...........                26                        5,933,327                       2.79
95.001 to 100.000 ..........                 1                          146,250                       0.07
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               868                     $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average loan-to-value ratio of all of the Group 3 Loans was approximately 72.319%.


            TYPES OF MORTGAGED PROPERTIES SECURING THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
      TYPES OF MORTGAGED                                    PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   PROPERTIES SECURING THE                                       MORTGAGE LOANS         SCHEDULED PRINCIPAL BALANCE
        MORTGAGE LOANS              NUMBER OF LOANS          AS OF THE CUT-OFF DATE       OF ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Single Family...............             503                     $122,260,001                      57.58%
Planned Unit Development ...             207                       49,044,525                      23.10
Condominium ................             140                       35,161,529                      16.56
Two- to Four-Family ........              18                        5,847,058                       2.75
                                    ---------------         ------------------------    ---------------------------
  Total: ...................             868                     $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                 RATE ADJUSTMENT FREQUENCY OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
  RATE ADJUSTMENT FREQUENCY                                 PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    OF THE MORTGAGE LOANS                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
           (MONTHS)                 NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
6...........................             217                      $ 57,633,968                      27.15%
12 .........................             651                       154,679,146                      72.85
                                    ---------------         ------------------------    ---------------------------
  Total: ...................             868                      $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-44

              GEOGRAPHIC DISTRIBUTION OF THE GROUP 3 LOANS BY STATE

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
         JURISDICTION               NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Alaska......................               1                       $    272,000                       0.13%
Alabama ....................               2                            366,787                       0.17
Arizona ....................              53                         10,407,373                       4.90
California .................             382                        108,095,405                      50.91
Colorado ...................              42                          9,293,207                       4.38
Connecticut ................               4                          1,132,477                       0.53
District of Columbia .......               5                          1,370,641                       0.65
Florida ....................              17                          3,772,923                       1.78
Georgia ....................              11                          2,160,484                       1.02
Hawaii .....................               7                          1,986,601                       0.94
Iowa .......................               1                             95,356                       0.04
Idaho ......................               2                            361,800                       0.17
Illinois ...................              25                          5,669,686                       2.67
Indiana ....................               4                            754,012                       0.36
Kansas .....................               5                            961,159                       0.45
Kentucky ...................               3                            676,492                       0.32
Massachusetts ..............              13                          3,315,675                       1.56
Maryland ...................              46                         10,732,448                       5.06
Michigan ...................              54                         10,298,403                       4.85
Minnesota ..................              11                          2,202,668                       1.04
Missouri ...................              13                          2,339,620                       1.10
Montana ....................               1                            321,533                       0.15
North Carolina .............               6                          1,208,800                       0.57
New Hampshire ..............               3                            609,300                       0.29
New Jersey .................              12                          3,275,748                       1.54
New Mexico .................               2                            543,809                       0.26
Nevada .....................              17                          4,354,586                       2.05
New York ...................               3                            722,702                       0.34
Ohio .......................               5                            960,494                       0.45
Oklahoma ...................               1                            182,000                       0.09
Oregon .....................              10                          1,866,417                       0.88
Pennsylvania ...............               6                          1,404,054                       0.66
Rhode Island ...............               3                            821,626                       0.39
South Carolina .............               3                            638,596                       0.30
Tennessee ..................               3                            301,260                       0.14
Texas ......................              49                          8,351,299                       3.93
Utah .......................               4                            631,146                       0.30
Virginia ...................              18                          4,798,943                       2.26
Washington .................              17                          4,312,211                       2.03
Wisconsin ..................               3                            535,467                       0.25
West Virginia ..............               1                            207,905                       0.10
                                    ---------------         ------------------------    ---------------------------
Total: .....................             868                       $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

No more than approximately 0.764% of the Group 3 Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.370% of the Group 3 Loans will be secured by mortgaged properties in any single zip code area outside of California.


                                     S-B-45

                  SCHEDULED MATURITY YEAR OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   SCHEDULED MATURITY YEAR                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
February 1, 2034............               1                     $    239,809                       0.11%
March 1, 2034 ..............               3                          975,250                       0.46
April 1, 2034 ..............               5                        1,114,880                       0.53
May 1, 2034 ................               5                        1,420,529                       0.67
June 1, 2034 ...............              84                       17,609,075                       8.29
July 1, 2034 ...............              26                        7,279,597                       3.43
August 1, 2034 .............               2                          618,500                       0.29
September 1, 2034 ..........               4                        1,156,050                       0.54
October 1, 2034 ............               4                        1,103,422                       0.52
November 1, 2034 ...........              13                        2,741,394                       1.29
December 1, 2034 ...........              28                        7,923,547                       3.73
January 1, 2035 ............             184                       46,467,271                      21.89
February 1, 2035 ...........             352                       84,447,076                      39.77
March 1, 2035 ..............             128                       32,112,849                      15.13
April 1, 2035 ..............              29                        7,103,864                       3.35
                                    ---------------         ------------------------    ---------------------------
  Total: ...................             868                     $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average stated remaining term of the Group 3 Loans as of the Cut-Off Date is approximately 356 months. The latest scheduled maturity of any of the Group 3 Loans is April 1, 2035.


                          PURPOSE OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   PURPOSE OF THE MORTGAGE                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
            LOANS                   NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Purchase....................              303                  $ 78,404,615                      36.93%
Cash Out Refinance .........              277                    67,162,177                      31.63
Rate Term Refinance ........              288                    66,746,322                      31.44
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              868                  $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                     FIRST PAYMENT DATE OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
      FIRST PAYMENT DATE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
March 1, 2004...............               1                       $    239,809                       0.11%
April 1, 2004 ..............               3                            975,250                       0.46
May 1, 2004 ................               5                          1,114,880                       0.53
June 1, 2004 ...............               5                          1,420,529                       0.67
July 1, 2004 ...............              84                         17,609,075                       8.29
August 1, 2004 .............              26                          7,279,597                       3.43
September 1, 2004 ..........               2                            618,500                       0.29
October 1, 2004 ............               4                          1,156,050                       0.54
November 1, 2004 ...........               4                          1,103,422                       0.52
December 1, 2004 ...........              13                          2,741,394                       1.29
January 1, 2005 ............              28                          7,923,547                       3.73
February 1, 2005 ...........             184                         46,467,271                      21.89
March 1, 2005 ..............             351                         84,155,481                      39.64
April 1, 2005 ..............             129                         32,404,444                      15.26
May 1, 2005 ................              29                          7,103,864                       3.35
                                    ---------------         ------------------------    ---------------------------
Total: .....................             868                       $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-46

                      OCCUPANCY STATUS OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       OCCUPANCY STATUS                                     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Primary Residence...........              792                  $195,327,612                      92.00%
Second Home ................               54                    11,625,856                       5.48
Investment .................               22                     5,359,646                       2.52
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              868                  $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                 CREDIT SCORE DISTRIBUTION OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     CREDIT SCORES OF THE                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
600 to 649..................               33                  $  8,165,127                       3.85%
650 to 699 .................              213                    50,297,542                      23.69
700 to 749 .................              321                    80,189,735                      37.77
750 to 799 .................              278                    68,629,930                      32.32
800 to 849 .................               23                     5,030,780                       2.37
                                    ---------------         ------------------------    ---------------------------
Total: .....................              868                  $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average Credit score of the Group 3 Loans as of the Cut-Off Date is approximately 728.


                         RATE CAPS OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       RATE CAPS OF THE                                     MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
    MORTGAGE LOANS (%)(1)           NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 3 LOANS(2)
-----------------------------       ---------------         ------------------------    ---------------------------
2/1/6.......................              55                     $ 15,171,848                       7.15%
2/2/6 ......................             584                      141,172,144                      66.49
3/1/5 ......................              72                       14,368,887                       6.77
3/1/6 ......................               3                          651,100                       0.31
3/2/6 ......................               1                          164,000                       0.08
6/1/6 ......................               1                          291,170                       0.14
6/2/6 ......................             152                       40,493,965                      19.07
                                    ---------------         ------------------------    ---------------------------
Total: .....................             868                     $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) First Rate Adjustment Cap / Subsequent Rate Adjustment Cap / Life Rate Adjustment Cap

(2) Column totals may not add to 100.0% due to rounding.


                                     S-B-47

             NEXT INTEREST RATE ADJUSTMENT DATE OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
      NEXT INTEREST RATE                                    PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    ADJUSTMENT DATE OF THE                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
February 1, 2007............               1                     $    239,809                       0.11%
March 1, 2007 ..............               3                          975,250                       0.46
April 1, 2007 ..............               5                        1,114,880                       0.53
May 1, 2007 ................               5                        1,420,529                       0.67
June 1, 2007 ...............              84                       17,609,075                       8.29
July 1, 2007 ...............              26                        7,279,597                       3.43
August 1, 2007 .............               2                          618,500                       0.29
September 1, 2007 ..........               4                        1,156,050                       0.54
October 1, 2007 ............               4                        1,103,422                       0.52
November 1, 2007 ...........              13                        2,741,394                       1.29
December 1, 2007 ...........              28                        7,923,547                       3.73
January 1, 2008 ............             184                       46,467,271                      21.89
February 1, 2008 ...........             351                       84,155,481                      39.64
March 1, 2008 ..............             128                       32,115,095                      15.13
March 3, 2008 ..............               1                          289,349                       0.14
April 1, 2008 ..............              29                        7,103,864                       3.35
                                    ---------------         ------------------------    ---------------------------
  Total: ...................             868                     $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                   MAXIMUM INTEREST RATES OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    MAXIMUM INTEREST RATES                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS (%)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
7.500 to 7.999..............                 5                  $    948,467                       0.45%
8.000 to 8.499 .............                 5                     1,124,401                       0.53
8.500 to 8.999 .............                11                     2,433,829                       1.15
9.000 to 9.499 .............                12                     2,464,418                       1.16
9.500 to 9.999 .............                41                     7,882,868                       3.71
10.000 to 10.499 ...........                86                    23,000,517                      10.83
10.500 to 10.999 ...........               282                    69,827,917                      32.89
11.000 to 11.499 ...........               345                    86,476,759                      40.73
11.500 to 11.999 ...........                78                    17,754,439                       8.36
12.000 to 12.499 ...........                 3                       399,500                       0.19
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               868                  $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average maximum interest rate of the Group 3 Loans as of the Cut-Off Date is approximately 10.837%.


                     PROPERTY ZIP CODES OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
      PROPERTY ZIP CODES                                    MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
92570.......................                  6                  $  1,621,609                       0.76%
94565 ......................                  6                     1,618,499                       0.76
94509 ......................                  4                     1,323,999                       0.62
92126 ......................                  4                     1,252,759                       0.59
95376 ......................                  4                     1,251,785                       0.59
92584 ......................                  4                     1,189,896                       0.56
92105 ......................                  4                     1,030,526                       0.49
92009 ......................                  3                     1,012,600                       0.48
96740 ......................                  2                       988,000                       0.47
92683 ......................                  3                       966,930                       0.46
Other ......................                828                   200,056,511                      94.23
                                    ---------------         ------------------------    ---------------------------
Total: .....................                868                  $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-48

                        DELINQUENCY OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
      DELINQUENCY OF THE                                    MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              OF ALL GROUP 3 LOANS
-----------------------------       ---------------         ------------------------    ---------------------------
Current.....................               868                  $212,313,114                     100.00%
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               868                  $212,313,114                     100.00%
                                    ===============         ========================    ===========================


                 PRIMARY MORTGAGE INSURANCE OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  PRIMARY MORTGAGE INSURANCE                                MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
OLTV(2) less than or equal
  to 80%....................               817                  $201,433,531                      94.88%
OLTV(2) greater than 80%
  and Insured ..............                51                    10,879,583                       5.12
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               868                  $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

(2) "OLTV" means Original Loan-to-Value Ratio.


                       MONTHS TO ROLL OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
        MONTHS TO ROLL                                      MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
21..........................                 1                  $    239,809                       0.11%
22 .........................                 3                       975,250                       0.46
23 .........................                 5                     1,114,880                       0.53
24 .........................                 5                     1,420,529                       0.67
25 .........................                84                    17,609,075                       8.29
26 .........................                26                     7,279,597                       3.43
27 .........................                 2                       618,500                       0.29
28 .........................                 4                     1,156,050                       0.54
29 .........................                 4                     1,103,422                       0.52
30 .........................                13                     2,741,394                       1.29
31 .........................                28                     7,923,547                       3.73
32 .........................               184                    46,467,271                      21.89
33 .........................               351                    84,155,481                      39.64
34 .........................               129                    32,404,444                      15.26
35 .........................                29                     7,103,864                       3.35
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               868                  $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average months to roll of the Group 3 Loans as of the Cut-Off Date is approximately 32 months.


                                     S-B-49

                         SEASONING OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       SEASONING OF THE                                     MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
   MORTGAGE LOANS (MONTHS)          NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
0 to 2......................                158                  $ 39,508,308                      18.61%
3 to 5 .....................                563                   138,546,300                      65.26
6 to 8 .....................                 21                     5,000,866                       2.36
9 to 11 ....................                112                    25,507,172                      12.01
12 to 14 ...................                 13                     3,510,659                       1.65
15 to 17 ...................                  1                       239,809                       0.11
                                    ---------------         ------------------------    ---------------------------
  Total: ...................                868                  $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average seasoning of the Group 3 Loans as of the Cut-Off Date is approximately 4 months.


                       ORIGINAL TERM OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     ORIGINAL TERM OF THE                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
   MORTGAGE LOANS (MONTHS)          NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
359.........................                  1                  $    291,595                       0.14%
360 ........................                867                   212,021,519                      99.86
                                    ---------------         ------------------------    ---------------------------
  Total: ...................                868                  $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                   STATED REMAINING TERM OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
    STATED REMAINING TERM                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    OF THE MORTGAGE LOANS                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
           (MONTHS)                 NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
345.........................                 1                  $    239,809                       0.11%
346 ........................                 3                       975,250                       0.46
347 ........................                 5                     1,114,880                       0.53
348 ........................                 5                     1,420,529                       0.67
349 ........................                84                    17,609,075                       8.29
350 ........................                26                     7,279,597                       3.43
351 ........................                 2                       618,500                       0.29
352 ........................                 4                     1,156,050                       0.54
353 ........................                 4                     1,103,422                       0.52
354 ........................                13                     2,741,394                       1.29
355 ........................                28                     7,923,547                       3.73
356 ........................               184                    46,467,271                      21.89
357 ........................               352                    84,447,076                      39.77
358 ........................               128                    32,112,849                      15.13
359 ........................                29                     7,103,864                       3.35
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               868                  $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-50

                           INDEX OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
 INDEX OF THE MORTGAGE LOANS        NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
One-Year CMT................                  5                  $    830,931                       0.39%
One-Year LIBOR .............                646                   153,848,215                      72.46
Six-Month LIBOR ............                217                    57,633,968                      27.15
                                    ---------------         ------------------------    ---------------------------
  Total: ...................                868                  $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                        PRODUCT TYPE OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     PRODUCT TYPE OF THE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
3/1 ARM.....................              651                  $154,679,146                      72.85%
3/6 ARM ....................              217                    57,633,968                      27.15
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              868                  $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                           INTEREST ONLY GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
 INTEREST ONLY MORTGAGE LOANS       NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Yes.........................             697                  $176,279,405                      83.03%
No .........................             171                    36,033,709                      16.97
                                    ---------------         ------------------------    ---------------------------
  Total: ...................             868                  $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                         SERVICERS OF THE GROUP 3 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   SERVICERS OF THE MORTGAGE                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
             LOANS                   NUMBER OF LOANS              CUT-OFF DATE              ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Countrywide Servicing
  (subserviced)..............             145                  $ 38,404,120                      18.09%
Nat City ....................             568                   137,002,431                      64.53
Lydian ......................             155                    36,906,564                      17.38
                                    ---------------         ------------------------    ---------------------------
  Total: ....................             868                  $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                     DOCUMENTATION TYPE OF THE GROUP 3 LOANS

                                                                AGGREGATE SCHEDULED       PERCENTAGE OF THE AGGREGATE
                                                             PRINCIPAL BALANCE OF THE     SCHEDULED PRINCIPAL BALANCE
     DOCUMENTATION TYPE                                      MORTGAGE LOANS AS OF THE                  OF
    OF THE MORTGAGE LOANS            NUMBER OF LOANS               CUT-OFF DATE               ALL GROUP 3 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Asset Only.................                 26                  $  5,389,880                       2.54%
Full Documentation ........                605                   144,693,635                      68.15
No Documentation ..........                  8                     2,230,352                       1.05
Stated Documentation ......                229                    59,999,247                      28.26
                                    ---------------         ------------------------    ---------------------------
  Total: ..................                868                  $212,313,114                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-51

                                  LOAN GROUP 4

                        GROSS COUPON OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED       PERCENTAGE OF THE AGGREGATE
                                                            PRINCIPAL BALANCE OF THE    SCHEDULED PRINCIPAL BALANCE
     GROSS COUPON OF THE                                    MORTGAGE LOANS AS OF THE                 OF
      MORTGAGE LOANS (%)            NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
3.500 to 3.749..............                1                  $    640,000                       0.22%
3.750 to 3.999 .............                7                     3,465,533                       1.18
4.000 to 4.249 .............               27                    13,905,614                       4.74
4.250 to 4.499 .............               54                    26,427,233                       9.00
4.500 to 4.749 .............               84                    45,490,314                      15.50
4.750 to 4.999 .............              141                    74,640,338                      25.43
5.000 to 5.249 .............               94                    48,959,131                      16.68
5.250 to 5.499 .............               85                    43,615,514                      14.86
5.500 to 5.749 .............               28                    15,434,332                       5.26
5.750 to 5.999 .............               20                    17,067,064                       5.81
6.000 to 6.249 .............                3                     2,411,650                       0.82
6.250 to 6.499 .............                2                       860,000                       0.29
6.500 to 6.749 .............                1                       641,550                       0.22
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the mortgage interest rates for all of the Group 4 Loans ranged from approximately 3.625% per annum to 6.500% per annum, with a weighted average of approximately 4.912% per annum.


                        GROSS MARGIN OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     GROSS MARGIN OF THE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      MORTGAGE LOANS (%)            NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
2.25........................              436                       $229,217,151                      78.08%
2.50 .......................               74                         37,616,201                      12.81
2.75 .......................                9                          4,843,681                       1.65
3.25 .......................               27                         21,481,240                       7.32
3.50 .......................                1                            400,000                       0.14
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              547                       $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average gross margin for all of the Group 4 Loans was approximately 2.365% per annum.


                ORIGINAL PRINCIPAL BALANCES OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
 ORIGINAL PRINCIPAL BALANCES                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS ($)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
350,000.01 to 500,000.00....              327                  $139,518,275                      47.53%
500,000.01 to 650,000.00 ...              146                    85,347,108                      29.07
650,000.01 to 800,000.00 ...               26                    19,114,997                       6.51
800,000.01 to 950,000.00 ...               17                    14,815,322                       5.05
950,000.01 to 1,100,000.00 .               22                    21,726,787                       7.40
1,100,000.01 & Above .......                9                    13,035,784                       4.44
                                    ---------------         ------------------------    ---------------------------
Total: .....................              547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the principal balances of all of the Group 4 Loans ranged from approximately $360,000 to $1,817,323, with an average of approximately $538,340.


                                     S-B-52

                 CURRENT PRINCIPAL BALANCES OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  CURRENT PRINCIPAL BALANCES                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS ($)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
200,000.01 to 350,000.00....                1                  $    285,441                       0.10%
350,000.01 to 500,000.00 ...              327                   139,652,584                      47.57
500,000.01 to 650,000.00 ...              145                    84,927,357                      28.93
650,000.01 to 800,000.00 ...               26                    19,114,997                       6.51
800,000.01 to 950,000.00 ...               19                    16,663,393                       5.68
950,000.01 to 1,100,000.00 .               20                    19,878,716                       6.77
1,100,000.01 & Above .......                9                    13,035,784                       4.44
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the principal balances of all of the Group 4 Loans ranged from approximately $285,441 to $1,817,323, with an average of approximately $536,670.


               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
    ORIGINAL LOAN-TO-VALUE                                  PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
            RATIOS                                          MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS (%)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Below or equal to 50.000....              32                  $ 17,974,704                       6.12%
50.001 to 60.000 ...........              45                    26,803,726                       9.13
60.001 to 70.000 ...........             113                    68,811,110                      23.44
70.001 to 75.000 ...........             100                    55,826,484                      19.02
75.001 to 80.000 ...........             252                   121,973,050                      41.55
80.001 to 85.000 ...........               1                       561,350                       0.19
85.001 to 90.000 ...........               4                     1,607,849                       0.55
                                    ---------------         ------------------------    ---------------------------
  Total: ...................             547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the weighted average loan-to-value ratio of all the Group 4 Loans was approximately 70.843%.


                CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
    CURRENT LOAN-TO-VALUE                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
            RATIOS                                          MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS (%)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Below or equal to 50.000....               35                  $ 19,560,069                       6.66%
50.001 to 60.000 ...........               46                    26,803,298                       9.13
60.001 to 70.000 ...........              110                    67,511,614                      23.00
70.001 to 75.000 ...........              100                    55,971,176                      19.07
75.001 to 80.000 ...........              251                   121,542,917                      41.40
80.001 to 85.000 ...........                1                       561,350                       0.19
85.001 to 90.000 ...........                4                     1,607,849                       0.55
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average loan-to-value ratio of all of the Group 4 Loans was approximately 70.661%.


                                     S-B-53

            TYPES OF MORTGAGED PROPERTIES SECURING THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
      TYPES OF MORTGAGED                                    PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   PROPERTIES SECURING THE                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Single Family...............               345                  $186,394,570                      63.49%
Planned Unit Development ...               146                    77,777,908                      26.49
Condominium ................                45                    21,632,345                       7.37
Two- to Four-Family ........                11                     7,753,450                       2.64
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                 RATE ADJUSTMENT FREQUENCY OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
  RATE ADJUSTMENT FREQUENCY                                 PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    OF THE MORTGAGE LOANS                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
           (MONTHS)                 NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
6...........................               198                  $113,599,149                      38.70%
12 .........................               349                   179,959,124                      61.30
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


              GEOGRAPHIC DISTRIBUTION OF THE GROUP 4 LOANS BY STATE

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
         JURISDICTION               NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
 -----------------------------       ---------------         ------------------------    ---------------------------
Arizona.....................             21                       $ 11,274,768                       3.84%
California .................            331                        171,322,811                      58.36
Colorado ...................             17                          9,916,595                       3.38
Connecticut ................              4                          3,084,857                       1.05
District of Columbia .......              7                          3,692,662                       1.26
Florida ....................             15                          9,985,996                       3.40
Georgia ....................              7                          3,331,940                       1.14
Hawaii .....................              2                          1,229,714                       0.42
Illinois ...................             23                         12,331,003                       4.20
Indiana ....................              4                          1,960,955                       0.67
Kansas .....................              1                            650,000                       0.22
Massachusetts ..............              7                          3,822,123                       1.30
Maryland ...................             23                         12,321,852                       4.20
Michigan ...................              6                          3,369,545                       1.15
Minnesota ..................              2                          1,058,000                       0.36
Missouri ...................              2                          1,097,063                       0.37
North Carolina .............              5                          3,129,825                       1.07
New Hampshire ..............              1                            425,000                       0.14
New Jersey .................              8                          4,563,701                       1.55
New Mexico .................              1                            975,000                       0.33
Nevada .....................             10                          5,318,014                       1.81
New York ...................              3                          1,820,000                       0.62
Ohio .......................              1                            650,000                       0.22
Oregon .....................              7                          3,472,902                       1.18
Pennsylvania ...............              5                          2,374,949                       0.81
South Carolina .............              2                          1,271,667                       0.43
Tennessee ..................              1                            536,412                       0.18
Texas ......................             10                          5,020,470                       1.71
Virginia ...................             12                          7,543,952                       2.57
Washington .................              5                          3,870,007                       1.32
Wisconsin ..................              4                          2,136,490                       0.73
                                    ---------------         ------------------------    ---------------------------
  Total: ...................            547                       $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

No more than approximately 0.974% of the Group 4 Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.958% of the Group 4 Loans will be secured by mortgaged properties in any single zip code area outside of California.


                                     S-B-54

                  SCHEDULED MATURITY YEAR OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   SCHEDULED MATURITY YEAR                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
December 1, 2033............                1                  $    844,500                       0.29%
February 1, 2034 ...........                2                     1,166,526                       0.40
March 1, 2034 ..............                4                     2,160,286                       0.74
April 1, 2034 ..............                7                     4,012,831                       1.37
May 1, 2034 ................                9                     5,257,153                       1.79
June 1, 2034 ...............               37                    18,683,379                       6.36
July 1, 2034 ...............               24                    11,209,286                       3.82
August 1, 2034 .............                4                     2,014,263                       0.69
September 1, 2034 ..........               13                     6,026,875                       2.05
October 1, 2034 ............                4                     1,999,386                       0.68
November 1, 2034 ...........               13                     7,032,399                       2.40
December 1, 2034 ...........               39                    26,545,950                       9.04
January 1, 2035 ............               48                    24,614,635                       8.38
February 1, 2035 ...........              226                   119,078,562                      40.56
March 1, 2035 ..............              102                    54,225,496                      18.47
April 1, 2035 ..............               14                     8,686,747                       2.96
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average stated remaining term of the Group 4 Loans as of the Cut-Off Date is approximately 355 months. The latest scheduled maturity of any of the Group 4 Loans is April 1, 2035.


                          PURPOSE OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   PURPOSE OF THE MORTGAGE                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
            LOANS                   NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
 -----------------------------       ---------------         ------------------------    ---------------------------
Purchase....................              249                  $136,316,211                      46.44%
Rate Term Refinance ........              168                    87,018,512                      29.64
Cash Out Refinance .........              130                    70,223,550                      23.92
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                     FIRST PAYMENT DATE OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
      FIRST PAYMENT DATE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
 -----------------------------       ---------------         ------------------------    ---------------------------
January 1, 2004..............                1                  $    844,500                       0.29%
March 1, 2004 ...............                2                     1,166,526                       0.40
April 1, 2004 ...............                4                     2,160,286                       0.74
May 1, 2004 .................                7                     4,012,831                       1.37
June 1, 2004 ................                9                     5,257,153                       1.79
July 1, 2004 ................               37                    18,683,379                       6.36
August 1, 2004 ..............               24                    11,209,286                       3.82
September 1, 2004 ...........                4                     2,014,263                       0.69
October 1, 2004 .............               13                     6,026,875                       2.05
November 1, 2004 ............                4                     1,999,386                       0.68
December 1, 2004 ............               13                     7,032,399                       2.40
January 1, 2005 .............               39                    26,545,950                       9.04
February 1, 2005 ............               48                    24,614,635                       8.38
March 1, 2005 ...............              226                   119,078,562                      40.56
April 1, 2005 ...............              102                    54,225,496                      18.47
May 1, 2005 .................               14                     8,686,747                       2.96
                                    ---------------         ------------------------    ---------------------------
Total: ......................              547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-55

                      OCCUPANCY STATUS OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       OCCUPANCY STATUS                                     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Primary Residence...........               505                  $266,896,048                      90.92%
Second Home ................                30                    16,955,733                       5.78
Investment .................                12                     9,706,492                       3.31
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                 CREDIT SCORE DISTRIBUTION OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     CREDIT SCORES OF THE                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
600 to 649..................                 7                  $  3,335,131                       1.14%
650 to 699 .................               127                    64,472,982                      21.96
700 to 749 .................               200                   111,614,317                      38.02
750 to 799 .................               193                   102,651,142                      34.97
800 to 849 .................                20                    11,484,701                       3.91
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average Credit score of the Group 4 Loans as of the Cut-Off Date is approximately 734.


                         RATE CAPS OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       RATE CAPS OF THE                                     MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
    MORTGAGE LOANS (%) (1)          NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 4 LOANS(2)
-----------------------------       ---------------         ------------------------    ---------------------------
2/1/5.......................                 1                  $    400,000                       0.14%
2/1/6 ......................                74                    37,559,770                      12.79
2/2/6 ......................               345                   177,198,123                      60.36
3/1/5 ......................                15                     6,866,263                       2.34
3/1/6 ......................                 1                       374,500                       0.13
3/2/6 ......................                 5                     4,245,024                       1.45
5/1/6 ......................                 3                     1,228,000                       0.42
6/1/6 ......................                 1                       400,000                       0.14
6/2/6 ......................               102                    65,286,593                      22.24
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) First Rate Adjustment Cap / Subsequent Rate Adjustment Cap / Life Rate Adjustment Cap

(2) Column totals may not add to 100.0% due to rounding.


                                     S-B-56

             NEXT INTEREST RATE ADJUSTMENT DATE OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
      NEXT INTEREST RATE                                    PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    ADJUSTMENT DATE OF THE                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
December 1, 2006............                 1                  $    844,500                       0.29%
February 1, 2007 ...........                 2                     1,166,526                       0.40
March 1, 2007 ..............                 4                     2,160,286                       0.74
April 1, 2007 ..............                 7                     4,012,831                       1.37
May 1, 2007 ................                 9                     5,257,153                       1.79
June 1, 2007 ...............                37                    18,683,379                       6.36
July 1, 2007 ...............                24                    11,209,286                       3.82
August 1, 2007 .............                 4                     2,014,263                       0.69
September 1, 2007 ..........                13                     6,026,875                       2.05
October 1, 2007 ............                 4                     1,999,386                       0.68
November 1, 2007 ...........                13                     7,032,399                       2.40
December 1, 2007 ...........                39                    26,545,950                       9.04
January 1, 2008 ............                48                    24,614,635                       8.38
February 1, 2008 ...........               226                   119,078,562                      40.56
March 1, 2008 ..............               102                    54,225,496                      18.47
April 1, 2008 ..............                14                     8,686,747                       2.96
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                   MAXIMUM INTEREST RATES OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    MAXIMUM INTEREST RATES                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS (%)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
9.000 to 9.499..............                4                  $  1,989,639                       0.68%
9.500 to 9.999 .............               12                     5,751,960                       1.96
10.000 to 10.499 ...........               84                    41,531,404                      14.15
10.500 to 10.999 ...........              222                   118,926,225                      40.51
11.000 to 11.499 ...........              172                    89,386,449                      30.45
11.500 to 11.999 ...........               47                    32,059,396                      10.92
12.000 to 12.499 ...........                5                     3,271,650                       1.11
12.500 to 12.999 ...........                1                       641,550                       0.22
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average maximum interest rate of the Group 4 Loans as of the Cut-Off Date is approximately 10.887%.


                     PROPERTY ZIP CODES OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
      PROPERTY ZIP CODES                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
 -----------------------------       ---------------         ------------------------    ---------------------------
92127.......................                4                  $  2,859,696                       0.97%
85262 ......................                5                     2,811,526                       0.96
94550 ......................                5                     2,746,650                       0.94
92660 ......................                2                     2,350,723                       0.80
92024 ......................                3                     2,338,750                       0.80
92663 ......................                3                     2,263,500                       0.77
90403 ......................                2                     2,236,675                       0.76
95020 ......................                3                     2,154,247                       0.73
94061 ......................                4                     2,101,383                       0.72
34145 ......................                2                     1,777,545                       0.61
Other ......................              514                   269,917,579                      91.95
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-57

                        DELINQUENCY OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
      DELINQUENCY OF THE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE               ALL GROUP 4 LOANS
-----------------------------       ---------------         ------------------------    ---------------------------
 Current.....................             547                     $293,558,273                100.00%
                                    ---------------         ------------------------    ---------------------------
   Total:....................             547                     $293,558,273                100.00%
                                    ===============         ========================    ===========================


                 PRIMARY MORTGAGE INSURANCE OF THE GROUP 4 LOANS

                                                               AGGREGATE SCHEDULED      PERCENTAGE OF THE AGGREGATE
                                                            PRINCIPAL BALANCE OF THE    SCHEDULED PRINCIPAL BALANCE
  PRIMARY MORTGAGE INSURANCE                                MORTGAGE LOANS AS OF THE                OF
    OF THE MORTGAGE LOANS            NUMBER OF LOANS              CUT-OFF DATE             ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
OLTV(2) less than or equal
  to 80%..................                 542                  $291,389,074                      99.26%
OLTV(2) greater than 80%
  and Insured ............                   5                     2,169,199                       0.74
                                    ---------------         ------------------------    ---------------------------
  Total: .................                 547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

(2) "OLTV" means Original Loan-to-Value Ratio.


                       MONTHS TO ROLL OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    MONTHS TO ROLL OF THE                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
19..........................                 1                  $    844,500                       0.29%
21 .........................                 2                     1,166,526                       0.40
22 .........................                 4                     2,160,286                       0.74
23 .........................                 7                     4,012,831                       1.37
24 .........................                 9                     5,257,153                       1.79
25 .........................                37                    18,683,379                       6.36
26 .........................                24                    11,209,286                       3.82
27 .........................                 4                     2,014,263                       0.69
28 .........................                13                     6,026,875                       2.05
29 .........................                 4                     1,999,386                       0.68
30 .........................                13                     7,032,399                       2.40
31 .........................                39                    26,545,950                       9.04
32 .........................                48                    24,614,635                       8.38
33 .........................               226                   119,078,562                      40.56
34 .........................               102                    54,225,496                      18.47
35 .........................                14                     8,686,747                       2.96
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average months to roll of the Group 4 Loans as of the Cut-Off Date is approximately 31 months.


                                     S-B-58

                         SEASONING OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       SEASONING OF THE                                     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
   MORTGAGE LOANS (MONTHS)          NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
0 to 2......................                116                  $ 62,912,243                      21.43%
3 to 5 .....................                313                   170,239,147                      57.99
6 to 8 .....................                 30                    15,058,660                       5.13
9 to 11 ....................                 65                    31,906,928                      10.87
12 to 14 ...................                 20                    11,430,270                       3.89
15 to 17 ...................                  3                     2,011,026                       0.69
                                    ---------------         ------------------------    ---------------------------
  Total: ...................                547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average seasoning of the Group 4 Loans as of the Cut-Off Date is approximately 5 months.


                       ORIGINAL TERM OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     ORIGINAL TERM OF THE                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
   MORTGAGE LOANS (MONTHS)          NUMBER OF LOANS               CUT-OFF DATE               ALL GROUP 4 LOANS
-----------------------------       ---------------         ------------------------    ---------------------------
 360.........................             547                      $293,558,273                100.00%
                                    ---------------         ------------------------    ---------------------------
  Total:....................             547                      $293,558,273                100.00%
                                    ===============         ========================    ===========================


                   STATED REMAINING TERM OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
    STATED REMAINING TERM                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    OF THE MORTGAGE LOANS                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
           (MONTHS)                 NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
343.........................                1                  $    844,500                       0.29%
345 ........................                2                     1,166,526                       0.40
346 ........................                4                     2,160,286                       0.74
347 ........................                7                     4,012,831                       1.37
348 ........................                9                     5,257,153                       1.79
349 ........................               37                    18,683,379                       6.36
350 ........................               24                    11,209,286                       3.82
351 ........................                4                     2,014,263                       0.69
352 ........................               13                     6,026,875                       2.05
353 ........................                4                     1,999,386                       0.68
354 ........................               13                     7,032,399                       2.40
355 ........................               39                    26,545,950                       9.04
356 ........................               48                    24,614,635                       8.38
357 ........................              226                   119,078,562                      40.56
358 ........................              102                    54,225,496                      18.47
359 ........................               14                     8,686,747                       2.96
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                           INDEX OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
 INDEX OF THE MORTGAGE LOANS        NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
One-Year CMT................                 2                  $    853,000                       0.29%
One-Year LIBOR .............               348                   179,552,910                      61.16
Six-Month LIBOR ............               197                   113,152,363                      38.55
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-59

                        PRODUCT TYPE OF THE GROUP 4 LOANS

                                                             AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     PRODUCT TYPE OF THE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
3/1 ARM.....................              350                  $180,405,910                      61.45%
3/6 ARM ....................              197                   113,152,363                      38.55
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                           INTEREST ONLY GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
 INTEREST ONLY MORTGAGE LOANS       NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Yes.........................               471                  $256,294,788                      87.31%
No .........................                76                    37,263,486                      12.69
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                         SERVICERS OF THE GROUP 4 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   SERVICERS OF THE MORTGAGE                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
             LOANS                   NUMBER OF LOANS              CUT-OFF DATE              ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Countrywide Servicing
  (subserviced)..............               93                  $ 58,790,539                      20.03%
Nat City ....................              325                   166,977,421                      56.88
Lydian ......................              129                    67,790,313                      23.09
                                    ---------------         ------------------------    ---------------------------
  Total: ....................              547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                     DOCUMENTATION TYPE OF THE GROUP 4 LOANS

                                                               AGGREGATE SCHEDULED       PERCENTAGE OF THE AGGREGATE
                                                               PRINCIPAL BALANCE OF      SCHEDULED PRINCIPAL BALANCE
     DOCUMENTATION TYPE                                       THE MORTGAGE LOANS AS                   OF
    OF THE MORTGAGE LOANS            NUMBER OF LOANS           OF THE CUT-OFF DATE           ALL GROUP 4 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Asset Only.................                 4                  $  2,112,901                       0.72%
Full Documentation ........               343                   176,820,338                      60.23
No Documentation ..........                 9                     7,507,874                       2.56
Stated Documentation ......               191                   107,117,160                      36.49
                                    ---------------         ------------------------    ---------------------------
  Total: ..................               547                  $293,558,273                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-60

                                  LOAN GROUP 5

                        GROSS COUPON OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED       PERCENTAGE OF THE AGGREGATE
                                                            PRINCIPAL BALANCE OF THE    SCHEDULED PRINCIPAL BALANCE
     GROSS COUPON OF THE                                    MORTGAGE LOANS AS OF THE                 OF
      MORTGAGE LOANS (%)            NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
3.500 to 3.749..............                  1                  $    168,000                       0.09%
4.000 to 4.249 .............                  2                       673,433                       0.34
4.250 to 4.499 .............                  3                       945,201                       0.48
4.500 to 4.749 .............                 15                     3,642,043                       1.85
4.750 to 4.999 .............                 78                    20,091,156                      10.20
5.000 to 5.249 .............                153                    38,129,142                      19.36
5.250 to 5.499 .............                252                    57,742,666                      29.31
5.500 to 5.749 .............                237                    53,338,971                      27.08
5.750 to 5.999 .............                 76                    17,275,836                       8.77
6.000 to 6.249 .............                 16                     3,599,068                       1.83
6.250 to 6.499 .............                  5                       830,408                       0.42
6.500 to 6.749 .............                  2                       550,400                       0.28
                                    ---------------         ------------------------    ---------------------------
  Total: ...................                840                  $196,986,324                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the mortgage interest rates for all of the Group 5 Loans ranged from approximately 3.625% per annum to 6.500% per annum, with a weighted average of approximately 5.318% per annum.


                        GROSS MARGIN OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     GROSS MARGIN OF THE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      MORTGAGE LOANS (%)            NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
2.25........................             821                  $192,663,106                      97.81%
2.75 .......................              10                     2,423,238                       1.23
3.25 .......................               9                     1,899,980                       0.96
                                    ---------------         ------------------------    ---------------------------
  Total: ...................             840                  $196,986,324                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average gross margin for all of the Group 5 Loans was approximately 2.266% per annum.


                ORIGINAL PRINCIPAL BALANCES OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
 ORIGINAL PRINCIPAL BALANCES                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS ($)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
50,000.01 to 200,000.00.....             319                     $ 48,511,181                      24.63%
200,000.01 to 350,000.00 ...             472                      130,979,364                      66.49
350,000.01 to 500,000.00 ...              49                       17,495,779                       8.88
                                    ---------------         ------------------------    ---------------------------
  Total: ...................             840                     $196,986,324                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the principal balances of all of the Group 5 Loans ranged from approximately $68,250 to $400,000, with an average of approximately $234,789.


                                     S-B-61

                 CURRENT PRINCIPAL BALANCES OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  CURRENT PRINCIPAL BALANCES                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS ($)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
50,000.01 to 200,000.00.....             319                     $ 48,511,181                      24.63%
200,000.01 to 350,000.00 ...             472                      130,979,364                      66.49
350,000.01 to 500,000.00 ...              49                       17,495,779                       8.88
                                    ---------------         ------------------------    ---------------------------
  Total: ...................             840                     $196,986,324                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the principal balances of all of the Group 5 Loans ranged from approximately $60,850 to $400,000, with an average of approximately $234,508.


               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
    ORIGINAL LOAN-TO-VALUE                                  PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
            RATIOS                                          MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS (%)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Below or equal to 50.000....                54                  $ 12,094,639                       6.14%
50.001 to 60.000 ...........                61                    14,818,720                       7.52
60.001 to 70.000 ...........               115                    27,422,030                      13.92
70.001 to 75.000 ...........                74                    16,850,083                       8.55
75.001 to 80.000 ...........               507                   120,062,084                      60.95
80.001 to 85.000 ...........                 2                       538,255                       0.27
85.001 to 90.000 ...........                16                     3,056,029                       1.55
90.001 to 95.000 ...........                11                     2,144,485                       1.09
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               840                  $196,986,324                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the weighted average loan-to-value ratio of all the Group 5 Loans was approximately 73.435%.


                CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
    CURRENT LOAN-TO-VALUE                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
            RATIOS                                          MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS (%)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Below or equal to 50.000....                55                  $ 12,155,489                       6.17%
50.001 to 60.000 ...........                63                    15,075,883                       7.65
60.001 to 70.000 ...........               114                    27,323,230                      13.87
70.001 to 75.000 ...........                73                    16,691,719                       8.47
75.001 to 80.000 ...........               506                   120,001,234                      60.92
80.001 to 85.000 ...........                 2                       538,255                       0.27
85.001 to 90.000 ...........                16                     3,056,029                       1.55
90.001 to 95.000 ...........                11                     2,144,485                       1.09
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               840                  $196,986,324                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average loan-to-value ratio of all of the Group 5 Loans was approximately 73.362%.


                                     S-B-62

            TYPES OF MORTGAGED PROPERTIES SECURING THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
      TYPES OF MORTGAGED                                    PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   PROPERTIES SECURING THE                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Single Family...............               440                  $105,198,174                      53.40%
Planned Unit Development ...               238                    54,445,108                      27.64
Condominium ................               148                    33,900,171                      17.21
Two- to Four-Family ........                14                     3,442,871                       1.75
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               840                  $196,986,324                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                 RATE ADJUSTMENT FREQUENCY OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
  RATE ADJUSTMENT FREQUENCY                                 PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    OF THE MORTGAGE LOANS                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
           (MONTHS)                 NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
6...........................               132                  $ 30,773,518                      15.62%
12 .........................               708                   166,212,807                      84.38
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               840                  $196,986,324                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-63

              GEOGRAPHIC DISTRIBUTION OF THE GROUP 5 LOANS BY STATE

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
         JURISDICTION               NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Alabama.....................                  1                  $    111,960                       0.06%
Arizona ....................                 88                    16,980,675                       8.62
California .................                286                    78,720,053                      39.96
Colorado ...................                 44                    10,099,502                       5.13
Connecticut ................                  3                       644,740                       0.33
District of Columbia .......                 10                     2,846,462                       1.45
Delaware ...................                  3                       873,810                       0.44
Florida ....................                 23                     4,426,231                       2.25
Georgia ....................                 17                     3,344,881                       1.70
Hawaii .....................                  5                     1,388,792                       0.71
Iowa .......................                  2                       577,450                       0.29
Idaho ......................                  4                       689,054                       0.35
Illinois ...................                 17                     4,090,331                       2.08
Indiana ....................                  2                       432,719                       0.22
Kansas .....................                  1                       137,000                       0.07
Louisiana ..................                  1                       165,000                       0.08
Massachusetts ..............                  7                     1,287,287                       0.65
Maryland ...................                 90                    21,031,671                      10.68
Michigan ...................                  7                     1,229,188                       0.62
Minnesota ..................                 15                     2,754,812                       1.40
Missouri ...................                 11                     2,164,204                       1.10
Montana ....................                  2                       373,300                       0.19
North Carolina .............                  6                     1,064,341                       0.54
New Hampshire ..............                  1                       337,250                       0.17
New Jersey .................                  8                     2,209,482                       1.12
New Mexico .................                  4                       590,249                       0.30
Nevada .....................                 22                     4,913,757                       2.49
New York ...................                  2                       549,796                       0.28
Ohio .......................                 14                     2,633,932                       1.34
Oregon .....................                 18                     3,530,079                       1.79
Pennsylvania ...............                  5                       947,158                       0.48
Rhode Island ...............                  1                       172,135                       0.09
South Carolina .............                  4                       776,265                       0.39
South Dakota ...............                  1                       150,000                       0.08
Tennessee ..................                 10                     2,000,636                       1.02
Texas ......................                 50                    10,175,972                       5.17
Utah .......................                  5                     1,013,412                       0.51
Virginia ...................                 22                     5,411,414                       2.75
Washington .................                 25                     5,598,674                       2.84
Wisconsin ..................                  2                       364,249                       0.18
West Virginia ..............                  1                       178,400                       0.09
                                    ---------------         ------------------------    ---------------------------
  Total: ...................                840                  $196,986,324                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

No more than approximately 1.224% of the Group 5 Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.539% of the Group 5 Loans will be secured by mortgaged properties in any single zip code area outside of California.


                                     S-B-64

                  SCHEDULED MATURITY YEAR OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   SCHEDULED MATURITY YEAR                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
September 1, 2034...........                 2                  $    475,200                       0.24%
October 1, 2034 ............                 1                       352,000                       0.18
November 1, 2034 ...........                11                     2,668,420                       1.35
December 1, 2034 ...........                43                    10,408,102                       5.28
January 1, 2035 ............               172                    39,405,134                      20.00
February 1, 2035 ...........               367                    87,808,049                      44.58
March 1, 2035 ..............               130                    31,569,125                      16.03
April 1, 2035 ..............               114                    24,300,295                      12.34
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               840                  $196,986,324                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average stated remaining term of the Group 5 Loans as of the Cut-Off Date is approximately 357 months. The latest scheduled maturity of any of the Group 5 Loans is April 1, 2035.


                          PURPOSE OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   PURPOSE OF THE MORTGAGE                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
            LOANS                   NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Purchase....................              403                      $ 94,053,977                      47.75%
Cash Out Refinance .........              245                        59,555,705                      30.23
Rate Term Refinance ........              192                        43,376,642                      22.02
                                    ---------------         ------------------------    ---------------------------
  Total: ...................              840                      $196,986,324                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                     FIRST PAYMENT DATE OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
      FIRST PAYMENT DATE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
October 1, 2004.............                 2                  $    475,200                       0.24%
November 1, 2004 ...........                 1                       352,000                       0.18
December 1, 2004 ...........                11                     2,668,420                       1.35
January 1, 2005 ............                43                    10,408,102                       5.28
February 1, 2005 ...........               172                    39,405,134                      20.00
March 1, 2005 ..............               367                    87,808,049                      44.58
April 1, 2005 ..............               130                    31,569,125                      16.03
May 1, 2005 ................               114                    24,300,295                      12.34
                                    ---------------         ------------------------    ---------------------------
  Total: ...................               840                  $196,986,324                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                      OCCUPANCY STATUS OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       OCCUPANCY STATUS                                     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Primary Residence...........               745                  $177,793,803                      90.26%
Second Home ................                63                    12,915,121                       6.56
Investment .................                32                     6,277,400                       3.19
                                    ---------------         ------------------------    ---------------------------
  Total: ....................              840                  $196,986,324                     100.00%
                                    ===============         ========================    ===========================

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-65

                 CREDIT SCORE DISTRIBUTION OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     CREDIT SCORES OF THE                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
600 to 649 ................                16                   $  3,745,663                        1.90%
650 to 699 ................               144                     34,505,471                       17.52
700 to 749 ................               341                     79,406,934                       40.31
750 to 799 ................               311                     73,238,410                       37.18
800 to 849 ................                28                      6,089,846                        3.09
                                          ---                   ------------                      ------
  Total: ..................               840                   $196,986,324                      100.00%
                                          ===                   ============                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average Credit score of the Group 5 Loans as of the Cut-Off Date is approximately 736.


                         RATE CAPS OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       RATE CAPS OF THE                                     MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
    MORTGAGE LOANS (%) (1)          NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 5 LOANS(2)
---------------------------         ---------------         ------------------------    ---------------------------
5/2/5 .....................                693                     $163,533,617                    83.02%
6/2/6 .....................                147                       33,452,708                    16.98
                                           ---                     ------------                   ------
  Total: ..................                840                     $196,986,324                   100.00%
                                           ===                     ============                   ======

-----------
(1) First Rate Adjustment Cap / Subsequent Rate Adjustment Cap / Life Rate Adjustment Cap

(2) Column totals may not add to 100.0% due to rounding.


             NEXT INTEREST RATE ADJUSTMENT DATE OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
      NEXT INTEREST RATE                                    PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    ADJUSTMENT DATE OF THE                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
September 1, 2009 .........                    2                   $    475,200                   0.24%
October 1, 2009 ...........                    1                        352,000                   0.18
November 1, 2009 ..........                   11                      2,668,420                   1.35
December 1, 2009 ..........                   43                     10,408,102                   5.28
January 1, 2010 ...........                  172                     39,405,134                  20.00
February 1, 2010 ..........                  367                     87,808,049                  44.58
March 1, 2010 .............                  130                     31,569,125                  16.03
April 1, 2010 .............                  114                     24,300,295                  12.34
                                             ---                   ------------                 ------
  Total: ..................                  840                   $196,986,324                 100.00%
                                             ===                   ============                 ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-66

                   MAXIMUM INTEREST RATES OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    MAXIMUM INTEREST RATES                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS (%)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
8.500 to 8.999 ............                 1                   $    168,000                        0.09%
9.000 to 9.499 ............                 5                      1,618,634                        0.82
9.500 to 9.999 ............                90                     22,799,852                       11.57
10.000 to 10.499 ..........               349                     82,710,295                       41.99
10.500 to 10.999 ..........               228                     52,190,306                       26.49
11.000 to 11.499 ..........                77                     17,590,989                        8.93
11.500 to 11.999 ..........                90                     19,908,248                       10.11
                                          ---                   ------------                      ------
  Total: ..................               840                   $196,986,324                      100.00%
                                          ===                   ============                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average maximum interest rate of the Group 5 Loans as of the Cut-Off Date is approximately 10.488%.


                     PROPERTY ZIP CODES OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
      PROPERTY ZIP CODES                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
92570 .....................                 9                       $  2,411,810                      1.22%
91977 .....................                 4                          1,268,870                      0.64
92563 .....................                 4                          1,249,970                      0.63
95051 .....................                 4                          1,106,154                      0.56
95758 .....................                 4                          1,065,145                      0.54
20879 .....................                 5                          1,062,169                      0.54
94565 .....................                 4                          1,048,641                      0.53
94546 .....................                 3                            975,733                      0.50
94589 .....................                 3                            960,998                      0.49
92626 .....................                 3                            960,899                      0.49
Other .....................               797                        184,875,935                     93.85
                                          ---                       ------------                    ------
  Total: ..................               840                       $196,986,324                    100.00%
                                          ===                       ============                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                        DELINQUENCY OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
 DELINQUENCY OF THE MORTGAGE                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
            LOANS                   NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
----------------------------        ---------------         -------------------------  ------------------------------
Current ...................                839                       $196,734,324                     99.87%
30 Days ...................                  1                            252,000                      0.13
                                           ---                       ------------                    ------
  Total: ..................                840                       $196,986,324                    100.00%
                                           ===                       ============                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                 PRIMARY MORTGAGE INSURANCE OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  PRIMARY MORTGAGE INSURANCE                                MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 5 LOANS(1)
-----------------------------       ---------------         -------------------------   ---------------------------
OLTV(2) less than or equal
to 80% ....................                811                       $191,247,555                      97.09%
OLTV(2) greater than 80%
and Insured ...............                 29                          5,738,769                       2.91
                                           ---                       ------------                     ------
  Total: ..................                840                       $196,986,324                     100.00%
                                           ===                       ============                     ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

(2) "OLTV" means Original Loan-to-Value Ratio.


                                     S-B-67

                       MONTHS TO ROLL OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    MONTHS TO ROLL OF THE                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
52 ........................                  2                       $    475,200                      0.24%
53 ........................                  1                            352,000                      0.18
54 ........................                 11                          2,668,420                      1.35
55 ........................                 43                         10,408,102                      5.28
56 ........................                172                         39,405,134                     20.00
57 ........................                367                         87,808,049                     44.58
58 ........................                130                         31,569,125                     16.03
59 ........................                114                         24,300,295                     12.34
                                           ---                       ------------                    ------
  Total: ..................                840                       $196,986,324                    100.00%
                                           ===                       ============                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average months to roll of the Group 5 Loans as of the Cut-Off Date is approximately 57 months.


                         SEASONING OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       SEASONING OF THE                                     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
   MORTGAGE LOANS (MONTHS)          NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
0 to 2 ....................                244                       $ 55,869,420                     28.36%
3 to 5 ....................                582                        137,621,284                     69.86
6 to 8 ....................                 14                          3,495,620                      1.77
                                           ---                       ------------                    ------
  Total: ..................                840                       $196,986,324                    100.00%
                                           ===                       ============                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average seasoning of the Group 5 Loans as of the Cut-Off Date is approximately 3 months.


                       ORIGINAL TERM OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     ORIGINAL TERM OF THE                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
   MORTGAGE LOANS (MONTHS)          NUMBER OF LOANS               CUT-OFF DATE               ALL GROUP 5 LOANS
---------------------------         ---------------         ------------------------   ------------------------------
360 .......................                 840                   $196,986,324                       100.00%
                                            ---                   ------------                       ------
  Total: ..................                 840                   $196,986,324                       100.00%
                                            ===                   ============                       ======


                   STATED REMAINING TERM OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
    STATED REMAINING TERM                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    OF THE MORTGAGE LOANS                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
           (MONTHS)                 NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
352 .......................                    2                     $    475,200                     0.24%
353 .......................                    1                          352,000                     0.18
354 .......................                   11                        2,668,420                     1.35
355 .......................                   43                       10,408,102                     5.28
356 .......................                  172                       39,405,134                    20.00
357 .......................                  367                       87,808,049                    44.58
358 .......................                  130                       31,569,125                    16.03
359 .......................                  114                       24,300,295                    12.34
                                             ---                     ------------                   ------
  Total: ..................                  840                     $196,986,324                   100.00%
                                             ===                     ============                   ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-68

                           INDEX OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
 INDEX OF THE MORTGAGE LOANS        NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
----------------------------        ---------------         ------------------------   ------------------------------
One-Year CMT ..............                    6                   $  1,282,084                        0.65%
One-Year LIBOR ............                  700                    164,411,523                       83.46
Six-Month LIBOR ...........                  134                     31,292,718                       15.89
                                             ---                   ------------                      ------
  Total: ..................                  840                   $196,986,324                      100.00%
                                             ===                   ============                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                        PRODUCT TYPE OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     PRODUCT TYPE OF THE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE               ALL GROUP 5 LOANS
---------------------------         ---------------         ------------------------   ------------------------------
5/1 ARM ...................                840                       $196,986,324                    100.00%
                                           ---                       ------------                    ------
  Total: ..................                840                       $196,986,324                    100.00%
                                           ===                       ============                    ======


                           INTEREST ONLY GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
 INTEREST ONLY MORTGAGE LOANS       NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 5 LOANS(1)
-----------------------------       ---------------         -------------------------  -------------------------------
Yes .......................                 707                     $167,830,837                    85.20%
No ........................                 133                       29,155,487                    14.80
                                            ---                     ------------                   ------
  Total: ..................                 840                     $196,986,324                   100.00%
                                            ===                     ============                   ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                         SERVICERS OF THE GROUP 5 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   SERVICERS OF THE MORTGAGE                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
             LOANS                   NUMBER OF LOANS              CUT-OFF DATE              ALL GROUP 5 LOANS(1)
----------------------------         ---------------        ------------------------   ------------------------------
Countrywide Servicing
(subserviced) .............                 237                    $ 54,317,901                        27.57%
Nat City ..................                 603                     142,668,423                        72.43
                                            ---                    ------------                       ------
  Total: ..................                 840                    $196,986,324                       100.00%
                                            ===                    ============                       ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                     DOCUMENTATION TYPE OF THE GROUP 5 LOANS

                                                               AGGREGATE SCHEDULED
                                                               PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
     DOCUMENTATION TYPE                                       THE MORTGAGE LOANS AS     SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS            NUMBER OF LOANS           OF THE CUT-OFF DATE           ALL GROUP 5 LOANS(1)
---------------------------          ---------------          ---------------------     ------------------------------
Full Documentation ........                 609                     $140,654,872                  71.40%
Stated Documentation ......                 231                       56,331,452                  28.60
                                            ---                     ------------                 ------
  Total: ..................                 840                     $196,986,324                 100.00%
                                            ===                     ============                 ======

-----------
(1)      Column totals may not add to 100.0% due to rounding.


                                     S-B-69

                                  LOAN GROUP 6

                        GROSS COUPON OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     GROSS COUPON OF THE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      MORTGAGE LOANS (%)            NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
4.000 to 4.249 ............                     2               $  1,023,936                         0.26%
4.250 to 4.499 ............                     2                  1,104,000                         0.28
4.500 to 4.749 ............                    17                  9,166,827                         2.34
4.750 to 4.999 ............                    91                 49,914,012                        12.74
5.000 to 5.249 ............                   151                 82,994,214                        21.18
5.250 to 5.499 ............                   222                115,578,415                        29.50
5.500 to 5.749 ............                   142                 77,617,867                        19.81
5.750 to 5.999 ............                    69                 36,614,244                         9.34
6.000 to 6.249 ............                    13                  7,408,962                         1.89
6.250 to 6.499 ............                     6                  5,503,824                         1.40
6.500 to 6.749 ............                     5                  3,563,700                         0.91
6.750 to 6.999 ............                     1                    500,000                         0.13
7.000 to 7.249 ............                     1                    840,000                         0.21
                                              ---               ------------                       ------
  Total: ..................                   722               $391,830,000                       100.00%
                                              ===               ============                       ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the mortgage interest rates for all of the Group 6 Loans ranged from approximately 4.000% per annum to 7.125% per annum, with a weighted average of approximately 5.309% per annum.


                        GROSS MARGIN OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     GROSS MARGIN OF THE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      MORTGAGE LOANS (%)            NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
2.25 ......................                   690                   $370,452,769                   94.54%
2.75 ......................                    19                     11,832,461                    3.02
3.25 ......................                    13                      9,544,770                    2.44
                                              ---                   ------------                  ------
  Total: ..................                   722                   $391,830,000                  100.00%
                                              ===                   ============                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average gross margin for all of the Group 6 Loans was approximately 2.289% per annum.


                ORIGINAL PRINCIPAL BALANCES OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
 ORIGINAL PRINCIPAL BALANCES                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS ($)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
----------------------------        ---------------         ------------------------   ------------------------------
350,000.01 to 500,000.00 ...                403                   $172,833,214                       44.11%
500,000.01 to 650,000.00 ...                199                    114,503,686                       29.22
650,000.01 to 800,000.00 ...                 60                     43,855,045                       11.19
800,000.01 to 950,000.00 ...                 21                     18,269,324                        4.66
950,000.01 to 1,100,000.00 .                 30                     30,019,980                        7.66
1,100,000.01 & Above .......                  9                     12,348,750                        3.15
                                            ---                   ------------                      ------
  Total: ...................                722                   $391,830,000                      100.00%
                                            ===                   ============                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the principal balances of all of the Group 6 Loans ranged from approximately $360,000 to $1,600,000, with an average of approximately $543,698.


                                     S-B-70

                 CURRENT PRINCIPAL BALANCES OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  CURRENT PRINCIPAL BALANCES                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS ($)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
-------------------------------     ---------------         ------------------------   ------------------------------
200,000.01 to 350,000.00 ......              1                   $    270,624                        0.07%
350,000.01 to 500,000.00 ......            402                    172,285,214                       43.97
500,000.01 to 650,000.00 ......            199                    114,781,062                       29.29
650,000.01 to 800,000.00 ......             60                     43,855,045                       11.19
800,000.01 to 950,000.00 ......             21                     18,269,324                        4.66
950,000.01 to 1,100,000.00 ....             30                     30,019,980                        7.66
1,100,000.01 & Above ..........              9                     12,348,750                        3.15
                                           ---                   ------------                      ------
  Total: ......................            722                   $391,830,000                      100.00%
                                           ===                   ============                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the principal balances of all of the Group 6 Loans ranged from approximately $270,624 to $1,600,000, with an average of approximately $542,701.


               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
    ORIGINAL LOAN-TO-VALUE                                  PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
            RATIOS                                          MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS (%)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
-------------------------------     ---------------         ------------------------   ------------------------------
Below or equal to 50.000 ......                27                    $ 16,804,385                     4.29%
50.001 to 60.000 ..............                47                      25,112,071                     6.41
60.001 to 70.000 ..............               133                      74,825,918                    19.10
70.001 to 75.000 ..............                88                      51,765,105                    13.21
75.001 to 80.000 ..............               421                     220,830,896                    56.36
80.001 to 85.000 ..............                 3                       1,302,897                     0.33
85.001 to 90.000 ..............                 2                         805,478                     0.21
90.001 to 95.000 ..............                 1                         383,250                     0.10
                                              ---                    ------------                   ------
  Total: ......................               722                    $391,830,000                   100.00%
                                              ===                    ============                   ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the weighted average loan-to-value ratio of all the Group 6 Loans was approximately 73.170%.


                CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
    CURRENT LOAN-TO-VALUE                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
            RATIOS                                          MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS (%)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
-------------------------------     ---------------         ------------------------   ------------------------------
Below or equal to 50.000 ......               28                $ 17,075,009                         4.36%
50.001 to 60.000 ..............               47                  25,112,071                         6.41
60.001 to 70.000 ..............              133                  74,825,918                        19.10
70.001 to 75.000 ..............               89                  52,298,469                        13.35
75.001 to 80.000 ..............              419                 220,026,909                        56.15
80.001 to 85.000 ..............                3                   1,302,897                         0.33
85.001 to 90.000 ..............                2                     805,478                         0.21
90.001 to 95.000 ..............                1                     383,250                         0.10
                                             ---                ------------                       ------
  Total: ......................              722                $391,830,000                       100.00%
                                             ===                ============                       ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average loan-to-value ratio of all of the Group 6 Loans was approximately 73.070%.


                                     S-B-71

            TYPES OF MORTGAGED PROPERTIES SECURING THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
      TYPES OF MORTGAGED                                    PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   PROPERTIES SECURING THE                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
Single Family .............                 423                    $227,614,070                        58.09%
Planned Unit Development ..                 231                     128,545,801                        32.81
Condominium ...............                  61                      29,449,879                         7.52
Two- to Four-Family .......                   7                       6,220,250                         1.59
                                            ---                    ------------                       ------
  Total: ..................                 722                    $391,830,000                       100.00%
                                            ===                    ============                       ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                 RATE ADJUSTMENT FREQUENCY OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
  RATE ADJUSTMENT FREQUENCY                                 PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    OF THE MORTGAGE LOANS                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
           (MONTHS)                 NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
6 .........................                48                     $ 31,883,093                          8.14%
12 ........................               674                      359,946,908                         91.86
                                          ---                     ------------                        ------
  Total: ..................               722                     $391,830,000                        100.00%
                                          ===                     ============                        ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


              GEOGRAPHIC DISTRIBUTION OF THE GROUP 6 LOANS BY STATE

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
         JURISDICTION               NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
Alabama ...................                   1                    $    593,083                     0.15%
Arizona ...................                  18                       9,944,307                     2.54
California ................                 465                     257,169,174                    65.63
Colorado ..................                  24                      12,671,086                     3.23
Connecticut ...............                   6                       2,825,531                     0.72
District of Columbia ......                   5                       2,082,900                     0.53
Florida ...................                  29                      15,296,566                     3.90
Georgia ...................                  17                       8,897,218                     2.27
Hawaii ....................                   4                       2,977,800                     0.76
Idaho .....................                   1                         437,750                     0.11
Illinois ..................                  16                       7,610,544                     1.94
Kansas ....................                   1                         592,745                     0.15
Massachusetts .............                   3                       1,287,380                     0.33
Maryland ..................                  16                       7,576,967                     1.93
Michigan ..................                   2                       1,204,000                     0.31
Minnesota .................                   2                         824,751                     0.21
Montana ...................                   1                         559,050                     0.14
New Jersey ................                   5                       3,614,500                     0.92
New Mexico ................                   4                       2,257,219                     0.58
Nevada ....................                  33                      16,911,642                     4.32
Ohio ......................                   2                       1,331,520                     0.34
Oregon ....................                   6                       2,945,503                     0.75
Tennessee .................                   3                       1,375,044                     0.35
Texas .....................                  19                      10,188,558                     2.60
Utah ......................                   4                       2,898,500                     0.74
Virginia ..................                  15                       7,832,394                     2.00
Washington ................                  20                       9,924,268                     2.53
                                            ---                    ------------                   ------
  Total: ..................                 722                    $391,830,000                   100.00%
                                            ===                    ============                   ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

No more than approximately 0.974% of the Group 6 Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.702% of the Group 6 Loans will be secured by mortgaged properties in any single zip code area outside of California.


                                     S-B-72

                  SCHEDULED MATURITY YEAR OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   SCHEDULED MATURITY YEAR                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
September 1, 2034 .........                  2                     $    870,000                      0.22%
October 1, 2034 ...........                  2                        1,455,787                      0.37
November 1, 2034 ..........                  2                          988,000                      0.25
December 1, 2034 ..........                 34                       20,689,471                      5.28
January 1, 2035 ...........                 45                       23,534,374                      6.01
February 1, 2035 ..........                283                      144,939,413                     36.99
March 1, 2035 .............                316                      176,000,659                     44.92
April 1, 2035 .............                 38                       23,352,295                      5.96
                                           ---                     ------------                    ------
  Total: ..................                722                     $391,830,000                    100.00%
                                           ===                     ============                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average stated remaining term of the Group 6 Loans as of the Cut-Off Date is approximately 357 months. The latest scheduled maturity of any of the Group 6 Loans is April 1, 2035.


                          PURPOSE OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   PURPOSE OF THE MORTGAGE                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
            LOANS                   NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
Purchase ..................                 427                    $235,660,312                       60.14%
Rate Term Refinance .......                 175                      88,974,120                       22.71
Cash Out Refinance ........                 120                      67,195,568                       17.15
                                            ---                    ------------                      ------
  Total: ..................                 722                    $391,830,000                      100.00%
                                            ===                    ============                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                     FIRST PAYMENT DATE OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
      FIRST PAYMENT DATE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
---------------------------         ---------------         -------------------------  ------------------------------
October 1, 2004 ...........                    2                   $    870,000                        0.22%
November 1, 2004 ..........                    2                      1,455,787                        0.37
December 1, 2004 ..........                    2                        988,000                        0.25
January 1, 2005 ...........                   34                     20,689,471                        5.28
February 1, 2005 ..........                   45                     23,534,374                        6.01
March 1, 2005 .............                  283                    144,939,413                       36.99
April 1, 2005 .............                  316                    176,000,659                       44.92
May 1, 2005 ...............                   38                     23,352,295                        5.96
                                             ---                   ------------                      ------
  Total: ..................                  722                   $391,830,000                      100.00%
                                             ===                   ============                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                      OCCUPANCY STATUS OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       OCCUPANCY STATUS                                     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
Primary Residence .........                  677                   $368,039,455                       93.93%
Second Home ...............                   38                     19,484,890                        4.97
Investment ................                    7                      4,305,655                        1.10
                                             ---                   ------------                      ------
  Total: ..................                  722                   $391,830,000                      100.00%
                                             ===                   ============                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-73

                 CREDIT SCORE DISTRIBUTION OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     CREDIT SCORES OF THE                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
600 to 649 ................                  7                       $  3,443,477                      0.88%
650 to 699 ................                107                         55,779,698                     14.24
700 to 749 ................                347                        185,717,340                     47.40
750 to 799 ................                247                        138,344,951                     35.31
800 to 849 ................                 14                          8,544,534                      2.18
                                           ---                       ------------                    ------
  Total: ..................                722                       $391,830,000                    100.00%
                                           ===                       ============                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average Credit score of the Group 6 Loans as of the Cut-Off Date is approximately 736.


                         RATE CAPS OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       RATE CAPS OF THE                                     MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
    MORTGAGE LOANS (%) (1)          NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 6 LOANS(2)
---------------------------         ---------------         ------------------------    ---------------------------
5/2/5 .....................                670                     $356,559,208                         91.00%
5/2/6 .....................                  1                          468,000                          0.12
6/2/6 .....................                 51                       34,802,793                          8.88
                                           ---                     ------------                        ------
  Total: ..................                722                     $391,830,000                        100.00%
                                           ===                     ============                        ======

-----------
(1) First Rate Adjustment Cap / Subsequent Rate Adjustment Cap / Life Rate Adjustment Cap

(2) Column totals may not add to 100.0% due to rounding.


             NEXT INTEREST RATE ADJUSTMENT DATE OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
      NEXT INTEREST RATE                                    PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    ADJUSTMENT DATE OF THE                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
September 1, 2009 .........                    2                $    870,000                            0.22%
October 1, 2009 ...........                    2                   1,455,787                            0.37
November 1, 2009 ..........                    2                     988,000                            0.25
December 1, 2009 ..........                   34                  20,689,471                            5.28
January 1, 2010 ...........                   45                  23,534,374                            6.01
February 1, 2010 ..........                  283                 144,939,413                           36.99
March 1, 2010 .............                  316                 176,000,659                           44.92
April 1, 2010 .............                   38                  23,352,295                            5.96
                                             ---                ------------                          ------
  Total: ..................                  722                $391,830,000                          100.00%
                                             ===                ============                          ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-74

                   MAXIMUM INTEREST RATES OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    MAXIMUM INTEREST RATES                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS (%)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
9.000 to 9.499 ............                   4                   $  2,127,936                        0.54%
9.500 to 9.999 ............                 106                     57,386,875                       14.65
10.000 to 10.499 ..........                 352                    186,717,478                       47.65
10.500 to 10.999 ..........                 188                     99,728,148                       25.45
11.000 to 11.499 ..........                  37                     20,706,686                        5.28
11.500 to 11.999 ..........                  30                     18,799,128                        4.80
12.000 to 12.499 ..........                   4                      4,901,250                        1.25
12.500 to 12.999 ..........                   1                      1,462,500                        0.37
                                            ---                   ------------                      ------
  Total: ..................                 722                   $391,830,000                      100.00%
                                            ===                   ============                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average maximum interest rate of the Group 6 Loans as of the Cut-Off Date is approximately 10.399%.


                     PROPERTY ZIP CODES OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
      PROPERTY ZIP CODES                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
---------------------------         ---------------         -------------------------  ------------------------------
95148 .....................                6                      $  3,814,804                         0.97%
92592 .....................                8                         3,620,000                         0.92
92677 .....................                4                         2,956,234                         0.75
90049 .....................                3                         2,838,000                         0.72
89141 .....................                5                         2,750,555                         0.70
32413 .....................                5                         2,722,158                         0.69
92067 .....................                2                         2,680,000                         0.68
91423 .....................                3                         2,473,949                         0.63
92620 .....................                4                         2,405,480                         0.61
94402 .....................                3                         2,331,500                         0.60
Other .....................              679                       363,237,320                        92.70
                                         ---                      ------------                       ------
  Total: ..................              722                      $391,830,000                       100.00%
                                         ===                      ============                       ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                        DELINQUENCY OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
 DELINQUENCY OF THE MORTGAGE                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
            LOANS                   NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
----------------------------        ---------------         ------------------------   ------------------------------
Current ...................              721                       $391,463,500                       99.91%
30 Days ...................                1                            366,500                        0.09
                                         ---                       ------------                      ------
  Total: ..................              722                       $391,830,000                      100.00%
                                         ===                       ============                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-75

                 PRIMARY MORTGAGE INSURANCE OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  PRIMARY MORTGAGE INSURANCE                                MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 6 LOANS(1)
----------------------------        ---------------         ------------------------    ---------------------------
OLTV(2) less than or equal
to 80% ....................                 716                  $389,338,375                           99.36%
OLTV(2) greater than 80%
and Insured ...............                   6                     2,491,626                            0.64
                                            ---                  ------------                          ------
  Total: ..................                 722                  $391,830,000                          100.00%
                                            ===                  ============                          ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

(2) "OLTV" means Original Loan-to-Value Ratio.


                       MONTHS TO ROLL OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    MONTHS TO ROLL OF THE                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
52 ........................                2                    $    870,000                         0.22%
53 ........................                2                       1,455,787                         0.37
54 ........................                2                         988,000                         0.25
55 ........................               34                      20,689,471                         5.28
56 ........................               45                      23,534,374                         6.01
57 ........................              283                     144,939,413                        36.99
58 ........................              316                     176,000,659                        44.92
59 ........................               38                      23,352,295                         5.96
                                         ---                    ------------                       ------
  Total: ..................              722                    $391,830,000                       100.00%
                                         ===                    ============                       ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average months to roll of the Group 6 Loans as of the Cut-Off Date is approximately 57 months.


                         SEASONING OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       SEASONING OF THE                                     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
   MORTGAGE LOANS (MONTHS)          NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
0 to 2 ....................                354                    $199,352,954                        50.88%
3 to 5 ....................                362                     189,163,259                        48.28
6 to 8 ....................                  6                       3,313,787                         0.85
                                           ---                    ------------                       ------
  Total: ..................                722                    $391,830,000                       100.00%
                                           ===                    ============                       ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average seasoning of the Group 6 Loans as of the Cut-Off Date is approximately 3 months.


                       ORIGINAL TERM OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     ORIGINAL TERM OF THE                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
   MORTGAGE LOANS (MONTHS)          NUMBER OF LOANS               CUT-OFF DATE               ALL GROUP 6 LOANS
---------------------------         ---------------         ------------------------   ------------------------------
360 .......................               722                       $391,830,000                    100.00%
                                          ---                       ------------                    ------
  Total: ..................               722                       $391,830,000                    100.00%
                                          ===                       ============                    ======


                                     S-B-76

                   STATED REMAINING TERM OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
    STATED REMAINING TERM                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    OF THE MORTGAGE LOANS                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
           (MONTHS)                 NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
352 .......................                  2                     $    870,000                     0.22%
353 .......................                  2                        1,455,787                     0.37
354 .......................                  2                          988,000                     0.25
355 .......................                 34                       20,689,471                     5.28
356 .......................                 45                       23,534,374                     6.01
357 .......................                283                      144,939,413                    36.99
358 .......................                316                      176,000,659                    44.92
359 .......................                 38                       23,352,295                     5.96
                                           ---                     ------------                   ------
  Total: ..................                722                     $391,830,000                   100.00%
                                           ===                     ============                   ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                           INDEX OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
 INDEX OF THE MORTGAGE LOANS        NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
----------------------------        ---------------         ------------------------   ------------------------------
One-Year CMT ..............                  10                   $  5,790,800                        1.48%
One-Year LIBOR ............                 664                    354,156,108                       90.39
Six-Month LIBOR ...........                  48                     31,883,093                        8.14
                                            ---                   ------------                      ------
  Total: ..................                 722                   $391,830,000                      100.00%
                                            ===                   ============                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                        PRODUCT TYPE OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     PRODUCT TYPE OF THE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE               ALL GROUP 6 LOANS
---------------------------         ---------------         ------------------------   ------------------------------
5/1 ARM ...................                722                  $391,830,000                     100.00%
                                           ---                  ------------                     ------
  Total: ..................                722                  $391,830,000                     100.00%
                                           ===                  ============                     ======


                           INTEREST ONLY GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
 INTEREST ONLY MORTGAGE LOANS       NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 6 LOANS(1)
-----------------------------       ---------------         ------------------------   ------------------------------
Yes .......................              651                    $354,412,197                        90.45%
No ........................               71                      37,417,803                         9.55
                                         ---                    ------------                       ------
  Total: ..................              722                    $391,830,000                       100.00%
                                         ===                    ============                       ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                         SERVICERS OF THE GROUP 6 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   SERVICERS OF THE MORTGAGE                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
             LOANS                   NUMBER OF LOANS              CUT-OFF DATE              ALL GROUP 6 LOANS(1)
----------------------------         ---------------        ------------------------   ------------------------------
Countrywide Servicing .....                 301                    $166,408,673                     42.47%
Countrywide Servicing
(subserviced) .............                 107                      65,429,123                     16.70
Nat City ..................                 314                     159,992,204                     40.83
                                            ---                    ------------                    ------
  Total: ..................                 722                    $391,830,000                    100.00%
                                            ===                    ============                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-77

                     DOCUMENTATION TYPE OF THE GROUP 6 LOANS

                                                               AGGREGATE SCHEDULED
                                                               PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
     DOCUMENTATION TYPE                                       THE MORTGAGE LOANS AS     SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS            NUMBER OF LOANS           OF THE CUT-OFF DATE           ALL GROUP 6 LOANS(1)
---------------------------          ---------------          ---------------------     ------------------------------
Asset Only ................                  27                  $ 13,377,363                       3.41%
Full Documentation ........                 314                   162,802,035                      41.55
Income Only ...............                 229                   131,723,905                      33.62
Stated Documentation ......                 152                    83,926,697                      21.42
                                            ---                  ------------                     ------
  Total: ..................                 722                  $391,830,000                     100.00%
                                            ===                  ============                     ======

-----------
(1)      Column totals may not add to 100.0% due to rounding.


                                     S-B-78

                                  LOAN GROUP 7

                        GROSS COUPON OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     GROSS COUPON OF THE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      MORTGAGE LOANS (%)            NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
4.500 to 4.749 ............                 3                      $ 1,215,963                      3.39%
4.750 to 4.999 ............                10                        5,113,751                     14.25
5.000 to 5.249 ............                14                        6,927,154                     19.30
5.250 to 5.499 ............                27                       11,406,243                     31.78
5.500 to 5.749 ............                15                        5,328,470                     14.85
5.750 to 5.999 ............                14                        5,272,535                     14.69
6.000 to 6.249 ............                 3                          624,000                      1.74
                                           --                      -----------                    ------
  Total: ..................                86                      $35,888,116                    100.00%
                                           ==                      ===========                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the mortgage interest rates for all of the Group 7 Loans ranged from approximately 4.500% per annum to 6.125% per annum, with a weighted average of approximately 5.284% per annum.


                        GROSS MARGIN OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     GROSS MARGIN OF THE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      MORTGAGE LOANS (%)            NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
2.25 ......................               76                       $30,882,280                       86.05%
2.75 ......................                8                         3,677,463                       10.25
2.90 ......................                1                           578,373                        1.61
3.25 ......................                1                           750,000                        2.09
                                          --                       -----------                      ------
  Total: ..................               86                       $35,888,116                      100.00%
                                          ==                       ===========                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average gross margin for all of the Group 7 Loans was approximately 2.333% per annum.


                ORIGINAL PRINCIPAL BALANCES OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
 ORIGINAL PRINCIPAL BALANCES                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS ($)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
-------------------------------     ---------------         ------------------------   ------------------------------
50,000.01 to 200,000.00 .......             11                       $ 1,682,287                       4.69%
200,000.01 to 350,000.00 ......             23                         6,498,047                      18.11
350,000.01 to 500,000.00 ......             25                        10,686,424                      29.78
500,000.01 to 650,000.00 ......             21                        12,157,060                      33.87
650,000.01 to 800,000.00 ......              4                         2,774,600                       7.73
950,000.01 to 1,100,000.00 ....              2                         2,089,698                       5.82
                                            --                       -----------                     ------
  Total: ......................             86                       $35,888,116                     100.00%
                                            ==                       ===========                     ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the principal balances of all of the Group 7 Loans ranged from approximately $110,000 to $1,100,000, with an average of approximately $417,784.


                                     S-B-79

                 CURRENT PRINCIPAL BALANCES OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  CURRENT PRINCIPAL BALANCES                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS ($)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
-------------------------------     ---------------         ------------------------   ------------------------------
50,000.01 to 200,000.00 .......              11                       $ 1,682,287                       4.69%
200,000.01 to 350,000.00 ......              23                         6,498,047                      18.11
350,000.01 to 500,000.00 ......              25                        10,684,597                      29.77
500,000.01 to 650,000.00 ......              21                        12,158,888                      33.88
650,000.01 to 800,000.00 ......               4                         2,774,600                       7.73
950,000.01 to 1,100,000.00 ....               2                         2,089,698                       5.82
                                             --                       -----------                      ------
  Total: ......................              86                       $35,888,116                     100.00%
                                             ==                       ===========                     ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the principal balances of all of the Group 7 Loans ranged from approximately $110,000 to $1,093,487, with an average of approximately $417,304.


               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
    ORIGINAL LOAN-TO-VALUE                                  PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
            RATIOS                                          MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS (%)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
 Below or equal to 50.000 .                  8                      $ 3,843,686                   10.71%
 50.001 to 60.000 .........                 10                        4,285,736                   11.94
 60.001 to 70.000 .........                 12                        4,752,540                   13.24
 70.001 to 75.000 .........                  8                        2,822,919                    7.87
 75.001 to 80.000 .........                 46                       19,243,119                   53.62
 80.001 to 85.000 .........                  1                          512,617                    1.43
 85.001 to 90.000 .........                  1                          427,500                    1.19
                                            --                      -----------                  ------
   Total: .................                 86                      $35,888,116                  100.00%
                                            ==                      ===========                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the weighted average loan-to-value ratio of all the Group 7 Loans was approximately 70.751%.


                CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
    CURRENT LOAN-TO-VALUE                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
            RATIOS                                          MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS (%)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
Below or equal to 50.000 ..                  8                    $ 3,843,686                        10.71%
50.001 to 60.000 ..........                 10                      4,285,736                        11.94
60.001 to 70.000 ..........                 12                      4,752,540                        13.24
70.001 to 75.000 ..........                  8                      2,822,919                         7.87
75.001 to 80.000 ..........                 47                     19,755,736                        55.05
85.001 to 90.000 ..........                  1                        427,500                         1.19
                                            --                    -----------                       ------
  Total: ..................                 86                    $35,888,116                       100.00%
                                            ==                    ===========                       ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average loan-to-value ratio of all of the Group 7 Loans was approximately 70.679%.


                                     S-B-80

            TYPES OF MORTGAGED PROPERTIES SECURING THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
      TYPES OF MORTGAGED                                    PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   PROPERTIES SECURING THE                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
Single Family .............                 46                    $18,660,747                        52.00%
Planned Unit Development ..                 32                     13,946,696                        38.86
Condominium ...............                  7                      2,702,300                         7.53
Two- to Four-Family .......                  1                        578,373                         1.61
                                            --                    -----------                       ------
  Total: ..................                 86                    $35,888,116                       100.00%
                                            ==                    ===========                       ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                 RATE ADJUSTMENT FREQUENCY OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
  RATE ADJUSTMENT FREQUENCY                                 PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    OF THE MORTGAGE LOANS                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
           (MONTHS)                 NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
---------------------------         ---------------         -------------------------  ------------------------------
6 .........................                  4                     $ 1,971,537                     5.49%
12 ........................                 82                      33,916,579                    94.51
                                            --                     -----------                   ------
  Total: ..................                 86                     $35,888,116                   100.00%
                                            ==                     ===========                   ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


              GEOGRAPHIC DISTRIBUTION OF THE GROUP 7 LOANS BY STATE

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
         JURISDICTION               NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
Arizona ...................                   4                     $ 1,638,849                          4.57%
California ................                  27                      13,227,065                         36.86
Colorado ..................                   2                       1,553,095                          4.33
District of Columbia ......                   3                       1,265,488                          3.53
Florida ...................                   4                       1,092,584                          3.04
Georgia ...................                   5                       1,414,997                          3.94
Hawaii ....................                   1                         338,000                          0.94
Illinois ..................                   1                         267,074                          0.74
Indiana ...................                   1                         400,000                          1.11
Massachusetts .............                   3                       1,703,847                          4.75
Maryland ..................                   8                       3,275,273                          9.13
Michigan ..................                   1                         218,000                          0.61
Missouri ..................                   1                         156,500                          0.44
North Carolina ............                   1                         332,000                          0.93
Nevada ....................                   1                         343,501                          0.96
Ohio ......................                   2                         761,638                          2.12
Oregon ....................                   1                         650,000                          1.81
Pennsylvania ..............                   1                         228,000                          0.64
Texas .....................                   4                       1,189,421                          3.31
Virginia ..................                  13                       4,789,584                         13.35
Washington ................                   2                       1,043,200                          2.91
                                             --                     -----------                        ------
  Total: ..................                  86                     $35,888,116                        100.00%
                                             ==                     ===========                        ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

No more than approximately 3.701% of the Group 7 Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 2.776% of the Group 7 Loans will be secured by mortgaged properties in any single zip code area outside of California.


                                     S-B-81

                  SCHEDULED MATURITY YEAR OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   SCHEDULED MATURITY YEAR                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
September 1, 2034 .........                   1                     $   141,457                      0.39%
October 1, 2034 ...........                   1                         361,149                      1.01
November 1, 2034 ..........                   1                         500,000                      1.39
December 1, 2034 ..........                   5                       3,042,381                      8.48
January 1, 2035 ...........                   4                       1,639,077                      4.57
February 1, 2035 ..........                  58                      23,086,751                     64.33
March 1, 2035 .............                   6                       2,911,036                      8.11
April 1, 2035 .............                  10                       4,206,265                     11.72
                                             --                     -----------                    ------
  Total: ..................                  86                     $35,888,116                    100.00%
                                             ==                     ===========                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average stated remaining term of the Group 7 Loans as of the Cut-Off Date is approximately 357 months. The latest scheduled maturity of any of the Group 7 Loans is April 1, 2035.


                          PURPOSE OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   PURPOSE OF THE MORTGAGE                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
            LOANS                   NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
Purchase ..................                  43                   $18,666,002                       52.01%
Rate Term Refinance .......                  20                     8,733,199                       24.33
Cash Out Refinance ........                  23                     8,488,915                       23.65
                                             --                   -----------                      ------
  Total: ..................                  86                   $35,888,116                      100.00%
                                             ==                   ===========                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                     FIRST PAYMENT DATE OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
      FIRST PAYMENT DATE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
October 1, 2004 ...........                    1                    $   141,457                         0.39%
December 1, 2004 ..........                    1                        500,000                         1.39
January 1, 2005 ...........                    5                      3,042,381                         8.48
February 1, 2005 ..........                    4                      1,639,077                         4.57
March 1, 2005 .............                   59                     23,447,899                        65.34
April 1, 2005 .............                    6                      2,911,036                         8.11
May 1, 2005 ...............                   10                      4,206,265                        11.72
                                              --                    -----------                       ------
  Total: ..................                   86                    $35,888,116                       100.00%
                                              ==                    ===========                       ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                      OCCUPANCY STATUS OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       OCCUPANCY STATUS                                     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
Primary Residence .........                  80                        $33,493,588                  93.33%
Investment ................                   3                          1,666,373                   4.64
Second Home ...............                   3                            728,155                   2.03
                                             --                        -----------                 ------
  Total: ..................                  86                        $35,888,116                 100.00%
                                             ==                        ===========                 ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-82

                 CREDIT SCORE DISTRIBUTION OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     CREDIT SCORES OF THE                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
600 to 649 ................                     2                     $   912,949                     2.54%
650 to 699 ................                     9                       3,322,643                     9.26
700 to 749 ................                    32                      14,430,985                    40.21
750 to 799 ................                    39                      15,612,392                    43.50
800 to 849 ................                     4                       1,609,146                     4.48
                                               --                     -----------                   ------
  Total: ..................                    86                     $35,888,116                   100.00%
                                               ==                     ===========                   ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average Credit score of the Group 7 Loans as of the Cut-Off Date is approximately 745.


                         RATE CAPS OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       RATE CAPS OF THE                                     MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
    MORTGAGE LOANS (%) (1)          NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 7 LOANS(2)
---------------------------         ---------------         ------------------------    ---------------------------
5/2/5 .....................                    82                   $33,916,579                       94.51%
6/2/6 .....................                     4                     1,971,537                        5.49
                                               --                   -----------                      ------
  Total: ..................                    86                   $35,888,116                      100.00%
                                               ==                   ===========                      ======

-----------
(1) First Rate Adjustment Cap / Subsequent Rate Adjustment Cap / Life Rate Adjustment Cap

(2) Column totals may not add to 100.0% due to rounding.


             NEXT INTEREST RATE ADJUSTMENT DATE OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
      NEXT INTEREST RATE                                    PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    ADJUSTMENT DATE OF THE                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
September 1, 2011 .........                   1                     $   141,457                      0.39%
November 1, 2011 ..........                   1                         500,000                      1.39
December 1, 2011 ..........                   5                       3,042,381                      8.48
January 1, 2012 ...........                   3                       1,271,877                      3.54
January 2, 2012 ...........                   1                         367,200                      1.02
February 1, 2012 ..........                  59                      23,447,899                     65.34
March 1, 2012 .............                   6                       2,911,036                      8.11
April 2, 2012 .............                  10                       4,206,265                     11.72
                                             --                     -----------                    ------
  Total: ..................                  86                     $35,888,116                    100.00%
                                             ==                     ===========                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                   MAXIMUM INTEREST RATES OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    MAXIMUM INTEREST RATES                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS (%)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
9.500 to 9.999 ............                   13                      $ 6,329,714                  17.64%
10.000 to 10.499 ..........                   38                       16,733,860                  46.63
10.500 to 10.999 ..........                   29                       10,601,005                  29.54
11.000 to 11.499 ..........                    5                        1,851,537                   5.16
12.000 to 12.499 ..........                    1                          372,000                   1.04
                                              --                      -----------                 ------
  Total: ..................                   86                      $35,888,116                 100.00%
                                              ==                      ===========                 ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average maximum interest rate of the Group 7 Loans as of the Cut-Off Date is approximately 10.339%.


                                     S-B-83

                     PROPERTY ZIP CODES OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
      PROPERTY ZIP CODES                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
90291 .....................                  2                       $ 1,328,373                       3.70%
90210 .....................                  1                         1,093,487                       3.05
81632 .....................                  1                           996,211                       2.78
21401 .....................                  2                           971,824                       2.71
20112 .....................                  2                           947,857                       2.64
01945 .....................                  1                           700,000                       1.95
94117 .....................                  1                           664,800                       1.85
92870 .....................                  1                           659,800                       1.84
97701 .....................                  1                           650,000                       1.81
43054 .....................                  1                           649,638                       1.81
Other .....................                 73                        27,226,125                      75.86
                                            --                       -----------                     ------
  Total: ..................                 86                       $35,888,116                     100.00%
                                            ==                       ===========                     ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                        DELINQUENCY OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
 DELINQUENCY OF THE MORTGAGE                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
            LOANS                   NUMBER OF LOANS               CUT-OFF DATE               ALL GROUP 7 LOANS
----------------------------        ---------------         ------------------------   ------------------------------
Current ...................                 86                    $35,888,116                    100.00%
                                            --                    -----------                    ------
  Total: ..................                 86                    $35,888,116                    100.00%
                                            ==                    ===========                    ======


                 PRIMARY MORTGAGE INSURANCE OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  PRIMARY MORTGAGE INSURANCE                                MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 7 LOANS(1)
----------------------------        ---------------         ------------------------    ---------------------------
OLTV(2) less than or equal
to 80% ....................                 84                       $34,947,999                     97.38%
OLTV(2) greater than 80%
and Insured ...............                  2                           940,117                      2.62
                                            --                       -----------                    ------
  Total: ..................                 86                       $35,888,116                    100.00%
                                            ==                       ===========                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

(2) "OLTV" means Original Loan-to-Value Ratio.


                       MONTHS TO ROLL OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    MONTHS TO ROLL OF THE                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
76 ........................                     1                   $   141,457                        0.39%
78 ........................                     1                       500,000                        1.39
79 ........................                     5                     3,042,381                        8.48
80 ........................                     4                     1,639,077                        4.57
81 ........................                    59                    23,447,899                       65.34
82 ........................                     6                     2,911,036                        8.11
83 ........................                    10                     4,206,265                       11.72
                                               --                   -----------                      ------
  Total: ..................                    86                   $35,888,116                      100.00%
                                               ==                   ===========                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average months to roll of the Group 7 Loans as of the Cut-Off Date is approximately 81 months.


                                     S-B-84

                         SEASONING OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       SEASONING OF THE                                     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
   MORTGAGE LOANS (MONTHS)          NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
0 to 2 ....................                 16                   $ 7,117,302                       19.83%
3 to 5 ....................                 68                    28,129,357                       78.38
6 to 8 ....................                  2                       641,457                        1.79
                                            --                   -----------                      ------
  Total: ..................                 86                   $35,888,116                      100.00%
                                            ==                   ===========                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average seasoning of the Group 7 Loans as of the Cut-Off Date is approximately 3 months.


                       ORIGINAL TERM OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     ORIGINAL TERM OF THE                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
   MORTGAGE LOANS (MONTHS)          NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
356 .......................                   1                    $   361,149                         1.01%
360 .......................                  85                     35,526,967                        98.99
                                             --                    -----------                       ------
  Total: ..................                  86                    $35,888,116                       100.00%
                                             ==                    ===========                       ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                   STATED REMAINING TERM OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
    STATED REMAINING TERM                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    OF THE MORTGAGE LOANS                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
           (MONTHS)                 NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
352 .......................                     1                   $   141,457                        0.39%
353 .......................                     1                       361,149                        1.01
354 .......................                     1                       500,000                        1.39
355 .......................                     5                     3,042,381                        8.48
356 .......................                     4                     1,639,077                        4.57
357 .......................                    58                    23,086,751                       64.33
358 .......................                     6                     2,911,036                        8.11
359 .......................                    10                     4,206,265                       11.72
                                               --                   -----------                      ------
  Total: ..................                    86                   $35,888,116                      100.00%
                                               ==                   ===========                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                           INDEX OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
 INDEX OF THE MORTGAGE LOANS        NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
----------------------------        ---------------         ------------------------   ------------------------------
One-Year CMT ..............                    3                   $ 1,612,800                        4.49%
One-Year LIBOR ............                   79                    32,303,779                       90.01
Six-Month LIBOR ...........                    4                     1,971,537                        5.49
                                              --                   -----------                      ------
  Total: ..................                   86                   $35,888,116                      100.00%
                                              ==                   ===========                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-85

                        PRODUCT TYPE OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     PRODUCT TYPE OF THE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE               ALL GROUP 7 LOANS
---------------------------         ---------------         ------------------------   ------------------------------
7/1 ARM ...................                 86                    $35,888,116                       100.00%
                                            --                    -----------                       ------
  Total: ..................                 86                    $35,888,116                       100.00%
                                            ==                    ===========                       ======


                           INTEREST ONLY GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
 INTEREST ONLY MORTGAGE LOANS       NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 7 LOANS(1)
-----------------------------       ---------------         ------------------------   ------------------------------
Yes .......................                    64                    $25,666,348                     71.52%
No ........................                    22                     10,221,767                     28.48
                                               --                    -----------                    ------
  Total: ..................                    86                    $35,888,116                    100.00%
                                               ==                    ===========                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                         SERVICERS OF THE GROUP 7 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   SERVICERS OF THE MORTGAGE                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
             LOANS                   NUMBER OF LOANS              CUT-OFF DATE              ALL GROUP 7 LOANS(1)
----------------------------         ---------------        ------------------------   ------------------------------
Countrywide Servicing
(subserviced) .............                 23                       $11,291,209                     31.46%
Nat City ..................                 63                        24,596,907                     68.54
                                            --                       -----------                    ------
  Total: ..................                 86                       $35,888,116                    100.00%
                                            ==                       ===========                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                     DOCUMENTATION TYPE OF THE GROUP 7 LOANS

                                                               AGGREGATE SCHEDULED
                                                               PRINCIPAL BALANCE OF      PERCENTAGE OF THE AGGREGATE
     DOCUMENTATION TYPE                                       THE MORTGAGE LOANS AS     SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS            NUMBER OF LOANS           OF THE CUT-OFF DATE           ALL GROUP 7 LOANS(1)
---------------------------          ---------------          ---------------------     ------------------------------
Full Documentation ........                 62                     $24,195,241                      67.42%
Stated Documentation ......                 24                      11,692,875                      32.58
                                            --                     -----------                     ------
  Total: ..................                 86                     $35,888,116                     100.00%
                                            ==                     ===========                     ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-86

                                  LOAN GROUP 8

                        GROSS COUPON OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     GROSS COUPON OF THE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      MORTGAGE LOANS (%)            NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
---------------------------         ---------------         ------------------------    ---------------------------
4.750 to 4.999 ............                    4                  $ 1,585,045                       2.10%
5.000 to 5.249 ............                    8                    4,364,091                       5.79
5.250 to 5.499 ............                   27                   16,117,775                      21.39
5.500 to 5.749 ............                   47                   25,118,953                      33.34
5.750 to 5.999 ............                   45                   21,376,649                      28.37
6.000 to 6.249 ............                   11                    5,345,407                       7.09
6.250 to 6.499 ............                    1                      875,781                       1.16
6.500 to 6.749 ............                    1                      155,000                       0.21
6.750 to 6.999 ............                    1                      403,314                       0.54
                                             ---                  -----------                     ------
  Total: ..................                  145                  $75,342,016                     100.00%
                                             ===                  ===========                     ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the mortgage interest rates for all of the Group 8 Loans ranged from approximately 4.750% per annum to 6.875% per annum, with a weighted average of approximately 5.586% per annum.


                        GROSS MARGIN OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     GROSS MARGIN OF THE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
      MORTGAGE LOANS (%)            NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
2.25 ......................                 141                   $72,501,551                       96.23%
2.75 ......................                   4                     2,840,465                        3.77
                                            ---                   -----------                      ------
  Total: ..................                 145                   $75,342,016                      100.00%
                                            ===                   ===========                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average gross margin for all of the Group 8 Loans was approximately 2.269% per annum.


                ORIGINAL PRINCIPAL BALANCES OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
 ORIGINAL PRINCIPAL BALANCES                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS ($)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
-----------------------------       ---------------         ------------------------   ------------------------------
50,000.01 to 200,000.00 .....                  7                    $ 1,136,292                      1.51%
200,000.01 to 350,000.00 ....                 18                      4,949,362                      6.57
350,000.01 to 500,000.00 ....                 58                     24,802,007                     32.92
500,000.01 to 650,000.00 ....                 31                     17,669,645                     23.45
650,000.01 to 800,000.00 ....                 11                      7,394,814                      9.81
800,000.01 to 950,000.00 ....                 10                      8,260,235                     10.96
950,000.01 to 1,100,000.00 ..                  7                      6,929,661                      9.20
1,100,000.01 & Above ........                  3                      4,200,000                      5.57
                                             ---                    -----------                    ------
  Total: ....................                145                    $75,342,016                    100.00%
                                             ===                    ===========                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the principal balances of all of the Group 8 Loans ranged from approximately $129,000 to $1,500,000, with an average of approximately $526,983.


                                     S-B-87

                 CURRENT PRINCIPAL BALANCES OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  CURRENT PRINCIPAL BALANCES                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS ($)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
------------------------------      ---------------         ------------------------   ------------------------------
50,000.01 to 200,000.00 ......                  8                    $ 1,330,288                      1.77%
200,000.01 to 350,000.00 .....                 19                      5,299,362                      7.03
350,000.01 to 500,000.00 .....                 58                     24,802,007                     32.92
500,000.01 to 650,000.00 .....                 31                     18,060,680                     23.97
650,000.01 to 800,000.00 .....                 10                      7,044,814                      9.35
800,000.01 to 950,000.00 .....                  9                      7,675,205                     10.19
950,000.01 to 1,100,000.00 ...                  7                      6,929,661                      9.20
1,100,000.01 & Above .........                  3                      4,200,000                      5.57
                                              ---                    -----------                    ------
  Total: .....................                145                    $75,342,016                    100.00%
                                              ===                    ===========                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the principal balances of all of the Group 8 Loans ranged from approximately $129,000 to $1,500,000, with an average of approximately $519,600.


               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
    ORIGINAL LOAN-TO-VALUE                                  PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
            RATIOS                                          MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS (%)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
------------------------------      ---------------         ------------------------   ------------------------------
Below or equal to 50.000 .....                 17                    $10,544,220                    14.00%
50.001 to 60.000 .............                 11                      6,389,845                     8.48
60.001 to 70.000 .............                 34                     18,326,253                    24.32
70.001 to 75.000 .............                 13                      7,005,499                     9.30
75.001 to 80.000 .............                 68                     32,717,404                    43.43
85.001 to 90.000 .............                  1                        217,500                     0.29
90.001 to 95.000 .............                  1                        141,294                     0.19
                                              ---                    -----------                   ------
  Total: .....................                145                    $75,342,016                   100.00%
                                              ===                    ===========                   ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

At origination, the weighted average loan-to-value ratio of all the Group 8 Loans was approximately 69.110%.


                CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
    CURRENT LOAN-TO-VALUE                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
            RATIOS                                          MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
  OF THE MORTGAGE LOANS (%)         NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
------------------------------      ---------------         ------------------------   ------------------------------
Below or equal to 50.000 .....                 19                    $11,088,216                     14.72%
50.001 to 60.000 .............                 12                      6,974,876                      9.26
60.001 to 70.000 .............                 34                     18,326,253                     24.32
70.001 to 75.000 .............                 13                      7,005,499                      9.30
75.001 to 80.000 .............                 65                     31,588,377                     41.93
85.001 to 90.000 .............                  1                        217,500                      0.29
90.001 to 95.000 .............                  1                        141,294                      0.19
                                              ---                    -----------                    ------
  Total: .....................                145                    $75,342,016                    100.00%
                                              ===                    ===========                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

As of the Cut-Off Date, the weighted average loan-to-value ratio of all of the Group 8 Loans was approximately 68.525%.


                                     S-B-88

            TYPES OF MORTGAGED PROPERTIES SECURING THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
      TYPES OF MORTGAGED                                    PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   PROPERTIES SECURING THE                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
------------------------------      ---------------         ------------------------   ------------------------------
Single Family ................                 93                    $49,302,313                    65.44%
Planned Unit Development .....                 43                     22,457,893                    29.81
Condominium ..................                  7                      3,064,310                     4.07
Two- to Four-Family ..........                  2                        517,500                     0.69
                                              ---                    -----------                   ------
  Total: .....................                145                    $75,342,016                   100.00%
                                              ===                    ===========                   ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                 RATE ADJUSTMENT FREQUENCY OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
  RATE ADJUSTMENT FREQUENCY                                 PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    OF THE MORTGAGE LOANS                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
           (MONTHS)                 NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
------------------------------      ---------------         ------------------------   -------------------------------
6 ............................                  3                     $ 1,510,781                     2.01%
12 ...........................                142                      73,831,235                    97.99
                                              ---                     -----------                   ------
  Total: .....................                145                     $75,342,016                   100.00%
                                              ===                     ===========                   ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


              GEOGRAPHIC DISTRIBUTION OF THE GROUP 8 LOANS BY STATE

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
         JURISDICTION               NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
------------------------------      ---------------         ------------------------   ------------------------------
Arizona ......................                 3                   $ 1,015,036                        1.35%
California ...................                68                    42,464,543                       56.36
Colorado .....................                 7                     2,719,000                        3.61
Connecticut ..................                 2                     1,239,882                        1.65
District of Columbia .........                 1                       300,000                        0.40
Delaware .....................                 1                       550,000                        0.73
Florida ......................                 4                     1,661,259                        2.20
Georgia ......................                 6                     2,575,468                        3.42
Illinois .....................                 3                     1,363,384                        1.81
Indiana ......................                 3                     1,896,561                        2.52
Kentucky .....................                 1                       383,958                        0.51
Massachusetts ................                 1                       217,500                        0.29
Maryland .....................                10                     4,241,389                        5.63
Michigan .....................                 1                       489,679                        0.65
Minnesota ....................                 3                     1,357,482                        1.80
Montana ......................                 1                       500,000                        0.66
North Carolina ...............                 2                       830,000                        1.10
New Jersey ...................                 6                     2,934,759                        3.90
South Carolina ...............                 1                       649,800                        0.86
Texas ........................                 3                       602,294                        0.80
Utah .........................                 1                       350,000                        0.46
Virginia .....................                13                     5,030,372                        6.68
Washington ...................                 3                     1,725,652                        2.29
West Virginia ................                 1                       244,000                        0.32
                                             ---                   -----------                      ------
  Total: .....................               145                   $75,342,016                      100.00%
                                             ===                   ===========                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

No more than approximately 2.469% of the Group 8 Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 1.756% of the Group 8 Loans will be secured by mortgaged properties in any single zip code area outside of California.


                                     S-B-89

                  SCHEDULED MATURITY YEAR OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   SCHEDULED MATURITY YEAR                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
September 1, 2034 .........                   1                   $   275,000                        0.37%
October 1, 2034 ...........                   2                     1,584,609                        2.10
November 1, 2034 ..........                   1                       359,000                        0.48
December 1, 2034 ..........                   7                     4,284,931                        5.69
January 1, 2035 ...........                   4                     2,696,627                        3.58
February 1, 2035 ..........                  65                    30,547,632                       40.55
March 1, 2035 .............                  61                    34,484,217                       45.77
April 1, 2035 .............                   4                     1,110,000                        1.47
                                            ---                   -----------                      ------
  Total: ..................                 145                   $75,342,016                      100.00%
                                            ===                   ===========                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average stated remaining term of the Group 8 Loans as of the Cut-Off Date is approximately 357 months. The latest scheduled maturity of any of the Group 8 Loans is April 1, 2035.


                          PURPOSE OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   PURPOSE OF THE MORTGAGE                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
            LOANS                   NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
--------------------------          ---------------         ------------------------   ------------------------------
Purchase .................                  78                     $39,221,095                         52.06%
Rate Term Refinance ......                  36                      21,526,892                         28.57
Cash Out Refinance .......                  31                      14,594,029                         19.37
                                           ---                     -----------                        ------
  Total: .................                 145                     $75,342,016                        100.00%
                                           ===                     ===========                        ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                     FIRST PAYMENT DATE OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
      FIRST PAYMENT DATE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
October 1, 2004 ...........                    1                    $   275,000                         0.37%
November 1, 2004 ..........                    2                      1,584,609                         2.10
December 1, 2004 ..........                    1                        359,000                         0.48
January 1, 2005 ...........                    7                      4,284,931                         5.69
February 1, 2005 ..........                    4                      2,696,627                         3.58
March 1, 2005 .............                   65                     30,547,632                        40.55
April 1, 2005 .............                   61                     34,484,217                        45.77
May 1, 2005 ...............                    4                      1,110,000                         1.47
                                             ---                    -----------                       ------
  Total: ..................                  145                    $75,342,016                       100.00%
                                             ===                    ===========                       ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                      OCCUPANCY STATUS OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       OCCUPANCY STATUS                                     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
Primary Residence .........                 137                     $71,910,205                     95.45%
Second Home ...............                   8                       3,431,811                      4.55
                                            ---                     -----------                    ------
  Total: ..................                 145                     $75,342,016                    100.00%
                                            ===                     ===========                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-90

                 CREDIT SCORE DISTRIBUTION OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     CREDIT SCORES OF THE                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
---------------------------         ---------------         ------------------------   ------------------------------
600 to 649 ................                    1                     $   129,000                          0.17%
650 to 699 ................                   16                       6,807,293                          9.04
700 to 749 ................                   53                      30,737,357                         40.80
750 to 799 ................                   64                      31,765,494                         42.16
800 to 849 ................                   11                       5,902,873                          7.83
                                             ---                     -----------                        ------
  Total: ..................                  145                     $75,342,016                        100.00%
                                             ===                     ===========                        ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average Credit score of the Group 8 Loans as of the Cut-Off Date is approximately 747.


                         RATE CAPS OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       RATE CAPS OF THE                                     MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
    MORTGAGE LOANS (%) (1)          NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 8 LOANS(2)
---------------------------         ---------------         ------------------------    ---------------------------
5/2/5 .....................                  142                    $73,831,235                     97.99%
6/2/6 .....................                    3                      1,510,781                      2.01
                                             ---                    -----------                    ------
  Total: ..................                  145                    $75,342,016                    100.00%
                                             ===                    ===========                    ======

-----------
(1) First Rate Adjustment Cap / Subsequent Rate Adjustment Cap / Life Rate Adjustment Cap

(2) Column totals may not add to 100.0% due to rounding.


             NEXT INTEREST RATE ADJUSTMENT DATE OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
      NEXT INTEREST RATE                                    PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    ADJUSTMENT DATE OF THE                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
---------------------------         ---------------         ------------------------    ---------------------------
September 1, 2014 .........                   1                     $   275,000                      0.37%
October 1, 2014 ...........                   2                       1,584,609                      2.10
November 1, 2014 ..........                   1                         359,000                      0.48
December 1, 2014 ..........                   7                       4,284,931                      5.69
January 1, 2015 ...........                   4                       2,696,627                      3.58
February 1, 2015 ..........                  65                      30,547,632                     40.55
March 1, 2015 .............                  61                      34,484,217                     45.77
April 1, 2015 .............                   4                       1,110,000                      1.47
                                            ---                     -----------                    ------
  Total: ..................                 145                     $75,342,016                    100.00%
                                            ===                     ===========                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                   MAXIMUM INTEREST RATES OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    MAXIMUM INTEREST RATES                                  MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
---------------------------         ---------------         ------------------------    ---------------------------
9.500 to 9.999% ...........                  4                     $ 1,585,045                      2.10%
10.000 to 10.499% .........                 35                      20,481,867                     27.19
10.500 to 10.999% .........                 90                      45,860,602                     60.87
11.000 to 11.499% .........                 11                       5,345,407                      7.09
11.500 to 11.999% .........                  4                       1,193,314                      1.58
12.000 to 12.499% .........                  1                         875,781                      1.16
                                           ---                     -----------                    ------
  Total: ..................                145                     $75,342,016                    100.00%
                                           ===                     ===========                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average maximum interest rate of the Group 8 Loans as of the Cut-Off Date is approximately 10.606%.


                                     S-B-91

                     PROPERTY ZIP CODES OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
      PROPERTY ZIP CODES                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
---------------------------         ---------------         ------------------------    ---------------------------
94114 .....................                    2                 $ 1,860,000                            2.47%
92115 .....................                    2                   1,525,000                            2.02
92009 .....................                    1                   1,500,000                            1.99
94528 .....................                    1                   1,500,000                            1.99
94028 .....................                    2                   1,330,609                            1.77
30327 .....................                    2                   1,323,000                            1.76
46032 .....................                    2                   1,247,855                            1.66
94022 .....................                    1                   1,200,000                            1.59
90291 .....................                    2                   1,190,583                            1.58
92024 .....................                    2                   1,132,219                            1.50
Other .....................                  128                  61,532,750                           81.67
                                             ---                 -----------                          ------
  Total: ..................                  145                 $75,342,016                          100.00%
                                             ===                 ===========                          ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                        DELINQUENCY OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
 DELINQUENCY OF THE MORTGAGE                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
            LOANS                   NUMBER OF LOANS               CUT-OFF DATE               ALL GROUP 8 LOANS
---------------------------         ---------------         ------------------------    ---------------------------
Current ...................                  145                   $75,342,016                      100.00%
                                             ---                   -----------                      ------
  Total: ..................                  145                   $75,342,016                      100.00%
                                             ===                   ===========                      ======


                 PRIMARY MORTGAGE INSURANCE OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
  PRIMARY MORTGAGE INSURANCE                                MORTGAGE LOANS AS OF THE    SCHEDULED PRINCIPAL BALANCE
    OF THE MORTGAGE LOANS           NUMBER OF LOANS               CUT-OFF DATE            OF ALL GROUP 8 LOANS(1)
---------------------------         ---------------         ------------------------    ---------------------------
OLTV(2) less than or equal
  to 80% ..................                143                       $74,983,222                      99.52%
OLTV(2) greater than 80%
  and Insured .............                  2                           358,794                       0.48
                                           ---                       -----------                     ------
  Total: ..................                145                       $75,342,016                     100.00%
                                           ===                       ===========                     ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

(2) "OLTV" means Original Loan-to-Value Ratio.


                       MONTHS TO ROLL OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    MONTHS TO ROLL OF THE                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
---------------------------         ---------------         ------------------------    ---------------------------
112 .......................                    1                     $   275,000                     0.37%
113 .......................                    2                       1,584,609                     2.10
114 .......................                    1                         359,000                     0.48
115 .......................                    7                       4,284,931                     5.69
116 .......................                    4                       2,696,627                     3.58
117 .......................                   65                      30,547,632                    40.55
118 .......................                   61                      34,484,217                    45.77
119 .......................                    4                       1,110,000                     1.47
                                             ---                     -----------                   ------
  Total: ..................                  145                     $75,342,016                   100.00%
                                             ===                     ===========                   ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average months to roll of the Group 8 Loans as of the Cut-Off Date is approximately 117 months.


                                     S-B-92

                         SEASONING OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
       SEASONING OF THE                                     MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
   MORTGAGE LOANS (MONTHS)          NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
---------------------------         ---------------         ------------------------    ---------------------------
0 to 2 ....................                  65                       $35,594,217                   47.24%
3 to 5 ....................                  76                        37,529,190                   49.81
6 to 8 ....................                   4                         2,218,609                    2.94
                                            ---                       -----------                  ------
  Total: ..................                 145                       $75,342,016                  100.00%
                                            ===                       ===========                  ======

-----------
(1) Column totals may not add to 100.0% due to rounding.

The weighted average seasoning of the Group 8 Loans as of the Cut-Off Date is approximately 3 months.


                       ORIGINAL TERM OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     ORIGINAL TERM OF THE                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
   MORTGAGE LOANS (MONTHS)          NUMBER OF LOANS               CUT-OFF DATE               ALL GROUP 8 LOANS
---------------------------         ---------------         ------------------------    ---------------------------
360 .......................                  145                 $75,342,016                    100.00%
                                             ---                 -----------                    ------
  Total: ..................                  145                 $75,342,016                    100.00%
                                             ===                 ===========                    ======


                   STATED REMAINING TERM OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
    STATED REMAINING TERM                                   PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
    OF THE MORTGAGE LOANS                                   MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
           (MONTHS)                 NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
---------------------------         ---------------         ------------------------    ---------------------------
352 .......................                    1                   $   275,000                        0.37%
353 .......................                    2                     1,584,609                        2.10
354 .......................                    1                       359,000                        0.48
355 .......................                    7                     4,284,931                        5.69
356 .......................                    4                     2,696,627                        3.58
357 .......................                   65                    30,547,632                       40.55
358 .......................                   61                    34,484,217                       45.77
359 .......................                    4                     1,110,000                        1.47
                                             ---                   -----------                      ------
  Total: ..................                  145                   $75,342,016                      100.00%
                                             ===                   ===========                      ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                           INDEX OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
 INDEX OF THE MORTGAGE LOANS        NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
----------------------------        ---------------         ------------------------    ---------------------------
One-Year CMT ..............                    3                   $ 2,028,465                     2.69%
One-Year LIBOR ............                  139                    71,802,770                    95.30
Six-Month LIBOR ...........                    3                     1,510,781                     2.01
                                             ---                   -----------                   ------
  Total: ..................                  145                   $75,342,016                   100.00%
                                             ===                   ===========                   ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-93

                        PRODUCT TYPE OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
     PRODUCT TYPE OF THE                                    MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
        MORTGAGE LOANS              NUMBER OF LOANS               CUT-OFF DATE               ALL GROUP 8 LOANS
----------------------------        ---------------         ------------------------    ---------------------------
10/1 ARM ..................                145                       $75,342,016                    100.00%
                                           ---                       -----------                    ------
  Total: ..................                145                       $75,342,016                    100.00%
                                           ===                       ===========                    ======


                           INTEREST ONLY GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
                                                            MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
 INTEREST ONLY MORTGAGE LOANS       NUMBER OF LOANS               CUT-OFF DATE              ALL GROUP 8 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Yes .......................                 118                    $60,458,356                     80.25%
No ........................                  27                     14,883,660                     19.75
                                            ---                    -----------                    ------
  Total: ..................                 145                    $75,342,016                    100.00%
                                            ===                    ===========                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                         SERVICERS OF THE GROUP 8 LOANS

                                                              AGGREGATE SCHEDULED
                                                            PRINCIPAL BALANCE OF THE    PERCENTAGE OF THE AGGREGATE
   SERVICERS OF THE MORTGAGE                                MORTGAGE LOANS AS OF THE   SCHEDULED PRINCIPAL BALANCE OF
             LOANS                   NUMBER OF LOANS              CUT-OFF DATE              ALL GROUP 8 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Countrywide Servicing .....                 69                       $39,597,657                      52.56%
Countrywide Servicing
(subserviced) .............                 20                        10,483,395                      13.91
Nat City ..................                 56                        25,260,964                      33.53
                                           ---                       -----------                     ------
  Total: ..................                145                       $75,342,016                     100.00%
                                           ===                       ===========                     ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                     DOCUMENTATION TYPE OF THE GROUP 8 LOANS

                                                               AGGREGATE SCHEDULED       PERCENTAGE OF THE AGGREGATE
                                                               PRINCIPAL BALANCE OF      SCHEDULED PRINCIPAL BALANCE
     DOCUMENTATION TYPE                                       THE MORTGAGE LOANS AS                   OF
    OF THE MORTGAGE LOANS            NUMBER OF LOANS           OF THE CUT-OFF DATE           ALL GROUP 8 LOANS(1)
-----------------------------       ---------------         ------------------------    ---------------------------
Asset Only ................                  11                     $ 6,012,973                      7.98%
Full Documentation ........                  74                      36,609,522                     48.59
Income Only ...............                  43                      24,727,252                     32.82
No Documentation ..........                   2                         635,000                      0.84
Stated Documentation ......                  15                       7,357,269                      9.77
                                            ---                     -----------                    ------
  Total: ..................                 145                     $75,342,016                    100.00%
                                            ===                     ===========                    ======

-----------
(1) Column totals may not add to 100.0% due to rounding.


                                     S-B-94

                                   PROSPECTUS

                          MORTGAGE-BACKED CERTIFICATES

                              MORTGAGE-BACKED NOTES
                              (Issuable in Series)

                          GS MORTGAGE SECURITIES CORP.
                                     Seller

     GS Mortgage Securities Corp. may, through one or more trusts, offer to sell certificates and notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund. Each trust or trust fund will consist primarily of the following mortgage related assets:

      o mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,

      o mortgage loans or participations in mortgage loans secured by multifamily residential properties,

      o loans or participations in loans secured by security interests on shares in cooperative housing corporations,

      o conditional sales contracts and installment sales or loan agreements or participations in such contracts or agreements secured by manufactured housing,

      o closed-end and revolving credit line mortgage loans or participations in revolving credit line mortgage loans (or certain revolving credit line mortgage loan balances); and

      o mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities.

     The certificates or notes of any series may be called "mortgage-backed certificates" or "mortgage-backed notes" or "asset-backed certificates" or "asset-backed notes".

     AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

     Offers of the certificates or notes, as applicable, may be made through one or more different methods, including offerings through underwriters. Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

                              GOLDMAN, SACHS & CO.

                The date of this Prospectus is December 1, 2004.

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                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT.............................................................................................1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................................................................1
RISK FACTORS......................................................................................................2
     You May Have Difficulty Selling The Securities...............................................................2
     Book-Entry Securities May Delay Receipt of Payment and Reports...............................................2
     Your Return on an Investment in The Securities Is Uncertain..................................................2
     Interest Only and Principal Only Securities Involve Additional Risk..........................................3
     Subordinated Securities Involve More Risks and May Incur Losses..............................................3
     Trust or Trust Fund Assets Are the Only Source of Payments on the Securities.................................3
     Delays and Expenses Inherent in Foreclosure Procedures Could Delay Distributions to You or Result in Losses..4
     The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss..............4
     Financial Instruments May Not Avoid Losses...................................................................4
     Environmental Conditions Affecting Mortgaged Properties May Result in Losses.................................5
     Security Interests in Manufactured Homes May Be Lost.........................................................5
     Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment in the Securities..........5
     The Trust May Contain Mortgage Assets Secured by Subordinated Liens;
         These Mortgage Assets Are More Likely Than Mortgage Assets Secured by Senior Liens to Experience Losses..6
     If Consumer Protection Laws are Violated in the Origination or Servicing of the Loans,
         Losses on Your Investment Could Result...................................................................6
     Assets of the Trust or Trust Fund May Include Delinquent and Sub-Performing Residential Mortgage Loans.......7
     The Securities Are Not Suitable Investments for All Investors................................................7
     You May Have Income for Tax Purposes Prior to Your Receipt of Cash...........................................7
THE TRUSTS OR TRUST FUNDS.........................................................................................8
     The Mortgage Loans - General.................................................................................9
     Single Family and Cooperative Loans.........................................................................11
     Multifamily Loans...........................................................................................12
     Manufactured Housing Contracts..............................................................................12
     Revolving Credit Line Mortgage Loans........................................................................13
     Agency Securities...........................................................................................13
     Private Mortgage-Backed Securities..........................................................................18
     U.S. Government Securities..................................................................................20
     Substitution of Mortgage Assets.............................................................................20
     Pre-Funding and Capitalized Interest Accounts...............................................................20
USE OF PROCEEDS..................................................................................................21
THE SELLER.......................................................................................................21
THE MORTGAGE LOANS...............................................................................................21
     Representations by Lenders; Repurchases.....................................................................23
     Optional Purchase of Defaulted Loans........................................................................24
DESCRIPTION OF THE SECURITIES....................................................................................24
     Distributions on Securities.................................................................................26
     Advances....................................................................................................28
     Reports to Securityholders..................................................................................28
     Book-Entry Registration.....................................................................................29
CREDIT ENHANCEMENT...............................................................................................32
     General.....................................................................................................32
     Subordination...............................................................................................33
     Pool Insurance Policies.....................................................................................34
     Special Hazard Insurance Policies...........................................................................35



     Bankruptcy Bonds............................................................................................36
     FHA Insurance; VA Guarantees; RHS Guarantees................................................................36
         FHA Loans...............................................................................................36
         VA Loans................................................................................................39
         RHS Loans...............................................................................................40
     FHA Insurance on Multifamily Loans..........................................................................42
     Reserve and Other Accounts..................................................................................42
     Other Insurance, Guarantees and Similar Instruments or Agreements...........................................42
     Cross Support...............................................................................................43
YIELD AND PREPAYMENT CONSIDERATIONS..............................................................................43
ADMINISTRATION...................................................................................................45
     Assignment of Mortgage Assets...............................................................................45
     Payments on Mortgage Loans; Deposits to Accounts............................................................47
     Sub-Servicing by Lenders....................................................................................48
     Collection Procedures.......................................................................................50
     Hazard Insurance............................................................................................51
     Realization Upon Defaulted Mortgage Loans...................................................................52
     Servicing and Other Compensation and Payment of Expenses....................................................54
     Evidence as to Compliance...................................................................................54
     Certain Matters Regarding the Master Servicer and Us........................................................55
     Events of Default; Rights Upon Event of Default.............................................................56
     The Trustee.................................................................................................58
     Duties of the Trustee.......................................................................................58
     Resignation of Trustee......................................................................................59
     Amendment...................................................................................................59
     Termination; Optional Termination...........................................................................60
LEGAL ASPECTS OF THE MORTGAGE LOANS..............................................................................60
     General.....................................................................................................61
     Foreclosure/Repossession....................................................................................64
         General.................................................................................................64
     Rights Of Redemption........................................................................................67
         General.................................................................................................67
     Anti-Deficiency Legislation And Other Limitations On Lenders................................................67
     Due-On-Sale Clauses.........................................................................................69
     Prepayment Charges..........................................................................................69
     Subordinate Financing.......................................................................................70
     Applicability of Usury Laws.................................................................................70
     Servicemembers Civil Relief Act and the California Military and Veterans Code...............................71
     Product Liability and Related Litigation....................................................................71
     Environmental Considerations................................................................................72
     Forfeiture for Drug, RICO and Money Laundering Violations...................................................73
     Other Legal Considerations..................................................................................74
FEDERAL INCOME TAX CONSEQUENCES..................................................................................74
     Miscellaneous Itemized Deductions...........................................................................75
     Tax Treatment of REMIC Regular Interests and Other Debt Instruments.........................................75
     OID 76
     Market Discount.............................................................................................79
     Amortizable Premium.........................................................................................80
     Consequences of Realized Losses.............................................................................81
     Gain or Loss on Disposition.................................................................................81
     Taxation of Certain Foreign Holders of Debt Instruments.....................................................82
     Backup Withholding..........................................................................................83
     Reporting and Tax Administration............................................................................83
     Tax Treatment of REMIC Residual Interests...................................................................84
     Special Considerations for Certain Types of Investors.......................................................87
     Treatment by the REMIC of OID, Market Discount, and Amortizable Premium.....................................89



     REMIC-Level Taxes...........................................................................................89
     REMIC Qualification.........................................................................................90
     Grantor Trusts..............................................................................................90
     Tax Treatment of the Grantor Trust Security.................................................................90
     Treatment of Pass-Through Securities........................................................................91
     Treatment of Strip Securities...............................................................................91
     Determination of Income with Respect to Strip Securities....................................................92
     Purchase of Complementary Classes of Strip Securities.......................................................93
     Possible Alternative Characterizations of Strip Securities..................................................93
     Limitations on Deductions With Respect to Strip Securities..................................................94
     Sale of a Grantor Trust Security............................................................................94
     Taxation of Certain Foreign Holders of Grantor Trust Securities.............................................94
     Backup Withholding of Grantor Trust Securities..............................................................95
     Reporting and Tax Administration of Grantor Trust Securities................................................95
     Taxation of Owners of Owner Trust Securities................................................................95
     Partnership Taxation........................................................................................95
     Discount and Premium of Mortgage Loans......................................................................96
     Section 708 Termination.....................................................................................97
     Gain or Loss on Disposition of Partnership Securities.......................................................97
     Allocations Between Transferors and Transferees.............................................................97
     Section 731 Distributions...................................................................................98
     Section 754 Election........................................................................................98
     Administrative Matters......................................................................................98
     Tax Consequences to Foreign Securityholders of a Partnership Trust..........................................99
     Backup Withholding on Partnership Securities................................................................99
STATE, FOREIGN AND lOCAL TAX CONSEQUENCES.......................................................................100
ERISA CONSIDERATIONS............................................................................................100
     General....................................................................................................100
     ERISA Considerations Relating to Certificates..............................................................100
     Underwriter Exemption......................................................................................102
     ERISA Considerations Relating to Notes.....................................................................108
LEGAL INVESTMENT................................................................................................109
METHOD OF DISTRIBUTION..........................................................................................111
LEGAL MATTERS...................................................................................................111
FINANCIAL INFORMATION...........................................................................................112
     Ratings....................................................................................................112
WHERE YOU CAN FIND MORE INFORMATION.............................................................................113
INDEX...........................................................................................................114


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                              PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

     You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

     All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

     You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                            Telephone: (212) 902-1000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  RISK FACTORS

     AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW THE FOLLOWING INFORMATION AND THE INFORMATION UNDER THE CAPTION "RISK FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

YOU MAY HAVE DIFFICULTY SELLING THE SECURITIES

     There will be no market for the certificates or notes of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the certificates or notes. The certificates and notes are redeemable only under the limited circumstances, if any, described in the supplement to this prospectus. We do not intend to list any class of certificates or notes on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the certificates or notes are not listed or quoted, you may experience more difficulty selling certificates or notes. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS

     If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase certificates and notes for which they cannot receive physical certificates.

YOUR RETURN ON AN INVESTMENT IN THE SECURITIES IS UNCERTAIN

     Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and
(3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest.

      o The Rate of Return of Principal is Uncertain. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans or breaches of representations and warranties. A series of certificates or notes may have (1) certain classes that are paid principal after other classes or (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of notes or holders of certificates in any month or over the period of time that such certificates or notes remain outstanding.

    o Optional Termination May Adversely Affect Yield. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of certificates or notes. In such event, the holders of one or more classes of certificates or notes may incur a loss.

    o Credit Enhancement Will Not Cover All Losses. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

INTEREST ONLY AND PRINCIPAL ONLY SECURITIES INVOLVE ADDITIONAL RISK

     Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

     A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

     The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

SUBORDINATED SECURITIES INVOLVE MORE RISKS AND MAY INCUR LOSSES

     A series of certificates or notes may provide that one or more classes of such certificates or notes are subordinated in right of payment to one or more other classes of that series or to one or more tranches of certificates or notes within a class of a series. Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinated securities. If the amount available for payments to holders of certificates and notes is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

TRUST OR TRUST FUND ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE SECURITIES

     Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust or trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the seller, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

DELAYS AND EXPENSES INHERENT IN FORECLOSURE PROCEDURES COULD DELAY DISTRIBUTIONS TO YOU OR RESULT IN LOSSES

     Substantial delays may occur before mortgage assets are liquidated and the proceeds forwarded to the trust or trust fund. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and mortgaged property proceeds may not cover the defaulted mortgage loan amount. Expenses incurred in the course of liquidating defaulted mortgage loans will be applied to reduce the foreclosure proceeds available to the trust or trust fund. Liquidation expenses with respect to defaulted mortgage assets do not vary directly with the outstanding principal balances of the mortgage assets at the time of default. Therefore, assuming that a master servicer or sub-servicer took the same steps in realizing on a defaulted mortgage asset having a small remaining principal balance as it would in the case of a defaulted mortgage asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small mortgage assets than would be the case with the larger defaulted mortgage assets having a large remaining principal balance. Also, some states prohibit a lender from obtaining a judgment against the mortgagor for amounts not covered by property proceeds if the mortgaged property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in amounts payable to you.

     There is no assurance that the value of the mortgaged assets for any series of certificates or notes at any time will equal or exceed the principal amount of the outstanding certificates or notes of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancement providers, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to the trust or the trust fund. As a result, you may not receive the full amount of interest and principal due on your certificates or notes.

     Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

THE CONCENTRATION OF MORTGAGE ASSETS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS

     The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. These states may suffer economic problems or reductions in market values for properties that other states will not experience. Because of the concentration of mortgage assets in these states, those types of problems may have a greater effect on the certificates or notes of such series.

FINANCIAL INSTRUMENTS MAY NOT AVOID LOSSES

     A trust or trust fund may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

ENVIRONMENTAL CONDITIONS AFFECTING MORTGAGED PROPERTIES MAY RESULT IN LOSSES

     Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of certificates or notes if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

SECURITY INTERESTS IN MANUFACTURED HOMES MAY BE LOST

     The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

     Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the sub-servicer would be unlikely to discover such noncompliance, which would hinder the sub-servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

RESIDENTIAL REAL ESTATE VALUES MAY FLUCTUATE AND ADVERSELY AFFECT YOUR INVESTMENT IN THE SECURITIES

     We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. In the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

THE TRUST MAY CONTAIN MORTGAGE ASSETS SECURED BY SUBORDINATED LIENS; THESE MORTGAGE ASSETS ARE MORE LIKELY THAN MORTGAGE ASSETS SECURED BY SENIOR LIENS TO EXPERIENCE LOSSES

     The trust may contain mortgage assets that are in a subordinate lien position. Mortgages or deeds of trust securing subordinate mortgage assets will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a subordinate lender may only foreclose in a manner that is consistent with the rights of the senior lender. As a result, the subordinate lender generally must either pay the related senior lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage asset. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any subordinate mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

IF CONSUMER PROTECTION LAWS ARE VIOLATED IN THE ORIGINATION OR SERVICING OF THE LOANS, LOSSES ON YOUR INVESTMENT COULD RESULT

     In addition to federal laws, most states and some local governments have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer or the sub-servicer to collect interest or principal on the mortgage assets and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's or the sub-servicer's ability to collect interest or principal on a mortgage loan may result in a loss to you.

     The mortgage loans may also be governed by federal laws relating to the origination and underwriting of mortgage loans. These laws:

      o require specified disclosures to the borrowers regarding the terms of the mortgage loans;

      o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

      o regulate the use and reporting of information related to the borrower's credit experience;

      o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

      o permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

      o limit the ability of the master servicer or the sub-servicer to collect full amounts of interest on some mortgage assets and interfere with the ability of the master servicer or the sub-servicer to foreclose on some mortgaged properties.

     If particular provisions of these federal laws are violated, the master servicer or the sub-servicer may be unable to collect all or part of the principal or interest on the mortgage assets. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

ASSETS OF THE TRUST OR TRUST FUND MAY INCLUDE DELINQUENT AND SUB-PERFORMING RESIDENTIAL MORTGAGE LOANS

     The assets of the trust or trust fund may include residential mortgage loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

      o the rate of defaults and prepayments on the residential mortgage loans to increase; and

      o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates or notes should consider such an investment.

         YOU MAY HAVE INCOME FOR TAX PURPOSES PRIOR TO YOUR RECEIPT OF CASH

     Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

     In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

      o generally, will not be subject to offset by losses from other activities,

      o for a tax-exempt holder, will be treated as unrelated business taxable income, and

      o for a foreign holder, will not qualify for exemption from withholding tax.

     Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Consequences" in this prospectus.

                            THE TRUSTS OR TRUST FUNDS

      A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

      1.    a mortgage pool* comprised of:

      o Single family loans. "SINGLE FAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by one- to four-family residential properties (which may have mixed residential and commercial uses),

      o Multifamily loans. "MULTIFAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by multifamily residential properties (which may have mixed residential and commercial uses),

      o Cooperative loans. "COOPERATIVE LOANS" consist of loans or participations in loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

      o Manufactured housing contracts. "MANUFACTURED HOUSING CONTRACTS" consist of conditional sales contracts and installment sales or loan agreements or participations in conditional sales contracts, installment sales or loan agreements secured by manufactured housing, and or

      o Revolving Credit Line Mortgage Loans. "REVOLVING CREDIT LINE MORTGAGE LOANS" consist of mortgage loans or participations in mortgage loans (or certain revolving credit line mortgage loan balances) secured by one- to four-family or multifamily residential properties (which may have mixed residential and commercial uses), the unpaid principal balances of which may vary during a specified period of time as the related line of credit is repaid or drawn down by the borrower from time to time;

      2. mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as "AGENCY SECURITIES"; and/or

      3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as "PRIVATELY ISSUED MORTGAGE-BACKED SECURITIES," in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

     The single and multifamily loans, the cooperative loans, the manufactured housing contracts and the revolving credit line mortgage loans are sometimes referred to in this prospectus as the "MORTGAGE

-----------------

* Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund or the trust which owns the assets of such trust fund.

LOANS." If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. The certificates and notes are sometimes referred to in this prospectus as the securities.

     We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to as "LENDERS," or in the market and we will convey the mortgage assets to the related trust fund.

     As used in this prospectus, "AGREEMENT" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

     The following is a brief description of the assets expected to be included in a trust or a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be listed in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be attached to a report on Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE MORTGAGE LOANS - GENERAL

     The real property and manufactured homes, as the case may be, which secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority - also referred to as the "FHA" -or partially guaranteed by the Veterans Administration - also referred to as the "VA" or the Rural Housing Service of the United State Department of Agriculture - also referred to as "RHS" - as specified in the related prospectus supplement and described below. Primary mortgage guaranty insurance policies (each a "PRIMARY INSURANCE POLICY") may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

     Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features, a combination of such features or other features the related prospectus supplement may describe:

      o Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan;

      o Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan;

      o Monthly payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2) provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan. This procedure is referred to as negative amortization. In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes; and

      o A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time. Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

      Each prospectus supplement will contain information, as of a date specified in such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

      o the aggregate principal balance and the average principal balance of the mortgage loans as of the date specified in the related prospectus supplement,

      o the type of property securing the mortgage loans (e.g., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties, condotels-which generally are condominium units at properties which may include features similar to those commonly found at hotels, such as maid service, a front desk or resident manager, rental pools and commercial space, or such other amenities as may be described in the related prospectus supplement-or other real property),

      o     the original terms to maturity of the mortgage loans,

      o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

      o the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

      o the geographical distribution of the mortgage loans on a state-by-state basis.

     The "LOAN-TO-VALUE RATIO" of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "REFINANCE LOAN"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the certificates or notes, as applicable, of the related series. To the extent one or more servicers or master servicers are appointed for a related series (each, a "MASTER SERVICER"), they will be named in the related prospectus supplement and will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a master servicing agreement among us, the Master Servicer and the related trust or trust fund. Alternately, the trustee may also serve in the capacity of the master trustee if so specified in the related prospectus supplement or applicable Agreement. The Master Servicer or sub-servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Master Servicer alone were servicing such mortgage loans.

     With respect to a series of securities, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. We will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provide.

SINGLE FAMILY AND COOPERATIVE LOANS

     Single family loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential or mixed residential and commercial use properties. The single family loans may include loans or participations in loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

     The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units, which may be part of a mixed use property. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold generally will exceed the scheduled maturity of the related mortgage loan by at least five years. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

     Multifamily loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units and which may be part of a mixed use property. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years.

     Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

MANUFACTURED HOUSING CONTRACTS

     The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and original terms to stated maturity of

5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

     The "MANUFACTURED HOMES" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the home; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter." In the past, manufactured homes were commonly referred to as "mobile homes."

REVOLVING CREDIT LINE MORTGAGE LOANS

     Revolving credit line mortgage loans may consist, in whole or in part, of mortgage loans or participations or other beneficial interests in mortgage loans or certain revolving credit line mortgage loan balances. Interest on each revolving credit line mortgage loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a revolving credit line mortgage loan, principal amounts on such revolving credit line mortgage loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line mortgage loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the aggregate balance of the revolving credit line mortgage loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to such balances and such amounts will usually differ each day. The full amount of a closed-end revolving credit line mortgage loan is advanced at the inception of the revolving credit line mortgage loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the revolving credit line mortgage loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end revolving credit line mortgage loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end revolving credit line mortgage loans may exceed 360 months.

     Under certain circumstances, under a revolving credit line mortgage loan, a borrower may choose an interest-only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest-only payment option may terminate at the end of a specific period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the revolving credit line mortgage loan.

AGENCY SECURITIES

     Government National Mortgage Association. Government National Mortgage Association, commonly known as GNMA, ("GNMA") is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by the RHS under Title V of the Housing Act of 1949. The mortgage loans insured by the FHA are referred to as FHA Loans ("FHA LOANS"). The loans partially guaranteed by the VA are referred to as VA Loans ("VA LOANS"), and loans partially guaranteed by the RHS are referred to as RHS Loans ("RHS LOANS").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans, VA Loans and/or RHS Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I CERTIFICATE," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II CERTIFICATE." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans, RHS loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential or mixed use property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans, VA Loans or RHS Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

     GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans, VA Loans or RHS Loans secured by one- to four-family residential or mixed use properties or manufactured homes. Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, VA Loan or RHS Loans underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, VA Loan or RHS Loans and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate and Liquidation Proceeds in the event of a foreclosure or other disposition of any such FHA Loans, VA Loans or RHS Loans.

     If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal Prepayments on any FHA Loans, VA Loans or RHS Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

     GNMA certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due to the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

     If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

     The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

     Federal National Mortgage Association. The Federal National Mortgage Association, commonly referred to as Fannie Mae ("FANNIE MAE"), is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans, VA Loans or RHS Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans, VA Loans or RHS Loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

     Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

     The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

     Federal Home Loan Mortgage Corporation. The Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac ("FREDDIE MAC"), is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans. Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans, VA Loans or RHS Loans. Such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

     Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

     Other Agency Securities. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities ("PMBS") will have been issued pursuant to a pooling and servicing agreement - a "PMBS POOLING AND SERVICING AGREEMENT." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS SERVICER," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS TRUSTEE." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

     Such securities (1) either (a) will have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

     Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the mortgage assets.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

     Additional Information. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

     1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

     2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

     o  the payment features of such mortgage loans,

     o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

     o the servicing fee or range of servicing fees with respect to the mortgage loans,

     o the minimum and maximum stated maturities of the underlying mortgage loans at origination and

     o  delinquency experience with respect to the mortgage loans,

     3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

     4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

     5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves, and

     6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

U.S. GOVERNMENT SECURITIES

     If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. GOVERNMENT SECURITIES") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

SUBSTITUTION OF MORTGAGE ASSETS

     If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

     If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "PRE-FUNDING ACCOUNTS," established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed six months. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit Enhancement--Reserve and Other Accounts". It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

     If a pre-funding account is established, one or more segregated trust accounts, known as "CAPITALIZED INTEREST ACCOUNTS", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities. We may use any amounts remaining after such payments for general corporate purposes.

                                   THE SELLER

     We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or bonds secured by such mortgage assets. We are a wholly owned subsidiary of Goldman Sachs Mortgage Company, a New York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

     We do not have, nor do we expect in the future to have, any significant assets.

                               THE MORTGAGE LOANS

GENERAL

     We will have purchased the mortgage loans, either directly or through affiliates, from lenders or other loan sellers who may or may not be affiliated with us. We do not originate mortgage loans. The underwriting standards for mortgage loans of a particular series will be described in the related prospectus supplement if relevant to an understanding of the mortgage loans. In general, each lender or loan seller will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination or such other standards as we have required of such lender or loan seller, in any case, as specified in the applicable prospectus supplement. We may elect to re-underwrite some of the mortgage loans based upon our own criteria. As to any mortgage loan insured by the FHA or partially guaranteed by the VA or the RHS, the lender will represent that it has complied with underwriting policies of the FHA, the VA or the RHS, as the case may be.

     The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender requires that a prospective borrower fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As a part of the description of the borrower's financial condition, the lender generally requires the borrower to provide a current list of assets and liabilities and a statement of income and expense as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The lender may obtain employment verification from an independent source (typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In determining the adequacy of the mortgaged property as collateral, an appraiser appraises each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to cooperative loans, the appraisal is based on the market value of comparable units. With respect to manufactured housing contracts, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. With respect to a multifamily loan, the appraisal must specify whether the appraiser used an income analysis, a market analysis or a cost analysis. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (as to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by lenders may be varied in appropriate leases where factors such as low Loan-to-Value Ratios or other favorable credit factor exist.

     A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

     In the case of a single family or multifamily loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the mortgage loan.

     Certain of the types of mortgage loans which may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

     We may, in connection with the acquisition of mortgage loans, re-underwrite the mortgage loans based upon criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

REPRESENTATIONS BY LENDERS; REPURCHASES

     Each lender generally will have made representations and warranties in respect of the mortgage loans such lender sold and that are included in the assets of the trust fund. The related prospectus supplement will provide a summary of the representations and warranties for those mortgage loans which comprise the collateral that supports the securities offered by the related prospectus supplement. The lender will have made the representations and warranties in respect of a mortgage loan as of the date on which such lender sold the mortgage loan to us or one of our affiliates or as of such other date specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. Since the representations and warranties of a lender do not address events that may occur following such lender's sale of a mortgage loan, the lender's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the lender sold such mortgage loan to us or one of our affiliates.

     In general, the Master Servicer or the trustee, if the Master Servicer is the lender, will be required to promptly notify the relevant lender of any breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If such lender cannot cure such breach generally within a specified period after notice from the Master Servicer or the trustee, as the case may be, then such lender generally will be obligated to repurchase such mortgage loan from the trust fund at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a lender's breach of representation. Certain rights of substitution for defective mortgage loans may be provided with respect to a series in the related prospectus supplement.

     We and the Master Servicer (unless the Master Servicer is the lender) will not be obligated to purchase a mortgage loan if a lender defaults on its obligation to do so. We cannot assure you that lenders will carry out their respective repurchase obligations with respect to mortgage loans.

     If the related prospectus supplement so specifies, the lender may have acquired the mortgage loans from a third party which made certain representations and warranties to the lender as of the time of the sale to the lender. In lieu of making representations and warranties as of the time of the sale to us, the lender may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties.

     The lender and any third party which conveyed the mortgage loans to the lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the lender or such third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to the rating agency rating the related securities.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master Servicers, if applicable, and the trustee. A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The provisions of each such agreement will vary depending upon the nature of the certificates or notes to be issued thereunder and the nature of the related trust fund.

     The series of certificates or notes may be referred to in the prospectus supplement as "mortgage-backed certificates" or "mortgage-backed notes" or "asset-backed certificates" or "asset-backed notes."

     A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions which may appear in each such agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable agreement or agreements for each series of securities and the applicable prospectus supplement. We will provide a copy of the applicable agreement or agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004

     The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance or VA or RHS guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust or trust fund will consist of, to the extent provided in the Agreement:

     o the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("RETAINED INTEREST")),

     o such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the Agreement (collectively, the "ACCOUNTS");

     o property which secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o  U.S. Government Securities; and

     o any primary insurance policies, FHA insurance, VA guarantees, RHS guarantees, other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement.

     If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

     o  reinvestment income on payments received on the trust assets,

     o  a reserve fund,

     o  a mortgage pool insurance policy,

     o  a special hazard insurance policy,

     o  a bankruptcy bond,

     o  one or more letters of credit,

     o  a financial guaranty insurance policy,

     o  third party guarantees or similar instruments,

     o  U.S. Government Securities designed to assure payment of the securities,

     o financial instruments such as swap agreements, caps, collars and floors, or

     o  other agreements.

     The trusts or trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities. Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series. The related prospectus supplement will specify the timing and amounts of such distributions which may vary among classes or over time. If the related prospectus supplement so provides, the securityholder of a class (a "CALL CLASS") of securities of a series may have the right to direct the trustee to redeem a related Callable Class or Classes. A "CALLABLE CLASS" is a class of securities of a series that is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related prospectus supplement, after the issuance of the Callable Class, there may be a specified "LOCK-OUT PERIOD" during which such securities could not be called. We anticipate that Call Classes generally will be offered only on a private basis.

     The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to the distributions at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means. However, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

     Except with respect to Real Estate Investment Mortgage Conduits, commonly known as "REMICS," residual securities, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities, as provided in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

     The trustee will make distributions allocable to principal and/or interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources, which may include accounts funded to cover basis risk shortfall amounts or capitalized interest accounts. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

     Available Funds. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the Agreement specifies. "AVAILABLE FUNDS" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

     Distributions of Interest. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "ACCRUAL SECURITIES") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period. Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

     Distributions of Principal. The aggregate "CURRENT PRINCIPAL AMOUNT" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

     If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

     Unscheduled Distributions. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, excessive losses on the mortgage assets or low rates then available for reinvestment of such payments, the trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

     All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

ADVANCES

     The Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities) an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will be subject to the Master Servicer's determination that they will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

     In making advances, the Master Servicer or other person designated in the prospectus supplement will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the Master Servicer or such other person to guarantee or insure against losses. If the Master Servicer or other person designated in the prospectus supplement makes advances from cash held for future distribution to securityholders, the Master Servicer or such other person will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any funds advanced will be reimbursable to the Master Servicer or such other person out of recoveries on the specific mortgage loans with respect to which such advances were made. Advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Master Servicer or other person designated in the prospectus supplement determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The Master Servicer or other person designated in the prospectus supplement will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the Master Servicer or such other person to the extent the Agreement permits. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

REPORTS TO SECURITYHOLDERS

     Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

     1. the amount of such distribution allocable to principal;

     2. the amount of such distribution allocable to interest;

     3. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

     4. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date; and

     5. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one-month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure.

     Where applicable, any amount listed above may be expressed as a dollar amount per single security of the relevant class having a denomination or interest specified in the related prospectus supplement or in the report to securityholders. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the trustee will send or otherwise make available to each securityholder of record at any time during such calendar year such customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

     If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company, in the United States, Clearstream Banking, societe anonyme or the Euroclear Bank, societe anonyme, in Europe, if they are participating organizations (a "PARTICIPANT") of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "CLEARSTREAM." Euroclear Bank, societe anonyme is referred to as "EUROCLEAR." The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories that in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

     An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

     Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

     Beneficial owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "DEFINITIVE SECURITIES"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

     Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

     Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

     Euroclear was created to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR"). The Euroclear Operator holds securities and book entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds book entry interests in the related securities through one or more Securities Intermediaries standing between such other securities intermediary and the Euroclear Operator.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such distributions to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

     Under a book-entry format, beneficial owners may experience some delay in their receipt of distributions, since the trustee will forward such distributions to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

     Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

     DTC has advised us that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Additionally, DTC has advised us that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of Participants whose holdings of book entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that Participants whose holdings of book entry certificates evidence such percentages of voting rights authorize divergent action.

     Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC.

     Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Agreement. Such events may include the following:

     o we (or DTC) advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor, or

     o we notify the trustee and DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of any of the events specified in the related Agreement, the trustee will be required to notify all Participants of the availability through DTC of physical certificates. Upon delivery of the certificates or notes representing the securities, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, distributions of principal of and interest on the securities will be made by the trustee or a paying agent on behalf of the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     We, the Master Servicer, if any, the trust fund and the trustee will not have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT


GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may be in the form of:

     o the subordination of one or more classes of the securities of such series,

     o the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA insurance, VA guarantees, RHS guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related prospectus supplement, or the use of a cross-support feature, or

     o  any combination of the foregoing.

     Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. The Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

SUBORDINATION

     If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

     As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

     o  in the order of their scheduled final distribution dates,

     o  in accordance with a schedule or formula,

     o  in relation to the occurrence of specified events, or

     o  as otherwise specified in the related prospectus supplement.

POOL INSURANCE POLICIES

     If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover a percentage of the loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool as specified in the prospectus supplement. The Master Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy.

         In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless certain conditions are satisfied. For many mortgage pool insurance policies, these conditions may include the following:

     1. any required primary insurance policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled;

     2. hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     3. if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

     4. the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

     Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the mortgaged property at a price equal to the principal balance of the mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of purchase and certain expenses the Master Servicer incurred on behalf of the trustee and securityholders, or (b) to pay a percentage of the amount as specified in the related prospectus supplement by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of payment of the claim and the aforementioned expenses exceed the proceeds received from an approved sale of the mortgaged property. In either case, amounts paid or assumed to have been paid under the related primary insurance policy will be deducted from the amount payable by the pool insurer. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the Master Servicer, in general, will not be required to expend its own funds to restore the damaged mortgaged property. However, it will be required to restore such property if it determines that (1) such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (2) it will be able to recover such expenses through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary insurance policy.

     A mortgage pool insurance policy generally will not insure (and many primary insurance policies do not insure) against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination of the mortgage loan, or (2) failure to construct a mortgaged property in accordance with plans and specifications. If so specified in the prospectus supplement, an endorsement to the mortgage pool insurance policy, a bond or other credit support may cover fraud in connection with the origination of mortgage loans. If so specified in the related prospectus supplement, a failure of coverage attributable to an event specified in clause (1) or (2) might result in a breach of the related lender's representations and, might, if the lender cannot cure the breach give rise to an obligation of the lender to purchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary insurance policies do not cover) a claim in respect of a defaulted mortgage loan occurring when the servicer of such mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The original amount of coverage under each mortgage pool insurance policy generally will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts the pool insurer realizes upon disposition of all foreclosed properties covered by such policy. The amount of claims paid will include certain expenses the Master Servicer incurred as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if specified in the related prospectus supplement, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and the securityholders will bear any further losses.

     The related prospectus supplement will describe the terms of any pool insurance policy relating to a pool of manufactured housing contracts.

SPECIAL HAZARD INSURANCE POLICIES

  If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below, each special hazard insurance policy will protect holders of the related securities from

     1. loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

     2. loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

     Special hazard insurance policies will not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

     If the underlying property has been damaged and not restored, collection of Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property. Each Agreement will provide that, if the related mortgage pool insurance policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such special hazard insurance policy.

     To the extent specified in the related prospectus supplement, the Master Servicer may deposit in a special trust account cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

     The related prospectus supplement will describe the terms of any special hazard insurance policy relating to a pool of manufactured housing contracts.

BANKRUPTCY BONDS

     If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

     The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

     The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA INSURANCE; VA GUARANTEES; RHS GUARANTEES

  FHA Loans

     Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "NATIONAL HOUSING ACT"), and the United States Housing Act of 1937, as amended (the "UNITED STATES HOUSING ACT"). Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

     Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the Note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

     Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "ASSIGNMENT PROGRAM"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permits lenders in certain circumstances to submit partial claims for FHA insurance benefits.

     The Master Servicer or any sub-servicer will submit all claims to HUD. Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment. Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest in a security, will be deemed to have agreed to the foregoing.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie Mae, which guidelines are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate as defined below.

     In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the FHA Debenture Rate. The Master Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

     For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA DEBENTURE RATE") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher. The FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. The following table shows rates applicable to FHA loans committed or endorsed in the periods shown:

                               FHA DEBENTURE RATES

   EFFECTIVE RATE      EFFECTIVE DATE                           EFFECTIVE RATE    EFFECTIVE DATE ON
     (PERCENT):          ON OR AFTER        PRIOR TO              (PERCENT):           OR AFTER          PRIOR TO
   --------------      --------------       --------            --------------    -----------------      --------

        7 3/4           July 1, 1978      Jan. 1, 1979                8 1/2          July 1, 1991      Jan. 1, 1992
        8               Jan. 1, 1979      July 1, 1979                8              Jan. 1, 1992      July 1, 1992
        8 1/4           July 1, 1979      Jan. 1, 1980                8              July 1, 1992      Jan. 1, 1993
        9 1/2           Jan. 1, 1980      July 1, 1980                7 3/4          Jan. 1, 1993      July 1, 1993
        9 7/8           July 1, 1980      Jan. 1, 1981                7              July 1, 1993      Jan. 1, 1994
       11 3/4           Jan. 1, 1981      July 1, 1981                6 5/8          Jan. 1, 1994      July 1, 1994
       12 7/8           July 1, 1981      Jan. 1, 1982                7 3/4          July 1, 1994      Jan. 1, 1995
       12 3/4           Jan. 1, 1982      Jan. 1, 1983                8 3/8          Jan. 1, 1995      July 1, 1995
       10 1/4           Jan. 1, 1983      July 1, 1983                7 1/4          July 1, 1995      Jan. 1, 1996
       10 3/8           July 1, 1983      Jan. 1, 1984                6 1/2          Jan. 1, 1996      July 1, 1996
       11 1/2           Jan. 1, 1984      July 1, 1984                7 1/4          July 1, 1996      Jan. 1, 1997
       13 3/8           July 1, 1984      Jan. 1, 1985                6 3/4          Jan. 1, 1997      July 1, 1997
       11 5/8           Jan. 1, 1985      July 1, 1985                7 1/4          July 1, 1997      Jan. 1, 1998
       11 1/8           July 1, 1985      Jan. 1, 1986                6 3/8          Jan. 1, 1988      July 1, 1998
       10 1/4           Jan. 1, 1986      July 1, 1986                6 1/8          July 1, 1998      Jan. 1, 1999
        8 1/4           July 1, 1986      Jan. 1, 1987                5 1/2          Jan. 1, 1999      July 1, 1999
        8               Jan. 1, 1987      July 1, 1987                6 1/8          July 1, 1999      Jan. 1, 2000
        9               July 1, 1987      Jan. 1, 1988                6 1/2          Jan. 1, 2000      July 1, 2000
        9 1/8           Jan. 1, 1988      July 1, 1988                6 1/2          July 1, 2000      Jan. 1, 2001
        9 3/8           July 1, 1988      Jan. 1, 1989                6              Jan. 1, 2001      July 1, 2001
        9 1/4           Jan. 1, 1989      July 1, 1989                5 7/8          July 1, 2001      Jan. 1, 2002
        9               July 1, 1989      Jan. 1, 1990                5 1/4          Jan. 1, 2002      July 1, 2002
        8 1/8           Jan. 1, 1990      July 1, 1990                5 3/4          July 1, 2002      Jan. 1, 2003
        9               July 1, 1990      Jan. 1, 1991                5              Jan. 1, 2003      July 1, 2003
        8 3/4           Jan. 1, 1991      July 1, 1991                4 1/2          July 1, 2003      Jan. 1, 2004
                                                                      5 1/8          Jan. 1, 2004      July 1, 2004
                                                                      5 1/2          July 1, 2004      Jan 1, 2005

VA Loans

     The United States Veterans Administration ("VA") is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

     Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to-four family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

     The amount payable under the guaranty will be the percentage (the "VA ENTITLEMENT PERCENTAGE") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in 38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. Currently, the maximum guaranties that may be issued by the VA under a VA loan are generally (a) as to loans with an original principal balance of $45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500; (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal balance of more than $144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $60,000 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Because some of the VA Loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage.

     The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

     With respect to a defaulted VA-guaranteed single family loan, the Master Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

     When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA Loan, plus accrued and unpaid interest and certain expenses.

  RHS Loans

     The Rural Housing Service ("RHS") is an agency of the United States Department of Agriculture ("USDA"). To support affordable housing and community development in rural areas, RHS operates a broad range of programs, including the guaranteed rural housing loan program. Under this program, RHS guarantees loans made by approved commercial lenders to eligible borrowers to purchase new or existing dwellings or new manufactured homes for the borrower's own use as a residence.

     In order to be eligible for a guaranteed rural housing loan, an applicant must not already own a home, and must intend to occupy the home purchased with the loan on a permanent basis. The applicant must be unable to qualify for conventional mortgage credit, but have a credit history which indicates a reasonable ability and willingness to meet obligations as they become due. More than one late payment or any outstanding judgment within the past 12 months, or any bankruptcy, foreclosure, or debts written off in the preceding 36 months, is considered unacceptable. More than one 30-day late rent payment in the past 3 years is also considered adverse. Further, the applicant must have an adequate and dependably available income which does not exceed the applicable county's established moderate income limit. To demonstrate adequate repayment ability, applicants must meet underwriting ratios. Income used in these ratios must be supported by historical evidence.

     The residence to be purchased with the guaranteed loan must be in a designated rural area. Rural areas are those communities which have a population under 20,000 and which are rural in character. The residence must be a single family dwelling which provides decent, safe, and sanitary housing and is modest in cost. Manufactured homes must be new and permanently installed. While townhouses and some condominiums are acceptable for the program, duplexes are not eligible. An acreage may be eligible if the value of the site does not exceed 30% of the total value of the property and does not contain any farm service buildings or income-producing land.

     The program provides for loans for up to 100% of market value or for acquisition cost, whichever is less. No down payment is required. Freddie Mac, Fannie Mae, GNMA and portfolio lenders may lend up to the appraised value; therefore, the loan may include closing costs if the appraised value is sufficient. Loans have 30-year terms and fixed rates at market interest rates; the interest rate must not exceed the lesser of: (i) the Fannie Mae required net yield for 90-day commitments on 30-year fixed-rate mortgages plus 60 basis points or (ii) the established applicable usury rate in the state where the Mortgaged Property is located. At closing, a guaranteed rural housing fee equal to 1.5% of the loan amount is due to RHS. There is no mortgage insurance on guaranteed rural housing loans.

     RHS guarantees loans at 100% of the Loss Amount for the first 35% of the original loan amount and the remaining 65% of the original loan amount at 85% of the Loss Amount. The "LOSS AMOUNT" is equal to the sum of the original loan amount, accrued interest thereon through the date of liquidation, and the costs and fees incurred in connection with origination and servicing of the loan, minus the sale proceeds received upon liquidation. The maximum loss payable by RHS cannot exceed the lesser of (i) 90% of the original loan amount, and (ii) the sum of (a) 100% of the product of the original loan amount and 0.35 and (b) 85% of any additional loss up to an amount equal to the product of the original loan amount and 0.65.

     Lenders seeking to participate in the program must request a determination of eligibility from RHS and execute an RHS Lender Agreement for Participation in Single Family Loan Programs. Lenders must service loans in accordance with this agreement, and must perform services which a reasonable and prudent lender would perform in servicing its own portfolio of non-guaranteed loans. Servicers must report on the status of all guaranteed rural housing borrowers on a quarterly basis, and must report delinquent borrowers (those whose accounts are more than 30 days past due) on a monthly basis. Loss claims may be reduced or denied if the lender does not service the loan in a reasonable and prudent manner or is negligent in servicing the loan, does not proceed expeditiously with liquidation, commits fraud, claims unauthorized items, violates usury laws, fails to obtain required security positions, uses loan funds for unauthorized purposes, or delays filing the loss claim.

     With the written approval of RHS, a lender may, but is not required to, allow a transfer of the property to an eligible applicant. The transferee must acquire all of the property securing the guaranteed loan balance and assume the total remaining debt; transfers without assumption are not authorized. In addition, the original debtors will remain liable for the debt.

     If a borrower fails to perform under any covenant of the mortgage or deed of trust and the failure continues for 30 days, default occurs. The lender must negotiate in good faith in an attempt to resolve any problem. If a payment is not received by the 20th day after it is due, the lender must make a reasonable attempt to contact the borrower. Before the loan becomes 60 days delinquent, the lender must make a reasonable attempt to hold an interview with the borrower in order to resolve the delinquent account. If the lender is unable to contact the borrower, the lender must determine whether the property has been abandoned and the value of the security is in jeopardy before the account becomes two payments delinquent.

     When the loan becomes three payments delinquent, the lender must make a decision regarding liquidation. If the lender decides that liquidation is necessary, the lender must notify RHS. The lender may proceed with liquidation of the account unless there are extenuating circumstances.

     Foreclosure must be initiated within 90 days of the date when the lender decides to liquidate the account. RHS encourages lenders and delinquent borrowers to explore acceptable alternatives to foreclosure. When an account is 90 days delinquent and a method other than foreclosure is recommended to resolve delinquency, the lender must submit a servicing plan to RHS. RHS may reject a plan that does not protect its interests with respect to such loan.

     If the lender acquires the related mortgaged property, it will be treated as a real estate owned property. If the real estate owned property is sold within six months after liquidation, the loss claim will be based on the sale price, subject to the sale being at market value. If the property cannot be sold within six months, a liquidation value appraisal is obtained by RHS and the lender's loss claim is processed based on the appraised value.

FHA INSURANCE ON MULTIFAMILY LOANS

     There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE AND OTHER ACCOUNTS

     If the related prospectus supplement so specifies, we or the Master Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United States and certain agencies of the United States, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("PERMITTED INVESTMENTS"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments. The related prospectus supplement will provide additional information with respect to such instruments.

     Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar contract to provide limited protection against interest rate risks.

CROSS SUPPORT

     Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying such cross-support feature.

     If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified trust fund.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available Funds to various classes of securities, the interest rate for various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

     The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool. Generally, borrowers may prepay their single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

     Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA or RHS, are assumable with the consent of the FHA and the VA or RHS, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

     When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Servicemembers Civil Relief Act as described under "Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code." Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

     A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

     The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

     The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

     In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

     Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                                 ADMINISTRATION

     Set forth below is a summary of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time the trust fund issues certificates or notes of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee. We will not assign or otherwise distribute to the trustee any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the mortgage loan, the Loan-to-Value Ratio at origination and certain other information specified in the related Agreement.

     We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) as to each mortgage loan, among other things,

     o the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

     o in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "MORTGAGE") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

     o an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

     o such other security documents as the related prospectus supplement may specify.

     In the case of single family loans or multifamily loans, we or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

     Notwithstanding the preceding two paragraphs, with respect to any mortgage loan which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee (or custodian) will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     With respect to any mortgage loans which are cooperative loans, we generally will cause to be delivered to the trustee (or its custodian):

     o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

     o  the original security agreement,

     o  the proprietary lease or occupancy agreement,

     o  the recognition agreement,

     o  an executed financing agreement and

     o  the relevant stock certificate and related blank stock powers.

We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans. Documents with respect to revolving credit line mortgage loans will be delivered to the trustee (or custodian) only to the extent specified in the related prospectus supplement. Certain of those documents may be retained by the Master Servicer, which may also be an originator of some or all of the revolving credit line mortgage loans.

     The trustee (or its custodian) will review certain of the mortgage loan documents delivered to them within the time period specified in the related prospectus supplement or the related Agreement, and the trustee will hold all documents delivered to them in trust for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the lender or the entity which sold the mortgage loan to the lender cannot cure the omission or defect within 60 days (or other period specified) after receipt of such notice, the lender or such entity generally will be obligated to purchase the related mortgage loan from the trustee at price equal to its unpaid principal balance as of the date of the repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a lender or such entity will fulfill this purchase obligation. Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the lender or such entity defaults on its purchase obligation unless such breach also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee. Alternately, the trustee may also serve in the capacity of custodian pursuant to the applicable Agreement.

     Assignment of Agency Securities. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Mortgage-Backed Securities. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

     In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "PROTECTED ACCOUNT"), which must be one of the following:

     o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

     o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,

     o an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee,

     o  an account or accounts otherwise acceptable to each rating agency, or

     o an account which satisfies the requirements specified in the related Agreement.

If specified in the related prospectus supplement, the Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account, and may be permitted to invest the funds held in a Protected Account, pending each succeeding distribution date, in Permitted Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master Servicer or sub-servicer, provided it meets the standards discussed above.

     Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it (other than payments representing Retained Interest):

     o all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;

     o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

     o to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "INSURANCE PROCEEDS") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("LIQUIDATION EXPENSES") and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o all proceeds of any mortgage loan or mortgaged property repurchased by us, the Master Servicer or lenders;

     o all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

     o any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and

     o all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

     If acceptable to each rating agency rating the series of securities, a Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

     The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "SECURITIES ACCOUNT"). The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested, pending each succeeding distribution date in Permitted Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund which contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

SUB-SERVICING BY LENDERS

     Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

     With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

     o collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;

     o maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement;

     o maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

     o processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

     o  attempting to cure delinquencies;

     o supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

     o  maintaining accounting records relating to the mortgage loans; and

     o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

     As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee in the amount described in the related prospectus supplement. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any late charges or assumption fees provided in the mortgage note or related instruments. The Master Servicer will reimburse each sub-servicer for certain expenditures which such sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

     Each sub-servicer may be required to agree to indemnify the Master Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

     Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

     The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us.

     The Master Servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those which are in effect in the original sub-servicing agreement. However, any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA insurance, VA guaranty, RHS guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on. Consistent with the above, the Master Servicer may, in its discretion, (1) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (2) to the extent not inconsistent with the coverage of such mortgage loan by a mortgage pool insurance policy, primary insurance policy, FHA insurance, VA guaranty, RHS guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, if applicable, arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable Due Date for each payment or such other period as is specified in the Agreement. Both the sub-servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

     In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA or RHS, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable to the loan. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan, manufactured housing contract or revolving credit line mortgage loan to maintain a hazard insurance policy. Such hazard insurance policy is required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. If the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited in such Protected Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies typically contain a co-insurance clause which requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damaged property. If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Insurance Policies. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

     The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

     o all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

     o hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

     o amounts expended but not approved by the issuer of the related primary insurance policy (the "PRIMARY INSURER"),

     o  claim payments the primary insurer previously made and

     o  unpaid premiums.

     Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including

     o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

     o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

     o  physical damage to the mortgaged property; and

     o the primary insurer not approving the related Master Servicer as a servicer.

         Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to satisfy certain conditions which may include the conditions that the insured:

     o  advance or discharge:

        a. all hazard insurance policy premiums and

        b. as necessary and approved in advance by the primary insurer:

           1. real estate property taxes,

           2. all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

           3. mortgaged property sales expenses,

           4. any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

           5. foreclosure costs, including court costs and reasonable attorneys' fees;

           6. in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted; and

           7. tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

     In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections thereunder in the Protected Account it maintains. In all other cases, the Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

     If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust fund's loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

     Recoveries Under FHA Insurance, VA Guarantees and RHS Guarantees. The Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA insurance or VA guarantee or RHS guarantee with respect to the mortgage loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     A Master Servicer's or sub-servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the Master Servicer or the sub-servicer. If the Master Servicer's or sub-servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.

     To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of such firm's examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or a program certified by such firm to be comparable, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

     Each Agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer. Such annual statement will state that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Securityholders of the related series may obtain copies of the annual accountants' statement and the statement of officers of each Master Servicer without charge upon written request to the Master Servicer at the address provided in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND US

     The related prospectus supplement will name one or more Master Servicers under each Agreement. Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement. Each entity serving as Master Servicer may have normal business relationships with our affiliates or us.

     The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, in certain instances, we, nor any director, officer, employee, or agent of the Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide neither we, the trustee, the Master Servicer, nor any such person will be protected against any breach of warranties or representations made in such Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. Each Agreement will further provide that we, the trustee, the Master Servicer, in certain instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that none of the Master Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person satisfies the requirements for a successor Master Servicer set forth in the related prospectus supplement and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Trust Agreement; Master Servicing Agreement. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement generally will include:

     o any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two Business Days or such other time period as is specified in the Agreement;

     o any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights represented by the securities of the related series; and

     o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments from the assets would be insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     In general, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing voting rights aggregating not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights represented by the securities of the related series and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

     Indenture. An event of default under the indenture for each series of notes will include:

     o a default for 30 days or more in the payment of any principal of or interest on any note of such series;

     o failure to perform any other covenant of the trust fund in the indenture which continues for a period of 60 days or such other time period as is specified in the indenture after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

     o any representation or warranty made by the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days (or such other time period as is specified in the indenture) after notice of the breach is given in accordance with the procedures described in the related prospectus supplement;

     o certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or

     o any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

     If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

     o the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,

     o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

     o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3%, or such other percentage as is specified in the indenture, of the then aggregate outstanding principal amount of the notes of such series.

     If the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

     In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

THE TRUSTEE

     The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a series includes both certificates and notes, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

DUTIES OF THE TRUSTEE

     The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

     The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time:

     o if the trustee ceases to be eligible to continue as such under the Agreement,

     o  if the trustee becomes insolvent,

     o  if the trustee becomes incapable of acting, or

     o if specified in the Agreement by the securityholders evidencing over 51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

     For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

AMENDMENT

     The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders:

     o  to cure any ambiguity or mistake;

     o to correct any defective provisions or to supplement any provision in the Agreement, which may be inconsistent with any other provision of the Agreement;

     o to comply with any changes in the Internal Revenue Code of 1986, as amended, or

     o to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any securityholder.

     In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

     With consent of holders of securities of a series evidencing not less than 51%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities. However, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets which are required to be distributed on any security without the consent of the holder of such security, or reduce the aforesaid percentage of securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

     1. the final payment or other liquidation of the last of the trust assets or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

     2. the purchase by us, the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

     Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at our option or the option of the other entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (i.e., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding. The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but our right or the right of such other entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

                       LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

GENERAL

     Single Family Loans And Multifamily Loans. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

     Condominiums. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

     Cooperative Loans. Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     High Cost Loans. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth in Lending Act by the Homeownership and Equity Protection Act of 1994, if such mortgage loans: (i) were originated on or after October 1, 1995;
(ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination costs in excess of certain prescribed levels. In addition, various states and local governments have enacted similar laws designed to protect consumers against "predatory lending" practices. Purchasers or assignees of any loans subject to these laws could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator of the loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

     Manufactured Housing Contracts. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

     As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by us and transferred to us.

     We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the lender's or our rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.

     Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

FORECLOSURE/REPOSSESSION

     General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Single Family Loans And Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws and existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

     Manufactured Housing Contracts. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e.., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Revolving Credit Line Mortgage Loans. The federal Truth in Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan - (i.e., revolving credit line mortgage loan) lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material misrepresentation by the borrower in connection with the loan;
(ii) the borrower fails to meet the repayment terms of the loan agreement; (iii) any action or inaction by the borrower adversely affects the lender's security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; provided that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement; (v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION

     General

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Single Family Loans and Multifamily Loans. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense, and if the lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

     Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential or mixed use properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

SUBORDINATE FINANCING

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

     We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

     Generally, under the terms of the Servicemembers Civil Relief Act (the "RELIEF ACT"), a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the mortgage loans.

     Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the Master Servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

PRODUCT LIABILITY AND RELATED LITIGATION

     Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

     Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract. Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

     To the extent the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

ENVIRONMENTAL CONSIDERATIONS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 LENDER LIABILITY ACT") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

     Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption nearly identical to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

     At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the trust or the seller as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your certificates.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and will not make such evaluations prior to the origination of the mortgage loans. Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

     Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the trust. Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

     After reviewing the environmental inspection report, the Master Servicer, or any applicable sub-servicer, shall determine how to proceed with respect to the mortgaged property. In the event the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and the Master Servicer, or the related sub-servicer, proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the Master Servicer, or any related sub-servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer or sub-servicer, as applicable, shall be reimbursed for all advances the Master Servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that: (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

OTHER LEGAL CONSIDERATIONS

     The mortgage loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary was prepared by Cadwalader, Wickersham & Taft LLP and has been reviewed by such other counsel as may be identified in the related prospectus supplement. It is intended to present a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

     This summary does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities (such as regulated investment companies ("RICS")), real estate investment trusts ("REITS"), investment companies, and certain other organizations to which special rules apply. This summary focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this summary does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

     No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with market discount and stripped debt securities), and the regulations that do exist under other provisions of the Code (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors.

     Investors should consult their own tax advisors in determining the federal, state, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the securities.

     The following summary generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

     Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC. Each prospectus supplement will indicate whether a REMIC election or elections will be made for the relevant series or a portion of the series.

     For each series, Cadwalader, Wickersham & Taft LLP or such other counsel to the seller as specified in the related prospectus supplement ("TAX COUNSEL") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election, if applicable, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as (i) one or more REMICs, (ii) one or more grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities ("GRANTOR TRUST SECURITIES"), (iii) a trust treated as a partnership for federal income tax purposes that will issue securities ("OWNER TRUST SECURITIES"), or (iv) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "DEBT SECURITIES"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

MISCELLANEOUS ITEMIZED DEDUCTIONS

     The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests ("REMIC RESIDUAL CERTIFICATES") and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "APPLICABLE AMOUNT") - will be reduced by the lesser of:

     o  the excess of adjusted gross income over the Applicable Amount, or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

     Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

TAX TREATMENT OF REMIC REGULAR INTERESTS AND OTHER DEBT INSTRUMENTS

     Payments received by holders of REMIC regular interests generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for OID, market discount or premium, interest paid or accrued on REMIC regular interests will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the Master Servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the Master Servicer (the "TAX ADMINISTRATOR") will be the party responsible for computing the amount of OID to be reported to the REMIC regular interest holders each taxable year.

     To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "OUTSIDE RESERVE FUND"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

     Under temporary Treasury regulations, holders of REMIC regular interests issued by "SINGLE-CLASS REMICS" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii) is substantially similar to a fixed investment trust.

     Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC - either directly or through a pass-through entity - will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See "--Miscellaneous Itemized Deductions" above. Any such additional income will be treated as interest income.

     In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

OID

     The following discussion of OID applies generally to notes and to securities that are REMIC regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes (collectively referred to as "DEBT INSTRUMENTS"). Differences in treatment of REMIC regular interests from other Debt Instruments are noted where applicable.

     Certain classes of Debt Instruments of a series may be issued with OID. Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

     The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments ("PREPAYABLE OBLIGATIONS"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to maturity and
(ii) the prepayment rate assumed in pricing the Prepayable Obligation (the "PREPAYMENT ASSUMPTION"). Although regulations exist that govern the accrual of OID in general (the "OID REGULATIONS") those regulations do not address Section 1272(a)(6). Accordingly, absent additional guidance, the Tax Administrator will, except as otherwise provided in a prospectus supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

     Prospective purchasers should be aware that neither we, the trustee, the Master Servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

     OID is defined as the excess, if any, of a debt instrument's "stated redemption price at maturity" (generally, but not always, its principal amount) over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable (in cash or property other than additional obligations of the issuer):

o    at least annually; and

o    at a single fixed rate or certain variable rates set out in the OID
     Regulations.

     Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

o    may be deferred, or

o does not accrue at a single fixed rate or certain variable rates set out in the OID Regulations.

     Under a de minimis rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"), calculated as provided in applicable regulations. A holder will include de minimis OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

     The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI) received on the instrument during such period over (ii) the instrument's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the pricing prepayment assumptions and the instrument's original yield to maturity - adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument generally will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

     The yield to maturity of a Prepayable Obligation is calculated based on:
(i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt Instrument is different from that of the Tax Administrator.

     In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule, OID, if any, on a Debt Instrument will be accelerated. In determining whether an option to redeem debt instruments is presumed to be exercised when one or more classes of such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the pricing prepayment assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the option will be exercised. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

     If a Debt Instrument issued with OID is subsequently purchased for a price less or greater than its adjusted issue price, the new holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.

     All OID Election. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, de minimis OID, market discount, and de minimis market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount or premium, as described in "--Market Discount" below. See also "--Amortizable Premium" below.

     It is not entirely clear how income should be accrued on a REMIC regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an "INTEREST WEIGHTED CERTIFICATE"). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "--Interest Weighted Certificates and Non-VRDI Certificates" below.

     In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of OID on your certificates for federal income tax purposes.

     Variable Rate Instruments. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

     All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "SINGLE RATE VRDI") is treated as QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument (having a fixed rate equal to the value of the variable rate on the issue date) and applying the rules applicable to fixed rate instruments described under "--OID" above to such hypothetical fixed rate certificate.

     Except as provided below, the OID on a VRDI that is not a Single Rate VRDI (a "MULTIPLE RATE VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

     The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate - other than an initial fixed rate that is intended to approximate the subsequent variable rate - is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate
- or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

     REMIC regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC held subject to the related pooling and master servicing agreement (such regular interests, "WEIGHTED AVERAGE CERTIFICATES"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

     Interest Weighted Certificates and Non-VRDI Certificates. The treatment of an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "CONTINGENT PAYMENT REGULATIONS") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("CONTINGENT PAYMENT OBLIGATIONS"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax Administrator will account for Interest Weighted Certificates and other Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

     Anti-Abuse Rule. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

MARKET DISCOUNT

     A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount - or, in the case of a Debt Instrument having OID, its adjusted issue price - will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount - in addition to any OID - as ordinary income. A Debt Instrument will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate - multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "CURRENT RECOGNITION Election"). In addition, a purchaser may make an All OID Election with respect to a Debt Instrument purchased with market discount. See "--OID--All OID Election" above.

     Until the Treasury promulgates applicable regulations, the relevant legislative history to the REMIC provisions provides that the purchaser of a Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

     A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Debt Instrument to the extent that they exceed income on the Debt Instrument. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. Under the Contingent Payment Regulations, a secondary market purchaser of an Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation based on the original projected payment schedule devised by the issuer of such certificate. See "--OID--Interest Weighted Certificates and Non-VRDI Certificates" above. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable - e.g., based on a constant yield to maturity.

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

AMORTIZABLE PREMIUM

     A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.

     In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

     Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "--OID" above. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable - e.g., based on a constant yield to maturity.

CONSEQUENCES OF REALIZED LOSSES

     Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless - i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss. However, the character and timing of any losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 if the Debt Instruments are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the equity interest in the trust that was a corporation.

     Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt Instrument could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

GAIN OR LOSS ON DISPOSITION

     If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment on a Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt Instrument generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

     Gain from the disposition of a REMIC regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular interest that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

     A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

     Holders that recognize a loss on a sale or exchange of their notes for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS

     REMIC Regular Interests and other Debt Instruments. Interest, including OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "FOREIGN PERSON") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("FOREIGN PERSON CERTIFICATION") (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not "contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders' Debt Instruments may be subject to either a 30% withholding tax or backup withholding at a rate of 28%, increasing to 31% after 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "--Backup Withholding" below.

     The 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

     In the case of Debt Instruments other than REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding. Any such interest will be discussed in the applicable prospectus supplement.

     Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.

BACKUP WITHHOLDING

     Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular interests or REMIC Residual Certificates. The backup withholding rate is currently 28%, increasing to 31% after 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

REPORTING AND TAX ADMINISTRATION

     REMIC Regular Interests. Reports will be made at least annually to holders of record of REMIC regular interests, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and
(iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

     Residual Certificates. For purposes of federal income tax reporting and administration, a REMIC of a series generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A REMIC of a series will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the Master Servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a REMIC of a series' taxable year will be the calendar year.

     Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

     A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. We, the Master Servicer or an affiliate of either will acquire a portion of the residual interest in each REMIC of a series in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

     Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual

Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC of a series typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

TAX TREATMENT OF REMIC RESIDUAL INTERESTS

     Overview. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.

     A portion of the income of Residual Certificateholders in REMICs of a certain series, known as "EXCESS INCLUSION INCOME" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

     Taxation of Residual Certificateholders. Each Residual Certificateholder will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be aware that, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income - i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles - which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

     A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, OID, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular interests, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular interests, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular interests, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular interests, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "--REMIC-Level Taxes" below.

     The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

     The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

     Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the REMIC of a particular series and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a REMIC of a particular series.

     The assets of the REMICs of certain series may have tax bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in its Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

     Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual interest at the beginning of a quarter is the issue price of the Residual Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "--Taxation of Certain Foreign Holders of Debt Instruments" above.

     Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.

         A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of
(a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of it and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, - i.e., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if:

     (i) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

     (ii) The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;

     (iii)The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee; and

     (iv) One of the following two following tests is satisfied: Either:

          (a) The present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of

               (1) any consideration given to the transferee to acquire the interest,

               (2) the expected future distributions on the interest, and

               (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses.

         For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

          (b) The transfer is made to certain domestic taxable corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

     Ownership of Residual Certificates by Disqualified Organizations. The Code contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization - other than a farmers' cooperative described in Section 521 of the Code - that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "DISQUALIFIED Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision of the United States if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

     First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in REMICs of a series are not offered for sale to Disqualified Organizations.

     Second, the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of
(i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

     Third, the Code imposes an annual tax on any pass-through entity - i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 - that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS

     Dealers in Securities. Under Treasury regulations (the "MARK-TO-MARKET REGULATIONS") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

     Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Tax Treatment of REMIC Residual Interests--Taxation of Residual Certificateholders" above.

     Individuals and Pass-Through Entities. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

     That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

     Employee Benefit Plans. See "--Tax-exempt Entities" above and "ERISA Considerations."

     REITs, RICs, and Others. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "--Foreign Residual Certificateholders" below and "Tax Treatment of REMIC Residual Interests--Taxation of Residual Certificateholders" above.

     A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("QUALIFYING REIT INTEREST") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a REMIC of a series will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

     Significant uncertainty exists regarding the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

     Foreign Residual Certificateholders. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that (i) the assets of the REMIC of a series are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "--Taxation of Certain Foreign Holders of Debt Instruments" above. Because mortgage loans generally are not themselves in "registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax - i.e., where the Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

     A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% TEST"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the pricing prepayment assumption. See "--OID," above. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

     Thrift Institutions, Banks, and Certain Other Financial Institutions. Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "--Disposition of Residual Certificates" below.

     Disposition of Residual Certificates. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The regulations require inducement fees to be included in income over a period that reasonably reflects the after-tax costs and benefits of holding that non-economic residual interest. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Inducement fees are treated as U.S. source income. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM

     OID. Generally, the REMIC's deductions for OID expense on its REMIC regular interests will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "--OID" above, without regard to the de minimis rule described in that section.

REMIC-LEVEL TAXES

     Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

     To the extent that a REMIC derives certain types of income from foreclosure property - generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any REMIC of a series will receive significant amounts of such income, although situations may occur in which it is more advantageous for the Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

     The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

REMIC QUALIFICATION

     The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular interests and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

     If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests in that REMIC for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under subpart E, Part 1 of subchapter J of the Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular interests may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "--Special Considerations for Certain Types of Investors--Disposition of Residual Certificates" above. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

GRANTOR TRUSTS

     Treatment of the Trust for Federal Income Tax Purposes. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "GRANTOR TRUST") will be classified as a fixed investment, or "grantor" trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

TAX TREATMENT OF THE GRANTOR TRUST SECURITY

     The types of Grantor Trust Securities offered in a series may include:

     o Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, ("IO SECURITIES"),

     o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO SECURITIES"),

     o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("RATIO SECURITIES"), and

     o Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("PASS-THROUGH SECURITIES").

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (such securities, "STRIP SECURITIES") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

     One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement.

TREATMENT OF PASS-THROUGH SECURITIES

     The holder of a Pass-Through Security generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such securityholders in a prospectus supplement). Accordingly, each holder of a Pass-Through Security will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

     The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "--OID," "--Market Discount" and "--Amortizable Premium" above.

TREATMENT OF STRIP SECURITIES

     Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

     Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286 of the Code. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

     Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity - or, in the case of a stripped coupon, the amount payable on the due date of such coupon - over its issue price. Treasury regulations under Section 1286 of the Code (the "STRIPPING

REGULATIONS"), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

     o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

     o an approach which aggregates the payments to be made on the strip security may be applied, and

     o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See "--Determination of Income With Respect to Strip Securities" below.

     The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

     o in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

     o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount - i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets - to be treated as a separate debt instrument, and

     o in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

     In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

DETERMINATION OF INCOME WITH RESPECT TO STRIP SECURITIES

     For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "--OID," "--Anti-Abuse Rule," "--Market Discount" and "--Amortizable Premium" above. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip

Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular interest is subject to the same tax accounting considerations applicable to the REMIC regular interest to which it corresponds. As described in "--OID--Interest Weighted Certificates and Non-VRDI Certificates" above, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular interest. See "--Interest Weighted Certificates and Non-VRDI Certificates" above.

     If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "ORDINARY RATIO SECURITY") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "--OID" above. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "--Market Discount" above. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "--OID" above, holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "--Amortizable Premium" above.

     In light of the application of Section 1286 of the Code, a beneficial owners of a Strip Security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these Strip Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Strip Security generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

PURCHASE OF COMPLEMENTARY CLASSES OF STRIP SECURITIES

     Strip Securities of certain classes of the same series ("COMPLEMENTARY SECURITIES"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

POSSIBLE ALTERNATIVE CHARACTERIZATIONS OF STRIP SECURITIES

     The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "NET SERIES RATE") is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the

Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

     o the stated maturity should be used to calculate yield on the Grantor Trust Securities,

     o the Contingent Payment Regulations should not apply to the IO Securities, or

     o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

LIMITATIONS ON DEDUCTIONS WITH RESPECT TO STRIP SECURITIES

     The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "--Tax Treatment of the Grantor Trust Security" above.

SALE OF A GRANTOR TRUST SECURITY

     A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular interest. See "--Gain or Loss on Disposition" above. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the securityholder is a financial institution described in Section 582 of the Code. See "--Gain or Loss on Disposition" above.

     Holders that recognize a loss on a sale or exchange of their notes for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

TAXATION OF CERTAIN FOREIGN HOLDERS OF GRANTOR TRUST SECURITIES

     Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

     o such interest is not effectively connected with a trade or business in the United States of the securityholder,

     o the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

     o  the foreign person is not a 10% shareholder within the meaning of Code
        Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

     o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest - including OID - paid on a Grantor Trust Security may be subject to either a 30% withholding tax or 28% backup withholding (increasing to 31% after 2010).

     In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate - or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "--Grantor Trusts" above.

BACKUP WITHHOLDING OF GRANTOR TRUST SECURITIES

     The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular interests. See "--Backup Withholding" above.

REPORTING AND TAX ADMINISTRATION OF GRANTOR TRUST SECURITIES

     For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to, (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF OWNERS OF OWNER TRUST SECURITIES

     In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC trust that is not a fixed investment trust (such trust or limited liability company an "OWNER TRUST," the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (iii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.

PARTNERSHIP TAXATION

     A trust in which the related prospectus supplement specifies that an election will be made to treat the trust as a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "--OID," "--Market Discount" and "--Amortizable Premium" above, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a prospectus supplement that the securityholders will be allocated taxable income of the Partnership Trust for each period of time specified in the related prospectus supplement ("COLLECTION PERIOD") equal to the sum of (i) the interest that accrues on the securities which represent interests in the Partnership Trust ("PARTNERSHIP SECURITIES") in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

     Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments" above. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

DISCOUNT AND PREMIUM OF MORTGAGE LOANS

     Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--OID," "--Market Discount" and "--Amortizable Premium" above. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

     If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

SECTION 708 TERMINATION

     Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "OLD PARTNERSHIP") to a new Partnership Trust (the "NEW partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

GAIN OR LOSS ON DISPOSITION OF PARTNERSHIP SECURITIES

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

     If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to the Partnership Securities, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

     In general, the Partnership Trust's taxable income and losses will be determined each Collection Period and the tax items for a particular Collection Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Collection Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Collection Period convention may not be permitted by existing regulations. If a Collection Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The seller will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

SECTION 731 DISTRIBUTIONS

     In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

SECTION 754 ELECTION

     In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

ADMINISTRATIVE MATTERS

     The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder's allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange

Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

     The seller will be designated as the TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

TAX CONSEQUENCES TO FOREIGN SECURITYHOLDERS OF A PARTNERSHIP TRUST

     It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

     To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

BACKUP WITHHOLDING ON PARTNERSHIP SECURITIES

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                    STATE, FOREIGN AND LOCAL TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state, foreign and local income tax consequences of the acquisition, ownership, and disposition of the securities. State, foreign or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS


GENERAL

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, known as ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

     o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

     o whether the investment satisfies the applicable diversification requirements;

     o whether the investment is in accordance with the documents and instruments governing the plan; and

     o whether the investment is prudent, considering the nature of the investment.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "PLAN"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("PARTIES IN INTEREST" and "DISQUALIFIED PERSONS"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

     Plan Assets. In DOL Regulation Section 2510.3-101 (the "PLAN ASSET REGULATIONS"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Plan Asset Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

     Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "MORTGAGE POOL" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential or mixed use property, property acquired in foreclosure and undistributed cash. A "MORTGAGE POOL PASS-THROUGH CERTIFICATE" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

     For the exemption to apply, PTCE 83-1 requires that:

     o we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

     o  the trustee may not be our affiliate; and

     o the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

     In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

     In the case of any Plan with respect to which we are or the Master Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

     o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

     o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

     o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

     o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

     o at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.

     Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "MORTGAGE POOL," that the certificates constitute "MORTGAGE POOL PASS-THROUGH CERTIFICATES", and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

UNDERWRITER EXEMPTION

     The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction Exemption 2002-41 ("PTE 2002-41") (the "EXEMPTION") which is applicable to certificates which meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multifamily residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

     General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

     First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to as "LOANS.").

     Third, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

     Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "RATING AGENCY").

     Fifth, the trustee generally cannot be an affiliate of any other member, other than the underwriter, of the "RESTRICTED GROUP," which consists of:

     o  any underwriter as defined in the Exemption;

     o  the trustee;

     o  us;

     o  the Master Servicer;

     o  each servicer;

     o  each insurer;

     o the counterparty of any "interest swap" (as described below) held as an asset of the trust fund; and

     o any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

     Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Seventh, the following seasoning requirements must be met:

     o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

     o Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of certificates; and

     o Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

     Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates. Any certificates representing a beneficial ownership interest in revolving credit line mortgage loans will not satisfy the general conditions of the Exemption.

     Recent Amendments to Exemption. PTE 2000-58 (the "AMENDMENT") recently amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust or a REMIC whose corpus could not include certain types of assets such as interest-rate swaps.

     Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts and REMICs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

     Designated Transactions. In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions ("DESIGNATED TRANSACTIONS"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

     o not subordinated to the rights and interests evidenced by securities of the same trust fund;

     o such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

     o any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:

          (a) the outstanding principal balance due under the loan which is held by the trust fund and

          (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

     Insurance Company General Accounts. In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

     Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "SWAP" or "SWAP AGREEMENT") is a permitted trust fund asset if it:

     o  is an "eligible Swap";

     o  is with an "eligible counterparty;"

     o  is purchased by a "qualified plan investor;"

     o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

     o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

     An "ELIGIBLE SWAP" is one that:

     o  is denominated in U.S. dollars;

     o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("ALLOWABLE INTEREST RATE");

     o  has a notional amount that does not exceed either:

          (a) the principal balance of the class of certificates to which the Swap relates, or

          (b) the portion of the principal balance of such class represented by obligations ("ALLOWABLE NOTIONAL AMOUNT");

     o is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between their products, calculated on a one-to-one ratio and not on a multiplier of such difference);

     o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

     o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

     An "ELIGIBLE COUNTERPARTY" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

     A "QUALIFIED PLAN INVESTOR" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

     o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

     o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

     o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

     In "RATINGS DEPENDENT SWAPS" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

     o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

     o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

     In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

     "NON-RATINGS DEPENDENT SWAPS" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

     o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

     o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

     o  terminate the Swap Agreement in accordance with its terms.

     An "ELIGIBLE YIELD SUPPLEMENT AGREEMENT" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS AGREEMENT"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

     o  it is denominated in U.S. dollars;

     o  it pays an Allowable Interest Rate;

     o  it is not leveraged;

     o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

     o  it is entered into between the trust fund and an eligible counterparty;
        and

     o  it has an Allowable Notional Amount.

     Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL PRE-FUNDING PERIOD") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

     First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("PRE-FUNDING LIMIT") must not exceed twenty-five percent (25%).

     Second, all loans transferred after the closing date (referred to here as "ADDITIONAL LOANS") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

     Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

     Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "AVERAGE INTEREST RATE") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

     Fifth, either:

     o the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

     o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("OFFERING DOCUMENTS") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

     Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

     Seventh, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

     o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States (provided that such obligations are backed by the full faith and credit of the United States); or

     o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("ACCEPTABLE INVESTMENTS").

     Eighth, certain disclosure requirements must be met.

     Revolving Pool Features. The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "--ERISA Considerations Relating to Notes."

     Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "EXCLUDED PLAN" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

     o  the Plan is not an Excluded Plan,

     o each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,

     o after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

     o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

     Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

     The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described under "--Limitations on Scope of the Exemption" above.

     In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "INVESTOR-BASED EXEMPTIONS"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

     EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL

WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

     A governmental plan as defined in ERISA is not subject to ERISA, or Code
Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) represents ownership of, or is secured by, one or more promissory notes or certificate of interest or participation in such notes which notes: (a) are directly secured by first liens on real estate and (b) were originated by certain types of originators specified in SMMEA. Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

     Under SMMEA, a number of states enacted legislation, before October 4, 1991, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, classes of securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex Credit Unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

     All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 POLICY STATEMENT") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any classes of securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Goldman, Sachs & Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

     Alternatively, the related prospectus supplement may specify that Goldman, Sachs & Co. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Goldman, Sachs & Co. acts as agent in the sale of securities, Goldman, Sachs & Co. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Goldman, Sachs & Co. elects to purchase securities as principal, Goldman, Sachs & Co. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

     We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect of such liabilities.

     In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

     Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

     Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038, or such other counsel to the seller and the underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATINGS

     It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

     Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the prospectus supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission `s public reference facilities are located at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements and other information that we file electronically with the Securities and Exchange Commission. The address of such Internet website is (http://www.sec.gov).

     This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates and notes referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                                     INDEX

     Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:


1996 Lender Liability Act..........................72
1998 Policy Statement.............................110
30% Test...........................................89
Acceptable Investments............................107
Accounts...........................................24
accrual securities.................................26
additional loans..................................106
agency securities...................................8
Agreement...........................................9
Allowable Interest Rate...........................104
Allowable Notional Amount.........................104
Amendment.........................................103
Applicable Amount..................................75
Assignment Program.................................37
Available Funds....................................26
average interest rate.............................106
Call Class.........................................25
Callable Class.....................................25
capitalized interest accounts......................21
CERCLA.............................................72
Clearstream........................................29
Collection Period..................................96
Complementary Securities...........................93
Contingent Payment Obligations.....................79
Contingent Payment Regulations.....................79
Cooperative loans...................................8
current principal amount...........................27
Current Recognition Election.......................80
Debt Instruments...................................76
Debt Securities....................................75
Definitive Securities..............................29
Designated Transactions...........................103
Disqualified Organization..........................86
disqualified persons..............................100
DOL Pre-Funding Period............................106
DTC................................................29
eligible counterparty.............................105
eligible Swap.....................................104
eligible yield supplement agreement...............106
Euroclear..........................................29
Euroclear Operator.................................30
excess inclusion income............................84
Excluded Plan.....................................107
Exemption.........................................102
EYS Agreement.....................................106
Fannie Mae.........................................15
FHA.............................................9, 36
FHA Debenture Rate.................................38
FHA Loans..........................................13
Financial Intermediary.............................29

foreign person.....................................82
foreign person certification.......................82
Freddie Mac........................................16
FTC................................................68
Garn-St. Germain Act...............................69
GNMA...............................................13
GNMA I Certificate.................................14
GNMA II Certificate................................14
Grantor Trust......................................90
Grantor Trust Securities...........................74
Housing Act........................................13
HUD................................................36
Insurance Proceeds.................................47
Interest Weighted Certificate......................78
Investor-Based Exemptions.........................108
IO Securities......................................90
IRS................................................74
lenders.............................................9
Liquidation Expenses...............................47
Liquidation Proceeds...............................47
loans.............................................102
Loan-to-Value Ratio................................11
Loss Amount........................................40
manufactured home..................................13
Manufactured housing contracts......................8
Mark-to-Market Regulations.........................87
Master Servicer....................................11
MERS...............................................45
Mortgage...........................................45
mortgage loans......................................9
mortgage pool.....................................101
mortgage pool pass-through certificate............101
multifamily loans...................................8
Multiple Rate VRDI.................................78
National Housing Act...............................36
NCUA..............................................110
Net Series Rate....................................93
new partnership....................................97
Non-ratings dependent Swaps.......................106
OCC...............................................109
Offering Documents................................107
OID................................................74
OID Regulations....................................76
old partnership....................................97
Ordinary Ratio Security............................93
OTS...............................................110
outside reserve fund...............................75
Owner Trust........................................95
Owner Trust Securities.............................75
Participant........................................29
parties in interest...............................100
Partnership Securities.............................96
Pass-Through Securities............................90
Permitted Investments..............................42
Plan..............................................100
Plan Asset Regulations............................100
PMBS...............................................18
PMBS pooling and servicing agreement...............18
PMBS servicer......................................18
PMBS trustee.......................................18
PO Securities......................................90
pre-funding accounts...............................20
Pre-Funding Limit.................................106
Prepayable Obligations.............................76
Prepayment Assumption..............................76
primary insurance policy............................9
primary insurer....................................52
Principal Prepayments..............................27
privately issued mortgage-backed securities.........8
Protected Account..................................47
PTCE 83-1.........................................101
PTCE 84-14........................................105
PTCE 95-60........................................104
PTCE 96-23........................................105
PTE 2000-58.......................................102
PTE 2002-41.......................................102
QPAM..............................................105
QSI................................................77
qualified plan investor...........................105
Qualifying REIT Interest...........................88
rating agency.....................................102
ratings dependent Swaps...........................105
Ratio Securities...................................90
RCRA...............................................72
Refinance Loan.....................................11

REITs..............................................74
Relief Act.........................................71
REMIC Residual Certificates........................75
REMICs.............................................26
Restricted Group..................................102
Retained Interest..................................24
revolving credit line mortgage loans................8
RHS.............................................9, 40
RHS Loans..........................................14
RICs...............................................74
Rules..............................................29
Securities Account.................................48
single family loans.................................8
Single Rate VRDI...................................78
single-class REMICs................................76
SMMEA.............................................109
Strip Securities...................................90
Stripping Regulations..............................92
Swap..............................................104
Swap Agreement....................................104
Tax Administrator..................................75
Tax Counsel........................................74
TIN................................................83
TMP................................................83
U.S. Government Securities.........................20
UBTI...............................................84
UCC................................................62
United States Housing Act..........................36
USDA...............................................40
VA..............................................9, 39
VA Entitlement Percentage..........................39
VA Loans...........................................14
VRDI...............................................78
WAM................................................77
Weighted Average Certificates......................79

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         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE. WE ARE NOT OFFERING THE SECURITIES IN ANY STATES WHERE IT IS NOT PERMITTED.


                          ------------------------

                          GS MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

                         U.S. BANK NATIONAL ASSOCIATION
                                     TRUSTEE

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                      COUNTRYWIDE HOME LOANS SERVICING LP
                           GMAC MORTGAGE CORPORATION
                              INDYMAC BANK, F.S.B.
                              LYDIAN PRIVATE BANK
                           NATIONAL CITY MORTGAGE CO.
                                    SERVICERS

                          ------------------------


DEALER PROSPECTUS DELIVERY OBLIGATION. UNTIL 90 DAYS AFTER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                                 $1,506,865,300

                               GSR MORTGAGE LOAN
                                 TRUST 2005-AR3

                             $133,284,000 CLASS 1A1
                           VARIABLE RATE CERTIFICATES

                             $169,571,000 CLASS 2A1
                           VARIABLE RATE CERTIFICATES

                             $181,240,000 CLASS 3A1
                           VARIABLE RATE CERTIFICATES

                             $20,138,000 CLASS 3A2
                           VARIABLE RATE CERTIFICATES

                             $278,440,000 CLASS 4A1
                           VARIABLE RATE CERTIFICATES

                             $186,605,000 CLASS 5A1
                           VARIABLE RATE CERTIFICATES

                             $360,482,000 CLASS 6A1
                           VARIABLE RATE CERTIFICATES

                             $11,168,000 CLASS 6A2
                           VARIABLE RATE CERTIFICATES

                             $34,039,000 CLASS 7A1
                           VARIABLE RATE CERTIFICATES

                             $67,807,000 CLASS 8A1
                           VARIABLE RATE CERTIFICATES

                              $3,655,000 CLASS 8A2
                           VARIABLE RATE CERTIFICATES

                              $317,958,489 CLASS X
                           INTEREST ONLY CERTIFICATES

                              $7,790,000 CLASS 1B1
                           VARIABLE RATE CERTIFICATES

                              $2,544,000 CLASS 1B2
                           VARIABLE RATE CERTIFICATES

                              $1,271,000 CLASS 1B3
                           VARIABLE RATE CERTIFICATES

                             $28,335,000 CLASS 2B1
                           VARIABLE RATE CERTIFICATES

                             $13,262,000 CLASS 2B2
                           VARIABLE RATE CERTIFICATES

                              $7,234,000 CLASS 2B3
                           VARIABLE RATE CERTIFICATES

                                  $100 CLASS R
                           VARIABLE RATE CERTIFICATES

                                 $100 CLASS RSR
                           VARIABLE RATE CERTIFICATES

                                 $100 CLASS RH
                           VARIABLE RATE CERTIFICATES


                                ----------------
                              PROSPECTUS SUPPLEMENT
                                ----------------


                              GOLDMAN, SACHS & CO.

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